As filed with the Securities and Exchange Commission on February 9, 2024.

Registration No. 333-276008

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

AMENDMENT NO. 2 TO

FORM S-1
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

TOUGHBUILT INDUSTRIES, Inc.

(Exact name of registrant as specified in its charter)

Nevada	3420	46-0820877
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

8669 Research Drive

Irvine, CA 92618

Telephone: (949) 528-3100

(Address, including zip code, and telephone number, including area code,

of registrant’s principal executive offices)

Mr. Michael Panosian

Chief Executive Officer

ToughBuilt Industries, Inc.

8669 Research Drive

Irvine, CA 92618

Telephone: (949) 528-3100

(Name, address, including zip code, and telephone number, including area code, of agent for service)

With copies to:

Ross D. Carmel, Esq.	John J. Hart, Esq.
Philip Magri, Esq.	Ellenoff Grossman & Schole LLP
Sichenzia Ross Ference Carmel LLP	1345 Avenue of the Americas
1185 Ave. of the Americas, 31st Floor	New York, NY 10105
New York, NY 10018	Tel: (212) 370-1300

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☒	Smaller reporting company ☒
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided to Section 7(a)(2)(B) of the Securities Act. ☐

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission acting pursuant to said Section 8(a), may determine.

The information contained in this preliminary prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS	Subject to Completion	Dated February 9, 2024

ToughBuilt Industries, Inc.

Up to 776,398 Shares of Common Stock

Up to 776,398 Prefunded Warrants to Purchase up to 776,398 Shares of Common Stock

Up to 776,398 Series F Common Warrants to Purchase up to 776,398 Shares of Common Stock

Placement Agent Warrants to Purchase up to 46,584 Shares of Common Stock

(and Shares of Common Stock underlying the Series F Common Warrants, Prefunded Warrants and Placement Agent Warrants)

We are offering up to 776,398 shares of common stock, together with 776,398 Series F warrants to purchase up to 776,398 shares of common stock, each a Series F Common Warrant, at an assumed combined public offering price of $6.44 per share and Series F Common Warrant (and the shares issuable from time to time upon exercise of the Series F Common Warrants) pursuant to this prospectus. The assumed combined public offering price is equal to the $6.44 closing price per share of our common stock on the Nasdaq Capital Market (“Nasdaq”) on February 5, 2024. The shares of common stock and Series F Common Warrants will be separately issued but must be purchased together in this offering. The shares of common stock and Series F Common Warrants will be sold in fixed combinations, with each share of common stock that we sell in this offering being accompanied by one Series F Common Warrant to purchase one share of common stock. Each Series F Common Warrant will have an exercise price of $[____], will be exercisable upon issuance and will expire five years from the date of issuance.

We are also offering up to 776,398 prefunded warrants, or Prefunded Warrants, to purchase up to an aggregate of 776,398 shares of common stock to those purchasers whose purchase of shares of common stock in this offering would result in the purchaser, together with its affiliates and certain related parties, beneficially owning more than 4.99% (or, at the election of the purchaser, 9.99%) of our outstanding common stock following the consummation of this offering in lieu of the shares of our common stock that would result in ownership in excess of 4.99% (or, at the election of the purchaser, 9.99%). Each Prefunded Warrant will be exercisable for one share of common stock at an exercise price of $0.0001 per share. Each Prefunded Warrant is being issued together with one Series F Common Warrant to purchase one share of common stock as described above being issued with each share of common stock. The assumed combined public offering price for each such Prefunded Warrant, together with the Series F Common Warrant, is $6.4399 which is equal to the $6.44 closing price of our common stock on Nasdaq on February 5, 2024, less the $0.0001 per share exercise price of each such Prefunded Warrant. Each Prefunded Warrant will be exercisable upon issuance and will expire when exercised in full. The Prefunded Warrants and Series F Common Warrants are immediately separable and will be issued separately in this offering, but must be purchased together in this offering. For each Prefunded Warrant we sell, the number of shares of common stock we are offering will be decreased on a one-for-one basis. This offering also relates to the shares of common stock issuable upon the exercise of the Prefunded Warrants and the Series F Common Warrants.

This offering will terminate on March 1, 2024 unless we decide to terminate the offering (which we may do at any time in our discretion) prior to that date. We will have one closing for all the securities purchased in this offering. The combined public offering price per share of common stock (or Prefunded Warrant) and Series F Common Warrant will be fixed for the duration of this offering.

We have engaged H.C. Wainwright & Co., LLC (the “placement agent”) to act as our exclusive placement agent in connection with this offering. The placement agent has agreed to use its reasonable best efforts to arrange for the sale of the securities offered by this prospectus. The placement agent is not purchasing or selling any of the securities we are offering and the placement agent is not required to arrange the purchase or sale of any specific number or dollar amount of securities. We have agreed to pay the placement agent the fees set forth in the table below, which assumes that we sell all of the securities offered by this prospectus. There is no arrangement for funds to be received in escrow, trust or similar arrangement. There is no minimum offering requirement as a condition of closing this offering. We will bear all costs associated with the offering. See “Plan of Distribution” on page 84 of this prospectus for more information regarding these arrangements.

Our common stock is currently listed on Nasdaq under the symbol “TBLT.” On February 5, 2024, the closing price of our common stock on Nasdaq was $6.44 per share. All share, Series F Common Warrant, and Prefunded Warrant numbers are based on an assumed combined public offering price of $6.44 per share of common stock and the accompanying Series F Common Warrant, and $6.4399 per Prefunded Warrant and the accompanying Series F Common Warrant. There is no established public trading market for the Prefunded Warrants or the Series F Common Warrants that are part of this offering, and we do not expect a market to develop. We do not intend to apply for listing of the Prefunded Warrants or the Series F Common Warrants on any securities exchange or other nationally recognized trading system. Without an active trading market, the liquidity of the Prefunded Warrants and the Series F Common Warrants will be limited.

The actual combined public offering price per share and Series F Common Warrant and the actual combined public offering price per Prefunded Warrant and Series F Common Warrant will be determined between us, the placement agent and investors in this offering based upon a number of factors, including our history and our prospects, the industry in which we operate, our past and present operating results, the previous experience of our executive officers and the general condition of the securities markets at the time of this offering and may be at a discount to the current market price of our common stock. Therefore, the recent market price used throughout this prospectus may not be indicative of the final offering price.

You should read this prospectus, together with additional information described under the heading “Where You Can Find More Information,” carefully before you invest in any of our securities.

Investing in our securities involves a high degree of risk. See the section entitled “Risk Factors” beginning on page 14 of this prospectus and in the documents incorporated by reference into this prospectus for a discussion of risks that should be considered in connection with an investment in our securities.

	Per Share and Accompanying Series F Common Warrant	Per Pre- Funded Warrant and Accompanying Series F Common Warrant	Total
Public offering price (1)	$	$	$
Placement Agent Fees (2)	$	$	$
Proceeds to us, before expenses (3)	$	$	$

(1)	Based on an assumed offering price of $6.44 per share and accompanying Series F Common Warrant. The final offering price per share of common stock and accompanying Series F Common Warrant, or Prefunded Warrant and accompanying Series F Common Warrant, as the case may be, will be determined by the Company, placement agent, and the investors in this offering and may be at a discount to the market price of the Company’s common stock.

(2)	We have agreed to pay the placement agent a cash fee equal to 7.0% of the gross proceeds raised in this offering. We have also agreed to reimburse the placement agent for certain of its offering-related expenses, including a management fee equal to 0.5% of the aggregate gross proceeds raised in this offering, reimbursement for non-accountable expenses in an amount up to $50,000, legal fees and other out-of-pocket expenses in the amount of up to $100,000, and for its clearing expenses in the amount of $15,950. In addition, we have agreed to issue the placement agent or its designees warrants to purchase a number of shares of common stock equal to 6.0% of the shares of common stock sold in this offering (including the shares of common stock issuable upon the exercise of the Prefunded Warrants), at an assumed exercise price of $8.05 per share, which represents 125% of the assumed public offering price per share and accompanying Series F Common Warrant. For a description of compensation to be received by the placement agent, see “Plan of Distribution” for more information.

(3)	Because there is no minimum number of securities or amount of proceeds required as a condition to closing in this offering, the actual public offering amount, placement agent fees, and proceeds to us, if any, are not presently determinable and may be substantially less than the total maximum offering amounts set forth above. For more information, see “Plan of Distribution.”

The delivery of the shares of common stock (or Prefunded Warrants in lieu thereof) and the Series F Common Warrants to purchasers is expected to be made on or about , 2024, subject to satisfaction of customary closing conditions.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

H.C. Wainwright & Co.

The date of this prospectus is , 2024.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we have filed with the Securities and Exchange Commission (the “SEC”). You should not assume that the information contained in this prospectus is accurate on any date subsequent to the date set forth on the front cover of this prospectus or that any information we have incorporated by reference is correct on any date subsequent to the date of the document incorporated by reference, even though this prospectus is delivered or securities are sold or otherwise disposed of on a later date. It is important for you to read and consider all information contained in this prospectus, including the Information Incorporated by Reference herein, in making your investment decision. You should also read and consider the information in the documents to which we have referred you under the captions “Where You Can Find More Information” in this prospectus.

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Neither we nor the placement agent have authorized any dealer, salesman or other person to give any information or to make any representation other than those contained or incorporated by reference in this prospectus. You must not rely upon any information or representation not contained or incorporated by reference in this prospectus. This prospectus does not constitute an offer to sell or the solicitation of an offer to buy any of our securities other than the securities covered hereby, nor does this prospectus constitute an offer to sell or the solicitation of an offer to buy any securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. Persons who come into possession of this prospectus in jurisdictions outside the United States are required to inform themselves about, and to observe, any restrictions as to the offering and the distribution of this prospectus applicable to those jurisdictions.

We further note that the representations, warranties and covenants made in any agreement that is filed as an exhibit to any document that is incorporated by reference in the accompanying prospectus were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.

The information in this prospectus is accurate as of the date on the front cover. Information incorporated by reference into this prospectus is accurate as of the date of the document from which the information is incorporated. You should not assume that the information contained in this prospectus is accurate as of any other date.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Forward-looking statements discuss matters that are not historical facts. Because they discuss future events or conditions, forward-looking statements may include words such as “anticipate,” “believe,” “estimate,” “intend,” “could,” “should,” “would,” “may,” “seek,” “plan,” “might,” “will,” “expect,” “anticipate,” “predict,” “project,” “forecast,” “potential,” and “continue” or the negatives thereof or similar expressions. Forward-looking statements speak only as of the date they are made, are based on various underlying assumptions and current expectations about the future and are not guarantees of future performance. Such statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, level of activity, performance or achievement to be materially different from the results of operations or plans expressed or implied by such forward-looking statements. You are cautioned to not place undue reliance on these forward-looking statements, which speak only as of their dates.

We cannot predict all the risks and uncertainties that may impact our business, financial condition or results of operations. Accordingly, the forward-looking statements in this prospectus should not be regarded as representations that the results or conditions described in such statements will occur or that our objectives and plans will be achieved, and we do not assume any responsibility for the accuracy or completeness of any of these forward-looking statements. These forward-looking statements are found at various places throughout this prospectus and include information concerning possible or projected future results of our operations, including statements about potential acquisition or merger targets, strategies or plans; business strategies; prospects; future cash flows; financing plans; plans and objectives of management; any other statements regarding future acquisitions, future cash needs, future operations, business plans and future financial results; and any other statements that are not historical facts.

These forward-looking statements represent our intentions, plans, expectations, assumptions and beliefs about future events and are subject to a variety of factors and risks, including those set forth under “Risk Factors” starting on page 14 of this prospectus and other risk factors disclosed under “Item 1A. Risk Factors” in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2022, as filed with the SEC on March 31, 2023 (the “2022 Form 10-K”).

You should read these risk factors and the other cautionary statements made in the Company’s filings as applicable to all related forward-looking statements wherever they appear in this prospectus. We cannot assure you that the forward-looking statements in this prospectus will prove to be accurate and therefore prospective investors are encouraged not to place undue reliance on forward-looking statements. You should read this prospectus completely. Other than as required by law, we undertake no obligation to update or revise these forward-looking statements, even though our situation may change in the future.

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We caution investors not to place undue reliance on any forward-looking statement that speaks only as of the date made and to recognize that forward-looking statements are predictions of future results, which may not occur as anticipated. Actual results could differ materially from those anticipated in the forward-looking statements and from historical results, due to the risks and uncertainties described in the 2022 Form 10-K and this prospectus, as well as others that we may consider immaterial or do not anticipate at this time. Although we believe that the expectations reflected in our forward-looking statements are reasonable, we do not know whether our expectations will prove correct. Our expectations reflected in our forward-looking statements can be affected by inaccurate assumptions that we might make or by known or unknown risks and uncertainties, including those described in the 2022 Form 10-K and this prospectus. These risks and uncertainties are not exclusive and further information concerning us and our business, including factors that potentially could materially affect our financial results or condition, may emerge from time to time.

The Company does not undertake and specifically declines any obligation to update any forward-looking statements or to publicly announce the results of any revisions to any statements to reflect new information or future events or developments. We advise investors to consult any further disclosures we may make on related subjects in our annual, periodic and other reports that we file with or furnish to the SEC.

MARKET DATA

Market data and certain industry data and forecasts used throughout this prospectus were obtained from internal company surveys, market research, consultant surveys, publicly available information, reports of governmental agencies and industry publications and surveys. Industry surveys, publications, consultant surveys and forecasts generally state that the information contained therein has been obtained from sources believed to be reliable, but the accuracy and completeness of such information is not guaranteed. To our knowledge, certain third-party industry data that includes projections for future periods does not take into account the effects of the worldwide coronavirus pandemic. Accordingly, those third-party projections may be overstated and should not be given undue weight. Forecasts are particularly likely to be inaccurate, especially over long periods of time. In addition, we do not necessarily know what assumptions regarding general economic growth were used in preparing the forecasts we cite. Statements as to our market position are based on the most currently available data. While we are not aware of any misstatements regarding the industry data presented in this prospectus, our estimates involve risks and uncertainties and are subject to change based on various factors, including those discussed under the heading “Risk Factors” in this prospectus.

TRADEMARKS

Solely for convenience, our trademarks and tradenames referred to in this prospectus may appear without the ® or ™ symbols, but such references are not intended to indicate in any way that we will not assert, to the fullest extent under applicable law, our rights to these trademarks and tradenames. All other trademarks, service marks, and trade names included or incorporated by reference into this prospectus or the accompanying prospectus are the property of their respective owners.

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PROSPECTUS SUMMARY

This summary highlights information about our company, this offering and information contained in greater detail in other parts of this prospectus or incorporated by reference into this prospectus from our filings with the SEC listed in the section entitled “Information Incorporated by Reference.” Because it is only a summary, it does not contain all of the information that you should consider before purchasing our securities in this offering and it is qualified in its entirety by, and should be read in conjunction with, the more detailed information appearing elsewhere or incorporated by reference into this prospectus. You should read the entire prospectus, the registration statement of which this prospectus is a part, and the information incorporated by reference into this prospectus in their entirety, including the “Risk Factors” and our financial statements and the related notes incorporated by reference into this prospectus, before purchasing our securities in this offering. Except as otherwise indicated herein or as the context otherwise requires, references in this prospectus to “ToughBuilt” “the Company,” “we,” “us” and “our” refer to ToughBuilt Industries, Inc., a Nevada corporation, and its subsidiaries.

Overview

We were formed to design, manufacture, and distribute innovative tools and accessories to the building industry. We market and distribute various home improvement and construction product lines for both Do-It-Yourself and professional markets under the TOUGHBUILT® brand name, within the global multibillion-dollar per year tool market. All of our products are designed by our in-house design team. Since our initial launch of product sales nine years ago, we have experienced annual sales growth from approximately $1,000,000 in 2013 to approximately $95,000,000 in 2022.

Our business is currently based on development of innovative and state-of-the-art products, primarily in tools and hardware category, with particular focus on building and construction industry with the ultimate goal of making life easier and more productive for contractors and workers alike.

Our three major categories contain a total of 29 product lines, consisting of (i) Soft Goods, which includes kneepads, tool bags, pouches and tool belts, (ii) Metal Goods, which consists of sawhorses, tool stands and workbench and (iii) Utility Products, which includes utility knives, aviation snips, shears, lasers and levels. We also have several additional categories and product lines in various stages of development.

We operate through the following subsidiaries: (i) ToughBuilt Industries UK Limited; (ii) ToughBuilt Mexico; (iii) ToughBuilt Armenia, LLC; and (iv) ToughBuilt Brazil.

Recent Developments

In order to maintain its Nasdaq listing, the Company effected a reverse stock split of its outstanding common stock on a sixty-five (65) to one (1) share basis, rounding up for fractional shares, and our common stock commenced trading on a post-reverse stock split basis at market open on January 2, 2024. Unless otherwise indicated, the share and per share information in this prospectus reflects our prior reverse stock splits, including the 1-for-65 stock split. The authorized number and par value of our common stock did not change as a result of the reverse stock split.

Business Developments

The following highlights material business developments in our business during fiscal year ended December 31, 2023:

•	In January 2023, we launched more than 40 new SKUs into the Handheld Screwdrivers segment, including ratcheting bit drivers, insulated screwdrivers, precision, slotted, Phillips, Torx and cabinet screwdrivers and demolition drivers.

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•	In January 2023, we expanded our distribution agreement with Sodimac, the largest home improvement and construction supplier in South America. In this extended agreement, stores in Chile, Peru, Argentina, Colombia, Brazil, and Uruguay will initially begin with 15 SKUs in-store and brings 23 SKUs to Sodimac’s online marketplace.

•	In January 2023, we launched more than 20 new SKUs into the Handheld Wrenches segment, including adjustable wrenches, construction wrenches and pipe wrenches.

•	In February 2023, we launched our new line of pliers and clamps. The new line, comprised of more than 40 SKUs, will be made available for purchase through leading U.S. home improvement retailers and across ToughBuilt’s growing strategic networks of North American and global trade partners and buying groups, servicing over 18,900 storefronts and online portals worldwide.

•	In August 2023, the Company expanded its distribution in the European Union with two major retail groups, La Platforme Du Batiment and Prolians, servicing professional customers in France and Spain.

•	In August 2023, the Company expanded its distribution of products to customers in the United Kingdom through new business with Howdens UK and City Electrical Factors UK (“CEF”), marking entry into a combined network of more than 1,200 retail locations nationwide.

•	In October 2023, the Company launched its StackTech product line with an initial rollout more than 25 SKUs. StackTech is an intuitive modular storage toolbox system and StackTech™ is the world’s first auto-locking stacking tool storage solution with 14 unique features.

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Our Products

TOUGHBUILT® manufactures and distributes an array of high-quality and rugged tool belts, tool bags, and other personal tool organizer products. We also manufacture and distribute a complete line of knee pads for various construction applications, a variety of metal goods, including utility knives, aviation snips and shears and digital measures such as lasers and levels. Our line of job site tools and material support products consists of a full line of miter saw and table saw stands, sawhorses/job site tables, roller stands and workbench. All of our products are designed and engineered in the United States and manufactured in China, India and the Philippines under our quality control supervision. We do not need government approval for any of our products.

Our soft-sided tool storage line is designed for a wide range of Do-It-Yourself and professional needs. This line of pouches and tool and accessories bags is designed to organize our customers’ tools faster and easier. Interchangeable pouches clip on and off any belt, bag ladder wall, or vehicle. Our products let our customers carry what they want so they have it when they want it. ToughBuilt’s wide mouth tool carry-all bags come in sizes from 12 inches to 30 inches. They all have steel-reinforced handles and padded shoulder straps which allow for massive loads to be carried with ease. Rigid plastic hard-body lining protects everything inside. Double mesh pockets included inside provide complete visibility for stored items. They include a lockable zipper for added security and safety and secondary side handles for when it takes more than one to carry the load.

All of these products have innovative designs with unique features that provide extra functionality and enhanced user experience. Patented features such as our exclusive “Cliptech” mechanism incorporated in some of the products in this line are unique in these products for the industry and have distinguished the line from other similarly situated products thus we believe, increasing appeal among the other products of this category in the professional community and among the enthusiasts.

Soft Goods

The flagship of the product line is the soft goods line that consists of over 100 variations of tool pouches, tool rigs, tool belts and accessories, tool bags, totes, variety of storage solutions, and office organizers/bags for laptop/tablet/cellphones, etc. Management believes that the breadth of the line is one of the deepest in the industry and has specialized designs to suit professionals from all sectors of the industry including plumbers, electricians, framers, builders, and more.

We have a selection of over 10 models of kneepads, some with revolutionary and patented design features that allow the users to interchange components to suit particular conditions of use. Management believes that these kneepads are among the best performing kneepads in the industry. Our “all terrain” knee pad protection with snapshell technology is part of our interchangeable kneepad system which helps to customize the jobsite needs. They are made with superior quality using multilevel layered construction, heavy-duty webbing, and abrasion-resistant PVC rubber.

Metal Goods

Sawhorses and Work Support Products

The second major category consists of Sawhorses and Work Support products with unique designs and robust construction targeted for the most discerning users in the industry. The innovative designs and construction of the more than 18 products in this category have led to the sawhorses becoming among the best sellers of category everywhere they are sold. The newest additions in this category include several stands and work support products that are quickly gaining recognition in the industry and are expected to position themselves in the top tier products in a short time. Our sawhorse line, miter saw, table saw & roller stands and workbench are built to very high standards. Our sawhorse/jobsite table is fast to set up, holds 2,400 pounds, has adjustable heights, is made of all-metal construction, and has a compact design. We believe that these lines of products are slowly becoming the standard in the construction industry.

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All of our products are designed in house to achieve features and benefits for not only the professional construction worker but also for the Do-It-Yourself person.

Electronic Goods

Digital Measures and Levels

TOUGHBUILT’s third major product line is the digital measure and levels. These digital measures are targeted toward the PROs for accurate job site measuring, to make sure the job is done right and in time. These digital measures help calculate what amount of construction product is needed to finish the job. Such as measures for floors, tile, and paint.

Competition

The tool equipment and accessories industry is highly competitive on a worldwide basis. We compete with a significant number of other tool equipment and accessories manufacturers and suppliers to the construction, home improvement, and Do-It-Yourself industry, many of which have significantly greater financial resources than we have; more comprehensive product lines; longer-standing relationships with suppliers, manufacturers, and retailers; broader distribution capabilities; stronger brand recognition and loyalty; and the ability to invest substantially more in product advertising and sales. Our biggest three competitors are Stanley, Milwaukee and Dewalt, all of which have greater resources than us.

Our competitors’ greater capabilities in the above areas enable them to better differentiate their products from ours, gain stronger brand loyalty, withstand periodic downturns in the construction and home improvement equipment and product industries, compete effectively on the basis of price and production, and more quickly develop new products. Our financial condition and operating results can be adversely affected by these and other industry-wide downward pressures on gross margins. Principal competitive factors important to us include price, product features, relative price/performance, product quality and reliability, design innovation, marketing and distribution capability, service and support, and corporate reputation.

Our Business Strategy

Our product strategy is to develop product lines in a number of categories rather than focus on a single line of goods. We believe that this approach allows for rapid growth, wider brand recognition, and may ultimately result in increased sales and profits within an accelerated time period. We believe that building brand awareness of our current ToughBuilt lines of products will expand our share of the pertinent markets. Our business strategy includes the following key elements:

•	A commitment to technological innovation achieved through consumer insight, creativity, and speed to market;

•	A broad selection of products in both brand and private labels;

•	Prompt response;

•	Superior customer service; and

•	Value pricing.

We will continue to consider other market opportunities while focusing on our customers’ specific requirements to increase sales.

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Market

In addition to the construction market, our products are marketed to the “Do-It-Yourself” and home improvement marketplace. The home improvement industry has fared much better in the aftermath of the Great Recession than the housing market. The U.S. housing stock of more than 130 million homes requires regular investment merely to offset normal depreciation. And many households that might have traded up to more desirable homes during the downturn decided instead to make improvements to their current homes. Meanwhile, federal and state stimulus programs encouraged homeowners and rental property owners to invest in energy-efficient upgrades that they might otherwise have deferred. Finally, many rental property owners, responding to a surge in demand from households either facing foreclosure or nervous about buying amid the housing market uncertainty, reinvested in their units.

TOUGHBUILT® products are available worldwide in many major retailers ranging from home improvement and construction products and services stores to major online outlets. Currently, we have placement in Lowes, Home Depot, Menards, Bunnings (Australia), Princess Auto (Canada), Dong Shin Tool PIA (S. Korea) and others, as well as seeking to grow our sales in global markets such as Western and Central Europe, Russia and Eastern Europe, South America and the Middle East.

Retailers by region include:

•	United States: Lowe’s, Home Depot, Menards, Harbor Freight, ACE Hardware, Acme, TSC-Canada: Princess Auto;
•	United Kingdom: Wickes, TOOL STATION, Huws Gray, Selco Builders Warehouse, MKM, City Electrical Factors, and Carpet & Flooring;
•	Europe: Elecktro3 and NCC Hardware;
•	South America: Sodimac;
•	Mexico: Sears
•	Middle East: Lamed;
•	Australia: Kincrome, and Bunnings;
•	New Zealand: Kincrome, and Bunnings;
•	South Korea: Dong Shin Tool PIA Co., Ltd.

We are actively expanding into other markets including South Africa.

We are currently in product line reviews and discussions with Home Depot Canada, Do It Best, True Value, and other major retailers both domestically and internationally. A product line review requires the supplier to submit a comprehensive proposal which includes product offerings, prices, competitive market studies and relevant industry trends, and other information. Management anticipates, within the near term, adding to its customer base up to three major retailers, along with several distributors and private retailers within six sectors and among fifty-six targeted countries.

Going Concern

The Company has incurred substantial operating losses since its inception. As reflected in our consolidated financial statements for the fiscal quarter ended September 30, 2023, we had an accumulated deficit of approximately $173.2 million at September 30, 2023, a net loss of approximately $28.2 million, and approximately $4.1 million of net cash used in operating activities for the nine months ended September 30, 2023. As reflected in our consolidated financial statements for the fiscal year ended December 31, 2022, we had an accumulated deficit of approximately $145 million at December 31, 2022, a net loss of approximately $39.3 million for the year ended December 31, 2022, and approximately $37.3 million of net cash used in operating activities for the year ended December 31, 2022. The consolidated financial statements included in this prospectus were prepared on a going concern basis, which contemplates the realization of assets and satisfaction of liabilities in the normal course of business. At September 30, 2023, we had approximately $1.8 million in cash on hand. At December 31, 2023, we had unaudited amount of approximately $1.7 million in cash on hand.

We anticipate incurring additional losses until such time, if ever, that we will be able to effectively market our products. To fund our operations and grow our business, we will require to fund our capital requirements through the sale of debt or equity securities or other arrangements. These factors raise substantial doubt about our ability to continue as a going concern.

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Our revenues for the three months ended September 30, 2023 were $20,630,207, compared to and $30,245,251 for the same period in 2022, a decrease of $9,615,044, or 31.8%. For the nine months ended September 30, 2023, our revenues were $59,722,486, compared to $65,353,651 for the nine months ended September 30, 2022, a decrease of $5,631,165 or 8.6%. Revenue for Q4 2023 was unaudited $24.3 million compared to $30 million in Q4 2022. Decrease was primarily due to overall market sector decline in sales. This represents a 20% decrease in revenue for Q4. Our revenues decreased primarily due to capital constraints which have consequently limited our ability to meet demand for our products. In recognition of the importance of maintaining sufficient inventory levels to meet demand, the Company intends to address this limitation by exploring various financing options. However, the Company acknowledges that there can be no assurance of successfully securing the necessary capital or restoring inventory levels to their desired state in the near term.

This offering is being made on a best efforts basis and we may sell fewer than all of the securities offered hereby and may receive significantly less in net proceeds from this offering. Assuming that we receive net proceeds of approximately $4.2 million from this offering (assuming an offering with gross proceeds of $5,000,000), we believe that the net proceeds from this offering will meet our capital needs for the next six months under our current business plan. Assuming that we receive net proceeds of approximately $3.03 million from this offering (assuming an offering with gross proceeds of $3,750,000), we believe that the net proceeds from this offering will satisfy our capital needs for the next five months under our current business plan. Assuming that we receive net proceeds of approximately $1.875 million from this offering (assuming an offering with gross proceeds of $2,500,000), we believe that the net proceeds from this offering will satisfy our capital needs for the next four months under our current business plan. Assuming that we receive net proceeds of approximately $718,000 from this offering (assuming an offering with gross proceeds of $1,250,000 we believe that the net proceeds from this offering will satisfy our capital needs for the next three months under our current business plan. If we have insufficient capital to operate our business under our current business plan, we have contingency plans for our business that include, among other things, the delay of the introduction of new products, a reduction in headcount, and a reduction of the expansion of our distribution networks, which is expected to substantially reduce revenue growth and delay our profitability. There can be no assurance that our implementation of these contingency plans will not have a material adverse effect on our business.

Recent Developments

Revenue for Q4 2023 was unaudited $24.3 million compared to $30 million in Q4 2022. Decrease was primarily due to overall market sector decline in sales. This represents a 20% decrease in revenue for Q4. Our revenues decreased primarily due to capital constraints which have consequently limited our ability to meet demand for our products. In recognition of the importance of maintaining sufficient inventory levels to meet demand, the Company intends to address this limitation by exploring various financing options. However, the Company acknowledges that there can be no assurance of successfully securing the necessary capital or restoring inventory levels to their desired state in the near term.

Corporate History

We were incorporated in the State of Nevada on April 9, 2012, as Phalanx, Inc. We changed our name to ToughBuilt Industries, Inc. on December 29, 2015. On September 18, 2018, we effected a 1-for-2 reverse stock split of our common stock. We consummated our initial public offering pursuant to a registration statement on Form S-1 (File No: 333-226104) declared effective by the SEC on November 8, 2018, and become an SEC Exchange Act reporting company pursuant to a Form 8-A (File No. 001-38739) on November 8, 2018. On April 15, 2020, we effected a 1-for-10 reverse stock split of our common stock. On April 25, 2022, we effected a 1-for-150 reverse stock split of our common stock. On January 2, 2024, we effected a 1-for-65 reverse stock split. Unless otherwise indicated, the share and per share information in this prospectus reflects the 1-for-65 reverse stock split.  The authorized number and par value of our common stock did not change as a result of any of the reverse stock splits.

Summary of Risk Factors

Investing in our securities involves risks. You should carefully read the section of this prospectus entitled “Risk Factors” and the other information in this prospectus for an explanation of these risks before investing in our securities. In particular, the following considerations may offset our competitive strengths or have a negative effect on our strategies or operating activities, which could cause a decrease in the price of our common stock and a loss of all or part of your investment.

•	our ability to continue as a going concern;

•	our ability to regain and maintain our listing on the Nasdaq Capital Market or any exchange;

•	our lack of operating history;

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•	the expectation that we will incur significant operating losses for the foreseeable future and will need significant additional capital;

•	our current and future capital requirements to support our development and commercialization efforts for our product candidates and our ability to satisfy our capital needs;

•	our dependence on third-parties to manufacture our products;

•	our ability to maintain or protect the validity of our intellectual property; and

•	our ability to our and our customers’ information from cyberattacks.

The foregoing does not represent an exhaustive list of matters that may be covered by the forward-looking statements contained herein or risk factors that we are faced with that may cause our actual results to differ from those anticipated in such forward-looking statements. The events and circumstances reflected in our forward-looking statements may not be achieved or occur and actual results could differ materially from those projected in the forward-looking statements. You should refer to the “Risk Factors” section of this prospectus for a discussion of important factors that may cause our actual results to differ materially from those expressed or implied by our forward-looking statements. You should review the factors and risks and other information we describe in the reports we will file from time to time with the SEC after the date of this prospectus.

Executive Offices and Internet Website

Our principal executive offices are located at 8669 Research Drive, Irvine, CA 92618, and our telephone number is (949) 528-3100. Our website address is www.toughbuilt.com. Information contained in, or accessible through, our website does not constitute part of this prospectus or registration statement and inclusions of our website address in this prospectus or registration statement are inactive textual references only. You should not rely on any such information in making your decision whether to purchase our securities.

Smaller Reporting Company Status

We lost our status as an “emerging growth company” on January 1, 2023 but retain our status as a “smaller reporting company” as defined in Rule 12b-2 of the Exchange Act, and have elected to take advantage of certain of the scaled disclosure available for smaller reporting companies. We will remain a smaller reporting company until the end of the fiscal year in which (i) we have a public common equity float of more than $250 million, or (ii) we have annual revenues for the most recently completed fiscal year of more than $100 million and a public common equity float or a public float of more than $700 million. We also would not be eligible for status as a smaller reporting company if we become an investment company, an asset-backed issuer or a majority-owned subsidiary of a parent company that is not a smaller reporting company.

We have elected to take advantage of certain of the reduced disclosure obligations in the registration statement of which this prospectus is a part and may choose to take advantage of other reduced reporting requirements in future filings. As a result, the information that we provide to our stockholders may be different from what you might receive from other public reporting companies in which you hold equity interests.

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SUMMARY OF THE OFFERING

Common Stock To Be Offered:

Up to 776,398 shares of common stock based on the sale of our common stock at an assumed combined public offering price of $6.44 per share of common stock, which is the equal to the closing price of our common stock on February 5, 2024, and accompanying Series F Warrant, assuming no sale of any Prefunded Warrants.

Prefunded Warrants To Be Offered:

We are also offering to certain purchasers whose purchase of shares of common stock in this offering would otherwise result in the purchaser, together with its affiliates and certain related parties, beneficially owning more than 4.99% (or, at the election of the purchaser, 9.99%) of our outstanding common stock immediately following the consummation of this offering, the opportunity to purchase, if such purchasers so choose, Prefunded Warrants to purchase shares of common stock, in lieu of shares of common stock that would otherwise result in any such purchaser’s beneficial ownership exceeding 4.99% (or, at the election of the purchaser, 9.99%) of our outstanding common stock. Each Prefunded Warrant will be exercisable for one share of our common stock. The purchase price of each Prefunded Warrant and accompanying Series F Common Warrant will equal the price at which the share of common stock and accompanying Series F Common Warrant are being sold to the public in this offering, minus $0.0001, and the exercise price of each Prefunded Warrant will be $0.0001 per share. The Prefunded Warrants will be exercisable immediately and may be exercised at any time until all of the Prefunded Warrants are exercised in full.

This offering also relates to the shares of common stock issuable upon exercise of the Prefunded Warrants sold in this offering. For each Prefunded Warrant we sell, the number of shares of common stock we are offering will be decreased on a one-for-one basis. Because we will issue one Series F Common Warrant for each share of our common stock and for each Prefunded Warrant to purchase one share of our common stock sold in this offering, the number of Series F Common Warrant sold in this offering will not change as a result of a change in the mix of the shares of our common stock and Prefunded Warrants sold.

Series F Common Warrants To Be Offered:

Each share of our common stock and each Prefunded Warrant to purchase one share of our common stock is being sold together with one Series F Common Warrant to purchase one share of our common stock.

Each Series F Common Warrant will have an exercise price of $[____] and will be exercisable upon issuance and will expire five years from the date of issuance.

The shares of common stock and Prefunded Warrants, and the accompanying Series F Common Warrants, as the case may be, can only be purchased together in this offering but will be issued separately and will be immediately separable upon issuance. This prospectus also relates to the offering of the shares of common stock issuable upon exercise of the Series F Common Warrants.

Offering Period:	This offering will terminate on March 1, 2024 unless we decide to terminate the offering (which we may do at any time in our discretion) prior to that date. We will have one closing for all the securities purchased in this offering. The combined public offering price per share of common stock (or Prefunded Warrant in lieu thereof) and Series F Common Warrant will be fixed for the duration of this offering.

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Placement Agent Warrants:

We have agreed to issue to the placement agent or its designees warrants (the “Placement Agent Warrants”) to purchase up to 6.0% of the aggregate number of shares of common stock (or Prefunded Warrants in lieu thereof) sold in this offering at an exercise price equal to 125% of the public offering price per share and accompanying Series F Common Warrant to be sold in this offering. The placement agent warrants will be exercisable upon issuance and will expire five years from the commencement of sales under this offering.

Common Stock To Be Outstanding Immediately After This Offering(1):	1,410,895 shares, (assuming we sell only shares of common stock and no Prefunded Warrants and assuming no exercise of the Series F Common Warrants).
Use Of Proceeds:

We estimate that the net proceeds from this offering will be approximately $4.2 million, assuming an offering with gross proceeds of $5,000,000, based on an assumed combined public offering price of $6.44 per share of common stock and accompanying Series F Common Warrant , after deducting the placement agent fees and estimated offering expenses payable by us, and assuming we sell only shares of common stock and no Prefunded Warrants and excluding the proceeds, if any, from the exercise of the Series F Common Warrants in this offering. We currently intend to use any of the net proceeds for working capital purposes.

Dividend Policy:	We have never declared or paid any cash dividends on our shares of common stock. We do not anticipate paying any cash dividends in the future.
Risk Factors:

An investment in our securities involves a high degree of risk. See “Risk Factors” beginning on page 14 of this prospectus and the other information included and incorporated by reference in this prospectus for a discussion of the risk factors you should carefully consider before deciding to invest in our securities.

National Securities Exchange Listing:	Our common stock is listed on Nasdaq Capital Market under the symbol “TBLT.” There is no established public trading market for the Prefunded Warrants or Series F Common Warrants, and we do not expect a market to develop. In addition, we do not intend to apply to list the Prefunded Warrants or Series F Common Warrants on any national securities exchange or other nationally recognized trading system. Without an active trading market, the liquidity of the Prefunded Warrants and Series F Common Warrants will be limited.

(1)	The above discussion and table are based on 634,497 shares outstanding as of February 5, 2024, and excludes:

•	20,785 shares of common stock issuable upon the exercise of outstanding stock options and restricted stock units (“RSUs”);

•	25 shares of common stock issuable upon the exercise of warrants issued on January 24, 2020 for $9,750 per share until January 23, 2025;

•	1,568 shares of common stock issuable upon the exercise of warrants issued on June 2, 2020 for $9,750 per share until June 2, 2025;

•	2 shares of common stock issuable upon the exercise of warrants issued to the placement agents for $97,500 per share until August 18, 2024;

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•	2,361 shares of common stock issuable upon the exercise of warrants issued in connection with a July 2021 private placement offering for $7,898 per share until July 14, 2026 (the “July 2021 Offering”);

•	283 shares of common stock issuable upon the exercise of warrants issued to the placement agent in connection with the July 2021 Offering for $10,591 per share until July 14, 2026;

•	1,923 shares of common stock issuable upon the exercise of the warrants issued to the investors of the Series F Preferred Stock and Series G Preferred Stock for $2,447 per share until February 15, 2027 (the “February 2022 Offering”);

•	154 shares of common stock issuable upon the exercise of warrants issued to the placement agent in connection with the February 2022 Offering for $2,437 per share until February 15, 2027;

•	77 shares of common stock issuable upon the exercise of warrants for $124 per share until June 22, 2027 (the “June 2022 Offering”);

•	2,915 shares of common stock issuable upon the exercise of warrants issued to the placement agent in connection with the June 2022 Offering for $154 per share until June 22, 2027;

•	3,692 shares of common stock issuable upon the exercise of warrants issued to the placement agent in connection with a private placement for $406 per share until July 24, 2025 (the “July 2022 Private Placement”);

•	2,418 shares of common stock issuable upon exercise of preferred investment options issued to the placement agent in connection with the 2022 Private Placement for $233 per share until November 16, 2025;

•	163,113 shares of common stock issuable upon the exercise of Series D warrants issued in a public offering pursuant to a registration statement on Form S-1 (File No: 333-271181) on June 23, 2023 to purchase 168,856 shares of common stock for $19 per share until June 22, 2028 (the “June 2023 Offering);

•	10,131 shares issuable upon the exercise of warrants issued to the placement agent of the June 2023 Offering for $33 per share until June 22, 2028;

•	326,766 shares of common stock issuable upon the exercise of warrants issued to holders of our Series C Preferred Investment Options pursuant to an inducement letter agreement, dated August 14, 2023, for $21 per share until August 13, 2028 (the “August 2023 Offering”); and

•	9,803 shares of common stock issuable upon the exercise of warrants issued to the placement agent in connection with the August 2023 Offering to purchase 9,803 shares of common stock for $26 per share until August 13, 2028.

Unless otherwise indicated, all information contained in this prospectus assumes (i) no Prefunded Warrants are sold in this offering, (ii) no exercise of the Series F Common Warrants offered for sale in this offering, and (iii) no exercise of the warrants issuable to the placement agent in this offering.

SUMMARY FINANCIAL DATA

The following tables summarize our financial data. We derived the summary information from our audited financial statement as of December 31, 2022 and 2021 and for the years then ended and our unaudited financials statements as of September 30, 2023 and 2022 and for the nine-month periods then ended, which are included in this prospectus. Our historical results are not necessarily indicative of the results that may be expected in the future. You should read the information presented below together with “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” our financial statements, the notes to those statements and the other financial information contained in this prospectus.

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Summary of Operations in U.S. Dollars

	Nine Months Ended September 31,		Fiscal Year Ended December 31,
	2023	2022	2022	2021
	(unaudited)	(unaudited)
Net Revenue	$59,722,486	$65,353,651	$95,253,767	$70,026,324
Cost of Goods Sold	45,411,269	49,484,951	70,042,504	50,912,513

OPERATING EXPENSES

Selling, general and administrative	(42,618,510)	(45,106,976)	(66,189,907)	(51,434,180)
Research and development	(9,357,273)	(8,050,481)	(11,296,948)	(6,980,453)
Operating loss	(37,664,566)	(37,288,757)	(52,275,592)	(39,300,822)

OTHER INCOME (LOSS)	9,415,461	21,055,197	12,980,319	1,774,924

NET LOSS	(28,249,105)	(16,233,560)	(39,295,273)	(37,525,898)
Common stock deemed dividend	0	(7,467,200)	(7,467,200)
Net income (loss) attributable to common stockholders	$(28,249,105)	$(23,700,760)	$(46,762,473)	$(37,325,898)
Loss per common share (basic and diluted)	$(89.05)	$(352.3)	$(460.85)	$(3,645.20)

Balance Sheet in U.S. Dollars

	As of September 30,		As of December 31,
	2023	2022	2022	2021
	Actual (unaudited)	Actual (unaudited)	Actual	Actual
Cash	$1,834,305	$1,588,440	$2,564,237	$7,472,224
Total Current Assets	39,441,426	67,859,186	60,109,974	64,870,205
Total Assets	64,532,850	92,899,518	83,916,996	78,954,525

Total Current Liabilities	53,248,414	39,365,137	50,731,672	21,058,002

Total Liabilities	56,261,628	43,088,988	54,209,052	21,058,002

Additional paid-in capital	181,473,324	171,701,850	174,660,975	156,184,412

Total Stockholders Equity	$8,271,222	$49,810,530	$29,707,944	$57,896,523

RISK FACTORS

Before purchasing any of the securities you should carefully consider the risk factors set forth below and incorporated by reference in this prospectus from our Annual Report on Form 10-K for the fiscal year ended December 31, 2022, and any subsequent updates described in our Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, as well as the risks, uncertainties and additional information set forth in our SEC reports on Forms 10-K, 10-Q, and 8-K and in the other documents incorporated by reference in this prospectus. For a description of these reports and documents, and information about where you can find them, see “Additional Information” and “Incorporation of Certain Information By Reference.” Additional risks not presently known or that we presently consider to be immaterial could subsequently materially and adversely affect our financial condition, results of operations, business, and prospects.

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Risks Related to Our Company

There is substantial doubt about our ability to continue as a going concern.

We have incurred substantial operating losses since its inception. As reflected in our consolidated financial statements included in this prospectus for the fiscal quarter ended September 30, 2023, we had an accumulated deficit of approximately $173.2 million at September 30, 2023, a net loss of approximately $28.2 million, and approximately $4.1 million of net cash used in operating activities for the nine months ended September 30, 2023. As reflected in our consolidated financial statements included in this prospectus for the fiscal year ended December 31, 2022, we had an accumulated deficit of approximately $145 million at December 31, 2022, a net loss of approximately $39.3 million for the year ended December 31, 2022, and approximately $37.3 million of net cash used in operating activities for the year ended December 31, 2022. The consolidated financial statements included in this prospectus were prepared on a going concern basis, which contemplates the realization of assets and satisfaction of liabilities in the normal course of business. We anticipate incurring additional losses until such time, if ever, that we will be able to effectively market our products. As such, it is likely that additional financing will be needed by us to fund our operations. These factors raise substantial doubt about our ability to continue as a going concern. Our revenues for the three months ended September 30, 2023 were $20,630,207, compared to and $30,245,251 for the same period in 2022, a decrease of $9,615,044, or 31.8%. For the nine months ended September 30, 2023, our revenues were $59,722,486, compared to $65,353,651 for the nine months ended September 30, 2022, a decrease of $5,631,165 or 8.6%. Revenue for Q4 2023 was unaudited $24.3 million compared to $30 million in Q4 2022. This represents a 20% decrease in revenue for Q4. Our revenues decreased primarily due to capital constraints which have consequently limited our ability to meet demand for our products. In recognition of the importance of maintaining sufficient inventory levels to meet demand, the Company intends to address this limitation by exploring various financing options. However, the Company acknowledges that there can be no assurance of successfully securing the necessary capital or restoring inventory levels to their desired state in the near term. At September 30, 2023, we had approximately $1.8 million in cash on hand. At December 31, 2023, we had unaudited amount of approximately $1.7 million in cash on hand.

This offering is being made on a best efforts basis and we may sell fewer than all of the securities offered hereby and may receive significantly less in net proceeds from this offering. Assuming that we receive net proceeds of approximately $4.2 million from this offering (assuming an offering with gross proceeds of $5,000,000), we believe that the net proceeds from this offering will meet our capital needs for the next six months under our current business plan. Assuming that we receive net proceeds of approximately $3.03 million from this offering (assuming an offering with gross proceeds of $3,750,000), we believe that the net proceeds from this offering will satisfy our capital needs for the next five months under our current business plan. Assuming that we receive net proceeds of approximately $1.875 million from this offering (assuming an offering with gross proceeds of $2,500,000), we believe that the net proceeds from this offering will satisfy our capital needs for the next four months under our current business plan. Assuming that we receive net proceeds of approximately $718,000 from this offering (assuming an offering with gross proceeds of $1,250,000 we believe that the net proceeds from this offering will satisfy our capital needs for the next three months under our current business plan. If we have insufficient capital to operate our business under our current business plan, we have contingency plans for our business that include, among other things, the delay of the introduction of new products, a reduction in headcount, and a reduction of the expansion of our distribution networks, which is expected to substantially reduce revenue growth and delay our profitability. There can be no assurance that our implementation of these contingency plans will not have a material adverse effect on our business.

Following this offering, we will seek to obtain additional capital through the sale of debt or equity financings or other arrangements to fund operations; however, there can be no assurance that we will be able to raise needed capital under acceptable terms, if at all. The sale of additional equity may dilute investors and newly issued shares may contain senior rights and preferences compared to currently outstanding shares of common stock. Issued debt securities may contain covenants and limit our ability to pay dividends or make other distributions to stockholders. If we are unable to obtain such additional financing, future operations would need to be scaled back or discontinued. Due to the uncertainty in our ability to raise capital, management believes that there is substantial doubt in our ability to continue as a going concern for the next twelve months.

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We will require additional capital in order to achieve profitability. and, if necessary, to finance future losses from operations as we endeavor to build revenue, but we do not have any commitments to obtain such capital and we cannot assure you that we will be able to obtain adequate capital as and when required on commercially acceptable terms.

We may not be able to generate any profit in the foreseeable future. For the nine months ended September 30, 2023, we had a net loss of approximately $28.2 million, as compared to a net loss of approximately $16.2 million for the nine months ended September 30, 2022. For the fiscal year ended December 31, 2022, we have a net loss of approximately $39.3 million compared to a net loss of approximately $38.0 million for the fiscal year ended December 31, 2021. Accordingly, there is no assurance that we will realize profits in fiscal year 2023 or thereafter. If we fail to generate profits from our operations, we may not be able to sustain our business. We may never report profitable operations or generate sufficient revenue to maintain our Company as a going concern. We cannot give assurance that we can increase our cash balances or limit our cash consumption and thus maintain sufficient cash balances for our planned operations. Future business demands may lead to cash utilization at levels greater than recently experienced. Accordingly, we may need to raise additional capital in the future. However, we cannot assure you that we will be able to raise additional capital on acceptable terms, or at all. Our inability to generate profits could have an adverse effect on our financial condition, results of operations, and cash flow.

Our inability to maintain compliance with Nasdaq’s Continued Listing Requirements would have a negative impact on our business.

On July 7, 2023, we received written notice (the “July 2023 Notice”) from Nasdaq informing the Company that the Company had failed to maintain a minimum bid price of at least $1.00 per share for the prior 30 consecutive trading day period from May 23, 2023 to July 6, 2023, based upon the closing bid price for its common stock as required by Nasdaq Listing Rule 5550(a)(2) (the “Minimum Bid Rule”).

Pursuant to the July 2023 Notice, under Nasdaq Listing Rule 5810(c)(3)(A), the Company initially had 180 calendar days, or until January 3, 2024, to regain compliance with the Minimum Bid Rule (the “Initial Compliance Period”). To regain compliance, the closing bid price of the Company’s common stock must have met or exceeded $1.00 per share for a minimum of 10 consecutive trading days prior to the expiration of the Initial Compliance Period, with the possible extension by Nasdaq for an additional 180 calendar days under Nasdaq Listing Rule 5810(c)(3)(A), provided that the Company satisfied the continued listing requirement for the market value of publicly held shares under Nasdaq Listing Rule 5550(a)(4) and all other initial listing standards for the Nasdaq Capital Market with the exception of the Minimum Bid Rule.

At the Company’s annual stockholders meeting held on December 11, 2023, the stockholders of the Company approved to amend the Company’s articles of incorporation to effect a reverse stock split of the Company’s common stock at a ratio in the range of 1-for-20 to 1-for-100, with such ratio to be determined by the Company’s board of directors. On December 21, 2023, the Company filed an amendment to the Company’s articles of incorporation with the Secretary of State of Nevada to effect a reverse stock split at a ratio of 1-for-65 (the “Reverse Stock Split”). The Company’s common stock commenced trading on a post-split basis on January 2, 2024. The Company effected the Reverse Stock Split to regain compliance with Nasdaq’s Minimum Bid Rule.

On January 10, 2024 (the seventh consecutive trading day the closing bid price of the Company’s common stock exceeded $1.00 per share) the Company received a letter (the “you 2024 Notice”) from Nasdaq stating that the Company had failed to regain compliance with the Minimum Bid Rule before January 3, 2024 (the expiration date of the Initial Compliance Period). Because the Company had a public float of less than one million shares on the expiration date of the Initial Compliance Period, as required under initial listing requirement for the Nasdaq Capital Market under Nasdaq Rule 5505(a)(2), Nasdaq notified the Company in the January 2024 Notice that it was not eligible to receive the additional 180 calendar days to regain compliance with the Minimum Bid Rule.

On January 17, 2024, the Company received written notice from Nasdaq (the “Nasdaq Compliance Notice”) that it had determined that for the last 10 consecutive business days, from January 2, 2024 to January 16, 2024, the closing bid price of the Company’s common stock has been at $1.00 per share or greater, and accordingly, the Company regained compliance with Minimum Bid Rule. Nasdaq informed the Company in the Nasdaq Compliance Notice that it now considered the matter closed.

The delisting of our common stock from Nasdaq would materially impair our ability to raise capital. If our stock were to be delisted from Nasdaq and we were unable to obtain listing on another exchange, our common stock would likely then trade only in the over-the-counter (OTC) market, and the market liquidity of our common stock could be adversely affected and its market price could decrease. If our common stock were to trade on the over-the-counter market, selling our common stock could be more difficult because smaller quantities of shares would likely be bought and sold, transactions could be delayed, and we could face significant material adverse consequences, including: a limited availability of market quotations for our securities; reduced liquidity with respect to our securities; a determination that our shares are a “penny stock,” which will require brokers trading in our securities to adhere to more stringent rules, possibly resulting in a reduced level of trading activity in the secondary trading market for our securities; a reduced amount of news and analyst coverage; and a decreased ability to issue additional securities or obtain additional financing in the future. These factors could result in lower prices and larger spreads in the bid and ask prices for our common stock and would substantially impair our ability to raise additional funds and could result in a loss of institutional investor interest and fewer development opportunities for us.

Also, while Nasdaq rules do not impose a specific limit on the number of times a listed company may effect a reverse stock split to maintain or regain compliance with the Bid Price Requirement, pursuant to Nasdaq Listing Rule 5810(c)(3)(A)(iv), if a company’s security fails to meet the continued listing requirement for minimum bid price and the Company has effected one or more reverse stock splits over the prior two-year period with a cumulative ratio of 250 shares or more to one, then the Company shall not be eligible for a 180-day compliance period and the Nasdaq Listing Qualifications Department shall issue a Staff Delisting Determination letter delisting a listed company’s securities for failure to meeting a continue listing requirement.

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Cybersecurity threats and attacks have become increasingly sophisticated and prevalent. These threats may result in unauthorized access to our systems and data, data breaches, disruption of our operations, financial losses, and damage to our brand and reputation.

Our business faces cybersecurity risks that could have a material adverse effect on our business operations, financial condition, and reputation. Key factors contributing to cybersecurity risks include, but are not limited to:

•	Constantly Evolving Threat Landscape: The landscape of cybersecurity threats is constantly evolving, with new attack vectors, malware, and vulnerabilities emerging regularly. We may not be able to anticipate or mitigate all potential threats effectively.

•	Data Vulnerability: We collect, store, and process sensitive customer and corporate data, making us a target for cybercriminals seeking to steal or exploit this information. A data breach could lead to financial and legal liabilities, including regulatory fines and customer trust erosion.

•	Third-Party Risks: Our reliance on third-party vendors, suppliers and service providers exposes us to risks associated with their cybersecurity practices. A breach or security failure in a third-party system could impact our operations and data.

•	Phishing and Social Engineering: Employees and individuals connected to our organization may be vulnerable to phishing attacks or social engineering tactics that compromise security. Human error or manipulation can lead to breaches.

•	Regulatory Compliance: We are subject to various data protection and privacy regulations, and non-compliance could result in legal and financial penalties. Adhering to these regulations requires ongoing efforts and resources.

•	Business Interruption: A cyberattack or system breach may disrupt our operations, affecting our ability to serve customers, fulfill orders, and maintain revenue, resulting in financial losses.

•	Reputation Damage: A publicized cybersecurity incident can significantly damage our brand and reputation, leading to customer churn and reduced market confidence.

Additionally, on July 26, 2023, the SEC adopted new cybersecurity disclosure rules for public companies that require disclosure regarding cybersecurity risk management (including the corporate board’s role in overseeing cybersecurity risks, management’s role and expertise in assessing and managing cybersecurity risks, and processes for assessing, identifying and managing cybersecurity risks) in annual reports. These new cybersecurity disclosure rules also require the disclosure of material cybersecurity incidents in a Form 8-K, generally within four days of determining an incident is material. We will be subject to such annual report disclosure requirements starting with our Annual Report on Form 10-K for the fiscal year ending December 31, 2024, and we will be subject to such Form 8-K disclosure requirements starting June 15, 2024.

We may at times fail (or be perceived to have failed) in our efforts to comply with our privacy and data security obligations. Moreover, despite our efforts, our personnel or third parties on whom we rely may fail to comply with such obligations, which could negatively impact our business operations.

Any failure or perceived failure by us or third parties upon whom we rely to comply with obligations, relating to privacy and data security may result in significant consequences including governmental investigations and enforcement actions (e.g., investigations, fines, penalties, audits, inspections, and similar), litigation, additional reporting requirements and/or oversight, bans on processing personal data, and orders to destroy or not use personal information.

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Any of these events could have a material adverse effect on our reputation, business, or financial condition, including the loss of customers; interruptions or stoppages in our business operations; inability to process personal information; limited ability to develop or commercialize our products; expenditure of time and resources to defend any claim or inquiry; adverse publicity; or substantial changes to our business model or operations.

We are highly dependent upon manufacturers in China, India and the Philippines and an interruption in such relationships or our ability to obtain products from them could adversely affect our business and results of operations.

Our products are manufactured by factories located in China, India, and the Philippines. Our ability to acquire products from our suppliers in amounts and on terms acceptable to us is dependent on a number of factors which are unforeseeable and may be beyond our control. For example, financial or operational difficulties that some of our manufacturers may face could result in an increase in the cost of the products we purchase from them. If we do not maintain our relationships with our existing manufacturers or fail to find replacement or additional manufacturers in a timely manner and on acceptable commercial terms, we may not be able to continue to offer our products at competitive prices and any failure to deliver those products to our customers in a timely and accurate manner may damage our reputation and brand and could cause us to lose customers and our sales could decline.

We have identified material weaknesses in our internal control over financial reporting. These material weaknesses could continue to adversely affect our ability to report our results of operations and financial condition accurately and in a timely manner.

Our management is responsible for establishing and maintaining adequate internal control over financial reporting designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with GAAP. Our management is likewise required, on a quarterly basis, to evaluate the effectiveness of our internal controls and to disclose any changes and material weaknesses identified through such evaluation in those internal controls. A material weakness is a deficiency, or a combination of deficiencies, in internal control over financial reporting, such that there is a reasonable possibility that a material misstatement of our annual or interim financial statements will not be prevented or detected on a timely basis.

As described in our Quarterly Report on Form 10-Q for the nine months ended September 30, 2023, we identified several material weaknesses in our internal control over financial reporting. As a result of these material weaknesses, our management concluded that our internal control over financial reporting was not effective as of September 30, 2023.

Any failure to maintain such internal control could adversely impact our ability to report our financial position and results from operations on a timely and accurate basis, which could result in a material adverse effect on our business. If our financial statements are not accurate, investors may not have a complete understanding of our operations. Likewise, if our financial statements are not filed on a timely basis, we could be subject to sanctions or investigations by Nasdaq, the SEC or other regulatory authorities. In addition, we would likely incur additional accounting, legal and other costs in connection with any remediation steps. Ineffective internal controls could also cause investors to lose confidence in our reported financial information, which could have a negative effect on the trading price of our stock.

To respond to these material weaknesses, we have devoted, and plan to continue to devote, effort and resources to the remediation and improvement of our internal control over financial reporting. While we have processes to identify and appropriately apply applicable accounting requirements, we plan to enhance these processes to better evaluate our research and understanding of the nuances of the complex accounting standards that apply to our financial statements. Our plans at this time include investing in information technology (“IT”) systems to enhance our operational and financial reporting and internal controls, enhancing our organizational structure to support financial reporting processes and internal controls, further developing and documenting detailed policies and procedures regarding business processes for significant accounts, critical accounting policies and critical accounting estimates, establishing effective general controls over IT systems to ensure that information produced can be relied upon by process level controls is relevant and reliable, providing guidance, education and training to employees relating to our accounting policies and procedures. Additionally, we have hired, and plan to continue to hire, as resources permit, qualified accounting personnel to better manage our functional controls and segregate responsibilities. The elements of our remediation plan can only be accomplished over time, and we can offer no assurance that these initiatives will ultimately have the intended effects.

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We can give no assurance that the measures we have taken and plan to take in the future will remediate the material weakness identified or that any additional material weaknesses or restatements of financial results will not arise in the future due to a failure to implement and maintain adequate internal control over financial reporting or circumvention of these controls. In addition, even if we are successful in strengthening our controls and procedures, in the future those controls and procedures may not be adequate to prevent or identify irregularities or errors or to facilitate the fair presentation of our financial statements.

The security of our IT systems may be compromised in the event of system failures, unauthorized access, cyberattacks or a deficiency in our cybersecurity, and confidential information, including nonpublic personal information that we maintain, could be improperly disclosed.

We rely extensively on IT and systems including internet sites, data hosting, physical security, and software applications and platforms. Despite our security measures, our IT systems, some of which are managed by third parties, may be vulnerable to damage, disruptions or shutdowns due to computer viruses, attacks by computer hackers, failures during the process of upgrading or replacing software, power outages, user errors or catastrophic events. A significant breakdown, invasion, corruption, destruction or interruption of critical IT systems, by our employees, others with authorized access to our systems or unauthorized persons could negatively impact or interrupt operations. The use of technology, including cloud-based computing, creates opportunities for the unintentional dissemination or intentional destruction of confidential information stored in our systems or our third-party systems. We could also experience a business interruption, theft of confidential information or reputational damage from malware or other cyberattacks, which may compromise our systems or lead to data leakage, either internally or at our third-party providers.

As part of our business, we maintain large amounts of confidential information, including nonpublic personal information on customers and our employees. Breaches in security, either internally or at our third-party providers, could result in the loss or misuse of this information, which could, in turn, result in potential regulatory actions or litigation, including material claims for damages, interruption to our operations, damage to our reputation or otherwise have a material adverse effect on our business, financial condition and operating results. Although we maintain information security policies and systems designed to prevent unauthorized use or disclosure of confidential information, including nonpublic personal information, there can be no assurance that such use or disclosure will not occur.

Any such business interruption, theft of confidential information or reputational damage from malware or other cyberattacks, or violation of personal information laws, could have a material adverse effect on our business, financial condition, and results of operations.

Product liability claims and other kinds of litigation could affect our business reputation financial condition results of operations and cash flows.

The products that we design and/or have manufactured can lead to product liability claims or other legal claims being filed against us. We have in the past, and may in the future, be subject to legal proceedings other than those relating to product liability claims. To the extent that plaintiffs are successful in showing that a defect in a product’s design, manufacture or warnings led to personal injury or property damage, or that our provision of services resulted in similar injury or damage, we may be subject to claims for damages. Although we are insured for damages above a certain amount, we bear the costs and expenses associated with defending claims, including frivolous lawsuits, and are responsible for damages below the insurance retention amount. In addition to claims concerning individual products, as a manufacturer, we can be subject to costs, potential negative publicity and lawsuits related to product recalls, which could adversely impact our results and damage our reputation.

Even defending against unsuccessful claims could cause us to incur significant expenses and result in a diversion of management’s attention. In addition, even if the money damages themselves did not cause substantial harm to our business, the damage to our reputation and the brands offered on our websites could adversely affect our future reputation and our brand, and could result in a decline in our net sales and profitability.

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Risks Related to Ownership of Securities

We have broad discretion in the use of the net proceeds from this offering and may not use them effectively.

Our management will have broad discretion in the application of the net proceeds, including for any of the purposes described in the section of this prospectus entitled “Use of Proceeds.” You will be relying on the judgment of our management with regard to the use of these net proceeds, and you will not have the opportunity, as part of your investment decision, to assess whether the net proceeds are being used appropriately. The failure by our management to apply these funds effectively could result in financial losses that could have a material adverse effect on our business and cause the price of our securities to decline. Pending the application of these funds, we may invest the net proceeds from this offering in a manner that does not produce income or that loses value.

There is no public market for the Series F Common Warrants or Prefunded Warrants being offered by us in this offering.

There is no established public trading market for the Series F Common Warrants or the Prefunded Warrants, and we do not expect a market to develop. In addition, we do not intend to apply to list the Series F Common Warrants or Prefunded Warrants on any national securities exchange or other nationally recognized trading system. Without an active market, the liquidity of the Series F Common Warrants and Prefunded Warrants will be limited.

This is a best efforts offering, no minimum number of securities is required to be sold, and we may not raise the amount of capital we believe is required for our business plans.

The placement agent has agreed to use its reasonable best efforts to solicit offers to purchase the units and prefunded units in this offering. The placement agent has no obligation to buy any of the securities from us or to arrange for the purchase or sale of any specific number or dollar amount of the securities. There is no required minimum number of securities or amount of proceeds that must be sold as a condition to completion of this offering. Because there is no minimum number of securities or amount of proceeds required as a condition to the closing of this offering, the actual offering amount, placement agent fees and proceeds to us are not presently determinable and may be substantially less than the maximum amounts set forth above. We may sell fewer than all of the securities offered hereby, which may significantly reduce the amount of proceeds received by us, and investors in this offering will not receive a refund in the event that we do not sell all of the units offered in this offering. Thus, we may not raise the amount of capital we believe is required for our operations in the short term and may need to raise additional funds, which may not be available or available on terms acceptable to us.

The Series F Common Warrants and Prefunded Warrants in this offering are speculative in nature.

The Series F Common Warrants and Prefunded Warrants offered hereby do not confer any rights of share of common stock ownership on their holders, such as voting rights, but rather merely represent the right to acquire shares of common stock at a fixed price. Specifically, commencing on the date of issuance, holders of the Series F Common Warrants may acquire the shares of common stock issuable upon exercise of such warrants at an exercise price of $[____] per share of common stock, and holders of the Prefunded Warrants may acquire the shares of common stock issuable upon exercise of such warrants at an exercise price of $0.0001 per share of common stock. Moreover, following this offering, the market value of the Series F Common Warrants and Prefunded Warrants is uncertain and there can be no assurance that the market value of the Series F Common Warrants or Prefunded Warrants will equal or exceed their respective public offering prices. There can be no assurance that the market price of the shares of common stock will ever equal or exceed the exercise price of the Series F Common Warrants or Prefunded Warrants, and consequently, whether it will ever be profitable for holders of Series F Common Warrants to exercise the Common Warrants or for holders of the Prefunded Warrants to exercise the Prefunded Warrants.

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Holders of the Series F Common Warrants and Prefunded Warrants offered hereby will have no rights as common stockholders with respect to the shares of our common stock underlying the warrants until such holders exercise their warrants and acquire our common stock, except as otherwise provided in the Series F Common Warrants and Prefunded Warrants.

Until holders of the Series F Common Warrants and the Prefunded Warrants acquire shares of our common stock upon exercise thereof, except as set forth in the Series F Common Warrants and Prefunded Warrants, such holders will have no rights with respect to the shares of our common stock underlying such warrants. Upon exercise of the Series F Common Warrants and the Prefunded Warrants, the holders will be entitled to exercise the rights of a common stockholder only as to matters for which the record date occurs after the exercise date.

This is a best efforts offering, with no minimum amount of securities is required to be sold, and we may not raise the amount of capital we believe is required for our business plans, including our near-term business plans.

The placement agent has agreed to use its reasonable best efforts to solicit offers to purchase the securities in this offering. The placement agent has no obligation to buy any of the securities from us or to arrange for the purchase or sale of any specific number or dollar amount of the securities. There is no required minimum number of securities that must be sold as a condition to completion of this offering. Because there is no minimum offering amount required as a condition to the closing of this offering, the actual offering amount, placement agent fees and proceeds to us are not presently determinable and may be substantially less than the maximum amounts set forth above. We may sell fewer than all of the securities offered hereby, which may significantly reduce the amount of proceeds received by us, and investors in this offering will not receive a refund in the event that we do not sell an amount of securities sufficient to support our continued operations, including our near-term continued operations. Thus, we may not raise the amount of capital we believe is required for our operations in the short term and may need to raise additional funds, which may not be available or available on terms acceptable to us.

We currently, and may in the future, have assets held at financial institutions that may exceed the insurance coverage offered by the Federal Deposit Insurance Corporation, the loss of such assets would have a severe negative effect on our operations and liquidity.

We currently maintain, and may in the future maintain, our cash assets at certain financial institutions in the U.S. in amounts that are, and in the future may be, in excess of the Federal Deposit Insurance Corporation (“FDIC”) insurance limit of $250,000. In the event of a failure of any financial institutions where we maintain our deposits or other assets, we may incur a loss to the extent such loss exceeds the FDIC insurance limitation, which could have a material adverse effect upon our liquidity, financial condition and our results of operations.

If you purchase our securities in this offering you may experience future dilution as a result of future equity offerings or other equity issuances.

In order to raise additional capital, we believe that we will offer and issue additional shares of common stock or other securities convertible into or exchangeable for our shares of common stock in the future. We cannot assure you that we will be able to sell shares of common stock or other securities in any other offering at a price per share that is equal to or greater than the price per share of common stock paid by investors in this offering, and investors purchasing other securities in the future could have rights superior to existing stockholders. The price per share at which we sell additional shares of common stock or other securities convertible into or exchangeable for our shares of common stock in future transactions may be higher or lower than the price per share in this offering.

In addition, we have a significant number of share options and warrants outstanding. To the extent that outstanding share options or warrants have been or may be exercised or other shares issued, you may experience further dilution. Further, we may choose to raise additional capital due to market conditions or strategic considerations even if we believe we have sufficient funds for our current or future operating plans.

Our stock price has been, and may continue to be, volatile.

The market price of our common stock has been, and may continue to be, subject to material volatility. Such fluctuations could be in response to, among other things, various factors, some of which are beyond our control. In addition to the factors discussed in this “Risk Factors” section, these factors include:

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We will require additional capital in order to achieve commercial success and, if necessary, to finance future losses from operations as we endeavor to build revenue, but we do not have any commitments to obtain such capital and we cannot assure you that we will be able to obtain adequate capital as and when required;

•	If the hosts of third-party marketplaces limit our access to such marketplaces, our operations and financial results will be adversely affected;

•	Our financial condition and results of operations for the fiscal year 2024 may be adversely affected by the coronavirus outbreak;

•	The increase in commodity prices such as fuel, plastic, and metal could negatively impact our profit margins;

•	The Company’s results of operations could be negatively impacted by inflationary or deflationary economic conditions which could affect the ability to obtain goods from our suppliers in a timely and cost-effective manner;

•	Failure to comply with privacy laws and regulations, and our failure to adequately protect customer data could harm our business, damage our reputation and result in a loss of customers;

•	If we are unable to protect our intellectual property rights, our reputation and brand could be impaired, and we could lose customers;

•	Existing or future government regulation could expose us to liabilities and costly changes in our business operations and could reduce customer demand for our products and services;

•	Geopolitical conditions, including trade disputes and direct or indirect acts of war or terrorism, could have an adverse effect on our operations and financial results;

•	Our shares will be subject to potential delisting if we do not maintain the listing requirements of the Nasdaq Capital Market, including the $1.00 minimum closing bid requirement;

•	As a “smaller reporting company” under applicable law, we will be subject to lessened disclosure requirements, which could leave our stockholders without information or rights available to stockholders of more mature companies;

•	If research analysts do not publish research about our business or if they issue unfavorable commentary or downgrade our common stock, our stock price and trading volume could decline; and

•	We do not currently intend to pay dividends on our common stock in the foreseeable future, and consequently, your ability to achieve a return on your investment will depend on appreciation in the price of our common stock.

In the past, many companies that have experienced volatility and sustained declines in the market price of their stock have become subject to securities class action and derivative action litigation. Securities litigation against us could result in substantial costs and divert our management’s attention from other business concerns, which could materially harm our business. Any insurance we maintain may not provide adequate coverage against potential losses from such securities litigation, and if claims or losses exceed our liability insurance coverage, our business would be adversely impacted. In addition, insurance coverage may become more expensive, which would harm our financial condition and results of operations.

Other international and geopolitical events could also have a serious adverse impact on our business. For instance, in February 2022, Russia initiated military action against Ukraine. In response, the United States and certain other countries imposed significant sanctions and trade actions against Russia and could impose further sanctions, trade restrictions, and other retaliatory actions. While we cannot predict the broader consequences, the conflict and retaliatory and counter-retaliatory actions could materially adversely affect global trade, currency exchange rates, inflation, regional economies, and the global economy, which in turn may increase our costs, disrupt our supply chain, impair our ability to raise or access additional capital when needed on acceptable terms, if at all, or otherwise adversely affect our business, financial condition, and results of operations.

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FINRA sales practice requirements may limit a stockholder’s ability to buy and sell our securities.

Effective June 30, 2020, the SEC implemented Regulation Best Interest requiring that “A broker, dealer, or a natural person who is an associated person of a broker or dealer, when making a recommendation of any securities transaction or investment strategy involving securities (including account recommendations) to a retail customer, shall act in the best interest of the retail customer at the time the recommendation is made, without placing the financial or other interest of the broker, dealer, or natural person who is an associated person of a broker or dealer making the recommendation ahead of the interest of the retail customer.” This is a significantly higher standard for broker-dealers to recommend securities to retail customers than before under FINRA “suitability rules. FINRA suitability rules do still apply to institutional investors and require that in recommending an investment to a customer, a broker-dealer must have reasonable grounds for believing that the investment is suitable for that customer. Prior to recommending securities to their customers, broker-dealers must make reasonable efforts to obtain information about the customer’s financial status, tax status, investment objectives and other information, and for retail customers determine the investment is in the customer’s “best interest” and meet other SEC requirements. Both SEC Regulation Best Interest and FINRA’s suitability requirements may make it more difficult for broker-dealers to recommend that their customers buy speculative, low-priced securities. They may affect investing in our common stock, which may have the effect of reducing the level of trading activity in our securities. As a result, fewer broker-dealers may be willing to make a market in our common stock, reducing a stockholder’s ability to resell shares of our common stock.

The warrants are speculative in nature.

The warrants offered in this offering do not confer any rights of common stock ownership on their holders, such as voting rights or the right to receive dividends, except as set forth in the warrants, but rather merely represent the right to acquire shares of our common stock at a fixed price for a limited period of time. Warrants not exercised prior to their expiration date will expire and have no further value after the expiration date.

The warrants may not have any value.

There can be no assurance that the market price of our shares of common stock will ever equal or exceed the exercise price of the warrants. In the event that the stock price of our shares of common stock does not exceed the exercise price of the warrants during the period when the warrants are exercisable, such warrants may not have any value.

Anti-takeover provisions in our charter documents and Nevada law could discourage delay or prevent a change of control of our Company and may affect the trading price of our common stock.

We are a Nevada corporation and the anti-takeover provisions of the Nevada Control Shares Acquisition Act may discourage, delay, or prevent a change of control by limiting the voting rights of control shares acquired in a control share acquisition. In addition, our Articles of Incorporation and Amended and Restated Bylaws (“Bylaws”) may discourage, delay or prevent a change in our management or control over us that stockholders may consider favorable. Among other things, our Articles of Incorporation and Bylaws:

•	authorize the issuance of “blank check” preferred stock that could be issued by our Board in response to a takeover attempt;
•	provide that vacancies on our Board, including newly created directorships, may be filled only by a majority vote of directors then in office, except a vacancy occurring by reason of the removal of a director without cause shall be filled by vote of the stockholders; and
•	limit who may call special meetings of stockholders.

These provisions could have the effect of delaying or preventing a change of control, whether or not it is desired by, or beneficial to, our stockholders.

We have agreed to indemnify our officers and directors against lawsuits to the fullest extent of the law.

Nevada law permits the indemnification of officers and directors against expenses incurred in successfully defending against a claim. Nevada law also authorizes Nevada corporations to indemnify their officers and directors against expenses and liabilities incurred because of their being or having been an officer or director. Our organizational documents provide for this indemnification to the fullest extent permitted by Nevada law.

Prior to, and in no event not later than, the closing of the offering, we will obtain director and officer liability insurance to cover liabilities our directors and officers may incur in connection with their services to us. There is no guarantee that such insurance coverage will protect us from any damages or loss claims filed against it.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the Company pursuant to provisions of the State of Nevada, the Company has been informed that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in that Act and is, therefore, unenforceable.

USE OF PROCEEDS

We estimate that the net proceeds from the offering will be approximately $4,200,000 assuming an offering with gross proceeds of $5,000,000, and a combined public offering price per share of common stock and accompanying Series F Common Warrant of $6.44, which is equal to the closing price per share of our common stock on Nasdaq on February 5, 2024, after deducting the placement agent fees and estimated offering expenses payable by us, assuming no sale of any fixed combinations of Prefunded Warrants and Series F Common Warrants offered hereunder and excluding the proceeds, if any, from the exercise of the Series F Common Warrants issued in this offering.

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If all the Series F Common Warrants assuming an offering with gross proceeds of $5,000,000 are exercised in full for cash, the estimated net proceeds will increase by approximately $[                       ]. We cannot predict when or if these Series F Common Warrants will be exercised. It is possible that these Series F Common Warrants may expire and may never be exercised. Additionally, the Series F Common Warrants contain a cashless exercise provision that permits the exercise of the Series F Common Warrants on a cashless basis at any time where there is no effective registration statement under the Securities Act of 1933, as amended, covering the issuance of the underlying shares.

However, because this is a best efforts offering and there is no minimum offering amount required as a condition to the closing of this offering, the actual offering amount, the placement agent’s fees and net proceeds to us are not presently determinable and may be substantially less than the maximum amounts set forth on the cover page of this prospectus. In addition, we may receive proceeds from the exercise of the placement agent warrants, to the extent such placement agent warrants are exercised for cash.

We intend to use the net proceeds from the offering for working capital and general corporate purposes. As of the date of this prospectus, we cannot specify with certainty all of the particular uses for the net proceeds from this offering. The amounts and timing of our actual expenditures will depend on numerous factors, including factors described under “Risk Factors” in this prospectus and the documents incorporated by reference herein and therein.

CAPITALIZATION

The following table sets forth our consolidated cash and capitalization, as of September 30, 2023. Such information is set forth on the following basis:

•	on an actual basis;

•	on an as adjusted basis to give effect to our issuance and sale of 776,398 shares of our common stock in this offering at the assumed public offering price of $6.44 per share and accompanying Series F Common Warrant, which is the last reported sale price of our common stock on the Nasdaq Capital Market on February 5, 2024, after deducting the estimated underwriting discounts and commissions and estimated offering expenses payable by us.

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You should read the following table in conjunction with “Use of Proceeds” included in this prospectus. The following table sets forth our cash and cash equivalents and capitalization as of September 30, 2023:

	At September 30, 2023
	Actual (Unaudited)	As Adjusted (1)
Cash, cash equivalents and investments	$1,834,305	$6,021,260
Common stock, $0.0001 par value, 200,000,000 shares authorized, 567,926 shares issued and outstanding at September 30, 2023; 1,344,324 shares issued and outstanding at September 30, 2023, as adjusted	$57	$135
Series C Preferred Stock, $0.0001 par value, 4,268 authorized, 0 issued and outstanding at September 30, 2023	-	-
Series D Preferred Stock, $1,000 par value, 5,775 authorized, 0 issued and outstanding at September 30, 2023	-	-
Series E Preferred Stock, $0.0001 par value, 15 authorized, 0 issued and outstanding at September 30, 2023	-	-
Series F Preferred Stock, $0.0001 par value, 2,500 authorized, 2,500 issued and outstanding at September 30, 2023	-	-
Series G Preferred Stock, $0.0001 par value, 2,500 authorized, 2,500 issued and outstanding at September 30, 2023	-	-
Additional paid-in capital	181,473,324	185,660,201
Accumulated deficit	(173,202,159)	(173,202,159)
Total stockholders’ equity	8,271,222	12,458,177
Total capitalization	$8,271,222	$12,458,177

A $0.25 increase or decrease in the assumed public offering price of $6.44 per share (the last reported sale price of our common stock on Nasdaq on February 5, 2024) would cause the net proceeds from this offering, after deducting the placement agent discounts and commissions and estimated offering expenses, received by us to increase or decrease, respectively, by approximately $179,542, assuming that the number of shares offered by us, as set forth on the cover page of this prospectus, remains the same and after deducting the estimated placement agent fees and estimated offering expenses payable by us and assuming no exercise of the Series F Common Warrants issued in this offering and assuming no sale of any Prefunded Warrants. An increase or decrease of 100,000 shares of common stock offered by us, as set forth on the cover page of this prospectus, would cause the net proceeds from this offering, after deducting the placement agent discounts and commissions and estimated offering expenses, received by us to increase or decrease, respectively, by approximately $595,700, assuming no change in the assumed public offering price per share of common stock and after deducting the estimated placement agent fees and estimated offering expenses payable by us and assuming no exercise of the Common Warrants issued in this offering and assuming no sale of any Prefunded Warrants.

(1)	The above discussion and table are based on 634,497 shares outstanding as of February 5, 2024, and excludes:

•	20,785 shares of common stock issuable upon the exercise of outstanding stock options and restricted stock units (“RSUs”);

•	25 shares of common stock issuable upon the exercise of warrants issued on January 24, 2020 for $9,750 per share until January 23, 2025;

•	1,568 shares of common stock issuable upon the exercise of warrants issued on June 2, 2020 for $9,750 per share until June 2, 2025;

•	2 shares of common stock issuable upon the exercise of warrants issued to the placement agents for $97,500 per share until August 18, 2024;

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•	2,361 shares of common stock issuable upon the exercise of warrants issued in connection with a July 2021 private placement offering for $7,898 per share until July 14, 2026 (the “July 2021 Offering”);

•	283 shares of common stock issuable upon the exercise of warrants issued to the placement agent in connection with the July 2021 Offering for $10,591 per share until July 14, 2026;

•	1,923 shares of common stock issuable upon the exercise of the warrants issued to the investors of the Series F Preferred Stock and Series G Preferred Stock for $2,447 per share until February 15, 2027 (the “February 2022 Offering”);

•	154 shares of common stock issuable upon the exercise of warrants issued to the placement agent in connection with the February 2022 Offering for $2,437 per share until February 15, 2027;

•	77 shares of common stock issuable upon the exercise of warrants for $124 per share until June 22, 2027 (the “June 2022 Offering”);

•	2,915 shares of common stock issuable upon the exercise of warrants issued to the placement agent in connection with the June 2022 Offering for $154 per share until June 22, 2027;

•	3,692 shares of common stock issuable upon the exercise of warrants issued to the placement agent in connection with a private placement for $406 per share until July 24, 2025 (the “July 2022 Private Placement”);

•	2,418 shares of common stock issuable upon exercise of preferred investment options issued to the placement agent in connection with the 2022 Private Placement for $233 per share until November 16, 2025;

•	163,113 shares of common stock issuable upon the exercise of Series D warrants issued in a public offering pursuant to a registration statement on Form S-1 (File No: 333-271181) on June 23, 2023 to purchase 168,856 shares of common stock for $19 per share until June 22, 2028 (the “June 2023 Offering);

•	10,131 shares issuable upon the exercise of warrants issued to the placement agent of the June 2023 Offering for $33 per share until June 22, 2028;

•	326,766 shares of common stock issuable upon the exercise of warrants issued to holders of our Series C Preferred Investment Options pursuant to an inducement letter agreement, dated August 14, 2023, for $21 per share until August 13, 2028 (the “August 2023 Offering”); and

•	9,803 shares of common stock issuable upon the exercise of warrants issued to the placement agent in connection with the August 2023 Offering to purchase 9,803 shares of common stock for $26 per share until August 13, 2028.

DILUTION

Purchasers of our securities in this offering will experience an immediate and substantial dilution in the as adjusted net tangible book value of their shares of our common stock. Dilution in net tangible book value represents the difference between the public offering price per share of common stock (attributing no value to the Series F Common Warrants issued in this offering and assuming no sale of any Prefunded Warrants) and the as adjusted net tangible book value per share of our common stock immediately after the offering.

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The historical net tangible book value of our common stock as of September 30, 2023, was $2,464,543, or $4.34 per share. Historical net tangible book value per share of our common stock represents our total tangible assets (total assets less intangible assets) less total liabilities divided by the number of shares of our common stock outstanding as of that date. After giving effect to the sale of shares of common stock in this offering at a public offering price of $6.44 per share of common stock (the last reported sale price of our common stock on Nasdaq on February 5, 2024) and assuming no exercise of the Series F Common Warrants issued in this offering and assuming no sale of any Prefunded Warrants, for net proceeds of approximately $4.2 million, our as adjusted net tangible book value as of September 30, 2023 would have been $6,651,498 or approximately $4.95 per share of our common stock. This represents an immediate increase in net tangible book value per share of $0.61 to the existing stockholders and an immediate dilution in net tangible book value per share of $1.49 to new investors (assuming no exercise of the Series F Common Warrants issued in this offering, attributing no value to the Series F Common Warrants issued in this offering, and assuming no sale of any Prefunded Warrants). We determine dilution by subtracting the as adjusted net tangible book value per share after this offering from the amount of cash that a new investor paid for a share of common stock in this offering. The following table illustrates this per share dilution to new investors:

Public offering price per share		$6.44
Historical net tangible book value per share as of September 30, 2023	$4.34
Increase in net tangible book value per share attributable to the offering	0.61
As adjusted net tangible book value (deficit) per share as of September 30, 2023		4.95
Dilution in net tangible book value per share to new investors		$1.49

The dilution information discussed above is illustrative only and will change based on the actual public offering price and other terms of this offering determined at pricing. A $0.50 decrease in the assumed public offering price of $6.44  per share of common stock (the last reported sale price of our common stock on Nasdaq on February 5, 2024) would decrease our as adjusted net tangible book value after this offering by $(718,168) and increase dilution per share to new investors purchasing shares of common stock in this offering by $(0.04), assuming that the number of shares of common stock offered by us, as set forth on the cover page of this prospectus, remains the same and after deducting the estimated placement agent fees and estimated offering expenses payable by us and assuming no exercise of the Series F Common Warrants issued in this offering and assuming no sale of any Prefunded Warrants. A $0.50 increase in the assumed public offering price of $6.44 per share of common stock (the last reported sale price of our common stock on Nasdaq on February 5, 2024) would increase our as adjusted net tangible book value after this offering by $718,168 and decrease dilution per share to new investors purchasing shares of common stock in this offering by $0.03 (assuming that the number of shares of common stock offered by us, as set forth on the cover page of this prospectus, remains the same and after deducting the estimated placement agent fees and estimated offering expenses payable by us and assuming no exercise of the Series F Common Warrants issued in this offering and assuming no sale of any Prefunded Warrants). An increase of 100,000 shares of common stock offered by us, as set forth on the cover page of this prospectus, would increase our as adjusted net tangible book value after this offering by $595,700 and decrease dilution per share to new investors purchasing shares of common stock in this offering by $(0.07), assuming no change in the assumed public offering price per share of common stock and after deducting the estimated placement agent fees and estimated offering expenses payable by us and assuming no exercise of the Series F Common Warrants issued in this offering and assuming no sale of any Prefunded Warrants. A decrease of 100,000 shares of common stock offered by us, as set forth on the cover page of this prospectus, would decrease our as adjusted net tangible book value after this offering by $(595,700) and increase dilution per share to new investors purchasing shares of common stock in this offering by $0.08, assuming no change in the assumed public offering price per share of common stock and after deducting the estimated placement agent fees and estimated offering expenses payable by us and assuming no exercise of the Series F Common Warrants issued in this offering and assuming no sale of any Prefunded Warrants

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(1)	The above discussion and table are based on 567,926shares outstanding as of September 30, 2024, and excludes:

•	20,785 shares of common stock issuable upon the exercise of outstanding stock options and restricted stock units (“RSUs”);

•	25 shares of common stock issuable upon the exercise of warrants issued on January 24, 2020 for $9,750 per share until January 23, 2025;

•	1,568 shares of common stock issuable upon the exercise of warrants issued on June 2, 2020 for $9,750 per share until June 2, 2025;

•	2 shares of common stock issuable upon the exercise of warrants issued to the placement agents for $97,500 per share until August 18, 2024;

•	2,361 shares of common stock issuable upon the exercise of warrants issued in connection with a July 2021 private placement offering for $7,898 per share until July 14, 2026 (the “July 2021 Offering”);

•	283 shares of common stock issuable upon the exercise of warrants issued to the placement agent in connection with the July 2021 Offering for $10,591 per share until July 14, 2026;

•	1,923 shares of common stock issuable upon the exercise of the warrants issued to the investors of the Series F Preferred Stock and Series G Preferred Stock for $2,447 per share until February 15, 2027 (the “February 2022 Offering”);

•	154 shares of common stock issuable upon the exercise of warrants issued to the placement agent in connection with the February 2022 Offering for $2,437 per share until February 15, 2027;

•	77 shares of common stock issuable upon the exercise of warrants for $124 per share until June 22, 2027 (the “June 2022 Offering”);

•	2,915 shares of common stock issuable upon the exercise of warrants issued to the placement agent in connection with the June 2022 Offering for $154 per share until June 22, 2027;

•	3,692 shares of common stock issuable upon the exercise of warrants issued to the placement agent in connection with a private placement for $406 per share until July 24, 2025 (the “July 2022 Private Placement”);

•	2,418 shares of common stock issuable upon exercise of preferred investment options issued to the placement agent in connection with the 2022 Private Placement for $233 per share until November 16, 2025;

•	163,113 shares of common stock issuable upon the exercise of Series D warrants issued in a public offering pursuant to a registration statement on Form S-1 (File No: 333-271181) on June 23, 2023 to purchase 168,856 shares of common stock for $19 per share until June 22, 2028 (the “June 2023 Offering);

•	10,131 shares issuable upon the exercise of warrants issued to the placement agent of the June 2023 Offering for $33 per share until June 22, 2028;

•	326,766 shares of common stock issuable upon the exercise of warrants issued to holders of our Series C Preferred Investment Options pursuant to an inducement letter agreement, dated August 14, 2023, for $21 per share until August 13, 2028 (the “August 2023 Offering”); and

•	9,803 shares of common stock issuable upon the exercise of warrants issued to the placement agent in connection with the August 2023 Offering to purchase 9,803 shares of common stock for $26 per share until August 13, 2028.

To the extent that outstanding options or warrants are exercised, you will experience further dilution. In addition, we may choose to raise additional capital due to market conditions or strategic considerations even if we believe we have sufficient funds for our current or future operating plans. To the extent that additional capital is raised through the sale of equity or convertible debt securities, the issuance of these securities may result in further dilution to our stockholders.

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BUSINESS

Overview

We were formed to design, manufacture, and distribute innovative tools and accessories to the building industry. We market and distribute various home improvement and construction product lines for both Do-It-Yourself and professional markets under the TOUGHBUILT® brand name, within the global multibillion-dollar per year tool market. All of our products are designed by our in-house design team. Since our initial launch of product sales nine years ago, we have experienced annual sales growth from approximately $1,000,000 in 2013 to approximately $95,000,000 in 2022.

Our business is currently based on development of innovative and state-of-the-art products, primarily in tools and hardware category, with particular focus on building and construction industry with the ultimate goal of making life easier and more productive for contractors and workers alike.

Our three major categories contain a total of 29 product lines, consisting of (i) Soft Goods, which includes kneepads, tool bags, pouches and tool belts, (ii) Metal Goods, which consists of sawhorses, tool stands and workbench and (iii) Utility Products, which includes utility knives, aviation snips, shears, lasers and levels. We also have several additional categories and product lines in various stages of development.

We design and manage our product life cycles through a controlled and structured process. We involve customers and industry experts from our target markets in the definition and refinement of our product development. Product development emphasis is placed on meeting and exceeding industry standards and product specifications, ease of integration, ease of use, cost reduction, design-for manufacturability, quality, and reliability.

Our mission consists, of providing products to the building and home improvement communities that are innovative, of superior quality derived in part from enlightened creativity for our end users while enhancing performance, improving well-being, and building high brand loyalty.

We operate through the following subsidiaries: (i) ToughBuilt Industries UK Limited; (ii) ToughBuilt Mexico; (iii) ToughBuilt Armenia, LLC; and (iv) ToughBuilt Brazil.

Recent Developments

The Company effected a reverse stock split of its outstanding common stock on a sixty-five (65) to one (1) share basis, rounding up for fractional shares, and our common stock commenced trading on a post-reverse stock split basis at market open on January 2, 2024. Unless otherwise indicated, the share and per share information in this prospectus reflects the reverse stock split. Unless stated otherwise or if the context otherwise requires, all references to dollar amounts in this prospectus are references to U.S. dollars.

Business Developments

The following highlights material business developments in our business during fiscal year ended December 31, 2023:

•	In January 2023, we launched more than 40 new SKUs into the Handheld Screwdrivers segment, including ratcheting bit drivers, insulated screwdrivers, precision, slotted, Phillips, Torx and cabinet screwdrivers and demolition drivers.

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•	In January 2023, we expanded our distribution agreement with Sodimac, the largest home improvement and construction supplier in South America. In this extended agreement, stores in Chile, Peru, Argentina, Colombia, Brazil, and Uruguay will initially begin with 15 SKUs in-store and brings 23 SKUs to Sodimac’s online marketplace.

•	In January 2023, we launched more than 20 new SKUs into the Handheld Wrenches segment, including adjustable wrenches, construction wrenches and pipe wrenches.

•	In February 2023, we launched our new line of pliers and clamps. The new line, comprised of more than 40 SKUs, will be made available for purchase through leading U.S. home improvement retailers and across ToughBuilt’s growing strategic networks of North American and global trade partners and buying groups, servicing over 18,900 storefronts and online portals worldwide.

•	In October 2023, the Company launched its StackTech product line with an initial rollout more than 25 SKUs. StackTech is an intuitive modular storage toolbox system and StackTech™ is the world’s first auto-locking stacking tool storage solution with 14 unique features.

•	In August 2023, the Company expanded its distribution in the European Union with two major retail groups, La Platforme Du Batiment and Prolians, servicing professional customers in France and Spain.

•	In August 2023, the Company expanded its distribution of products to customers in the United Kingdom through new business with Howdens UK and City Electrical Factors UK (“CEF”), marking entry into a combined network of more than 1,200 retail locations nationwide.

•	In October 2023, the Company launched its StackTech product line with an initial rollout more than 25 SKUs. StackTech is an intuitive modular storage toolbox system and StackTech™ is the world’s first auto-locking stacking tool storage solution with 14 unique features.

Our Products

We create innovative products that help our customers build faster, build stronger, and work smarter. We accomplish this by listening to what our customers want and need and researching how professionals work, then we create tools that help them save time, hassle and money.

TOUGHBUILT® manufactures and distributes an array of high-quality and rugged tool belts, tool bags, and other personal tool organizer products. We also manufacture and distribute a complete line of knee pads for various construction applications, a variety of metal goods, including utility knives, aviation snips and shears and digital measures such as lasers and levels. Our line of job site tools and material support products consists of a full line of miter saw and table saw stands, sawhorses/job site tables, roller stands and workbench. All of our products are designed and engineered in the United States and manufactured in China, India and the Philippines under our quality control supervision. We do not need government approval for any of our products.

Our soft-sided tool storage line is designed for a wide range of Do-It-Yourself and professional needs. This line of pouches and tool and accessories bags is designed to organize our customers’ tools faster and easier. Interchangeable pouches clip on and off any belt, bag ladder wall, or vehicle. Our products let our customers carry what they want so they have it when they want it. ToughBuilt’s wide mouth tool carry-all bags come in sizes from 12 inches to 30 inches. They all have steel-reinforced handles and padded shoulder straps which allow for massive loads to be carried with ease. Rigid plastic hard-body lining protects everything inside. Double mesh pockets included inside provide complete visibility for stored items. They include a lockable zipper for added security and safety and secondary side handles for when it takes more than one to carry the load.

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All of these products have innovative designs with unique features that provide extra functionality and enhanced user experience. Patented features such as our exclusive “Cliptech” mechanism incorporated in some of the products in this line are unique in these products for the industry and have distinguished the line from other similarly situated products thus we believe, increasing appeal among the other products of this category in the professional community and among the enthusiasts.

Soft Goods

The flagship of the product line is the soft goods line that consists of over 100 variations of tool pouches, tool rigs, tool belts and accessories, tool bags, totes, variety of storage solutions, and office organizers/bags for laptop/tablet/cellphones, etc. Management believes that the breadth of the line is one of the deepest in the industry and has specialized designs to suit professionals from all sectors of the industry including plumbers, electricians, framers, builders, and more.

We have a selection of over 10 models of kneepads, some with revolutionary and patented design features that allow the users to interchange components to suit particular conditions of use. Management believes that these kneepads are among the best performing kneepads in the industry. Our “all terrain” knee pad protection with snapshell technology is part of our interchangeable kneepad system which helps to customize the jobsite needs. They are made with superior quality using multilevel layered construction, heavy-duty webbing, and abrasion-resistant PVC rubber.

Metal Goods

Sawhorses and Work Support Products

The second major category consists of Sawhorses and Work Support products with unique designs and robust construction targeted for the most discerning users in the industry. The innovative designs and construction of the more than 18 products in this category have led to the sawhorses becoming among the best sellers of category everywhere they are sold. The newest additions in this category include several stands and work support products that are quickly gaining recognition in the industry and are expected to position themselves in the top tier products in a short time. Our sawhorse line, miter saw, table saw & roller stands and workbench are built to very high standards. Our sawhorse/jobsite table is fast to set up, holds 2,400 pounds, has adjustable heights, is made of all-metal construction, and has a compact design. We believe that these lines of products are slowly becoming the standard in the construction industry.

All of our products are designed in house to achieve features and benefits for not only the professional construction worker but also for the Do-It-Yourself person.

Electronic Goods

Digital Measures and Levels

TOUGHBUILT’s third major product line is the digital measure and levels. These digital measures are targeted toward the PROs for accurate job site measuring, to make sure the job is done right and in time. These digital measures help calculate what amount of construction product is needed to finish the job. Such as measures for floors, tile, and paint.

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Our Business Strategy

Our product strategy is to develop product lines in a number of categories rather than focus on a single line of goods. We believe that this approach allows for rapid growth, wider brand recognition, and may ultimately result in increased sales and profits within an accelerated time period. We believe that building brand awareness of our current ToughBuilt lines of products will expand our share of the pertinent markets. Our business strategy includes the following key elements:

•	A commitment to technological innovation achieved through consumer insight, creativity, and speed to market;

•	A broad selection of products in both brand and private labels;

•	Prompt response;

•	Superior customer service; and

•	Value pricing.

We will continue to consider other market opportunities while focusing on our customers’ specific requirements to increase sales.

Market

In addition to the construction market, our products are marketed to the “Do-It-Yourself” and home improvement marketplace. The home improvement industry has fared much better in the aftermath of the Great Recession than the housing market. The U.S. housing stock of more than 130 million homes requires regular investment merely to offset normal depreciation. And many households that might have traded up to more desirable homes during the downturn decided instead to make improvements to their current homes. Meanwhile, federal and state stimulus programs encouraged homeowners and rental property owners to invest in energy-efficient upgrades that they might otherwise have deferred. Finally, many rental property owners, responding to a surge in demand from households either facing foreclosure or nervous about buying amid the housing market uncertainty, reinvested in their units.

TOUGHBUILT® products are available worldwide in many major retailers ranging from home improvement and construction products and services stores to major online outlets. Currently, we have placement in Lowes, Home Depot, Menards, Bunnings (Australia), Princess Auto (Canada), Dong Shin Tool PIA (S. Korea) and others, as well as seeking to grow our sales in global markets such as Western and Central Europe, Russia and Eastern Europe, South America and the Middle East.

Retailers by region include:

•	United States: Lowe’s, Home Depot, Menards, Harbor Freight, ACE Hardware, Acme, TSC-Canada: Princess Auto;
•	United Kingdom: Wickes, TOOL STATION, Huws Gray, Selco Builders Warehouse, MKM, City Electrical Factors, and Carpet & Flooring;
•	Europe: Elecktro3 and NCC Hardware;
•	South America: Sodimac;
•	Mexico: Sears
•	Middle East: Lamed;
•	Australia: Kincrome, and Bunnings;
•	New Zealand: Kincrome, and Bunnings;
•	South Korea: Dong Shin Tool PIA Co., Ltd.

We are actively expanding into other markets including South Africa.

We are currently in product line reviews and discussions with Home Depot Canada, Do It Best, True Value, and other major retailers both domestically and internationally. A product line review requires the supplier to submit a comprehensive proposal which includes product offerings, prices, competitive market studies and relevant industry trends, and other information. Management anticipates, within the near term, adding to its customer base up to three major retailers, along with several distributors and private retailers within six sectors and among fifty-six targeted countries.

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Intellectual Property

We hold several patents and trademarks of various durations and believe that we hold, have applied for or license all of the patent, trademark, and other intellectual property rights necessary to conduct our business. We utilize trademarks (licensed and owned) on nearly all of our products and believe having distinctive marks that are readily identifiable is an important factor in creating a market for our goods, in identifying our brands and our Company, and in distinguishing our goods from the goods of others. We consider our ToughBuilt®, Cliptech®, and Fearless® trademarks to be among our most valuable intangible assets. Trademarks registered both in and outside the U.S. are generally valid for 10 years, depending on the jurisdiction, and are generally subject to an indefinite number of renewals for a like period on appropriate application.

In 2019, the United States Patent and Trademark Office (USPTO) granted two new design patents (U.S. D840,961S and USD841,635 S) that cover ToughBuilt’s ruggedized mobile devices, which are valid for a period of 15 years. We also have several patents pending with the USPTO and anticipate three or four of them to be granted in the near future.

We also rely on trade secret protection for our confidential and proprietary information relating to our design and processes for our products. Copyright protection is also utilized when appropriate.

Domain names are a valuable corporate asset for companies around the world, including ToughBuilt. Domain names often contain a trademark or service mark or even a corporate name and are often considered intellectual property. The recognition and value of the ToughBuilt name, trademark, and domain name are our core strengths.

We have entered into and will continue to enter into confidentiality, non-competition, and proprietary rights assignment agreements with our employees and independent contractors. We have entered into and will continue to enter into confidentiality agreements with our suppliers to protect our intellectual property.

We have not entered into any royalty agreements with respect to our intellectual property.

Innovation and Brand Strength

 Management believes that the robust capabilities at ToughBuilt eclipse those of many competitors as not every distributor or factory has the ability to quickly identify industry and end-user opportunities and execute quickly to deliver winning product lines consistently. Also, in our view, most distributors and factories do not have a recognizable and reputable brand or the proven ability to reach major retailers globally to position their products and brands. We believe that we are able to take a design from concept to market within a very short period of time.

Product and Services Diversification

TOUGHBUILT® is a singular brand with a driven team that is poised to scale into a highly recognized global entity. We aim to grow ToughBuilt with several significant subsidiaries in the next few years to become the hub/platform for professionals, Do-It-Yourselfers, and passionate builders everywhere. Management anticipates that future subsidiaries will focus on licensing, gear, mobile, equipment rentals, and maintenance services.

Suppliers

We use several suppliers in producing our products. We believe that we would be able to retain other suppliers in the event of a slow-down or loss of one or more of its current suppliers without a material adverse effect on our business operations, timeliness of delivery or quality of products.

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The tool equipment and accessories industry is highly competitive on a worldwide basis. We compete with a significant number of other tool equipment and accessories manufacturers and suppliers to the construction, home improvement, and Do-It-Yourself industry, many of which have significantly greater financial resources than we have; more comprehensive product lines; longer-standing relationships with suppliers, manufacturers, and retailers; broader distribution capabilities; stronger brand recognition and loyalty; and the ability to invest substantially more in product advertising and sales.

Our competitors’ greater capabilities in the above areas enable them to better differentiate their products from ours, gain stronger brand loyalty, withstand periodic downturns in the construction and home improvement equipment and product industries, compete effectively on the basis of price and production, and more quickly develop new products. Our financial condition and operating results can be adversely affected by these and other industry-wide downward pressures on gross margins. Principal competitive factors important to us include price, product features, relative price/performance, product quality and reliability, design innovation, marketing and distribution capability, service and support, and corporate reputation.

Going Concern

The Company has incurred substantial operating losses since its inception. As reflected in our consolidated financial statements for the fiscal quarter ended September 30, 2023, we had an accumulated deficit of approximately $173.2 million at September 30, 2023, a net loss of approximately $28.2 million, and approximately $4.1 million of net cash used in operating activities for the nine months ended September 30, 2023. As reflected in our consolidated financial statements for the fiscal year ended December 31, 2022, we had an accumulated deficit of approximately $145 million at December 31, 2022, a net loss of approximately $39.3 million for the year ended December 31, 2022, and approximately $37.3 million of net cash used in operating activities for the year ended December 31, 2022. The consolidated financial statements included in this prospectus were prepared on a going concern basis, which contemplates the realization of assets and satisfaction of liabilities in the normal course of business. We anticipate incurring additional losses until such time, if ever, that we will be able to effectively market our products. As such, it is likely that additional financing will be needed by us to fund our operations. These factors raise substantial doubt about our ability to continue as a going concern. At September 30, 2023, we had approximately $1.8 million in cash on hand. At December 31, 2023, we had an unaudited amount of approximately $1.7 million in cash on hand.

Our revenues for the three months ended September 30, 2023 were $20,630,207, compared to and $30,245,251 for the same period in 2022, a decrease of $9,615,044, or 31.8%. For the nine months ended September 30, 2023, our revenues were $59,722,486, compared to $65,353,651 for the nine months ended September 30, 2022, a decrease of $5,631,165 or 8.6%. Revenue for Q4 2023 was unaudited $24.3 million compared to $30 million in Q4 2022. This represents a 20% decrease in revenue for Q4. Our revenues decreased primarily due to capital constraints which have consequently limited our ability to meet demand for our products. In recognition of the importance of maintaining sufficient inventory levels to meet demand, the Company intends to address this limitation by exploring various financing options. However, the Company acknowledges that there can be no assurance of successfully securing the necessary capital or restoring inventory levels to their desired state in the near term.

This offering is being made on a best efforts basis and we may sell fewer than all of the securities offered hereby and may receive significantly less in net proceeds from this offering. Assuming that we receive net proceeds of approximately $4.2 million from this offering (assuming an offering with gross proceeds of $5,000,000), we believe that the net proceeds from this offering will meet our capital needs for the next six months under our current business plan. Assuming that we receive net proceeds of approximately $3.03 million from this offering (assuming an offering with gross proceeds of $3,750,000), we believe that the net proceeds from this offering will satisfy our capital needs for the next five months under our current business plan. Assuming that we receive net proceeds of approximately $1.875 million from this offering (assuming an offering with gross proceeds of $2,500,000), we believe that the net proceeds from this offering will satisfy our capital needs for the next four months under our current business plan. Assuming that we receive net proceeds of approximately $718,000 from this offering (assuming an offering with gross proceeds of $1,250,000 we believe that the net proceeds from this offering will satisfy our capital needs for the next three months under our current business plan. If we have insufficient capital to operate our business under our current business plan, we have contingency plans for our business that include, among other things, the delay of the introduction of new products, a reduction in headcount, and a reduction of the expansion of our distribution networks, which is expected to substantially reduce revenue growth and delay our profitability. There can be no assurance that our implementation of these contingency plans will not have a material adverse effect on our business.

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Seasonality

Our Company’s revenues are not seasonal. However, we usually experience a spike in sales when we introduce new products.

Human Capital Resources

As of December 31, 2023, we had a total of 165 employees, including our four executive officers, and a total of eight independent contractors and consultants. We engage consultants on an as-needed basis to supplement existing staff. All of our employees, consultants, and contractors that are involved with sensitive and/or proprietary information have signed nondisclosure agreements. Since the onset of the COVID-19 pandemic, we have taken an integrated approach to helping our employees manage their work and personal responsibilities, with a strong focus on employee well-being, health, and safety.

 Our human capital resources objectives include, as applicable, identifying, recruiting, retaining, incentivizing and integrating our existing and new employees, advisors and consultants. The principal purposes of our equity and cash incentive plans are to attract, retain and reward personnel through the granting of stock-based and cash-based compensation awards, in order to increase stockholder value and the success of our Company by motivating such individuals to perform to the best of their abilities and achieve our objectives.

Corporate History

We were incorporated in the State of Nevada on April 9, 2012, as Phalanx, Inc. We changed our name to ToughBuilt Industries, Inc. on December 29, 2015. On September 18, 2018, we effected a 1-for-2 reverse stock split of our common stock. We consummated our initial public offering pursuant to a registration statement on Form S-1 (File No: 333-226104) declared effective by the SEC on November 8, 2018, and become an SEC Exchange Act reporting company pursuant to a Form 8-A (File No. 001-38739) on November 8, 2018. On April 15, 2020, we effected a 1-for-10 reverse stock split of our common stock. On April 25, 2022, we effected a 1-for-150 reverse stock split of our common stock. On January 2, 2023, few effected a 1-for-65 reverse stock split. Unless otherwise indicated, the share and per share information in this prospectus reflects the 1-for-65 reverse stock split.  The authorized number and par value of our common stock did not change as a result of any of the reverse stock splits.

Executive Offices and Internet Website

Our principal executive offices are located at 8669 Research Drive, Irvine, CA 92618, and our telephone number is (949) 528-3100. Our website address is www.toughbuilt.com. Information contained in, or accessible through, our website does not constitute part of this prospectus or registration statement and inclusions of our website address in this prospectus or registration statement are inactive textual references only. You should not rely on any such information in making your decision whether to purchase our securities.

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MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

You should read the following discussion and analysis of our financial condition and results of operations together with the section entitled “Selected Financial Data” and our financial statements and related notes appearing elsewhere in this prospectus. Some of the information contained in this discussion and analysis or set forth elsewhere in this prospectus, including information with respect to our plans and strategy for our business and related financing, includes forward-looking statements that involve risks and uncertainties. As a result of many factors, including those factors set forth in the section entitled “Risk Factors,” our actual results could differ materially from the results described in or implied by the forward-looking statements contained in the following discussion and analysis. You should carefully read the section entitled “Risk Factors” to gain an understanding of the important factors that could cause actual results to differ materially from our forward-looking statements. Please also see the section entitled “Special Note Regarding Forward-Looking Statements.”

Overview

We were formed to design, manufacture, and distribute innovative tools and accessories to the building industry. The global tool market industry is a multibillion-dollar business.

Our business is based on the development of innovative and state-of-the-art products, primarily in the tools and hardware category, with a particular focus on the building and construction industry with the ultimate goal of making life easier and more productive for contractors and workers alike.

Our three major categories contain a total of 29 product lines, consisting of (i) Soft Goods, which includes kneepads, tool bags, pouches and tool belts, (ii) Metal Goods, which consists of sawhorses, tool stands and workbench and (iii) Utility Products, which includes utility knives, aviation snips, shears, lasers and levels. We also have several additional categories and product lines in various stages of development.

We are continuing to focus our efforts on increased marketing campaigns, and distribution programs to strengthen the demand for our products globally. Management anticipates that our capital resources will improve as our products gain wider market recognition and acceptance resulting in increased product sales.

As discussed below, while we have faced the impacts of COVID-19 and inflation, we have been able to obtain significant revenue growth. Notwithstanding, we have incurred substantial operating losses since our inception and anticipate incurring additional losses for the foreseeable future until such time, if ever, that we can commercialize our technology currently in development. The consolidated financial statements included in this prospectus were prepared on a going concern basis, which contemplates the realization of assets and satisfaction of liabilities in the normal course of business. We anticipate incurring additional losses until such time, if ever, that we will be able to effectively market our products. To fund our operations and grow our business, we will require to fund our capital requirements through the sale of debt or equity securities or other arrangements. There can be no assurances that will be able to obtain additional financing on acceptable terms, if at all. If we are unable to obtain such additional financing, future operations would need to be scaled back or discontinued. See “Liquidity and Capital Resources; Going Concern.”

Going Concern

The Company has incurred substantial operating losses since its inception. As reflected in our consolidated financial statements for the fiscal quarter ended September 30, 2023, we had an accumulated deficit of approximately $173.2 million at September 30, 2023, a net loss of approximately $28.2 million, and approximately $4.1 million of net cash used in operating activities for the nine months ended September 30, 2023. As reflected in our consolidated financial statements for the fiscal year ended December 31, 2022, we had an accumulated deficit of approximately $145 million at December 31, 2022, a net loss of approximately $39.3 million for the year ended December 31, 2022, and approximately $37.3 million of net cash used in operating activities for the year ended December 31, 2022. The consolidated financial statements in included in this prospectus were prepared on a going concern basis, which contemplates the realization of assets and satisfaction of liabilities in the normal course of business. At September 30, 2023, we had approximately $1.8 million in cash on hand. At December 31, 2023, we had an unaudited amount of approximately $1.7 million in cash on hand.

We anticipate incurring additional losses until such time, if ever, that we will be able to effectively market our products. To fund our operations and grow our business, we will require to fund our capital requirements through the sale of debt or equity securities or other arrangements. These factors raise substantial doubt about our ability to continue as a going concern. See “Liquidity and Capital Resources; Going Concern” below.

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Our revenues for the three months ended September 30, 2023 were $20,630,207, compared to and $30,245,251 for the same period in 2022, a decrease of $9,615,044, or 31.8%. For the nine months ended September 30, 2023, our revenues were $59,722,486, compared to $65,353,651 for the nine months ended September 30, 2022, a decrease of $5,631,165 or 8.6%. Revenue for Q4 2023 was unaudited $24.3 million compared to $30 million in Q4 2022. The decrease was primarily due to overall market sector decline in sales. This represents a 20% decrease in revenue for Q4. Our revenues decreased primarily due to capital constraints which have consequently limited our ability to meet demand for our products. In recognition of the importance of maintaining sufficient inventory levels to meet demand, the Company intends to address this limitation by exploring various financing options. However, the Company acknowledges that there can be no assurance of successfully securing the necessary capital or restoring inventory levels to their desired state in the near term.

Corporate History

We were incorporated in the State of Nevada on April 9, 2012, as Phalanx, Inc. We changed our name to ToughBuilt Industries, Inc. on December 29, 2015. On September 18, 2018, we effected a 1-for-2 reverse stock split of our common stock. We consummated our initial public offering pursuant to a registration statement on Form S-1 (File No: 333-226104) declared effective by the SEC on November 8, 2018, and become an SEC Exchange Act reporting company pursuant to a Form 8-A (File No. 001-38739) on November 8, 2018. On April 15, 2020, we effected a 1-for-10 reverse stock split of our common stock. On April 25, 2022, we effected a 1-for-150 reverse stock split of our common stock. On January 2, 2024, we effected a 1-for-65 reverse stock split. Unless otherwise indicated, the share and per share information in this prospectus reflects the 1-for-65 reverse stock split.

Key factors affecting our performance

As a result of a number of factors, our historical results of operations may not be comparable to our results of operations in future periods, and our results of operations may not be directly comparable from period to period. Set forth below is a brief discussion of the key factors impacting our results of operations.

Known Trends and Uncertainties

Seasonality

Our Company’s revenues are not seasonal. However, we usually experience a spike in sales when we introduce new products.

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Inflation

Prices of certain commodity products, including raw materials, are historically volatile and are subject to fluctuations arising from changes in domestic and international supply and demand, labor costs (e.g., in China), competition, market speculation, government regulations, trade restrictions and tariffs. Increasing prices in the component materials for the parts of our goods may impact the availability, the quality and the price of our products, as suppliers search for alternatives to existing materials and increase the prices they charge. Our suppliers may also fail to provide consistent quality products as they may substitute lower-cost materials to maintain pricing levels. Rapid and significant changes in commodity prices may negatively affect our profit margins if we are unable to mitigate any inflationary increases through various customer pricing actions and cost reduction initiatives. To offset increased prices charged by our manufacturers and increased shipping rates, we increased the prices of our products in 2022.

Supply Chain

We acquire a majority of our products from manufacturers and distributors located in China, India and the Philippines. We do not have any long-term contracts or exclusive agreements with our foreign suppliers that would ensure our ability to acquire the types and quantities of products we desire at acceptable prices and in a timely manner. We utilize a number of techniques to address potential disruption in and other risks relating to our supply chain, including in certain cases the use of other qualified suppliers. We decreased our inventory from $40,365,286 at December 31, 2022 to $28,070,889 at September 30, 2023. Due to our inventory levels in 2022 and the nine months ended September 30, 2023, the ongoing supply chain disruptions have not had a material adverse effect on our operations and we do not currently anticipate that any continued supply chain disruptions will have a material adverse effect on our operations for the fiscal year 2023.

COVID-19

In March 2020, the World Health Organization declared the outbreak of a novel coronavirus (COVID-19) as a pandemic which continues to spread throughout the United States and the world. All of our Chinese facilities were temporarily closed for a period of time but have been reopened. Depending on the progression of the outbreak, including new variants and subvariants of the coronavirus, our ability to obtain necessary supplies and ship finished products to customers may be partly or completely disrupted globally. Also, our ability to maintain appropriate labor levels could be disrupted. If the coronavirus, including variants and subvariants thereof, continues to progress, it could have a material negative impact on our results of operations and cash flow, in addition to the impact on its employees.

The ultimate extent of the impact of any epidemic, pandemic, outbreak, or other public health crisis on our business, financial condition and results of operations will depend on future developments, which are highly uncertain and cannot be predicted, including: new information which may emerge concerning the severity of the disease; the duration and spread of the outbreak; effectiveness of vaccination and booster vaccination campaigns; the severity of travel restrictions imposed by geographic areas in which we operate, mandatory or voluntary business closures; regulatory actions taken in response to the pandemic; other business disruptions that affect our workforce; the impact on capital and financial markets; and actions taken throughout the world, including in markets in which we operate, to contain the COVID-19 outbreak or treat its impact.

 In addition, the current outbreak of COVID-19 has resulted in a widespread global health crisis and adversely affected global economies and financial markets, and similar public health threats could do so in the future.

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Results of Operations

The Three Months Ended September 30, 2023 Compared To The Three Months Ended September 30, 2022.

Revenues

	Three Months Ended September 30, 2023	Three Months Ended September 30, 2022
Revenues, net of allowances
Metal goods	$12,754,504	$19,226,191
Soft goods	6,035,706	8,239,785
Electronic goods	1,839,997	2,779,275
Total revenues, net of allowances	$20,630,207	$30,245,251

Revenues for the three months ended September 30, 2023 and 2022 were $20,630,207 and $30,245,251, respectively, which consisted of metal goods, soft goods and electronic goods sold to customers. Revenues decreased in 2023 over 2022 by $9,615,044, or 31.8%, primary due to decrease in demand.

Cost of Goods Sold

	Three Months Ended September 30, 2023	Three Months Ended September 30, 2022
Cost of Goods Sold
Metal goods	$10,351,690	$14,923,322
Soft goods	3,646,862	4,868,601
Electronic goods	1,718,681	2,536,171
Total cost of goods sold	$15,717,233	$22,328,094

Cost of goods sold for the three months ended September 30, 2023 and 2022 was $15,717,233 and $22,328,094, respectively. Cost of goods sold decreased in 2023 over 2022 by $6,610,861, or 30%, primarily due to our decrease in sales. Cost of goods sold as a percentage of revenues in 2023 was 76.19% as compared to cost of goods sold as a percentage of revenues in 2022 of 73.82%.

Operating Expenses

	Three Months Ended September 30, 2023	Three Months Ended September 30, 2022
Operating expenses
Selling, general and administrative expenses	$12,572,066	$14,676,135
Research and development	2,916,349	2,781,676
Total operating expenses	$15,488,815	$17,457,811

Operating expenses consist of selling, general and administrative expenses and research and development costs. Selling, general and administrative expenses (the “SG&A Expenses”) for the three months ended September 30, 2023 and 2022 were $12,572,066 and $14,676,135, respectively. SG&A Expenses decreased in 2023 over 2022 by $2,104,069, or 14%, primarily due to a decrease in salaries. SG&A Expense for the quarter ended September 30, 2023 as a percentage of revenues was 60.94%, compared to 48.52% for the quarter ended September 30, 2022. We expect our SG&A Expenses will continue to decrease as our business matures, and we develop economies of scale.

Research and development costs (“R&D”) for the three months ended September 30, 2023 and 2022 were $2,916,349 and $2,781,676, respectively. R&D costs increased by $134,673, or 4.8%. This increase was primarily due to developing new tools for the construction industry.

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Other Income (Expense)

	Three Months Ended September 30, 2023	Three Months Ended September 30, 2022
Other income (expense)
Warrant issuance costs	$(186,450)	$(969,791)
Change in fair value of warrant and preferred investment option liabilities	3,033,537	19,065,297
Inducement expense	(6,373,353)	-
Interest expense	(146,867)	(548,422)
Total other income	$(3,673,133)	$17,547,084

Other income (expense) for the three months ended September 30, 2023 consisted of change in fair value of warrant and preferred investment option liabilities in the amount of $3,033,537, interest expense of $146,867, inducement expense of $6,373,353 and warrant expense of $186,450. Other expense for the three months ended September 30, 2022 consisted of warrant and preferred investment option issuance costs in the amount of $969,791, interest expense of $548,422 and change in fair value of warrant and preferred investment option liabilities in the amount of $19,065,297.

Net Income (Loss)

Due to factors set forth above, we recorded a net loss of $14,248,574 for the three months ended September1 30, 2023 as compared to a net income of $8,006,430 for the three months ended September 30, 2022.

The Nine Months Ended September 30, 2023 Compared To The Nine Months Ended September 30, 2022.

Revenues

	Nine Months Ended September 30, 2023	Nine Months Ended September 30,2022
Revenues, net of allowances
Metal goods	$30,475,518	$34,354,744
Soft goods	25,938,923	27,258,989
Electronic goods	3,308,045	3,739,918
Total revenues, net of allowances	$59,722,486	$65,353,651

Revenues for the nine months ended September 30, 2023 and 2022 were $59,722,486 and $65,353,651, respectively, which consisted of metal goods, soft goods and electronic goods sold to customers. Revenues decreased in 2023 over 2022 by $5,631,165, or 8.6%, primarily due to decrease in demand.

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Cost of Goods Sold

	Nine Months Ended September 30, 2023	Nine Months Ended September 30, 2022
Cost of Goods Sold
Metal goods	$25,732,707	$28,041,096
Soft goods	16,528,326	18,011,023
Electronic goods	3,150,236	3,432,832
Total cost of goods sold	$45,411,269	$49,484,951

Cost of goods sold for the nine months ended September 30, 2023 and 2022 was $45,411,269 and $49,484,951, respectively. Cost of goods sold decreased in 2023 over 2022 by $4,073,682 or 8%, primarily due to our decrease in sales. Cost of goods sold as a percentage of revenues in 2023 was 76% as compared to cost of goods sold as a percentage of revenues in 2022 of 75.72%.

Operating Expenses

	Nine Months Ended September 30, 2023	Nine Months Ended September 30, 2022
Operating expenses
Selling, general and administrative expenses	$42,618,510	$45,106,976
Research and development	9,357,273	8,050,481
Total operating expenses	$51,975,783	$53,157,457

Operating expenses consist of selling, general and administrative expenses and research and development costs. Selling, general and administrative expenses (the “SG&A Expenses”) for the nine months ended September 30, 2023 and 2022 were $42,618,510 and $45,106,976, respectively. SG&A Expenses decreased in 2023 over 2022 by $2,488,466, or 5.5% primarily due to a decrease in salaries. SG&A Expense for the nine months ended September 30, 2023 as a percentage of revenues was 71.36% compared to 69.02% for the nine months ended September 30, 2022. We expect our SG&A Expenses will start to increase at a lower rate as our business matures, and we develop economies of scale.

Research and development costs (“R&D”) for the nine months ended September 30, 2023 and 2022 were $9,357,273 and $8,050,481, respectively. R&D costs increased by $1,306,792, or 16.2%. This increase was primarily due to the development of new tools for the construction industry.

Other Income (Expense)

	Nine Months Ended September 30, 2023	Nine Months Ended September 30, 2022
Other income (expense)
Warrant issuance costs	$(538,218	$(1,415,229)
Change in fair value of warrant and preferred investment option liabilities	17,761,007	23,111,029
Inducement expense	(6,373,353)	-
Interest expense	(1,433,975)	(640,603)
Total other income	$9,415,461	$21,055,197

Other income (expense) for the nine months ended September 30, 2023 consisted of warrant issuance costs in the amount of $538,218 interest expense of $1,433,975, inducement expense of $6,373,353 and change in fair value of warrant liabilities in the sum of $17,761,007. Other expense for the nine months ended September 30, 2022 consisted of warrant issuance costs in the amount of $1,415,229, interest expense of $640,603 and change in fair value of warrant and preferred investment option liabilities in the sum of $23,111,029.

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Net Income (Loss)

Due to factors set forth above, we recorded a net loss of $28,249,105 for the nine months ended September 30, 2023 as compared to a net loss of $16,233,560 for the nine months ended September 30, 2022.

The Fiscal Year Ended December 31, 2022 Compared To The Fiscal Year Ended December 31, 2021.

Revenues

	Year Ended December 31, 2022	Year Ended December 31, 2021
Revenues, net of allowances
Metal goods	$51,160,571	$26,835,410
Soft goods	38,301,113	40,030,219
Electronic goods	5,792,083	3,160,695
Total revenues, net of allowances	$95,253,767	$70,026,324

Revenues, net of allowances, for the years ended December 31, 2022 and 2021 were $95,253,767 and $70,026,324, respectively, consisted of metal goods, soft goods and electronic goods sold to customers. Revenues increased in 2022 over 2021 by $25,227,443, or 36%, primarily due to wide acceptance of our products in the tools industry and receipt of recurring sales orders for metal goods and soft goods from our existing customers and new customers, and introduction and sale of new soft goods products and electronic goods to our customers. Amazon was a major factor of the increase.

Cost of Goods Sold

	Year Ended December 31, 2022	Year Ended December 31, 2021
Cost of Goods Sold
Metal goods	$40,434,106	$22,606,173
Soft goods	24,413,884	27,302,847
Electronic goods	5,194,514	1,003,493
Total cost of goods sold	$70,042,504	$50,912,513

Cost of goods sold for the years ended December 31, 2022 and 2021 was $70,042,504 and $50,912,513, respectively. Cost of goods sold increased in 2022 over 2021 by $19,129,991, or 37.6% primarily due to the increase in the cost of steel and plastics polyester needed to manufacture metal goods and soft goods, an increase in labor cost in China, high inflation rates, as well as increased prices in tariffs and shipping rates. Cost of goods sold as a percentage of revenues in 2022 was 73.5%, as compared to cost of goods sold as a percentage of revenues in 2021 of 72.7%

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Operating Expenses

	Year Ended December 31, 2022	Year Ended December 31, 2021
Operating expenses:
Selling, general and administrative expenses	$66,189,907	$51,434,180
Research and development	11,296,948	6,980,453
Total operating expenses	$77,486,855	$58,414,633

Operating expenses consist of selling, general and administrative expenses, and research and development costs. Selling, general and administrative expenses (the “SG&A Expenses”) for the years ended December 31, 2022 and 2021 were $66,189,907 and $51,434,180, respectively. SG&A Expenses increased in 2022 over 2021 by $14,755,727, or 28.7%, primarily due to hiring additional employees and engaging additional independent contractors and consultants (e.g., industrial designers, sales, operations and accounting staff, and a human resource team) to grow the Company, of which increased the total number of employees, independent contractors and consultants to 259 as of December 31, 2022. SG&A Expenses in 2022 as a percentage of revenues was 69.5%, as compared 73.4% in 2021. We expect our SG&A Expenses will continue to increase as we plan to bring professional management team and staff on board, expend cash to raise capital for new products development, and acquire a new warehouse/storage facility to expand its operations and maintain finished products inventory on hand.

Research and development costs (the “R&D”) for the years ended December 31, 2022 and 2021 were $11,296,948 and $6,980,453, respectively. R&D costs increased in 2022 over 2021 by $4,316,495 or 61.8% primarily due to the costs incurred in developing new tools, a ruggedized mobile device, software applications to run on the mobile device related to construction industry, and stock-based compensation expense and bonuses to the R&D management team. Since we suspended our ruggedized mobile device segment, we expect R&D costs in relation to that segment to decrease until we decide to continue the development of our ruggedized mobile device segment. We expect other R&D costs, however, to continue to increase as we embark on developing new tools for the construction industry.

Other income (expense)

	Year Ended December 31, 2022	Year Ended December 31, 2021
Other income (expense)
Interest expense	$(1,914,120)	$(297,931)
Change in fair value of warrant liabilities	16,763,205	2,661,076
Warrant issuance cost	(1,868,766)	(588,221)
Total other income (expense)	$12,980,319	$1,774,924

Other expense for the year ended December 31, 2022 consisted of warrant and preferred investment option issuance costs in the amount of $1,868,766, interest expense of $1,914,120 and change in fair value of warrant and preferred investment option liabilities in the amount of $16,763,205. Other expense for the year ended December 31, 2021 consisted of warrant issuance costs in the amount of $588,221, interest expense of $297,931 and change in fair value of warrant and preferred investment option liabilities in the amount of $2,661,076.

Net loss

Due to factors set forth above, we recognized a net loss of $39,295,273 and $37,525,898 for the years ended December 31, 2022 and 2021, respectively. The large net loss is mainly attributable to building our team to meet the demand for current product lines and new product lines in design, as well as a high increase in cost of goods sold prices, as noted above.

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Liquidity and Capital Resources; Going Concern

We had $1.8 million in cash at September 30, 2023 compared to $2.6 million at December 31, 2022. We have incurred substantial operating losses since its inception. As reflected in the condensed consolidated financial statements included in this prospectus, we had an accumulated deficit of approximately $173.2 million at September 30, 2023, a net loss of approximately $28.2 million, and approximately $4.1 million of net cash used by operating activities for the nine months ended September 30, 2023. At December 31, 2022, we had an accumulated deficit of approximately $145 million at December 31, 2022, and a net loss of approximately $39.3 million and approximately $37.5 million of net cash used in operating activities for the year ended December 31, 2022. We presently do not have sufficient capital to sustain our operations for the 12 months from September 30, 2023 (the most recent fiscal end required to be presented in this prospectus).

This offering is being made on a best efforts basis and we may sell fewer than all of the securities offered hereby and may receive significantly less in net proceeds from this offering. Assuming that we receive net proceeds of approximately $4.2 million from this offering (assuming an offering with gross proceeds of $5,000,000), we believe that the net proceeds from this offering will meet our capital needs for the next six months under our current business plan. Assuming that we receive net proceeds of approximately $3.03 million from this offering (assuming an offering with gross proceeds of $3,750,000), we believe that the net proceeds from this offering will satisfy our capital needs for the next five months under our current business plan. Assuming that we receive net proceeds of approximately $1.875 million from this offering (assuming an offering with gross proceeds of $2,500,000), we believe that the net proceeds from this offering will satisfy our capital needs for the next four months under our current business plan. Assuming that we receive net proceeds of approximately $718,000 from this offering (assuming an offering with gross proceeds of $1,250,000 we believe that the net proceeds from this offering will satisfy our capital needs for the next three months under our current business plan. If we have insufficient capital to operate our business under our current business plan, we have contingency plans for our business that include, among other things, the delay of the introduction of new products, a reduction in headcount, and a reduction of the expansion of our distribution networks, which is expected to substantially reduce revenue growth and delay our profitability. There can be no assurance that our implementation of these contingency plans will not have a material adverse effect on our business.

The accompanying condensed consolidated financial statements have been prepared on a going concern basis, which contemplates the realization of assets and satisfaction of liabilities in the normal course of business. The financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts or the amounts and classification of liabilities that might result from the outcome of this uncertainty. We anticipate incurring additional losses until such time, if ever, that it can obtain marketing approval to sell, and then generate significant sales, of its technology that is currently in development. As such it is likely that additional financing will be needed by us to fund our operations and to develop and commercialize our technology.

Our primary source of capital during the nine months ended September 30, 2023 was from our sales of securities described below. The cash raised from that source is described below.

On June 23, 2023, we completed a public offering (the “June 2023 Offering”) of (i) 93,677 shares of common stock (“June 2023 Common Shares”), (ii) 4,886,586 Prefunded Warrants (the “June 2023 Prefunded Warrants”) to purchase 75,178 shares of common stock of the Company (the “June 2023 Prefunded Warrant Shares”) and (iii) 10,975,611 Series D warrants (the “Series D Common Warrants”) to purchase 168,856 shares of common stock of the Company (the “Series D Common Warrant Shares”). The offering price of each June 2023 Common Share and accompanying Series D Common Warrant was $26.65, and the offering price of each Prefunded Warrant and accompanying Class D Common Warrant was $0.4099. Subject to certain ownership limitations described in the Series D Common Warrants, the Series D Common Warrants have an exercise price of $18.85 per share of common stock, are exercisable upon issuance and will expire five years from the date of issuance. The exercise price of the Series D Common Warrants is subject to adjustment for stock splits, reorganizations, recapitalizations and similar capital transactions as described in the Series D Common Warrants. We received net proceeds of approximately $3,800,000 from the June 2023 Offering, after deducting the estimated June 2023 Offering expenses payable by the Company. The Company used the net proceeds for general corporate and working capital purposes.

On August 17, 2023, the Company issued in a private placement, common stock purchase warrants (the “New Warrants”) to purchase up to 326,767 shares of the Company’s common stock (the “New Warrant Shares”) to certain holders of the Company’s then existing Series C preferred investment options (the “Series C Preferred Investment Options”) issued to such investors in the Company’s November 2022 Private Placement. The New Warrants were issued pursuant to an Inducement Offer Letter Agreement, dated August 14, 2023, between the Company and the investors pursuant to which the Company agreed to reduce the original exercise price of the Series C Preferred Investment Options from $153.73 to $20.81 in exchange for the investors’ agreeing to exercise their Series C Preferred Investment Options for cash on or before 10:00 p.m. on August 14, 2023. All of the Series C Preferred Investment Options were exercised before the deadline. The Company received net proceeds of approximately $2.9 million from the exercise of the Series C Preferred Investment Options, after deducting commissions and expenses payable by the Company. The Company used the net proceeds for general corporate and working capital purposes. Each New Warrant is exercisable for $20.81 per share of common stock (subject to adjustment for stock splits, reorganizations and recapitalizations) immediately upon issuance until the fifth anniversary from the date of the issuance date. If at the time of exercise of the New Warrants there is no effective registration statement registering, or the prospectus contained therein is not available for the resale of the New Warrant Shares, the New Warrants may be exercised in whole or in part by means of a “cashless exercise.” On August 24, 2023, the Company filed a registration statement on Form S-3 (File No. 333-274189) to register the New Warrant Shares. The registration statement was declared effective by the SEC on September 1, 2023.

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We intend to use our cash within the twelve months from September 30, 2023 and beyond for working capital and research and development.

We will seek to obtain additional capital through the sale of debt or equity financings or other arrangements to fund operations; however, there can be no assurance that we will be able to raise needed capital under acceptable terms, if at all. The sale of additional equity may dilute existing stockholders and newly issued shares may contain senior rights and preferences compared to currently outstanding shares of common stock. Issued debt securities may contain covenants and limit our ability to pay dividends or make other distributions to stockholders. If we are unable to obtain such additional financing, future operations would need to be scaled back or discontinued. Due to the uncertainty in our ability to raise capital, management believes that there is substantial doubt in our ability to continue as a going concern for the next twelve months from the issuance of these condensed consolidated financial statements.

Cash Flows

	Nine Months Ended September 30,
	2023	2022
Cash flows used in operating activities	$(4,109,040)	$(30,295,137)
Cash flows used in investing activities	(3,313,252)	(7,063,646)
Cash flows from financing activities	6,692,360	31,474,999
Net (decrease) increase in cash during period	$(729,932)	$(5,883,784)

Cash Flows Used in Operating Activities

Net cash used in operating activities for the nine months ended September 30, 2023 was $4,109,040 , attributable to a net loss of $28,249,105, offset by depreciation expense of $4,088,358, a provision for credit losses of $2,943,671, amortization of right of use asset of $1,098,832, change in fair value of warrant derivatives of $17,761,007, warrant liability issuance of $538,218, stock-based compensation expense of $328,127, inducement expense of $6,373,353, a net decrease in operating assets of $16,720,423, and a net increase of operating liabilities of $9,810,090.

Net cash flows used in operating activities for the nine months ended September 30, 2022 was $30,295,137, attributable to a net loss of $16,233,560, offset by depreciation expense of $3,103,204, amortization of right of use asset of $451,481, change in fair value of warrant and preferred investment option liabilities of $23,111,029, warrant issue costs of $1,415,229, loss on sale of property equipment of $15,806, stock-based compensation expense of $39,303, a net increase in operating assets of $9,813,233, and a net increase of operating liabilities of $13,837,663.

Cash Flows from (Used in) Investing Activities

Net cash used in investing activities for the nine months ended September 30, 2023 was $3,313,252 attributed to the purchase of property and equipment. Net cash used in investing activities for the nine months ended September 30, 2022 was $7,063,646 attributed to the sale of property and equipment and the purchase of property and equipment.

Cash Flows from Financing Activities

Net cash provided by financing activities for the nine months ended September 30, 2023 was $6,692,360, attributable to proceeds from issuance of stocks net of costs $6,958,318, proceeds from loan payable $779,795, and repayment of loan payable $1,045,753. Net cash provided by financing activities for the nine months ended September 30, 2022 was $31,474,999 attributable to the net cash proceeds received from the issuance of common stock, preferred stock and warrants, as well as the repurchase of common stock warrants.

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Net (Decrease) Increase in Cash During Period

As a result of the activities described above, we recorded a net decrease in cash of $729,932 for the nine months ended September 30, 2023 and a net decrease in cash of $5,883,784 for the nine months ended September 30, 2022.

	Year Ended December 31,
	2022	2021
Cash flows used in operating activities	$(37,291,817)	$(66,184,477)
Cash flows used in investing activities	(5,049,768)	(11,300,828)
Cash flows from financing activities	37,433,598	82,762,679
Net (decrease) increase in cash during period	$(4,907,987)	$5,227,374

Cash Flows Used in Operating Activities

Net cash flows used in operating activities for the year ended December 31, 2022 was $37,291,817, attributable to a net loss of $39,295,273, offset by depreciation expense of $4,162,153, bad debt expense of $2,918,869, change in fair value of warrant liabilities of $16,763,205, $1,868,766 of warrant issuance costs, stock-based compensation expense of $758,152, net increase in operating assets of $4,214,714 and a net increase in liabilities of $12,543,670. Net cash flows used in operating activities for the year ended December 31, 2021 was $66,184,477, attributable to a net loss of $37,525,898, offset by depreciation expense of $1,839,069, stock-based compensation expense of $245,548, amortization of capitalized contract costs of $640,059, change in fair value of warrant liabilities of $2,661,076 common stock issued for services of $189,000 and net increase in operating assets of $37,888,850, and net decrease in liabilities of $7,889,450. We offered cash discounts to our customers and factors to accelerate payments of accounts receivable. In addition, we negotiated extended payment terms with its suppliers, vendors and related parties to conserve its cash.

Cash Flows from (Used in) Investing Activities

Net cash used by investing activities for the year ended December 31, 2022 was $5,049,768 for the purchase of property and equipment and the proceeds from the sale of property and equipment. There was net cash used by investing activities for the year ended December 31, 2021 of $11,300,828, attributable to cash paid for purchase of property and equipment.

Cash Flows from Financing Activities

Net cash provided by financing activities for the year ended December 31, 2022 was $37,433,598, primarily attributable to the net cash proceeds of $32,981,948 and $5,978,067 from the sales of common stock and warrants, and the exercise of warrants, respectively. Net cash provided by financing activities for the year ended December 31, 2021 was $82,762,679 primarily attributable to net cash proceeds from the sales of common stock and warrants, offset by repayments of the factor loan payable

Net (Decrease) Increase in Cash During Period

We recorded a net decrease in cash of $4,907,987 for the year ended December 31, 2022. We recorded a net decrease in cash of $5,227,374 for the year ended December 31, 2021.

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Material Cash Requirements from Known Contractual and Other Obligations

The following table summarizes our contractual obligations as of September 30, 2023 and as for the 12 months thereafter:

Contractual Obligations	As of September 30, 2023	For The Twelve Months Ended September 30, 2024
Operating lease obligations	$4,260,276	$1,247,062
Total Contractual Obligations	$4,260,276	$1,247,062

Significant Accounting Policies

See the footnotes to our consolidated financial statements for the year ended December 31, 2022 and the quarter ended September 30, 2023 included with this prospectus.

MANAGEMENT

Directors and Executive Officers

The names, positions and ages of our non-independent directors and executive officers:

Name	Age	Position	Director Since
Michael Panosian	61	President, Chief Executive Officer, and Chairman of the Board of Directors (Principal Executive Officer)	January 1, 2012
Martin Galstyan	37	Chief Financial Officer (Principal Financial and Accounting Officer)	-
Joshua Keeler	47	Chief Design Officer and Director	June 7, 2019
Zareh Khachatoorian	63	Chief Operating Officer and Secretary	-

Directors serve until the next annual meeting and until their successors are elected and qualified. Officers are appointed to serve for one year until the meeting of the Board following the annual meeting of stockholders and until their successors have been elected and qualified.

Michael Panosian, Co-founder, President, CEO and Chairman of the Board

Mr. Panosian co-founded our Company in 2012 and has been CEO, President, and Chairman of the Board since inception. Mr. Panosian has over 25 years of experience in the commercialization process including innovation, design direction, product development, brand management, marketing, merchandising, sales, supply chain and finance. Mr. Panosian has deep knowledge of doing business in China where he managed large sourcing and manufacturing teams. Mr. Panosian education background is in technical aerospace engineering and is a graduate of Northrop University with specializations in helicopters and jet engines. He has been a visionary and an inventor throughout his career and is holder of numerous patents and trademarks. Mr. Panosian business background also includes construction and real estate development and product design and innovation consultancy. We believe Mr. Panosian is qualified to serve on our board of directors due to his business and leadership experience.

Martin Galstyan, Chief Financial Officer

Mr. Galstyan has been serving as the Chief Financial Officer of the Company since July 2, 2020. Mr. Galstyan joined the Company in 2012 as account manager and became controller of the Company in 2014. Mr. Galstyan set up the Enterprise Resource Planning system for the Company and EDI (Electronic Data Interchange) for the Company’s big box retailers. Mr. Galstyan has a Bachelor’s in Accounting from Woodbury University in California.

Joshua Keeler, Co-founder, Chief Design Officer and Director

As the Chief Design Officer at our Company, Mr. Keeler is responsible for all product development since the inception of the Company. Mr. Keeler is also a member of the Board. He co-founded our Company in 2012 and works directly with Mr. Panosian in bringing innovative ideas to market. Mr. Keeler is a graduate of Art Center College of Design with a Bachelor of Science (BS) in Industrial Design. Mr. Keeler has over 12 years of product development experience, working on projects spanning several fields, including: automotive, personal electronics, sporting goods and a wide expanse of tools. From 1999 to 2000 he was co-owner and Vice President of Oracle Industrial Design, Co., a private company specializing in industrial design and product development. From August 2000 to April 2004, Mr. Keeler worked for Positec Power Tool Co., a private company in Suzhou, China, designing and creating a large innovation library of numerous power tool concepts. From August 2005 to April 2008, Mr. Keeler was the chief designer for Harbinger International, Inc. From August 2008 to April 2012, he was chief designer for Pandun Inc, specializing in innovative tools and supporting products. He has lived in China and has extensive experience working directly with manufacturers to get designs into production. Mr. Keeler became a Director at our 2019 Annual Meeting, and is deemed suitable as a director by our Board due to his depth of knowledge in the industry.

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Zareh Khachatoorian, Chief Operating Officer and Secretary

Mr. Khachatoorian has over 30 years of experience in the realms of corporate purchasing, product development, merchandising and operations. Prior to joining ToughBuilt in January 2016, Mr. Khachatoorian was the President of Mount Holyoke Inc. in Northridge, California, starting in May 2014. Mr. Khachatoorian led Mount Holyoke Inc. in the servicing of its entire import and distribution operations. From August 2008 to April 2014, Mr. Khachatoorian served as the Vice President of Operations at Allied International in Sylmar, California. At Allied, Mr. Khachatoorian was responsible for the management of overseas and domestic office employees and departments involved in the areas of procurement and purchasing, inventory management, product development, engineering, control and quality assurance, and other related areas. Mr. Khachatoorian holds a BS degree in Industrial Systems Engineering from the University of Southern California. Additionally, Mr. Khachatoorian has been credited as the inventor or co-inventor of more than twenty issued patents, as well as several pending patents with the USPTO. Mr. Khachatoorian is fluent in Armenian and Farsi.

Independent Directors

The names, positions and ages of our independent directors are as follows:

Name	Age	Audit Committee	Compensation Committee	Nominating and Corporate Governance Committee	Director Since
Chris Homeister	55	Member	Chairperson	Member	December 11, 2023
Robert Faught	72	Member	Member	Chairperson	November 14, 2018
Linda Moossaian	56	Chairperson (Financial Expert)	Member	Member	December 12, 2019

Chris Homeister, Director

Chris Homeister was elected to our board of directors at our annual stockholders meeting held on December 11, 2023. Chris has been serving as the Managing Partner for Keystone Capital Group, LLC, a private equity firm that focuses on providing financial capital to small and middle market companies. Since April 2022, He also has been serving as the Consumer Operating Partner for LongueVue Capital. From June 2019 to June 2021, Mr. Homeister served as Executive Vice President and Chief Merchandising Officer for GameStop Corp. (NYSE: GME) (“GameStop”) where Chris led the overall product assortment and strategy, supply chain and transportation, visual merchandising, pricing, forecasting, demand planning, private label & licensing, financial services, vendor relations, sourcing, refurbishment operations and all ecommerce functions. Prior to joining GameStop, from October 2013 to October 2017, Mr. Homeister served as the Chief Executive Officer, President, and a member of the board of directors of Tile Shop Holdings, Inc. (Nasdaq: TTSH), a publicly traded specialty home improvement retailer. Earlier in his career, Homeister held several senior roles at Best Buy (NYSE: BBY), including senior vice president of merchandising & general manager and senior vice president of their Entertainment Business Group, where he oversaw a wide array of product categories. Earlier in his career, Homeister was the vice president of product development at Gateway, Inc. Homeister began his career at Amoco Oil Company holding a variety of finance and product marketing roles. Homeister is a graduate of The University of Iowa, holding a Bachelor of Business Administration degree, majoring in finance. Homeister also holds an MBA degree from The University of Notre Dame.

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We believe that Mr. Homeister’s experience as an executive officer and board member in the retail sector, combined with his broad financial knowledge and experience advising and working with small to middle market companies, makes him qualified to serve on our Board.

Robert Faught, Director

Mr. Faught is President of RKF International a corporate distribution and advisory company. He currently sits on the board of Kansas City based SmartHome Ventures, a private equity backed company that he founded that has developed a worldwide platform for IoT (Internet of things) products. He is also a Board Advisor for TROC, a Miami based company focused on the sales, marketing and merchandising of consumer products within the retail environment for cable, broadband, wireless and home security products. Mr. Faught was previously a board member of Stratus Silver Lining, Inc a private equity backed company that sold to Erickson in July of 2020. From 2003-2013, Mr. Faught was the Senior Vice President of Consumer Channels for Philadelphia based Comcast. He created an industry-leading organization of retail, digital marketing and retail “store within a store’s” through a series of acquisitions and innovative solutions selling and marketing cable, broadband, telephone, wireless and home security, which resulted in a $4.5BB division. He negotiated the industry's first extensive retail contracts, generating distribution in over 10,000 retail stores nationwide. He represented the cable industry as the Chairman of the Consumer/Retail Committee for CTAM from 2004 to 2013, the cable industries Washington DC based public interest firm. From 2001-2003, Mr. Faught was the President and CEO of Atlanta based Enrev Power Solutions. He was recruited by the Board to grow revenues and position the firm for a favorable IPO. He built, trained and led a high- performance cross-functional management team of Sales, Marketing, Finance and R&D and IT personnel. In 1998, Mr. Faught was recruited by the Chairman of Philips Electronics to be the President of the Americas Region. He was brought in to lead a turnaround and assume accountability for North and South America. He increased distribution and sales of several lines of consumer electronic products, which lead to a $3.0BB joint venture with Lucent Technologies. In addition, Mr. Faught directed a team of 25 Senior Managers and 12,000 employees, oversaw manufacturing of product in Guadalajara, Mexico and traveled extensively to Paris to source European goods and expand the product portfolio. He also sat on Tom Wheeler’s (FCC Chairman) CTIA board in Washington from 1998 to 2003. Prior to 1998, Mr. Faught worked in Los Angeles for L.A. Cellular and in Atlanta for Bell South Cellular, where he managed Consumer sales and marketing. Prior experiences also include leading Atari and Activision in senior Sales and Marketing roles. Mr. Faught has a BA degree in Communications from John Carroll University, Cleveland, Ohio.

We believe Mr. Faught is qualified to serve on our Board given his leadership and business experience.

Linda Moossaian, Director

Linda Moossaian is an achievement-oriented financial strategist with an exceptional record of successful initiatives in financial planning, profit optimization, joint venture accounting, and treasury management. She has a strong history of forging strategic partnerships with senior management, including CEOs and CFOs as well as key stakeholders to drive financial objectives, make strategic decisions, and analyze value-added analytics. Ms. Moossaian has a sophisticated understanding of long-range budget preparation, GAAP accounting, M&A, planning models, financial forecasting & analysis, decision support, accounting procedures, and continuous process improvement. Her advanced critical thinking, analytical, qualitative, and quantitative analysis skills have been developed through positions in corporate and public accounting and consulting. She currently is the Executive Director, Theatrical Production Finance for WarnerMedia in Burbank, CA, a position she has held since August 2021. Ms. Moossaian has previously acted as Director, Audit & Controls-WBTV Financial Administration, Director, Theatrical Production Finance and Director, Financial Planning & Analysis for Warner Bros from 2009 to the present.

We believe that Ms. Moossaian is qualified to serve on our Board given her expertise in finance and business.

Corporate Governance

The business and affairs of our Company are managed under the direction of the Board.

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Term of Office

Directors serve until the next annual meeting of stockholders and their respective successors are elected and qualified, subject to the earlier of their death, resignation or removal. Officers serve at the pleasure of the Board, subject to any contractual arrangements.

Family Relationships

There are no family relationships among any of our officers or directors.

Involvement in Certain Legal Proceedings

To the best of our knowledge, none of our directors or executive officers have, during the past ten years, been involved in any legal proceedings described in subparagraph (f) of Item 401 of Regulation S-K.

Code of Ethics

We have adopted a written Code of Business Conduct and Ethics (the “Code”) that applies to our directors, officers and employees, including our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions. We have posted a current copy of the Code on our website, www.toughbuilt.com. In addition, we will post on our website all disclosures that are required by law or the listing standards of Nasdaq concerning any amendments to, or waivers from, any provision of the Code. The reference to our website address does not constitute incorporation by reference of the information contained at or available through our website, and you should not consider it to be a part of this prospectus.

Board Committees

Our Board has an Audit Committee, a Compensation Committee, and a Nominating and Corporate Governance Committee, each comprised entirely of independent directors, of which met a total of sixteen times in 2022. The Audit Committee met a total of six times in 2022.

Audit Committee

Our Audit Committee is comprised of three individuals, each of whom is an independent director and at least one of whom, Ms. Moossaian, is an “audit committee financial expert,” as defined in Item 407(d)(5)(ii) of Regulation S-K.

Our Audit Committee oversees our corporate accounting, financial reporting practices and the audits of financial statements. For this purpose, the Audit Committee does have a charter (which is reviewed annually) and performs several functions. The Audit Committee performs the following:

•	evaluates the independence and performance of, and assesses the qualifications of, our independent auditor and engage such independent auditor;

•	approves the plan and fees for the annual audit, quarterly reviews, tax and other audit-related services and approves in advance any non-audit service to be provided by our independent auditor;

•	monitors the independence of our independent auditor and the rotation of partners of the independent auditor on our engagement team as required by law;

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•	reviews the financial statements to be included in our future Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q and review with management and our independent auditor the results of the annual audit and reviews of our quarterly financial statements; and

•	oversees all aspects our systems of internal accounting control and corporate governance functions on behalf of the Board.

Compensation Committee

Our Compensation Committee is comprised of three individuals, each of whom is an independent director.

The Compensation Committee reviews or recommends the compensation arrangements for our management and employees and also assists our Board in reviewing and approving matters such as Company benefits and insurance plans, including monitoring the performance thereof. The Compensation Committee has a charter (which is reviewed annually) and performs several functions.

The Compensation Committee has the authority to directly engage, at our expense, any compensation consultants or other advisors as it deems necessary to carry out its responsibilities in determining the amount and form of employee, executive and director compensation.

Nominating and Corporate Governance Committee

Our Nominating and Corporate Governance Committee is comprised of three individuals, each of whom is an independent director.

The Nominating and Corporate Governance Committee is charged with the responsibility of reviewing our corporate governance policies and with proposing potential director nominees to the Board for consideration. This committee has the authority to oversee the hiring of potential executive positions in our Company. The Nominating and Corporate Governance Committee has a charter (which is reviewed annually) and performs several functions.

Director Independence

Our Board has reviewed the materiality of any relationship that each of our directors has with us, either directly or indirectly. Based on this review, our Board has determined that Chris Homeister, Linda Moossaian and Robert Faught are “independent directors” as defined in Nasdaq Listing Rules and Rule 10A-3 promulgated under the Exchange Act. As such, all independent directors serve on all three of our standing Board committees, with Linda Moossaian as the Chair of the Audit Committee, Chris Homeister as the Chair of the Compensation Committee and Robert Faught as Chair of the Nominating and Corporate Governance Committee.

Indemnification of Officers and Directors

Chapter 78 of the Nevada Revised Statutes (NRS) provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he is not liable pursuant to NRS Section 78.138 or acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. NRS Chapter 78 further provides that a corporation similarly may indemnify any such person serving in any such capacity who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees) actually and reasonably incurred in connection with the defense or settlement of such action or suit if he is not liable pursuant to NRS Section 78.138 or acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the court or other court of competent jurisdiction in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all of the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the court or other court of competent jurisdiction shall deem proper.

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Our Bylaws provide that we may indemnify our officers, directors, employees, agents and any other persons to the maximum extent permitted by the NRS.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

We maintain a Code of Business Conduct and Ethics that applies to all employees, including our principal executive officer, principal financial officer, principal accounting officer, controller and persons performing similar functions, and including our independent directors, who are not our employees, with regard to their ToughBuilt-related activities. The Code incorporates guidelines designed to deter wrongdoing and to promote honest and ethical conduct and compliance with applicable laws, rules and regulations. The Code also incorporates our expectations of our employees that enable us to provide accurate and timely disclosure in our filings with the SEC and other public communications. In addition, the Code incorporates guidelines pertaining to topics such as complying with applicable laws, rules, and regulations; insider trading; reporting Code violations; and maintaining accountability for adherence to the Code. The full text of our Code is published on our web site at www.toughbuilt.com and is incorporated by reference herein. We intend to disclose future amendments to certain provisions of our Code, or waivers of such provisions granted to our principal executive officer, principal financial officer, principal accounting officer or controller and persons performing similar functions on our web site. Except as expressly stated herein, the information contained on our website does not constitute a part of this prospectus and is not incorporated by reference herein.

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EXECUTIVE COMPENSATION

Executive Compensation

The following table summarizes compensation for the years ended December 31, 2023 and 2022 for all individuals serving as our principal executive officer or acting in a similar capacity during the last completed fiscal year (“PEO”), regardless of compensation level, two most highly compensated executive officers other than the PEO who were serving as executive officers at the end of the last completed fiscal year; and up to two additional individuals for whom disclosure would have been provided pursuant to paragraph (m)(2)(ii) of Item 402 of Regulation S-K but for the fact that the individual was not serving as an executive officer of the smaller reporting company at the end of the last completed fiscal year (each a “Named Executive Officer”).

Summary Compensation Table

Name and Position	Fiscal Year Ended December 31,	Salary ($)	Stock Awards ($)	Option Awards ($)		All Other Compensation ($) (1)	Total ($)
Michael Panosian	2023	650,000	-	135,540	(2)	-	785,540
Chief Executive Officer, President (PEO)	2022	635,000	-	417,915	(2)	-	1,052,915

Martin Galstyan	2023	300,000	-	55,087	(3)	-	355,087
Chief Financial Officer	2022	320,000	-	4,591	(3)	-	324,591

Joshua Keeler	2023	475,000	-	88,140	(4)	-	563,140
Chief Design Officer	2022	620,000	-	271,765	(4)	-	891,765

Zareh Khachatoorian	2023	300,000	-	55,087	(5)	-	355,087
Chief Operating Officer	2022	320,000	-	4,591	(5)	-	324,591

(1)	Vacation pay and other.

(2)

On December 28, 2022, we granted Michael Panosian an incentive stock option to purchase 8,308 shares of common stock for $116.35 per share under the 2022 Plan (the “2022 Panosian Option”). The 2022 Panosian Option vests 50% on the grant date, with the remaining 50% vesting in equal installments on the last day of each of the thirty-six (36) full calendar months thereafter, which may be exercised in lots of a minimum of 200 shares of our common stock. As of December 31, 2023, the 2022 Panosian Option was approximately 67% vested. The expiration date of the 2022 Panosian Option is December 28, 2032, subject to terms of the 2022 Equity Incentive Plan and Mr. Panosian’s employment agreement with the Company. The fair value of the option awards issued on the grant date was $813,240.

(3)

On December 28, 2022, we granted Martin Galstyan an incentive stock option to purchase 1,731 shares of common stock for $116.35 per share under the 2022 Plan (the “2022 Galstyan Option”). The 2022 Galstyan Option vests in equal installments on the last day of each of the thirty-six (36) calendar months following the date of grant, which may be exercised in lots of a minimum of 200 shares of our common stock. As of December 31, 2023, the 2022 Galstyan Option approximately 36% has vested. The expiration date of the 2022 Galstyan Option is December 28, 2032, subject to terms of the 2022 Equity Incentive Plan and Mr. Galstyan’s employment agreement with the Company. The fair value of the option awards issued on the grant date was $165,262.

(4)

On December 28, 2022, we granted Joshua Keeler an incentive stock option to purchase 5,539 shares of common stock for $116.35 per share under the 2022 Plan (the “2022 Keeler Option”). The 2022 Keeler Option vests 50% on the grant date, with the remaining 50% vesting in equal installments on the last day of each of the thirty-six (36) full calendar months thereafter, which may be exercised in lots of a minimum of 200 shares of our common stock. As of December 31, 2023, the 2022 Keeler Option was approximately 67% vested. The expiration date of the 2022 Keeler Option is December 28, 2032, subject to terms of the 2022 Equity Incentive Plan and Mr. Keeler’s employment agreement with the Company. The fair value of the option awards issued on the grant date was $528,840.

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(5)

On December 28, 2022, we granted Zareh Khachatoorian an incentive stock option to purchase 1,731 shares of common stock for $116.35 per share under the 2022 Plan (the “2022 Khachatoorian Option”). The 2022 Khachatoorian Option vests in equal installments on the last day of each of the thirty-six (36) calendar months following the date of grant, which may be exercised in lots of a minimum of 200 shares of our common stock. As of December 31, 2023, the 2022 Khachatoorian Option was approximately 36% vested. The expiration date of the 2022 Khachatoorian Option is December 28, 2032, subject to terms of the 2022 Equity Incentive Plan and Mr. Khachatoorian’s employment agreement with the Company. The fair value of the option awards issued on the grant date was $165,262.

Employment and Related Agreements

Except as set forth below, we currently have no other written employment agreements with any of our officers and directors. The following is a description of our current executive employment agreements:

Agreements with Our Named Executive Officers

We have entered into written employment agreements with each of our Named Executive Officers, as described below. Each of our Named Executive Officers has also executed our standard form of confidential information and invention assignment agreement.

Michael Panosian Employment Agreement

We entered into the Employment Agreement dated as of December 29, 2022 with Michael Panosian (the “Panosian Employment Agreement”). The Panosian Employment Agreement provides that Mr. Panosian will serve as our Chief Executive Officer, President, and Chair of the Board for a term beginning on December 29, 2022 and ending on December 29, 2025 (the “Initial Term”), with automatic one (1) year extensions unless notice not to renew is given by either party at least 90 days prior to the relevant end date.

Pursuant to the Panosian Employment Agreement, Mr. Panosian will be entitled to: (i) an annual base salary of $650,000, which may be increased annually at the sole discretion of the Board; (ii) a potential annual target bonus of up to $350,000 payable in cash, which may be granted in the discretion of, and in an amount determined by the Compensation Committee and approved by the Board; (iii) a grant of 540,000 incentive stock options, pursuant to the 2022 Plan and also be eligible to receive annual long-term incentive awards from time to time under the 2022 Plan; (iv) participate in the Company’s health insurance plan offered to its employees; (v) participate in the Company’s 401(k) Plan; and (vi) reimbursement for all reasonable business expenses, including a $1,000 monthly automobile allowance. Any incentive-based compensation or award that Mr. Panosian receives will be subject to clawback by the Company as may be required by applicable law or, if applicable, any stock exchange listing requirement and on such basis as we determine.

In the event we terminate Mr. Panosian without “Cause” (as defined below) at any time with 90 days prior written notice, or Mr. Panosian resigns for “Good Reason” (as defined below), Mr. Panosian will be entitled to the following, provided that he executes a general waiver and release of claims: (i) an amount equal to 1.5 times the average of his base salary if terminated during the Initial Term, or an amount equal to one times the average of his then base salary; (ii) monthly payments for up to 12 months (and 18 months, if terminated during the Initial Term) of COBRA premiums for continued group health, dental and vision coverage; and (iii) the immediate vesting of all long-term incentive awards, that utilize time-based vesting.

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In the event of Mr. Panosian’s termination by us with Cause or Mr. Panosian’s resignation without “Good Reason, Mr. Panosian will only be entitled to accrued and unpaid compensation and wages accrued prior to such date.

If, within one year following a Change of Control of the Company, Mr. Panosian’s employment is terminated involuntarily by us other than for Cause, death, or disability or by Mr. Panosian pursuant to a voluntary termination for Good Reason, and Mr. Panosian executes and does not revoke a general release of claims against us and our affiliates in a form acceptable to us, then we shall, in addition to any other earned but unpaid base salary and vacation pay due through the date of such termination, provide Mr. Panosian (i) an amount equal to two times his then prevailing base salary; (ii) immediate vesting of all incentive awards; and (iii) monthly payments for up to 18 months of COBRA premiums for continued group health, dental and vision coverage.

The Panosian Employment Agreement contains restrictive covenants prohibiting Mr. Panosian from disclosing our confidential information at any time, and has executed a Proprietary Information, Inventions Assignment and Nondisclosure Agreement.

Martin Galstyan Employment Agreement

We entered into the Employment Agreement dated as of December 29, 2022 with Martin Galstyan (the “Galstyan Employment Agreement”). The Galstyan Employment Agreement provides that Mr. Galstyan will serve as our Chief Financial Officer for a term beginning on December 29, 2022 and ending on December 29, 2025, with automatic one (1) year extensions unless notice not to renew is given by either party at least 90 days prior to the relevant end date.

Pursuant to the Galstyan Employment Agreement, Mr. Galstyan will be entitled to: (i) an annual base salary of $300,000, which may be increased annually at the sole discretion of the Board; (ii) a potential annual target bonus of up to $150,000 payable in cash, which may be granted in the discretion of, and in an amount determined by the Compensation Committee and approved by the Board; (iii) a grant of 112,500 incentive stock options, pursuant to the 2022 Plan, and also be eligible to receive annual long-term incentive awards from time to time under the 2022 Plan; (iv) participate in the Company’s health insurance plan offered to its employees; (v) participate in the Company’s 401(k) Plan; and (vi) reimbursement for all reasonable business expenses, including a $500 monthly automobile allowance. Any incentive-based compensation or award that Mr. Galstyan receives will be subject to clawback by the Company as may be required by applicable law or, if applicable, any stock exchange listing requirement and on such basis as we determine.

In the event we terminate Mr. Galstyan without “Cause” (as defined below), or Mr. Galstyan resigns for “Good Reason” (as defined below), Mr. Galstyan will be entitled to the following, provided that he executes a general waiver and release of claim and does not revoke the release: (i) an amount equal to 6 months of his then base salary; (ii) monthly payments for up to 6 months of COBRA premiums for continued group health, dental and vision coverage, unless Mr. Galstyan starts receiving coverage under his subsequent employment; and (iii) continuation of his vesting schedule per the 2022 Plan, with three months for exercise of any vested option(s). If Mr. Galstyan’s employment is terminated by us following a Change of Control of the Company, Mr. Galstyan will be entitled to: (i) an amount equal to one times his then prevailing base salary; (ii) immediate vesting of all incentive awards; and (iii) monthly payments for up to 12 months of COBRA premiums for continued group health, dental and vision coverage.

In the event of Mr. Galstyan’s termination with Cause or Mr. Galstyan’s resignation without Good Reason, Mr. Galstyan shall only be entitled to accrued and unpaid compensation and wages accrued prior to such date.

If, within one year following a Change of Control of the Company, Mr. Galstyan’s employment is terminated involuntarily by us other than for Cause, death, or disability or by Mr. Galstyan pursuant to a voluntary termination for Good Reason, and Mr. Galstyan executes and does not revoke a general release of claims against us and our affiliates in a form acceptable to us, then we shall, in addition to any other earned but unpaid base salary and vacation pay due through the date of such termination, provide Mr. Galstyan (i) an amount equal to two times his then prevailing base salary; (ii) immediate vesting of all incentive awards; and (iii) monthly payments for up to 12 months of COBRA premiums for continued group health, dental and vision coverage.

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The Galstyan Employment Agreement contains restrictive covenants prohibiting Mr. Galstyan from disclosing our confidential information at any time, and has executed a Proprietary Information, Inventions Assignment and Nondisclosure Agreement.

Joshua Keeler Employment Agreement

We entered into the Employment Agreement dated as of December 29, 2022 with Joshua Keeler (the “Keeler Employment Agreement”). The Keeler Employment Agreement provides that Mr. Keeler will serve as our Chief Design Officer for a term beginning on December 29, 2022 and ending on December 29, 2025, with automatic one (1) year extensions unless notice not to renew is given by either party at least 90 days prior to the relevant end date.

Pursuant to the Keeler Employment Agreement, Mr. Keeler will be entitled to: (i) an annual base salary of $475,000, which may be increased annually at the sole discretion of the Board; (ii) a potential annual target bonus of up to $150,000 payable in cash, which may be granted in the discretion of, and in an amount determined by the Compensation Committee and approved by the Board; (iii) a grant of 360,000 incentive stock options, pursuant to the 2022 Plan, and also be eligible to receive annual long-term incentive awards from time to time under the 2022 Plan; (iv) participate in the Company’s health insurance plan offered to its employees; (v) participate in the Company’s 401(k) Plan; and (vi) reimbursement for all reasonable business expenses, including a $750 monthly automobile allowance. Any incentive-based compensation or award that Mr. Keeler receives will be subject to clawback by the Company as may be required by applicable law or, if applicable, any stock exchange listing requirement and on such basis as we determine.

In the event we terminate Mr. Keeler without “Cause” (as defined below) with 90 days prior written notice, or Mr. Keeler resigns for “Good Reason” (as defined below), Mr. Keeler will be entitled to the following, provided that he executes a general waiver and release of claims: (i) an amount equal to 1.5 times the average of his base salary if terminated during the Initial Term, or an amount equal to one times the average of his then base salary; (ii) monthly payments for up to 12 months (and 18 months, if terminated during the Initial Term) of COBRA premiums for continued group health, dental and vision coverage; and (iii) the immediate vesting of all incentive awards, that utilize time-based vesting. If Mr. Keeler’s employment is terminated by us following a Change of Control of the Company, Mr. Keeler will be entitled to: (i) an amount equal to two times his then prevailing base salary; (i) immediate vesting of all incentive awards; and (iii) monthly payments for up to 18 months of COBRA premiums for continued group health, dental and vision coverage.

In the event of Mr. Keeler’s termination by us with Cause or Mr. Keeler’s resignation without Good Reason, Mr. Keeler shall only be entitled to accrued and unpaid compensation and wages accrued prior to such date.

If, within one year following a Change of Control, Mr. Keeler’s employment is terminated involuntarily by us other than for Cause, death, or disability or by Mr. Keeler pursuant to a voluntary termination for Good Reason, and Mr. Keeler executes and does not revoke a general release of claims against us and our affiliates in a form acceptable to us, then we shall, in addition to any other earned but unpaid base salary and vacation pay due through the date of such termination, provide Mr. Keeler (i) an amount equal to two times his then prevailing base salary; (ii) immediate vesting of all incentive awards; and (iii) monthly payments for up to 18 months of COBRA premiums for continued group health, dental and vision coverage.

The Keeler Employment Agreement contains restrictive covenants prohibiting Mr. Keeler from disclosing our confidential information at any time, and has executed a Proprietary Information, Inventions Assignment and Nondisclosure Agreement.

Zareh Khachatoorian Employment Agreement

We entered into the Employment Agreement dated as of December 29, 2022 with Zareh Khachatoorian (the “Khachatoorian Employment Agreement” and, together with the Panosian Employment Agreement, the Galstyan Employment Agreement and the Khachatoorian Employment Agreement, the “Employment Agreements”). The Khachatoorian Employment Agreement provides that Mr. Khachatoorian will serve as our Chief Operating Officer and Secretary for a term beginning on December 29, 2022 and ending on December 29, 2025, with automatic one (1) year extensions unless notice not to renew is given by either party at least 90 days prior to the relevant end date.

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Pursuant to the Khachatoorian Employment Agreement, Mr. Khachatoorian will be entitled to: (i) an annual base salary of $300,000, which may be increased annually at the sole discretion of the Board; (ii) a potential annual target bonus of up to $150,000 payable in cash, which may be granted in the discretion of, and in an amount determined by the Compensation Committee and approved by the Board; (iii) a grant of 112,500 incentive stock options, pursuant to the 2022 Plan, and also be eligible to receive annual long-term incentive awards from time to time under the 2022 Plan; (iv) participate in the Company’s health insurance plan offered to its employees; (v) participate in the Company’s 401(k) Plan; and (vi) reimbursement for all reasonable business expenses, including a $500 monthly automobile allowance. Any incentive-based compensation or award that Mr. Khachatoorian receives will be subject to clawback by the Company as may be required by applicable law or, if applicable, any stock exchange listing requirement and on such basis as we determine.

In the event we terminate Mr. Khachatoorian without Cause, or Mr. Khachatoorian resigns for Good Reason (each as defined in the Khachatoorian Employment Agreement), Mr. Khachatoorian will be entitled to the following, provided that he executes a general waiver and release of claim and does not revoke the release: (i) an amount equal to 6 months of his then base salary; (ii) monthly payments for up to 6 months of COBRA premiums for continued group health, dental and vision coverage, unless Mr. Khachatoorian starts receiving coverage under his subsequent employment; and (iii) continuation of his vesting schedule per the 2022 Plan, with three months for exercise of any vested option(s). If Mr. Khachatoorian’s employment is terminated by us following a Change of Control of the Company, Mr. Khachatoorian will be entitled to: (i) an amount equal to one times his then prevailing base salary; (ii) immediate vesting of all incentive awards; and (iii) monthly payments for up to 12 months of COBRA premiums for continued group health, dental and vision coverage.

In the event of Mr. Khachatoorian’s termination with Cause or Mr. Khachatoorian’s resignation without Good Cause, Mr. Khachatoorian shall only be entitled to accrued and unpaid compensation and wages accrued prior to such date.

If, within one year following a Change of Control of the Company, Mr. Khachatoorian’s employment is terminated involuntarily by us other than for Cause, death, or disability or by Mr. Khachatoorian pursuant to a voluntary termination for Good Reason, and Mr. Khachatoorian executes and does not revoke a general release of claims against us and our affiliates in a form acceptable to us, then we shall, in addition to any other earned but unpaid base salary and vacation pay due through the date of such termination, provide the Mr. Khachatoorian (i) an amount equal to two times his then prevailing base salary; (ii) immediate vesting of all incentive awards; and (iii) monthly payments for up to 12 months of COBRA premiums for continued group health, dental and vision coverage.

The Khachatoorian Employment Agreement contains restrictive covenants prohibiting Mr. Khachatoorian from disclosing our confidential information at any time, and has executed a Proprietary Information, Inventions Assignment and Nondisclosure Agreement.

Definitions

The term “Cause” is defined in the Employment Agreements as any of the following: (i) willful engagement in an act or omission which is in bad faith and to the detriment of the Company, (ii) engagement in gross misconduct, gross negligence, or willful malfeasance, in each case causing material harm to the Company, (iii) breach of employment agreement in any material respect, (iv) executive’s habitual neglect or material failure to perform their duties (other than any such failure resulting solely from the executive’s physical or mental disability or incapacity) after a written demand for substantial performance is delivered to the executive which identifies the manner in which we believe that the executive has not performed their duties, (v) committing, pleading nolo contendere, or conviction for a felony or any crime involving fraud, embezzlement, misappropriation, theft, or moral turpitude, or use of drugs or alcohol in a way that either interferes with the performance of duties or compromise of the integrity or reputation of the Company, (vi) violation of any law relating to our business, or violation of any lawful Company policy, procedure or guideline that results in material harm to the Company as determined by us, in our reasonable discretion, or (vii) engagement in any act of dishonesty involving us, breach of any agreement with us containing confidentiality obligations, commercial bribery, or perpetration of fraud; provided, however, that the executive shall have at least forty-five (45) calendar days to cure, if curable, any of the events which could lead to their termination for Cause.

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The term “Good Reason” is defined in the Employment Agreements as any of the following that are undertaken without the executive’s express written consent: (i) the assignment to the executive of principal duties or responsibilities, or the substantial reduction of the executive’s duties and responsibilities, either of which is materially inconsistent with the executive’s position with us; (ii) a material reduction by us in the executive’s annual base salary (except to the extent the salaries of our other executive employees and any of our other controlled subsidiaries are similarly reduced); (iii) the executive’s principal place of business is, without his consent, relocated by a distance of more than forty (40) miles from the center of Irvine, California; or (iv) any material breach by us of any provision of the executive’s employment agreement.

The term “Change of Control” defined in the Employment Agreements means the occurrence of any of the following events:

(i) A change in the ownership of the Company which occurs on the date that any one person, or more than one person acting as a group (“Person”), acquires ownership of our stock that, together with the stock held by such Person, constitutes more than fifty percent (50%) of the total voting power of our stock; provided, however, that for purposes of this subsection, the acquisition of additional stock by any one Person, who is considered to own more than fifty percent (50%) of the total voting power of our stock will not be considered a Change of Control; or

(ii) A change in the effective control of the Company which occurs on the date that a majority of members of the board is replaced during any twelve (12) month period by directors whose appointment or election is not endorsed by a majority of the members of the board prior to the date of the appointment or election. For purposes of this clause (ii), if any Person is considered to be in effective control of the Company, the acquisition of additional control of the Company by the same Person will not be considered a Change of Control; or

(iii) A change in the ownership of a substantial portion of our assets which occurs on the date that any Person acquires (or has acquired during the twelve (12) month period ending on the date of the most recent acquisition by such person or persons) assets from us that have a total gross fair market value equal to or more than fifty percent (50%) of the total gross fair market value of all of our assets immediately prior to such acquisition or acquisitions; provided, however, that for purposes of this subsection (iii), the following will not constitute a change in the ownership of a substantial portion of our assets: (A) a transfer to an entity that is controlled by our stockholders immediately after the transfer, or (B) a transfer of assets by us to: (1) one of our stockholders (immediately before the asset transfer) in exchange for or with respect to our stock, (2) an entity, fifty percent (50%) or more of the total value or voting power of which is owned, directly or indirectly, by us, (3) a Person, that owns, directly or indirectly, fifty percent (50%) or more of the total value or voting power of all of our outstanding stock, or (4) an entity, at least fifty percent (50%) of the total value or voting power of which is owned, directly or indirectly, by a Person described in this subsection (iii)(B)(3). For purposes of this subsection (iii), gross fair market value means the value of our assets, or the value of the assets being disposed of, determined without regard to any liabilities associated with such assets.

For purposes of this definition, persons will be considered to be acting as a group if they are owners of a corporation that enters into a merger, consolidation, purchase or acquisition of stock, or similar business transaction with the Company.

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Outstanding Equity Awards At December 31, 2023

	Option Awards
Name	Number of securities underlying unexercised options (#) exercisable		Number of Securities underlying unexercised options (#) unexercisable	Equity incentive plan awards: Number of securities underlying unexercised unearned options (#)	Option exercise price ($)	Option expiration date
Michael Panosian, CEO & Pres. (PEO)	5,654	(1)	2,654	-	$116.35	12/28/2032
Martin Galstyan ,CFO	625	(2)	1,106	-	$116.35	12/28/2032
Joshua Keeler, CDO	3,769	(3)	1,769	-	$116.35	12/28/2032
Zareh Khachatoorian, COO	625	(4)	1,106	-	$116.35	12/28/2032

(1)	On December 28, 2022, we granted Michael Panosian an incentive stock option to purchase 540,000 shares of common stock for $1.79 per share under the 2022 Plan (the “2022 Panosian Option”). The 2022 Panosian Option vests 50% on the grant date, with the remaining 50% vesting in equal installments on the last day of each of the thirty-six (36) full calendar months thereafter, which may be exercised in lots of a minimum of 200 shares of our common stock. Due to the 1-for-65 reverse stock split of our common stock on January 2, 2024, the amount of shares issuable upon the 2022 Panosian Option was adjusted to 8,308 and the exercise price was adjusted to $116.35 per share. As of December 31, 2023, the 2022 Panosian Option was approximately 67% vested. The expiration date of the 2022 Panosian Option is December 28, 2032, subject to the terms of the Company’s 2022 Equity Incentive Plan and Mr. Panosian’s employment agreement with the Company.

(2)	On December 28, 2022, we granted Martin Galstyan an incentive stock option to purchase 112,500 shares of common stock for $1.79 per share under the 2022 Plan (the “2022 Galstyan Option”). The 2022 Galstyan Option vests in equal installments on the last day of each of the thirty-six (36) calendar months following the date of grant. Due to the 1-for-65 reverse stock split of our common stock on January 2, 2024, the amount of shares issuable upon the 2022 Galstyan Option was adjusted to 1,731 and the exercise price was adjusted to $116.35 per share. As of December 31, 2023, the 2022 Galstyan Option was approximately 36% vested. The expiration date of the 2022 Galstyan Option is December 28, 2032, subject to the terms of the Company’s 2022 Equity Incentive Plan and Mr. Galstyan’s employment agreement with the Company.

(3)	On December 28, 2022, we granted Joshua Keeler an incentive stock option to purchase 360,000 shares of common stock for $1.79 per share under the 2022 Plan (the “2022 Keeler Option”). The 2022 Keeler Option vests 50% on the grant date, with the remaining 50% vesting in equal installments on the last day of each of the thirty-six (36) full calendar months thereafter. Due to the 1-for-65 reverse stock split of our common stock on January 2, 2024, the amount of shares issuable upon the 2022 Keeler Option was adjusted to 5,539 and the exercise price was adjusted to $116.35 per share. As of December 31, 2023, the 2022 Keeler Option was approximately 67% vested. The expiration date of the 2022 Keeler Option is December 28, 2032, subject to the terms of the Company’s 2022 Equity Incentive Plan and Mr. Keeler’s employment agreement with the Company.

(4)	On December 28, 2022, we granted Zareh Khachatoorian an incentive stock option to purchase 112,500 shares of common stock for $1.79 per share under the 2022 Plan (the “2022 Khachatoorian Option”). The 2022 Khachatoorian Option vests in equal installments on the last day of each of the thirty-six (36) calendar months following the date of grant, which may be exercised in lots of a minimum of 200 shares of our common stock. Due to the 1-for-65 reverse stock split of our common stock on January 2, 2024, the amount of shares issuable upon the 2022 Khachatoorian Option was adjusted to 1,731 and the exercise price was adjusted to $116.35 per share. As of December 31, 2023, the 2022 Khachatoorian Option was approximately 36% vested. The expiration date of the 2022 Khachatoorian Option is December 28, 2032, subject to the terms of the Company’s 2022 Equity Incentive Plan and Mr. Khachatoorian’s employment agreement with the Company.

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The 2016 Equity Incentive Plan

The Toughbuilt Industries, Inc. 2016 Equity Incentive Plan (the “2016 Plan”) was adopted by the Board and approved by the stockholders on July 6, 2016. The awards per the 2016 Plan may be granted through July 5, 2026 to our employees, consultants, directors, and nonemployee directors provided such consultants, directors, and nonemployee directors render good faith services not in connection with the offer and sale of securities in a capital-raising transaction. The awards issuable under the 2016 Plan consist of options, restricted stock awards, stock bonus awards, stock appreciation rights, restricted stock units (“RSUs”) and performance awards. The 2016 Plan shall be administered by a committee of the Board or the Board.

Incentive stock options (“ISOs”) may be granted only to employees. All other awards may be granted to our employees, consultants, directors and nonemployee directors or any of our subsidiaries; provided such consultants, directors and nonemployee directors render bona fide services not in connection with the offer and sale of securities in a capital-raising transaction.

Options may be vested and exercisable within the times or upon the conditions as set forth in the award agreement governing such option; provided, however, that no option will be exercisable after the expiration of 10 years from the date the option is granted; and provided further that no ISO granted to a person who, at the time the ISO is granted, directly or by attribution owns more than ten percent (10%) of the total combined voting power of all classes of our stock or any one of our parents or subsidiaries will be exercisable after the expiration of five (5) years from the date the ISO is granted. The committee or Board also may provide for options to become exercisable at one time or from time to time, periodically or otherwise, in such number of shares or percentage of shares as the committee or Board determines.

Pursuant to the 2016 Plan, the exercise price of an option will be determined by the committee or if there is no committee, the Board, when the option granted; provided that: (i) the exercise price of an option will be not less than 100% of the Fair Market Value of the shares on the date of grant and (ii) the exercise price of any ISO granted to a 10% stockholder will not be less than 110% of the Fair Market Value of the shares on the date of grant.

Under the 2016 Plan, the term “Fair Market Value” is defined, as of any date, the value of a share of our common stock determined as follows: (a) if such common stock is publicly traded and is then listed on a national securities exchange, the closing price on the date of determination on the principal national securities exchange on which the common stock is listed or admitted to trading as officially quoted in the composite tape of transactions on such exchange or such other source as the committee deems reliable for the applicable date; (b) if such common stock is publicly traded but is neither listed nor admitted to trading on a national securities exchange, the average of the closing bid and asked prices on the date of determination as reported in The Wall Street Journal or such other source as the committee deems reliable; (c) in the case of an option or stock appreciation right grant made on the effective date, the price per share at which shares of our common stock are initially offered for sale to the public by our underwriters in the initial public offering of our common stock pursuant to a registration statement filed with the SEC under the Securities Act.

If the number of outstanding shares of common stock is changed by a stock dividend, recapitalization, stock split, reverse stock split, subdivision, combination, reclassification or similar change in our capital structure, without consideration, then (a) the number of shares reserved for issuance and future grant under the 2016 Plan, (b) the exercise prices of and number of shares subject to outstanding options and stock appreciation rights, (c) the number of shares subject to other outstanding awards, (d) the maximum number of shares that may be issued as ISOs set forth in the 2016 Plan, (e) the maximum number of shares that may be issued to an individual or to a new employee in any one calendar year set forth in the 2016 Plan and (f) the number of shares that are granted as Awards to nonemployee directors, shall be proportionately adjusted, subject to any required action by the Board or our stockholders and in compliance with applicable securities laws; provided that fractions of a share will not be issued.

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The initial number of shares of common stock authorized and reserved for issuance under the 2016 Plan was 12 million. Due to our 1-for-6 reverse stock split on October 5, 2016, 1-for-2 reverse stock split on September 3, 2018, 1-for-10 reverse stock split on April 15, 2020, 1-for-150 reverse stock split on April 25, 2022 and 1-for-65 reverse stock split on January 2, 2024, the authorized number of shares of commons under our 2016 Plan was reduced to 103.

The amount of shares available for grant under our 2016 Plan will be (a) reduced by awards granted under the 2016 Plan, and (b) increased to the extent that awards granted under the 2016 Plan are forfeited, expire or are settled for cash (except as otherwise provided in the 2016 Plan). No employee will be eligible to receive more than 83 shares of common stock in any calendar year under the 2016 Plan pursuant to the grant of Awards.

In addition, our Board may amend the 2016 Plan at any time. However, without stockholder approval, our 2016 Plan may not be amended in a manner that would:

•	increase the number of shares that may be issued under the 2016 Plan;
•	materially modify the requirements for eligibility for participation in the 2016 Plan;
•	materially increase the benefits to participants provided by the 2016 Plan; or
•	otherwise disqualify the 2016 Plan for an exemption under Rule 16b-3 promulgated under the Exchange Act.

Awards previously granted under the 2016 Plan may not be impaired or affected by any amendment of the 2016 Plan, without the consent of the affected grantees.

The 2018 Equity Incentive Plan

On July 1, 2018, the Board and our stockholders approved and adopted the ToughBuilt Industries, Inc. 2018 Equity Incentive Plan. The 2018 Plan supplements, and does not replace, the existing 2016 Equity Incentive Plan. Awards may be granted under the 2018 Plan through June 30, 2023 to our employees, officers, consultants, and nonemployee directors.

The awards issuable under the 2018 Plan consist of ISOs and non-qualified stock options (“NQSOs”), restricted stock awards, stock bonus awards, stock appreciation rights, restricted stock and RSUs, performance awards and other share-based awards. The Board may delegate all or a portion of the administration of the 2018 Plan to a committee. The Board shall administer the 2018 Plan unless and until the Board delegates administration of the 2018 Plan to a committee.

The initial number of shares of common stock authorized and reserved for issuance under the 2018 Plan was 2 million. On April 12, 2019, the Board and our stockholders approved to increase the number of shares to 20 million and then on February 14, 2020, to 35 million. Due to our 1-for-10 reverse stock split on April 15, 2020, 1-for-150 reverse stock split on April 25, 2022 and 1-for-65 reverse stock split on January 2, 2024, the authorized number of shares of commons under our 2018 Plan was reduced to 3,590.

The number of shares of common stock that may be issued under the 2018 Plan will be (a) reduced by awards granted under the 2018 Plan, and (b) increased to the extent that Awards granted under the 2018 Plan are forfeited, expire or are settled for cash (except as otherwise provided in the 2018 Plan). Currently, no employee will be eligible to receive more than 10% of authorized shares under the 2018 Plan in any calendar year under the 2018 Plan pursuant to the grant of awards.

If any shares of common stock subject to an award are forfeited, an award expires or otherwise terminates without issuance of shares of common stock, or an award is settled for cash (in whole or in part) or otherwise does not result in the issuance of all or a portion of the shares of common stock subject to such award (including payment in shares of common stock on exercise of a stock appreciation right), such shares of common stock shall, to the extent of such forfeiture, expiration, termination, cash settlement or non-issuance, again be available for issuance under the 2018 Plan.

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In the event that (i) any option or other award granted is exercised through the tendering of shares of common stock (either actually or by attestation) or by the withholding of shares of our common stock, or (ii) withholding tax liabilities arising from such option or other award are satisfied by the tendering of shares of common stock (either actually or by attestation) or by the withholding of shares of our common stock, then the shares of common stock so tendered or withheld shall be available for issuance under the 2018 Plan.

The following provisions shall apply to awards in the event of a Corporate Transaction unless otherwise provided in a written agreement between us or any affiliate and the holder of the award or unless otherwise expressly provided by the Board at the time of grant of an award:

•	In the event of a Corporate Transaction, any surviving corporation or acquiring corporation (or the surviving or acquiring corporation’s parent company) may assume or continue any or all awards outstanding under the 2018 Plan or may substitute similar stock awards for awards outstanding under the 2018 Plan (including, but not limited to, awards to acquire the same consideration paid to our stockholders pursuant to the Corporate Transaction), and any reacquisition or repurchase rights held by us in respect of common stock issued pursuant to awards may be assigned by us to our successor (or the successor’s parent company, if any), in connection with such Corporate Transaction. A surviving corporation or acquiring corporation may choose to assume or continue only a portion of a stock award or substitute a similar stock award for only a portion of a stock award. The terms of any assumption, continuation or substitution shall be set by the Board in accordance with the provisions of the 2018 Plan.

•	In the event of a Corporate Transaction in which the surviving corporation or acquiring corporation (or its parent company) does not assume or continue any or all outstanding awards or substitute similar stock awards for such outstanding awards, then with respect to awards that have not been assumed, continued or substituted and that are held by participants whose continuous service has not terminated prior to the effective time of the Corporate Transaction (referred to as the “Current Participants”), the vesting of such Awards (and, if applicable, the time at which such stock awards may be exercised) shall (contingent upon the effectiveness of the Corporate Transaction) be accelerated in full to a date prior to the effective time of such Corporate Transaction as the Board shall determine (or, if the Board shall not determine such a date, to the date that is five days prior to the effective time of the Corporate Transaction), and such Awards shall terminate if not exercised (if applicable) at or prior to the effective time of the Corporate Transaction, and any reacquisition or repurchase rights held by us with respect to such Awards shall lapse (contingent upon the effectiveness of the Corporate Transaction). No vested restricted stock unit award shall terminate without being settled by delivery of shares of common stock, their cash equivalent, any combination thereof, or in any other form of consideration, as determined by the Board, prior to the effective time of the Corporate Transaction.

•	In the event of a Corporate Transaction in which the surviving corporation or acquiring corporation (or its parent company) does not assume or continue any or all outstanding Awards or substitute similar stock awards for such outstanding Awards, then with respect to Awards that have not been assumed, continued or substituted and that are held by persons other than Current Participants, the vesting of such awards (and, if applicable, the time at which such award may be exercised) shall not be accelerated and such awards (other than an award consisting of vested and outstanding shares of common stock not subject to the Company’s right of repurchase) shall terminate if not exercised (if applicable) prior to the effective time of the Corporate Transaction; provided, however, that any reacquisition or repurchase rights held by us with respect to such Awards shall not terminate and may continue to be exercised notwithstanding the Corporate Transaction. No vested restricted stock unit award shall terminate without being settled by delivery of shares of common stock, their cash equivalent, any combination thereof, or in any other form of consideration, as determined by the Board, prior to the effective time of the Corporate Transaction.

Notwithstanding the foregoing, in the event an award will terminate if not exercised prior to the effective time of a Corporate Transaction, the Board may provide, in its sole discretion, that the holder of such award may not exercise such award but will receive a payment, in such form as may be determined by the Board, equal in value to the excess, if any, of (i) the value of the property the holder of the award would have received upon the exercise of the award immediately prior to the effective time of the Corporate Transaction, over (ii) any exercise price payable by such holder in connection with such exercise.

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The term “Corporate Transaction” is defined in the 2018 Plan as the occurrence, in a single transaction or in a series of related transactions, of any one or more of the following events:

•	a sale or other disposition of all or substantially all, as determined by the Board in its sole discretion, of our consolidated assets and our subsidiaries;
•	a sale or other disposition of at least ninety percent (90%) of the outstanding securities of the Company;
•	the consummation of a merger, consolidation or similar transaction following which we are not the surviving corporation; or
•	the consummation of a merger, consolidation or similar transaction following which we are the surviving corporation but the shares of common stock outstanding immediately preceding the merger, consolidation or similar transaction are converted or exchanged by virtue of the merger, consolidation or similar transaction into other property, whether in the form of securities, cash or otherwise.

An award may be subject to additional acceleration of vesting and exercisability upon or after a Change in Control (as defined in the 2018 Plan) as may be provided in the agreement for such award or as may be provided in any other written agreement between us or any affiliate and the participant. An award may vest as to all or any portion of the shares subject to the award (i) immediately upon the occurrence of a Change in Control, whether or not such award is assumed, continued, or substituted by a surviving or acquiring entity in the Change in Control, or (ii) in the event a participant’s Continuous Service is terminated, actually or constructively, within a designated period following the occurrence of a Change in Control. In the absence of such provisions, no such acceleration shall occur.

Our Compensation Committee will: (i) interpret our Plans; and (ii) make all other determinations and take all other action that may be necessary or advisable to implement and administer our Plans. The Plans provide that in the event of a change of control event, the Compensation Committee or our Board shall have the discretion to determine whether and to what extent to accelerate the vesting, exercise or payment of an award.

In addition, our Board may amend our 2018 Plan at any time. However, without stockholder approval, our 2018 Plan may not be amended in a manner that would:

•	increase the number of shares that may be issued under the 2018 Plan;
•	materially modify the requirements for eligibility for participation in the 2018 Plan;
•	materially increase the benefits to participants provided by the 2018 Plan; or
•	otherwise disqualify the 2018 Plan for an exemption under Rule 16b-3 promulgated under the Exchange Act.

Awards previously granted under the 2018 Plan may not be impaired or affected by any amendment of the 2018 Plan, without the consent of the affected grantees.

2022 Equity Incentive Plan

Our Board and our shareholders adopted the ToughBuilt Industries, Inc. 2022 Equity Incentive Plan on August 11, 2022 and September 21, 2022, respectively, which provides for the grant of stock options and restricted stock units to our officers, employees, directors, advisors and consultants. A total of 20,769 shares of common stock have initially been reserved for the issuance of awards under the 2022 Plan. The 2022 Plan also contains an “evergreen formula” pursuant to which the number of shares of common stock available for issuance under the 2022 Plan will automatically increase on January 1 of each calendar year during the term of the 2022 Plan, beginning with the calendar year 2023, by an amount of shares of common stock so that the total amount of common stock available under the 2022 Plan is equal to 15% of the total number of shares of common stock outstanding on December 31st of the prior calendar year. The 2022 Plan supplements, and does not replace, our 2016 Plan and 2018 Plan.

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The purpose of the 2022 Plan is to secure for us and our shareholders the benefits inherent in share ownership by our employees, consultants, and directors and our affiliates who, in the judgment of the Board, will be largely responsible for its future growth and success. It is generally recognized that equity incentive plans of the nature provided for herein: (i) aid in retaining and encouraging individuals of exceptional ability because of the opportunity offered to them to acquire a proprietary interest in the Company; and (ii) promote a greater alignment of interests between such persons and shareholders of the Company.

Awards

The 2022 Plan authorizes the grant, from time to time, of (i) options intended to qualify under Section 422(a) of the Code, (ii) options not intended to qualify under Section 422(a) of the Code and (iii) restricted stock units.

Administration of the 2022 Plan

The 2022 Plan provides that it is to be administered by the Board, the Compensation Committee or any other committee appointed by the Board to administer the 2022 Plan. The Board has appointed the Compensation Committee as the administrator of the 2022 Plan until further notice is given. Any such committee shall be comprised of three or more “nonemployee directors” as defined in Rule 16b-3 under the Exchange Act and “independent directors” as defined by Nasdaq Rule 5605(a)(2).

Eligibility

The Compensation Committee has sole authority, in its discretion, to determine which officers, employees, consultants, advisors or directors will receive awards, the number of shares of common stock to be subject to each award, and the forfeiture restrictions for each award.

Authorized Number of Shares

The total number of shares of common stock reserved and available for issuance under the 2022 Plan was initially 1,350,000 shares of common stock (20,769 shares of common stock as adjusted for our 1-for-65 reverse stock split on January 2, 2024). The number of shares of common stock available for issuance under the 2022 Plan is automatically increased on the first trading day of January each calendar year during the term of the 2022 Plan, beginning with calendar year 2023, resulting in the aggregate number of shares of common stock available under the 2022 Plan being equal to fifteen percent (15%) of the total number of shares of common stock outstanding on the last trading day in December of the immediately preceding calendar year. The total number of shares of common stock reserved and available for issuance under the 2022 Plan as of January 1, 2023 is 85,189 based on 36,915,222 shares of common stock (567,926 shares of common stock adjusted for the 1-for-65 shares of common stock) outstanding as of December 29, 2023. If any shares of common stock that have been granted pursuant to an award cease to be subject to such award or are forfeited or if any award otherwise terminates without a payment being made to the holder in the form of common stock, such shares shall again be available for distribution in connection with future grants and awards under the 2022 Plan.

Term of the Plan

This Plan shall be in effect upon the adoption by the Board and remain in effect until the tenth (10th) anniversary of the date the Board approves and adopts the 2022 Plan, unless terminated earlier by the Board. The 2022 Plan and all awards issued thereunder will terminate immediately without any further action if the stockholder resolution required to trigger the effective date is not approved by the stockholders or if Nasdaq determines not to approve the 2022 Plan.

Lapsed Awards

If awards are surrendered, terminated, or expire without being exercised in whole or in part, new awards may be granted covering the shares of common stock not issued under such lapsed awards, subject to any restrictions that may be imposed by the Code.

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Adjustment in Shares of Common Stock

If the outstanding shares of common stock shall at any time be changed or exchanged by a declaration of a stock dividend (bonus shares), stock split, combination or exchange of shares of common stock, recapitalization, or any other like event by or of the Company, and as often as the same shall occur, then the number, class, and kind of the shares of common stock subject to the 2022 Plan or subject to any options therefore granted, and the exercise price, shall be appropriately and equitably adjusted so as to maintain the proportionate number of shares of common stock, without changing the aggregate exercise price; provided, however, that no adjustment shall be made by reason of the distribution of subscription rights or a rights offering on outstanding shares of common stock. Upon the occurrence of any of the foregoing, the class and aggregate number of shares of common stock issuable pursuant to the 2022 Plan in respect of which options have not yet been exercised shall be appropriately adjusted.

Non-Transferability

Any awards accruing to any participant in accordance with the terms and conditions of the 2022 Plan shall not be transferable or assignable to anyone unless specified in the 2022 Plan. During the lifetime of a participant all awards may only be exercised by the participant. Awards are non-transferable and non-assignable except by will or by the laws of descent and distribution.

Nothing contained in the 2022 Plan shall confer upon any participant any right with respect to employment or continuance of employment with us or any affiliate or interfere in any way with our rights or any affiliate to terminate the participant’s employment at any time. Participation in the 2022 Plan by a participant is voluntary.

Amendments to the Equity Plan

The Board shall have the power to, at any time and from time to time, either prospectively or retrospectively, amend, suspend, or terminate the 2022 Plan or any award granted under the 2022 Plan without stockholder approval, including, without limiting the generality of the foregoing: changes of a clerical or grammatical nature, changes regarding the persons eligible to participate in the 2022 Plan, changes to the exercise price, vesting, term, and termination provisions of the award, changes to the Cashless Exercise Right provisions, changes to the authority and role of the Board under the 2022 Plan, and any other matter relating to the 2022 Plan and the awards that may be granted hereunder, subject to any required approvals or otherwise.

If the 2022 Plan is terminated, the provisions of the 2022 Plan and any administrative guidelines and other rules and regulations adopted by the Board and in force on the date of termination will continue in effect as long as any award or any rights pursuant thereto remain outstanding and, notwithstanding the termination of the 2022 Plan, the Board shall remain able to make such amendments to the 2022 Plan or the award as they would have been entitled to make if the 2022 Plan were still in effect.

Withholding Taxes

We, including any one of our designated affiliates, may take such steps as are considered necessary or appropriate for the withholding of any taxes or other amounts which we or any designated affiliate is required by any law or regulation of any governmental authority whatsoever to withhold in connection with any award.

Exercise Price

The exercise price per share of any option shall be not less than 100% of the market price on the date of grant, provided that with respect to an option granted to a U.S. taxpayer, the exercise price per share shall not be less than the Fair Market Value on the date of grant of the option. Notwithstanding the foregoing, we may designate and exercise price less than the Fair Market Value on the date of grant if the option: (i) is granted in substitution of a stock option previously granted by an entity acquired that is acquired by or merged with us or an affiliate, or (ii) otherwise is structured to be exempt from, or to comply with, Section 409A of the Code, in the case of options awarded to U.S. taxpayers. In addition, in the case of an ISO granted to an eligible employee who, at the time the ISO is granted, owns shares representing more than 10% of the voting power of all classes of our shares or any parent or subsidiary, the per share exercise price will be no less than 110% of the Fair Market Value per share on the date of grant. Notwithstanding the foregoing provisions, options may be granted with a per share exercise price of less than 100% of the Fair Market Value per share on the date of grant pursuant to a transaction described in, and in a manner consistent with, Section 424(a) of the Code.

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Grant of Options

Each option will be designated in the award agreement as either an ISO or a NQSO. However, notwithstanding such designation, to the extent that the aggregate Fair Market Value of the shares with respect to which ISOs are exercisable for the first time by the participant during any calendar year (under all our plans and any parent or subsidiary) exceeds $100,000 (U.S.), such options will be treated as NQSOs. ISOs will be taken into account in the order in which they were granted. The Fair Market Value of the shares will be determined as of the time the option with respect to such shares is granted.

Terms of Options

The option period shall be ten years from the date such option is granted or such greater or lesser duration as the Board, on the recommendation of the Compensation Committee, may determine at the date of grant, and may thereafter be reduced with respect to any such option covering termination of employment or engagement of the optionee or death or disability of the optionee. In the case of an ISO granted to a participant who, at the time the ISO is granted, owns shares representing more than 10% of the total combined voting power of all classes of our shares or any parent or subsidiary, the term of the ISO will be five years from the date of grant or such shorter term as may be provided in the award agreement.

Cashless Exercise Right

Unless prohibited by Nasdaq, and except with respect to ISOs awarded to U.S. taxpayers, participants have the right (the “Cashless Exercise Right”), in lieu of the right to exercise an option, to terminate such option in whole or in part by notice in writing delivered by the participant to the Company electing to exercise the Cashless Exercise Right and, in lieu of receiving the shares (the “Option Shares”) to which such terminated option relates, to receive the number of shares, disregarding fractions, which is equal to the quotient set forth in the 2022 Plan.

Effect of Termination of Employment or Death or Disability

If an optionee:

•	dies or becomes disabled while employed, a consultant to, or while serving as a director of the Company or a designated affiliate, any option that had vested and was held by him or her at the date of death or disability shall become exercisable in whole or in part, but only by the person or persons to whom the optionee’s rights under the option shall pass by the optionee’s will or applicable laws of descent and distribution. Unless otherwise determined by the Board, on the recommendation of the Compensation Committee, all such options shall be exercisable only to the extent that the optionee was entitled to exercise the option at the date of his or her death or disability and only for 12 months after the date of death or disability or prior to the expiration of the option period in respect thereof, whichever is sooner;

•	ceases to be employed by, or to act as a director of, or to be engaged as a consultant of, the Company or a designated affiliate for cause, no option held by such optionee will, unless otherwise determined by the Board, on the recommendation of the Compensation Committee, be exercisable following the date on which such optionee ceases to be so employed or engaged; and

•	ceases to be employed by, or to or act as a director of, or to be engaged as a consultant of, the Company or a designated affiliate for any reason other than cause then, unless otherwise determined by the Board, on the recommendation of the Compensation Committee, any option that had vested and is held by such optionee at the effective date thereof shall become exercisable for a period of up to 30 days thereafter or prior to the expiration of the option period in respect thereof, whichever is sooner.

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Reduction in Exercise Price

Any change to the exercise price of any option shall be subject to the approval of the Board.

Stockholder approval (as required by Nasdaq) shall be obtained for any reduction in the exercise price of any option granted under the 2022 Plan if the holder thereof is an insider of the Company at the time of the proposed amendment.

Change of Control

In the event of a Change of Control (as defined in the 2022 Plan), all options outstanding shall vest immediately and be settled by the issuance of shares or cash, or a combination of both shares and cash, at the discretion of the Compensation Committee.

Incentive Stock Options

Maximum Number of Shares for Incentive Stock Options. Notwithstanding any other provision of the 2022 Plan to the contrary, the aggregate number of shares available for ISOs shall not exceed 10% of the number of shares issued at such time, subject to adjustment pursuant to the 2022 Plan and subject to the provisions of Sections 422 and 424 of the Code.

Designation of Options. Each stock option agreement with respect to an option granted to a U.S. taxpayer shall specify whether the related option is an ISO or a NQSO. If no such specification is made in the stock option agreement or in the resolutions authorizing the grant of the option, the related option will be a NQSO.

Special Requirements for Incentive Stock Options. In addition to the other terms and conditions of the 2022 Plan (and notwithstanding any other term or condition of the 2022 Plan to the contrary), the 2022 Plan sets forth limitations and requirements that will apply to an ISO.

Restricted Stock Units

An RSU is a compensatory award granted by a company to an employee or other individual performing services for the company. An RSU represents a promise by the company to transfer a share of the company’s stock or a cash payment equal to the value of a share of the company’s stock at a specific time in the future.

The holder of an RSU is not the beneficial owner of the shares underlying the RSU award and therefore is not entitled to voting, dividend, or other stockholder rights unless and until shares are delivered in settlement of the award.

Restricted Period

Concurrent with the determination to grant RSUs to a participant, the Board, on the recommendation of the Compensation Committee, shall determine the restricted period applicable to such RSUs. In addition, at the sole discretion of the Board, at the time of grant, the RSUs may be subject to performance conditions to be achieved by us or a class of participants or by a particular participant on an individual basis, within a restricted period, for such restricted stock units to entitle the holder thereof to receive the underlying shares of common stock or cash in lieu thereof.

Retirement or Termination During Restricted Period

In the event and to the extent of the retirement or termination and/or, as applicable, the director retirement or director termination of a participant from all such roles with us during the restricted period, any RSUs held by the participant shall immediately terminate and be of no further force or effect; provided, however, that the Board shall have the absolute discretion to modify the grant of the RSUs to provide that the restricted period shall terminate immediately prior to the date of such occurrence.

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Retirement or Termination After Restricted Period

In the event and to the extent of the retirement or termination and/or, as applicable, the director retirement or director termination of the participant from all such roles with us following the restricted period and prior to a deferred payment date (as elected by a participant who is not a U.S. taxpayer), the participant shall be entitled to receive, and we shall issue forthwith, shares of common stock or cash in lieu thereof in satisfaction of the RSUs then held by the participant.

Death or Disability of Participant

In the event of the death or disability of a participant, any shares of common stock or cash in lieu thereof represented by RSUs by the participant shall be immediately issued or paid by us to the participant or legal representative of the participant.

Payment of Dividends

Subject to the absolute discretion of the Board, in the event that a dividend (other than a dividend payable in shares) is declared and paid by us on the shares of common stock, a participant may be credited with additional RSUs. The number of such additional RSUs, if any, will be calculated by dividing (a) the total amount of the dividends that would have been paid to the participant if the RSUs (including RSUs in which the restricted period has expired but the shares of common stock have not been issued due to a deferred payment date) in the participant’s account on the dividend record date had been outstanding shares of common stock (and the participant held no other shares of common stock) by (b) the market price of the shares of common stock on the date on which such dividends were paid. Additional RSUs awarded pursuant to Section 4.10 of the 2022 Plan shall be subject to the same terms and conditions as the underlying RSUs to which they relate.

Change of Control

In the event of a Change of Control, all RSUs outstanding shall vest immediately and be settled by the issuance of shares of common stock or cash, or a combination of both shares of common stock and cash, in each case in the discretion of the Compensation Committee, notwithstanding the restricted period and any deferred payment date.

Redemption of Restricted Stock Units

Except to the extent prohibited by Nasdaq, upon expiry of the applicable restricted period (or on the deferred payment date, as applicable), we shall redeem RSUs in accordance with the election made in a redemption notice given by the participant to us by:

•	issuing to the participant one share for each RSU redeemed provided the participant makes payment to the Company of an amount equal to the tax obligation required to be remitted by the Company to the taxation authorities as a result of the redemption of the RSUs;

•	issuing to the participant one share for each RSU redeemed and either (i) selling, or arranging to be sold, on behalf of the participant, such number of shares of common stock issued to the participant as to produce net proceeds available to the Company equal to the applicable tax obligation so that the Company may remit to the taxation authorities an amount equal to the tax obligation; or (ii) receiving from the participant at the time of issuance of the shares of common stock an amount equal to the applicable tax obligation;

•	subject to the discretion of the Company, paying in cash to, or for the benefit of, the participant, the value of any RSUs being redeemed, less any applicable tax obligation; or

•	a combination of any of the shares of common stock or cash.

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The shares of common stock shall be issued and the cash, if any, shall be paid as a lump sum by us within ten business days of the date the RSUs are redeemed under the 2022 Plan. RSUs of U.S. taxpayers will be redeemed as soon as possible following the end of the restricted period (as set forth in the RSU grant letter or such earlier date on which the restricted period is terminated pursuant to the 2022 Plan), and in all cases by the end of the calendar year in which the restricted period ends, or if later, by the date that is 75 days following the end of the restricted period. A participant shall have no further rights respecting any RSU which has been redeemed in accordance with the 2022 Plan.

No participant who is resident in the U.S. may receive shares of common stock for redeemed RSUs unless the shares of common stock to be issued upon redemption of the RSUs are registered under the Securities Act or are issued in compliance with an available exemption from the registration requirements of the Securities Act.

Right as a Stockholder

A participant receiving RSUs shall have the rights of a stockholder only as to shares of common stock, if any, actually issued to such participant upon expiration of the applicable restricted period and satisfaction or achievement of the terms and conditions of the award, and in accordance with the provisions of the 2022 Plan and the applicable award agreement, and not with respect to shares of common stock to which such award relates but which are not actually issued to such participant.

Clawback Policy

On November 27, 2023, our board adopted an executive compensation recoupment policy consistent with the requirements of Securities Exchange Act of 1934, as amended (the “Exchange Act”) Rule 10D-1 and the Nasdaq listing standards thereunder, to help ensure that incentive compensation is paid based on accurate financial and operating data, and the correct calculation of performance against incentive targets. Our policy addresses recoupment of amounts from performance-based awards paid to all corporate officers, including awards under our equity incentive plans, in the event of a financial restatement to the extent that the payout for such awards would have been less, or in the event of fraud, or intentional, willful or gross misconduct that contributed to the need for a financial restatement.

Board Compensation

We currently pay each of our nonemployee directors $75,000 per year. Our nonemployee directors do not receive any options to purchase shares of common stock in connection with their services as a member of the Board.

Nonemployee Director Remuneration Policy

Our Board has not adopted a nonemployee director remuneration policy.

Compensation Committee Review

The Compensation Committee shall, if it deems necessary or prudent in its discretion, reevaluate and approve in January of each such year (or in any event prior to the first Board meeting of such fiscal year) the cash and equity awards (amount and manner or method of payment) to be made to nonemployee directors for such fiscal year. In making this determination, the Compensation Committee shall utilize such market standard metrics as it deems appropriate, including, without limitation, an analysis of cash compensation paid to independent directors of our peer group.

The Compensation Committee shall also have the power and discretion to determine in the future whether nonemployee directors should receive annual or other grants of options to purchase shares of common stock or other equity incentive awards in such amounts and pursuant to such policies as the Compensation Committee may determine utilizing such market standard metrics as it deems appropriate, including, without limitation, an analysis of equity awards granted to independent directors of our peer group.

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Participation of Employee Directors; New Directors

Unless separately and specifically approved by the Compensation Committee in its discretion, none of our employee directors shall be entitled to receive any remuneration for service as a director (other than expense reimbursement as per prevailing policy).

New directors joining our Board shall be entitled to a prorated portion (based on months to be served in the fiscal year in which they join) of cash and stock options or other equity incentive awards (if applicable) for the applicable fiscal year at the time they join the Board.

	Director Compensation As of December 31, 2023
Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	All Other Compensation ($)	Total ($)
Robert Faught	75,000	-	-	-	-	75,000
Linda Moossaian	75,000	-	-	-	-	75,000
William Placke (1)	75,000	-	-	-	-	75,000
Chris Homeister (2)	-	-	-	-	-	-

(1)	Mr. Placke ceased being a director as of the Company’s 2023 stockholders’ meeting held on December 11, 2023.

(2)	Mr. Homeister was elected to our board of directors at the Company’s 2023 stockholders’ meeting held on December 11, 2023.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

We have adopted a written related-person transactions policy that sets forth our policies and procedures regarding the identification, review, consideration, and oversight of “related party transactions.” For purposes of our policy only, a “related party transaction” is a transaction, arrangement, or relationship (or any series of similar transactions, arrangements, or relationships) in which we and any “related party” are participants involving an amount that exceeds $120,000.

Transactions involving compensation for services provided to us as an employee or director are not considered related-person transactions under this policy. A related party is any executive officer, director or a holder of more than five percent of our common stock, including any of their immediate family members and any entity owned or controlled by such persons.

There have been no related party transactions during the last two fiscal years.

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Policy and Procedures

Our Chief Financial Officer, Martin Galstyan, must present information regarding a proposed related party transaction to our Board. Under the policy, where a transaction has been identified as a related party transaction, Ms. Kahn must present information regarding the proposed related party transaction to our Nominating and Corporate Governance Committee, once the same is established, for review. The presentation must include a description of, among other things, the material facts, the direct and indirect interests of the related parties, the benefits of the transaction to us and whether any alternative transactions are available. To identify related party transactions in advance, we rely on information supplied by our executive officers, directors and certain significant shareholders. In considering related party transactions, our Nominating and Corporate Governance Committee will take into account the relevant available facts and circumstances including, but not limited to:

•	whether the transaction was undertaken in the ordinary course of our business;
•	whether the related party transaction was initiated by us or the related party;
•	whether the transaction with the related party is proposed to be, or was, entered into on terms no less favorable to us than terms that could have been reached with an unrelated third-party;
•	the purpose of, and the potential benefits to us from the related party transaction;
•	the approximate dollar value of the amount involved in the related party transaction, particularly as it relates to the related party;
•	the related party’s interest in the related party transaction; and
•	any other information regarding the related party transaction or the related party that would be material to investors in light of the circumstances of the particular transaction.

The Nominating and Corporate Governance Committee shall then make a recommendation to the Board, which will determine whether or not to approve of the related party transaction, and if so, upon what terms and conditions. In the event a director has an interest in the proposed transaction, the director must recuse himself or herself from the deliberations and approval.

SECURITY OWNERSHIP OF PRINCIPAL STOCKHOLDERS, DIRECTORS AND OFFICERS

The following table presents information regarding beneficial ownership of our equity interests of our executive officers, directors and persons known to us who beneficially own more than 5% of our common stock. Beneficial ownership is determined in accordance with the rules of the SEC and, thus, represents voting or investment power with respect to our securities outstanding as of the date of this prospectus. In computing the number and percentage of shares beneficially owned by a person, shares that may be acquired by such person within 60 days of February 8, 2024 are counted as outstanding, while these shares are not counted as outstanding for computing the percentage ownership of any other person. Unless otherwise indicated, the principal address of each of the persons below is c/o ToughBuilt Industries, Inc., 8669 Research Drive, Irvine, CA 92618. Unless otherwise indicated below, to our knowledge, the persons and entities named in the table have sole voting and sole investment power with respect to all equity interests beneficially owned, subject to community property laws where applicable.

Name and Address	Number of Shares of Common Stock Beneficially Owned (1)		Percentage of Class
Executive Officers and Directors
Michael Panosian—CEO, President and Chair of the Board	5,885	(2)	*
Martin Galstyan—CFO	721	(3)	*
Josh Keeler—CDO and Director	3,923	(4)	*
Zareh Khachatoorian—COO	721	(5)	*
Chris Homeister—Director	-		-
Robert Faught—Director	-		-
Linda Moossaian–Director	-		-
All Officers and Directors as a group (7 persons)	11,250		1.77%

5%+ Stockholders
None

*Less than 1%

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(1)	Percentages based on 634,497 shares of common stock issued and outstanding as of February 8, 2024 prospectus plus shares of common stock the person has the right to acquire within 60 days thereafter.

(2)	Includes 5,885 shares of common stock issuable upon the exercise of options.

(3)	Includes 721 shares of common stock issuable upon the exercise of options.

(4)	Includes 3,923 shares of common stock issuable upon the exercise of options.

(5)	Includes 721 shares of common stock issuable upon the exercise of options.

DESCRIPTION OF CAPITAL STOCK

The following is a summary of the rights of our common stock and preferred stock, certain provisions of our amended and restated Articles of Incorporation, as amended (“Articles of Incorporation”), our amended and restated bylaws, as amended (“Bylaws”) and applicable law. This summary does not purport to be complete and is qualified in its entirety by the provisions of our Articles of Incorporation and our Bylaws, copies of which have been filed as exhibits to the registration statement on Form S-1, of which this prospectus forms a part, and the forms of securities, copies of which have also been filed as exhibits to the registration statement of which this prospectus forms a part and which are incorporated by reference herein.

Authorized and Outstanding Capital Stock

Our authorized capital stock presently consists of two hundred million 200,000,000 shares of common stock, par value $0.0001 per share, and five million 5,000,000 shares of “blank check” preferred stock, par value $0.0001 per share, which consists of (i) 4,268 authorized shares of Series C Preferred Stock, (ii) 5,775 authorized shares of Series D Preferred Stock, (iii) 15 authorized shares of Series E Preferred Stock, (iv) 2,500 authorized shares of Series F Preferred Stock, (v) 2,500 authorized shares of Series G Preferred Stock, and (vi) 50,000 shares of Series H Preferred Stock. As of February 5, 2024 we had 634,497 shares of common stock, 2,500 shares of Series F Preferred Stock, and 2,500 shares of Series G Preferred Stock issued and outstanding.

On September 18, 2018, we effected a 1-for-2 reverse stock split of our common stock. On April 15, 2020, we effected a 1-for-10 reverse stock split of our common stock. On April 25, 2022, we effected a 1-for-150 reverse stock split of our common stock. On January 2, 2024, we effected a 1-for-65 reverse stock split. The authorized number and par value of our common stock did not change as a result of any of the reverse stock splits.

Common Stock

Voting. Holders of shares of the common stock are entitled to one vote for each share held of record on matters properly submitted to a vote of our stockholders. Stockholders are not entitled to vote cumulatively for the election of directors.

Dividends. Subject to the dividend rights of the holders of any outstanding series of preferred stock, holders of shares of common stock will be entitled to receive rateably such dividends, if any, when, as, and if declared by our board of directors out of our assets or funds legally available for such dividends or distributions.

Liquidation and Distribution. In the event of any liquidation, dissolution, or winding up of our affairs, holders of the common stock would be entitled to share rateably in our assets that are legally available for distribution to our stockholders. If we have any preferred stock outstanding at such time, holders of the preferred stock may be entitled to distribution preferences, liquidation preferences, or both. In such case, we must pay the applicable distributions to the holders of our preferred stock before we may pay distributions to the holders of common stock.

Conversion, Redemption, and Preemptive Rights. Holders of the common stock have no preemptive, subscription, redemption or conversion rights.

Sinking Fund Provisions. There are no sinking fund provisions applicable to the common stock.

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Preferred Stock

Pursuant to our Articles of Incorporation, our Board has the authority, without further action by the stockholders, to issue from time to time up to 5,000,000 shares of preferred stock in one or more series. Our Board may designate the rights, preferences, privileges, and restrictions of the preferred stock, including dividend rights, conversion rights, voting rights, redemption rights, liquidation preference, sinking fund terms and the number of shares constituting any series or the designation of any series. The issuance of preferred stock could have the effect of restricting dividends on the common stock, diluting the voting power of the common stock, impairing the liquidation rights of the common stock or delaying, deterring or preventing a change in control. Such issuance could have the effect of decreasing the market price of the common stock. We currently have no plans to issue any shares of preferred stock. As of December 12, 2023, our Board has designated the following series of preferred stock: (i) 4,268 authorized shares of Series C Preferred Stock; (ii) 5,775 authorized shares of Series D Preferred Stock; (iii) 15 authorized shares of Series E Preferred Stock, (iv) 2,500 authorized shares of Series F Preferred Stock, (v) 2,500 authorized shares of Series G Preferred Stock, and (vi) 50,000 shares of Series H Preferred Stock. As of December 12, 2023, 2,500 shares of Series F Preferred Stock and 2,500 shares of Series G Preferred Stock are outstanding.

Series F Preferred Stock and Series G Preferred Stock

On February 15, 2022, we Certificate of Designations establishing our Series F Preferred Stock and Series G Preferred Stock. The Series F Preferred Stock and Series G Preferred Stock have the following rights:

•	The Series F Preferred Stock and Series G Preferred Stock are entitled to receive dividends, on an as-if converted basis, equal to and in the same form as dividends actually paid on shares of common stock, when and if actually paid;

•	No voting rights, except for rights outlined in the Certificate of Designation or required by law;

•	Upon any liquidation, dissolution or winding up of the Company, whether voluntary or involuntary, the then holders of the Series F Preferred Stock and Series G Preferred Stock shall be entitled to receive out of the assets, whether capital or surplus, of the Company the same amount that a holder of common stock would receive if the Series F Preferred Stock and Series G Preferred Stock were fully converted (disregarding for such purposes any conversion limitations hereunder) to common stock which amounts shall be paid pari passu with all holders of common stock;

•	The Series F Preferred Stock and Series G Preferred Stock are convertible into common stock at any time, at the election of the holder. The conversion rate is determined by dividing the $1,000 stated value of the Series F Preferred Stock and Series G Preferred Stock by the conversion price, subject to adjustments for stock dividends and stock splits or the occurrence of a fundamental transaction. The original conversion price was $0.20 per share but was increased to $30 after given effect to the Company’s 1-for-150 reverse stock split in April 2022 and then to $1,950 after our 1-for-65 reverse stock split on January 2, 2024.

Warrants and Preferred Investment Options

Please note that the following share amounts and exercise prices have not been adjusted for the Company’s 1-for-65 reverse stock split effected on January 2, 2024.

August 2023 Reset of Series C Preferred Investment Exercise Price and Issuance of Series E Common Warrants

On August 14, 2023, we entered into an inducement offer letter agreement (the “Inducement Letter”) with certain holders of then existing Series C preferred investment options issued in the November 2022 private placement discussed below.

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Pursuant to the Inducement Letter, the holders agreed to exercise their Series C preferred investment options for cash for an aggregate of 163,383 shares of the Company’s common stock at a reduced exercise price of $20.81 per share in consideration for the Company’s agreement to issue Series E common stock purchase warrants (the “Series E Common Warrants”), as described below, to purchase up to 326,767 shares of the Company’s common stock (the “Series E Common Warrant Shares”), subject to beneficial ownership limitations. The transaction closed on August 17, 2023. The Company received aggregate gross proceeds of approximately $3.4 million from the exercise of the Existing Warrants by the Holders, before deducting placement agent fees and other offering expenses payable by the Company.

Each Series E Common Warrant is exercisable for $20.81 per share immediately upon issuance and expires on the fifth anniversary of the issuance date. The exercise price and number of shares of common stock issuable upon exercise of the Series E Common Warrants is subject to appropriate adjustment in the event of stock dividends, stock splits, subsequent rights offerings, pro rate distributions, reorganizations, or similar events affecting the Company’s common stock and the exercise price. If, at the time a holder exercises its Series E Common Warrants, a registration statement registering the resale of the Series E Common Warrant Shares by the holder under the Securities Act is not then effective or available, then in lieu of making the cash payment otherwise contemplated to be made to the Company upon such exercise in payment of the aggregate exercise price, the holder may elect instead to receive upon such exercise (either in whole or in part) the net number of shares of common stock determined according to a formula set forth in the Series E Common Warrants.

We also issued the placement agent warrants to purchase 9,803 shares of common stock on the same terms as the Series E Common Warrants except for an exercise price equal to $26.01 per share.

June 2023 Offering

On June 23, 2023, we completed a public offering of (i) 93,677 shares of common stock; (ii) Prefunded Warrants to purchase 75,178 shares of common stock; and (iii) 10,975,611 Series D warrants (the “Series D Common Warrants”) to purchase 168,856 shares of common stock of the Company. The offering price of each share of common stock and accompanying Series D Common Warrant was $26.65 and the offering price of each Prefunded Warrant and accompanying Class D Common Warrant was $0.4099.

Subject to certain ownership limitations described in the Series D Common Warrants, the Series D Common Warrants have an exercise price of $18.85 per share of common stock, are exercisable upon issuance and will expire five years from the date of issuance. The exercise price of the Series D Common Warrants is subject to adjustment for stock splits, reorganizations, recapitalizations and similar capital transactions as described in the Series D Common Warrants.

The securities offered pursuant to the Registration Statement on Form S-1 (File No. 333-271181), as amended, which was declared effective by the Securities and Exchange Commission on June 21, 2023.

The Company received net proceeds of approximately $3.7 million from the offering, after deducting the estimated offering expenses payable by the Company, including the placement agent fees. The Company intends to use the net proceeds from the Offering for general corporate purposes, including working capital.

November 2022 Private Placement

On November 17, 2022, we consummated a private placement of (i) 15,115 shares of common stock; (ii) Prefunded Warrants to purchase an aggregate of 25,191 Prefunded Warrant shares; and (iii) Series C preferred investment options to purchase 163,383 preferred investment option shares.

The purchase price of each share of common stock and associated Series C preferred investment option was $186.07 and the purchase price of each Prefunded Warrant and associated Series C preferred investment option was $186.07. The aggregate gross proceeds to us from the private placement were approximately $7.5 million, before deducting placement agent fees and other offering expenses.

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Each Prefunded Warrant was exercisable for $0.0001 per share of common stock until all of the Prefunded Warrants are exercised in full. The Prefunded Warrants are exercisable on a “cashless” basis, subject to beneficial ownership limitations. Each Series C preferred investment option was exercisable for one share of common stock for $153.14 per share until the third anniversary date of the issuance date, subject to beneficial ownership limitations and adjustment for stock splits, recapitalization and reorganization. On November 23, 2022, we filed a registration statement on Form S-1 (File No. 333-268537) thereby registering the shares of common stock, and shares of common stock issuable upon the exercise of the Prefunded Warrants, Series C preferred investment options, and shares of common stock issuable upon the exercise of warrants granted to the placement agent of the private placement. The Form S-1 was declared effective by the SEC on December 2, 2022.

On August 14, 2023, we entered into an inducement offer letter agreement (the “Inducement Letter”) with certain holders of existing Series C preferred investment options issued in the November 2022 private placement discussed below (the “Existing Warrants”) to purchase shares of common stock of the Company. Pursuant to the Inducement Letter, the holders agreed to exercise for cash their Series C preferred investment options to purchase an aggregate of 163,383 shares of the Company’s common stock at a reduced exercise price of $20.80 per share in consideration for the Company’s agreement to issue new common stock purchase warrants. See “August 2023 Reset of Series C Preferred Investment Exercise Price and Issuance of Series E Common Warrants.”

In connection with the November 2022 private placement, the purchasers agreed to cancel their Series A and Series B preferred investment options to purchase up to an aggregate of 123,077 shares of our common stock which were previously issued to the investors in the July 2022 Private Placement discussed below.

July 2022 Private Placement

On July 27, 2022, we consummated a private placement (i) 10,769 shares of common stock; (ii) 3,300,000 Prefunded Warrants; (iii) 4,000,000 Series A preferred investment options; and (iv) 4,000,000 Series B preferred investment options. The purchase price of each share of common stock and associated preferred investment options was $325 and the purchase price of each Prefunded Warrant and associated preferred investment options was $4.9999.

Each Prefunded Warrant was exercisable for $0.0001 per share of common stock until all of the Prefunded Warrants are exercised in full. The preferred warrants were exercisable on a “cashless” basis. Each Series A preferred investment option was exercisable for one share of common stock for $325 per share until the third anniversary date of the issuance date, subject to beneficial ownership limitations. Each Series B preferred investment option was exercisable for one share of common stock for $325 per share until the second anniversary date of the issuance date. The preferred warrants were exercisable on a “cashless” basis. The Series A and Series B preferred investment options were exercisable on a “cashless basis” if there was no effective registration for the underlying shares of common stock.

On August 3, 2022, we filed a registration statement on Form S-1 (File No. 333-266496) thereby registering the shares of common stock, and shares of common stock issuable upon the exercise of the Prefunded Warrants, Series A and Series B preferred investment options and Series B preferred options and 3,692 shares of common stock issuable upon the exercise of warrants granted to certain designees of H.C. Wainwright & Co., LLC, the placement agent of the placement offering. The Form S-1 was declared effective by the SEC on August 12, 2022.

In connection with the November 2022 Private Placement discussed above, the purchasers agreed to cancel their Series A and Series B preferred investment options.

June 2022 Offering

On June 22, 2022, we completed a public offering of (i) 772,157 units, each unit consisting of 1/65th share of common stock and one warrant to purchase 1/65th share of common stock for $123.50 per unit; and (ii) 2,385,738 prefunded units, each prefunded unit consisting of one Prefunded Warrant to purchase one share of common stock and one warrant, for $1.8999 per prefunded unit. Subject to beneficial ownership limitations described in the warrants, the warrants have an exercise price of $123.50 per share of common stock, subject to beneficial ownership limitations, immediately upon issuance until the fifth anniversary of the issuance date. The exercise price of the warrants is subject to adjustment for stock splits, reverse splits, and similar capital transactions as described in the warrants.

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The shares of common stock and warrants underlying the units, the warrants and Prefunded Warrants underlying the prefunded units and the placement agent warrants described above and the underlying shares of common stock were offered pursuant to the Registration Statement on Form S-1 (File No. 333-264930), as amended, which was declared effective by the SEC on June 17, 2022.

In consideration for their services, we issued the placement agent warrants to purchase up to an aggregate of 3,692 shares of common stock for $406.25 per share until July 24, 2025.

We received net proceeds of approximately $5.1 million from the offering, after deducting the estimated offering expenses payable by us, including the placement agent fees.

February 2022 Offering

On February 15, 2022, we entered into a Securities Purchase Agreement with institutional investors named therein, pursuant to which we issued, in a registered direct offering, an aggregate of $6,000,000 of preferred stock (split evenly among Series F Preferred Stock and Series G Preferred Stock, the “preferred stock”). The shares of preferred stock are convertible into the number of shares of our common stock determined by dividing the stated value of the preferred stock by the conversion price. The original conversion price was $0.20 per share but was increased to $30 after given effect to the Company’s 1-for-150 reverse stock split in April 2022 and then to $1,950 after our 1-for-65 reverse stock split on January 2, 2024.

No fractional shares or scrip representing fractional shares shall be issued upon the conversion of the preferred stock. As to any fraction of a share which the Holder would otherwise be entitled to purchase upon such conversion, the Company may, at its election, either pay a cash adjustment in respect of such final fraction in an amount equal to such fraction multiplied by the Conversion Price or round up to the next whole share. Notwithstanding anything to the contrary contained herein, but consistent with the provisions of this subsection with respect to fractional Conversion Shares, nothing shall prevent any Holder from converting fractional shares of preferred stock.

The Series F Preferred Stock and Series G Preferred Stock and the underlying shares of common stock were offered pursuant to a “shelf” registration statement on Form S-3 (Registration No. 333-252630) (the “Registration Statement”), which was declared effective by the SEC on February 8, 2021. In a concurrent private placement, we also issued to such investors unregistered warrants to purchase up to an aggregate of 125,000 shares of our common stock, at an exercise price of $37.65 per share.

As compensation to Wainwright, as the exclusive placement agent in connection with the offering, we issued Wainwright warrants to purchase up to 154 shares of common stock for exercisable for $2,437.50 subject to adjustments for stock splits, recapitalizations and reorganizations, until February 15, 2027.

Anti-Takeover Effects of Nevada Law and the Articles of Incorporation and Bylaws

Certain provisions of our Articles of Incorporation, Bylaws, and the Nevada Revised Statutes (“NRS”) could make our acquisition by a third party, a change in our incumbent management, or a similar change of control more difficult. These provisions, which are summarized below, are likely to reduce our vulnerability to an unsolicited proposal for the restructuring or sale of all or substantially all of our assets or an unsolicited takeover attempt. The summary of the provisions set forth below does not purport to be complete and is qualified in its entirety by reference to our Articles of Incorporation, as amended; our Bylaws and the relevant provisions of the NRS.

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Authorized but Unissued Shares

Our authorized but unissued shares of common stock and preferred stock are available for future issuance, subject to any limitations imposed by the listing standards of Nasdaq. These additional shares may be used for a variety of corporate finance transactions, acquisitions and employee benefit plans. The existence of authorized but unissued and unreserved common stock and preferred stock could make it more difficult or discourage an attempt to obtain control of us by means of a proxy contest, tender offer, merger or otherwise.

Blank Check Preferred Stock

Our authorized capital includes “blank check” preferred stock. Our Board has the authority to issue preferred stock in one or more classes or series and determine the price, designation, rights, preferences, privileges, restrictions and conditions, including voting and dividend rights, of those shares without any further vote or action by stockholders. The rights of the holders of common stock will be subject to and may be adversely affected by the rights of holders of any preferred stock that may be issued in the future. The issuance of additional preferred stock, while providing desirable flexibility in connection with possible financings and acquisitions and other corporate purposes, could make it more difficult for a third party to acquire a majority of the voting power of our outstanding voting securities, which could deprive our holders of common stock of a premium that they might otherwise realize in connection with a proposed acquisition of our Company.

Action by Written Consent

Our Bylaws and the NRS permit actions that may be taken at a meeting of our stockholders may be taken without a meeting if a consent or consents in writing, setting forth the action so taken, shall be signed by stockholders holding at least a majority of the voting power; provided that if a different proportion of voting power is required for such an action at a meeting, then that proportion of written consents is required.

Advance Notice Requirements

Stockholders wishing to nominate persons for election to our Board at a meeting or to propose any business to be considered by our stockholders at a meeting must comply with certain advance notice and other requirements set forth in our Bylaws and Rule 14a-8 of the Exchange Act.

Special Meetings

Our Bylaws provide that special meetings of stockholders may only be called by the President or Chief Executive Officer. Business transacted at all special meetings shall be confined to the purposes stated in the notice of the meeting unless all stockholders entitled to vote are present and consent.

Board Vacancies

Our Bylaws provide that any vacancy on our Board, howsoever resulting, may be filled by a majority vote of the remaining directors.

Removal of Directors

Our Bylaws provide that any director may be removed either for or without cause at any special meeting of stockholders by the affirmative vote of at least two-thirds of the voting power of the issued and outstanding stock entitled to vote; provided, however, that notice of intention to act upon such matter shall have been given in the notice calling such meeting.

Right to Alter, Amend or Repeal Bylaws

Our Bylaws provide that they may be altered, amended or repealed at any meeting of the Board at which a quorum is present, by the affirmative vote of a majority of the directors present at such meeting.

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Indemnification of Officers and Directors and Insurance

Our Bylaws provide for the limitation of liability of our directors and the indemnification of our directors and officers to the fullest extent permitted under Nevada law. Our directors and officers may be liable for a breach or failure to perform their duties in accordance with Nevada law only if their breach or failure to perform constitutes gross negligence, willful misconduct or intentional harm to us or our stockholders. Our directors may not be personally liable for monetary damages for action taken or failure to take action as a director except in specific instances established by Nevada law.

Under Nevada law, we may generally indemnify a director or officer against liability incurred in a proceeding if he or she acted in good faith and believed that his or her conduct was in our best interest and that he or she had no reason to believe his or her conduct was unlawful. We may not indemnify a director or officer if the person was adjudged liable to us or in the event it is adjudicated that the director or officer received an improper personal benefit.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

Nevada Anti-Takeover Statutes

The NRS contains provisions restricting the ability of a Nevada corporation to engage in business combinations with an interested stockholder. Under the NRS, except under certain circumstances, business combinations with interested stockholders are not permitted for a period of two years following the date such stockholder becomes an interested stockholder. The NRS defines an interested stockholder, generally, as a person who is the beneficial owner, directly or indirectly, of 10% of the outstanding shares of a Nevada corporation. In addition, the NRS generally disallows the exercise of voting rights with respect to “control shares” of an “issuing corporation” held by an “acquiring person,” unless such voting rights are conferred by a majority vote of the disinterested stockholders. “Control shares” are those outstanding voting shares of an issuing corporation which an acquiring person and those persons acting in association with an acquiring person (i) acquire or offer to acquire in an acquisition of a controlling interest and (ii) acquire within 90 days immediately preceding the date when the acquiring person became an acquiring person. An “issuing corporation” is a corporation organized in Nevada that has two hundred or more stockholders, at least one hundred of who are stockholders of record and residents of Nevada, and which does business in Nevada directly or through an affiliated corporation. The NRS also permits directors to resist a change or potential change in control of the corporation if the directors determine that the change or potential change is opposed to or not in the best interest of the corporation.

Equity Incentive Options and Restricted Stock Units

As of February 8, 2024, we had 11,611 stock options and RSUs issued and outstanding.

Outstanding Warrants and Investment Options

As of February 8, 2024, the following warrants were outstanding:

•	warrants issued to the placement agent exercisable for two shares of common stock for $97,500 per share until August 18, 2024;

•	warrants issued in connection with a June 2020 registered offering to purchase 1,568 shares of common stock for $9,750 per share until June 2, 2025;

•	warrants issued in connection with a July 2021 private placement offering exercisable for 2,361 shares of common stock for $7,898 per share until July 14, 2026;

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•	warrants issued to the placement agent in connection with the July 2021 private placement for 283 shares of common stock for $10,591 per share until July 14, 2026;

•	warrants issued to the investors of the Series F Preferred Stock and Series G Preferred Stock exercisable for 1,923 shares of common stock for $2,447 per share until February 15, 2027;

•	warrants issued to the placement agent in connection with the February 2022 Offering exercisable for 154 shares of common stock for $2,438 per share until February 15, 2027;

•	warrants exercisable for 77 shares of common stock for $124 per share until June 22, 2027;

•	warrants issued to the placement agent in connection with the June 2022 public offering exercisable for 2,915 shares of common stock for $154 per share until June 22, 2027;

•	warrants issued to the placement agent in connection with the July 2022 Private Placement exercisable for 3,692 shares of common stock for $406 per share until July 24, 2025;

•	preferred investment options issued to the placement agent in connection with the November 2022 private placement exercisable for 2,418 shares of common stock for $233 per share until November 16, 2025;

•	Series D Warrants to purchase 163,113 shares of common stock for $19 per share;

•	warrants issued in August 2023 to purchase 326,766 shares of common stock for $21 per share until August 13, 2028; and

•	warrants issued to the placement agent in August 2023 to purchase 9,803 shares of common stock for $26 per share until August 13, 2028.

Nevada Business Combination Statutes

The “business combination” provisions of Sections 78.411 to 78.444, inclusive, of the NRS, generally prohibit a Nevada corporation with at least 200 stockholders of record from engaging in various “combination” transactions with any interested stockholder for two years after the date of the transaction in which the person became an interested stockholder unless the transaction is approved by the Board before the date the interested stockholder obtained such status or the combination is approved by the Board and thereafter is approved at a meeting of the stockholders by the affirmative vote of stockholders representing at least 60% of the outstanding voting power held by disinterested stockholders, and extends beyond the expiration of the two-year period, unless:

•	the combination was approved by the Board prior to the person becoming an interested stockholder or the transaction by which the person first became an interested stockholder was approved by the Board before the person became an interested stockholder or the combination is later approved by a majority of the voting power held by disinterested stockholders; or

•	if the consideration to be paid by the interested stockholder is at least equal to the highest of: (a) the highest price per share paid by the interested stockholder within the two years immediately preceding the date of the announcement of the combination or in the transaction in which it became an interested stockholder, whichever is higher, (b) the market value per share of common stock on the date of announcement of the combination and the date the interested stockholder acquired the shares, whichever is higher, or (c) for holders of preferred stock, the highest liquidation value of the preferred stock, if it is higher.

A “combination” is generally defined to include mergers or consolidations or any sale, lease exchange, mortgage, pledge, transfer, or other disposition, in one transaction or a series of transactions, with an “interested stockholder” having: (a) an aggregate market value equal to 5% or more of the aggregate market value of the assets of the corporation, (b) an aggregate market value equal to 5% or more of the aggregate market value of all outstanding voting shares of the corporation, (c) more than 10% of the earning power or net income of the corporation, and (d) certain other transactions with an interested stockholder or an affiliate or associate of an interested stockholder.

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In general, an “interested stockholder” is a person who, together with affiliates and associates, beneficially owns (or within two years, did own) 10% or more of the voting power of the outstanding voting shares of a corporation. The statute could prohibit or delay mergers or other takeover or change in control attempts and, accordingly, may discourage attempts to acquire us even though such a transaction may offer our stockholders the opportunity to sell their stock at a price above the prevailing market price.

Transfer Agent and Registrar

Our transfer agent and registrar is Vstock Transfer, LLC located at 18 Lafayette Pl, Woodmere, New York 11598. Their telephone number is (212) 828-8436.

Nasdaq Capital Market

Our common stock is listed on Nasdaq under the symbol “TBLT.” There is no established public trading market for the Prefunded Warrants or the Series F Common Warrants that are part of this offering, and we do not expect a market to develop. We do not intend to apply for listing of the Prefunded Warrants or the Series F Common Warrants on any securities exchange or other nationally recognized trading system.

Penny Stock Regulation

The SEC has adopted regulations that generally define “penny stock” to be any equity security that has a market price of less than $5.00 per share or an exercise price of less than $5.00 per share. Such securities are subject to rules that impose additional sales practice requirements on broker-dealers who sell them. For transactions covered by these rules, the broker-dealer must make a special suitability determination for the purchaser of such securities and have received the purchaser’s written consent to the transaction prior to the purchase. Additionally, for any transaction involving a penny stock, unless exempt, the rules require the delivery, prior to the transaction, of a disclosure schedule prepared by the SEC relating to the penny stock market. The broker-dealer also must disclose the commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and, if the broker-dealer is the sole market maker, the broker-dealer must disclose this fact and the broker-dealer’s presumed control over the market. Finally, among other requirements, monthly statements must be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks. As our common stock immediately following this offering may be subject to such penny stock rules, purchasers in this offering will in all likelihood find it more difficult to sell their common stock shares in the secondary market.

Dividend Policy

On September 21, 2023, the Company declared a dividend of one one-thousandth (0.001) of a share of Series H Preferred Stock, par value $0.0001 per share, for each outstanding share of the Company’s common stock, par value $0.0001 per share to stockholders of record at 5:00 p.m. Eastern Time on October 2, The Series H Preferred Stock has specific voting rights but virtually no economic benefit or risk. Other than the Series H Preferred Stock, we have never declared a dividend for our common stock. We currently intend to retain future earnings, if any, to finance the expansion of our business and for general corporate purposes. We cannot assure you that we will distribute any cash in the future. Our cash distribution policy is within the discretion of our Board and will depend upon various factors, including our results of operations, financial condition, capital requirements and investment opportunities. See “Description of Capital Stock; Preferred Stock; Series H Preferred Stock; Voting Rights” for a description of the voting rights of the Series H Preferred Stock.

DESCRIPTION OF SECURITIES WE ARE OFFERING

We are offering up to 776,398 shares of our common stock and accompanying Series F Common Warrants to purchase up to 776,398 shares of common stock. We are also offering up to 776,398 Prefunded Warrants to those purchasers whose purchase of shares of common stock in this offering would result in the purchaser, together with its affiliates and certain related parties, beneficially owning more than 4.99% (or, at the election of the purchaser, 9.99%) of our outstanding shares of common stock following the consummation of this offering in lieu of the shares of common stock that would result in such excess ownership. Each Prefunded Warrant will be exercisable for one share of common stock. For each Prefunded Warrant we sell, the number of shares of common stock we are offering will be decreased on a one-for-one basis. No warrants for fractional shares of common stock will be issued, rather warrants will be issued only for whole shares of common stock. We are also registering the shares of common stock issuable from time to time upon exercise of the Prefunded Warrants and Series F Common Warrants offered hereby.

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Common Stock

The material terms and provisions of our common stock are described under the caption “Description of Capital Stock” in this prospectus.

Series F Common Warrants

The following is a summary of certain terms and provisions of the Series F Common Warrants that are being offered hereby and is not complete and is subject to, and qualified in its entirety by, the provisions of the Series F Common Warrants, the form of which is filed as an exhibit to the registration statement of which this prospectus forms a part. Prospective investors should carefully review the terms and provisions of the form of Series F Common Warrants for a complete description of the terms and conditions of the Series F Common Warrants.

Duration and Exercise Price

Each Series F Common Warrant offered hereby will have an exercise price equal to $[____]. The Series F Common Warrants will be immediately exercisable and may be exercised until the five year anniversary of the issuance date. The exercise price and number of shares of common stock issuable upon exercise of the Series F Common Warrants are subject to appropriate adjustment in the event of stock dividends, stock splits, reorganizations or similar events affecting our common stock. The Series F Common Warrants will be issued separately from the common stock or Prefunded Warrants, respectively, and may be transferred separately immediately thereafter.

Exercisability

The Series F Common Warrants will be exercisable, at the option of each holder, in whole or in part, by delivering to us a duly executed exercise notice accompanied by payment in full for the number of shares of our common stock purchased upon such exercise (except in the case of a cashless exercise as discussed below). A holder (together with its affiliates) may not exercise any portion of such holder’s Series F Common Warrants to the extent that the holder would own more than 4.99% (or, at the election of the holder, 9.99%) of the outstanding common stock immediately after exercise. However, upon notice from the holder to us, the holder may decrease or increase the holder’s beneficial ownership limitation, which may not exceed 9.99% of the number of outstanding shares of common stock immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of the warrants, provided that any increase in the beneficial ownership limitation will not take effect until 61 days following notice to us.

Cashless Exercise

If, at the time a holder exercises its Series F Common Warrants, a registration statement registering the issuance or resale of the shares of common stock underlying the Series F Common Warrants under the Securities Act is not then effective or available for the issuance of such shares, then in lieu of making the cash payment otherwise contemplated to be made to us upon such exercise in payment of the aggregate exercise price, the holder may elect instead to receive upon such exercise (either in whole or in part) the net number of shares of common stock determined according to a formula set forth in the Series F Common Warrants.

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Fundamental Transactions

In the event of any fundamental transaction, as described in the Series F Common Warrants and generally including any merger or consolidation with or into another entity, sale of all or substantially all of our assets, tender offer or exchange offer, or reclassification of our common stock, then upon any subsequent exercise of the Series F Common Warrants, the holder will have the right to receive as alternative consideration, for each share of our common stock that would have been issuable upon such exercise immediately prior to the occurrence of such fundamental transaction, the number of shares of common stock of the successor or acquiring corporation or of our Company, if it is the surviving corporation, and any additional consideration receivable upon or as a result of such transaction by a holder of the number of shares of our common stock for which the Series F Common Warrants are exercisable immediately prior to such event. Notwithstanding the foregoing, in the event of a fundamental transaction, the holders of the Series F Common Warrants have the right to require us or a successor entity to redeem the Series F Common Warrants for cash in the amount of the Black-Scholes Value (as defined in the Common Warrants) of the remaining unexercised portion of the Series F Common Warrants on the date of the consummation of such fundamental transaction, concurrently with or within 30 days following the consummation of a fundamental transaction.

However, in the event of a fundamental transaction which is not in our control, including a fundamental transaction not approved by our Board, the holders of the Series F Common Warrants will only be entitled to receive from us or our successor entity, as of the date of consummation of such fundamental transaction the same type or form of consideration (and in the same proportion), at the Black-Scholes Value of the unexercised portion of the Series F Common Warrants that are being offered and paid to the holders of our common stock in connection with the fundamental transaction, whether that consideration is in the form of cash, stock or any combination of cash and stock, or whether the holders of our common stock are given the choice to receive alternative forms of consideration in connection with the fundamental transaction.

Transferability

Subject to applicable laws, the Series F Common Warrants may be transferred at the option of the holder upon surrender of the Series F Common Warrants to us together with the appropriate instruments of transfer.

Fractional Shares

No fractional shares of common stock will be issued upon the exercise of the Series F Common Warrants. Rather, the number of shares of common stock to be issued will, at our election, either be rounded up to the nearest whole number or we will pay a cash adjustment in respect of such final fraction in an amount equal to such fraction multiplied by the exercise price.

Trading Market

There is no established trading market for the Series F Common Warrants, and we do not expect an active trading market to develop. We do not intend to apply to list the Series F Common Warrants on any securities exchange or other trading market. Without a trading market, the liquidity of the Series F Common Warrants will be extremely limited. The shares of common stock issuable upon exercise of the Series F Common Warrants are currently traded on Nasdaq.

Right as a Stockholder

Except as otherwise provided in the Series F Common Warrants or by virtue of the holder’s ownership of shares of our common stock, such holder of Series F Common Warrants does not have the rights or privileges of a holder of our common stock, including any voting rights, until such holder exercises such holder’s Series F Common Warrants. The Series F Common Warrants provide that holders have the right to participate in distributions or dividends paid on our shares of common stock.

Waivers and Amendments

No term of the Series F Common Warrants may be amended or waived without the written consent of the holder.

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Prefunded Warrants

The following summary of certain terms and provisions of the Prefunded Warrants that are being offered hereby is not complete and is subject to, and qualified in its entirety by, the provisions of the Prefunded Warrant, the form of which is filed as an exhibit to the registration statement of which this prospectus forms a part. Prospective investors should carefully review the terms and provisions of the form of Prefunded Warrant for a complete description of the terms and conditions of the Prefunded Warrants.

Duration and Exercise Price

Each Prefunded Warrant offered hereby will have an initial exercise price per share of common stock equal to $0.0001. The Prefunded Warrants will be immediately exercisable and will expire when exercised in full. The exercise price and number of shares of common stock issuable upon exercise is subject to appropriate adjustment in the event of share dividends, share splits, reorganizations or similar events affecting our shares of common stock.

Exercisability

The Prefunded Warrants will be exercisable, at the option of each holder, in whole or in part, by delivering to us a duly executed exercise notice accompanied by payment in full for the number of shares of common stock purchased upon such exercise (except in the case of a cashless exercise as discussed below). A holder (together with its affiliates) may not exercise any portion of the Prefunded Warrant to the extent that the holder would own more than 4.99% (or, at the election of the holder, 9.99%) of the outstanding shares of common stock immediately after exercise. However, upon notice from the holder to us, the holder may decrease or increase the holder’s beneficial ownership limitation, which may not exceed 9.99% of the number of outstanding shares of common stock immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of the Prefunded Warrants, provided that any increase in the beneficial ownership limitation will not take effect until 61 days following notice to us.

Cashless Exercise

In lieu of making the cash payment otherwise contemplated to be made to us upon such exercise in payment of the aggregate exercise price, the holder may elect instead to receive upon such exercise (either in whole or in part) the number of shares of common stock determined according to a formula set forth in the Prefunded Warrants.

Fractional Shares

No fractional shares of common stock will be issued upon the exercise of the Prefunded Warrants. Rather, at our election, the number of shares of common stock to be issued will be rounded up to the nearest whole number or we will pay a cash adjustment in an amount equal to such fraction multiplied by the exercise price.

Transferability

Subject to applicable laws, a Prefunded Warrant may be transferred at the option of the holder upon surrender of the Prefunded Warrants to us together with the appropriate instruments of transfer.

Trading Market

There is no established trading market for the Prefunded Warrants, and we do not expect an active trading market to develop. We do not intend to list the Prefunded Warrants on any securities exchange or other trading market. Without a trading market, the liquidity of the Prefunded Warrants will be extremely limited. The shares of common stock issuable upon exercise of the Prefunded Warrants are currently traded on Nasdaq.

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Right as a Stockholder

Except as otherwise provided in the Prefunded Warrants or by virtue of such holder’s ownership of shares of common stock, the holders of the Prefunded Warrants do not have the rights or privileges of holders of our shares of common stock, including any voting rights, until such holder exercise their Prefunded Warrants. The Prefunded Warrants provide that holders have the right to participate in distributions or dividends paid on our shares of common stock.

Placement Agent Warrants

In addition, we have agreed to issue to the placement agent or its designees the placement agent warrants to purchase up to 6.0% of the aggregate number of shares of common stock sold in this offering (including the Prefunded Warrants issued in this offering), at an exercise price equal to 125% of the public offering price per share of common stock and accompanying Series F Common Warrant to be sold in this offering. The placement agent warrants will be exercisable upon issuance and will expire five years from the commencement of sales under this offering. The placement agent warrants issued in this offering will otherwise have substantially the same terms as the Series F Common Warrants. The placement agent warrants are registered on the registration statement of which this prospectus is a part. The form of the placement agent warrant has been included as an exhibit to this registration statement of which this prospectus forms a part.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

There have not been any changes in or disagreements with the Company’s accountants. Marcum LLP audited our financial statements for the fiscal years December 31, 2022 and 2021 and have reviewed our financial statements for each interim period included in such fiscal years and in the fiscal year ending December 31, 2023. At the Company’s annual stockholder meeting held on December 31, 2023, the stockholders of the Company ratified the board’s engagement of Marcum LLP to audit the Company’s financial statements for the fiscal year ending December 31, 2023.

PLAN OF DISTRIBUTION

We have engaged H.C. Wainwright & Co., LLC (the “placement agent”) to act as our exclusive placement agent to solicit offers to purchase the securities offered by this prospectus on a reasonable best efforts basis. The placement agent is not purchasing or selling any securities, nor are they required to arrange for the purchase and sale of any specific number or dollar amount of securities, other than to use their “reasonable best efforts” to arrange for the sale of the securities by us. Therefore, we may not sell the entire amount of securities being offered pursuant to this prospectus.

The terms of this offering are subject to market conditions and negotiations between us, the placement agent and prospective investors. The placement agent will have no authority to bind us by virtue of the engagement letter. This is a best efforts offering and there is no minimum amount of proceeds that is a condition to closing of this offering. Investors purchasing securities offered hereby will have the option to execute a securities purchase agreement with us. In addition to rights and remedies available to all purchasers in this offering under federal securities and state law, the purchasers who enter into a securities purchase agreement will also be able to bring claims of breach of contract against us. The ability to pursue a claim for breach of contract is material to larger purchasers in this offering as a means to enforce the following covenants uniquely available to them under the securities purchase agreement: (i) a covenant to not enter into variable rate financings for a period of one year following the closing of the offering, subject to an exception; and (ii) a covenant to not enter into any equity financings for 60 days from closing of the offering, subject to certain exceptions. The placement agent may engage one or more sub-agents or selected dealers in connection with the offering.

The nature of the representations, warranties and covenants in the securities purchase agreements shall include:

84

•	standard issuer representations and warranties on matters such as organization, qualification, authorization, no conflict, no governmental filings required, current in SEC filings, no litigation, labor or other compliance issues, environmental, intellectual property and title matters and compliance with various laws such as the Foreign Corrupt Practices Act;

•	standard issuer representations and warranties on matters such as organization, qualification, authorization, no conflict, no governmental filings required, current in SEC filings, no litigation, labor or other compliance issues, environmental, intellectual property and title matters and compliance with various laws such as the Foreign Corrupt Practices Act; and

•	covenants regarding matters such as registration of warrant shares, no integration with other offerings, filing of an 8-K to disclose entering into these securities purchase agreements, no stockholder rights plans, no material nonpublic information, use of proceeds, indemnification of purchasers, reservation and listing of common stock, and no subsequent equity sales for 60 days, subject to certain exceptions.

Delivery of the securities offered hereby is expected to occur on or about [____], subject to satisfaction of certain customary closing conditions.

Fees and Expenses

The following table shows the per share and accompanying Series F Common Warrant, and per Prefunded Warrant and accompanying Series F Common Warrant, and total placement agent fees we will pay in connection with the sale of the securities in this offering based on the assumed offering price of $6.44 per share and accompanying Series F Common Warrant (assuming an offering with gross proceeds of $5,000,000).

	Per Share and Accompanying Series F Common Warrant	Per Pre- Funded Warrant and Accompanying Series F Common Warrant	Total
Public offering price (1)	$6.4400	$6.4399	$5,000,000
Placement Agent fees	$0.45080	$0.45079	$350,000
Proceeds to us, before expenses	$5.9820	$5.98911	$4,650,000

(1)	Based on an assumed offering price of $6.44 per share and accompanying Series F Common Warrant. The final offering price per share of common stock and accompanying Series F Common Warrant, or Prefunded Warrant and accompanying Series F Common Warrant, as the case may be, will be determined by the Company, placement agent and the investors in this offering and may be at a discount to the market price of the Company’s common stock.

We have agreed to pay the placement agent a total cash fee equal to 7.0% of the aggregate gross proceeds raised in the offering and a management fee equal to 0.5% of the gross proceeds raised in this offering. We will reimburse the placement agent a non-accountable expense allowance of $50,000, for its legal fees and expenses and other out-of-pocket expenses in an amount up to $100,000, and for its clearing expense in an amount up to $15,950 in connection with this offering. We estimate the total offering expenses of this offering that will be payable by us, excluding the placement agent fees and expenses, will be approximately $272,095. After deducting the placement agent fees and our estimated offering expenses, we expect the net proceeds from this offering to be approximately $4.2 million.

Placement Agent Warrants

In addition, we have agreed to issue the placement agent warrants to the placement agent or its designees to purchase up to 6.0% of the aggregate number of shares of common stock and Prefunded Warrants sold in this offering, at an exercise price equal to 125% of the public offering price per share and accompanying Series F Common Warrant to be sold in this offering. The placement agent warrants will be exercisable upon issuance and will expire five years from the commencement of sales under this offering. The Placement Agent Warrants are registered on the registration statement of which this prospectus is a part. The form of the Placement Agent Warrant has been included as an exhibit to this registration statement of which this prospectus forms a part.

85

Right of First Refusal

Subject to consummation of the offering, we have granted a right of first refusal to the placement agent pursuant to which it has the right to act as the exclusive book-running manager, underwriter or placement agent, as applicable, if we decide to raise capital through a public offering (including an at-the-market facility) or private placement or any other capital-raising financing of equity, equity-linked or debt securities (other than a traditional debt facility or venture debt facility or an equity line of credit) pursuant to which we engage an investment bank or broker/dealer at any time prior to the six (6) months following the consummation of this offering, which right of first refusal shall not have a duration of more than three years from the commencement of sales of the offering or the termination date of the engagement agreement in compliance with FINRA Rule 5110(g)(6)(A).

Tail

In the event that any investors that were contacted by the placement agent or were introduced to us by the placement agent during the term of our engagement agreement with the placement agent provide any capital to us in a public or private offering or other financing or capital-raising transaction of any kind (each, a “Tail Financing”) within six (6) months following the termination or expiration of our engagement agreement with the placement agent, we shall pay the placement agent the cash and warrant compensation provided above on the gross proceeds raised in such Tail Financing from such investors.

Determination of Offering Price

The combined public offering price per share and Series F Common Warrant and the combined public offering price per Prefunded Warrant and Series F Common Warrant we are offering and the exercise prices and other terms of the Prefunded Warrants and Series F Common Warrants were negotiated between us and the investors, in consultation with the placement agent based on the trading of our common stock prior to this offering, among other things. Other factors considered in determining the public offering prices of the securities we are offering and the exercise prices and other terms of the Prefunded Warrants and Series F Common Warrants include the history and prospects of our Company, the stage of development of our business, our business plans for the future and the extent to which they have been implemented, an assessment of our management, general conditions of the securities markets at the time of the offering and such other factors as were deemed relevant.

Lock-up Agreements

We and each of our officers and directors have agreed with the placement agent to be subject to a lock-up period of 60 days following the date of this prospectus. This means that, during the applicable lock-up period, we and such persons may not offer for sale, contract to sell, or sell any shares of our common stock or any securities convertible into, or exercisable or exchangeable for, shares of our common stock, subject to certain customary exceptions. The placement agent may, in its sole discretion and without notice, waive the terms of any of these lock-up agreements. In addition, we have agreed to not issue any securities that are subject to a price reset based on the trading prices of our common stock or upon a specified or contingent event in the future or enter into any agreement to issue securities at a future determined price for a period of one year following the closing date of this offering, subject to an exception. The placement agent may waive this prohibition in its sole discretion and without notice.

Transfer Agent and Registrar

Our transfer agent and registrar is Vstock Transfer, LLC located at 18 Lafayette Pl, Woodmere, New York 11598. Their telephone number is (212) 828-8436.

86

Nasdaq Listing

Our common stock is currently listed on Nasdaq under the symbol “TBLT.” On February 5, 2024, the closing price per share of our common stock was $6.44.

Indemnification

We have agreed to indemnify the placement agent against certain liabilities, including certain liabilities arising under the Securities Act and liabilities arising from breaches of representations and warranties contained in our engagement letter with the placement agent. We have also agreed to contribute to payments that the placement agent may be required to make for these liabilities.

In addition, we will indemnify the purchasers of securities in this offering against liabilities arising out of or relating to (i) any breach of any of the representations, warranties, covenants or agreements made by us in the securities purchase agreement or related documents or (ii) any action instituted against a purchaser by a third party (other than a third party who is affiliated with such purchaser) with respect to the securities purchase agreement or related documents and the transactions contemplated thereby, subject to certain exceptions.

Regulation M

The placement agent may be deemed to be an underwriter within the meaning of Section 2(a)(11) of the Securities Act, and any commissions received by it and any profit realized on the sale of our securities offered hereby by it while acting as principal might be deemed to be underwriting discounts or commissions under the Securities Act. The placement agent will be required to comply with the requirements of the Securities Act and the Exchange Act, including, without limitation, Rule 10b-5 and Regulation M under the Exchange Act. These rules and regulations may limit the timing of purchases and sales of our securities by the placement agent. Under these rules and regulations, the placement agent may not (i) engage in any stabilization activity in connection with our securities; and (ii) bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities, other than as permitted under the Exchange Act, until they have completed their participation in the distribution.

Other Relationships

The placement agent and its affiliates may in the future engage in investment banking transactions and other commercial dealings in the ordinary course of business with us or our affiliates. The placement agent may in the future receive customary fees and commissions for these transactions. However, except as disclosed in this prospectus, we have no present arrangements with the placement agent for any further services.

Electronic Distribution

A prospectus in electronic format may be made available on a website maintained by the placement agent and the placement agent may distribute prospectuses electronically. Other than the prospectus in electronic format, the information on these websites is not part of this prospectus or the registration statement of which this prospectus forms a part, has not been approved and/or endorsed by us or the placement agent and should not be relied upon by investors.

LEGAL MATTERS

Certain legal matters with respect to the validity of the securities being offered by this prospectus will be passed upon by Sichenzia Ross Ference Carmel LLP, New York, New York is acting as counsel for the placement agent with respect to the offering.

87

EXPERTS

Our consolidated financial statements for the fiscal years ended December 31, 2022 and 2021 included in this prospectus have been audited by Marcum, LLP, an independent registered public accounting firm, as stated in their report, which is included herein. Such consolidated financial statements have been so included in reliance upon the report of such firm (which report expresses an unqualified opinion and includes explanatory paragraphs regarding the Company’s ability to continue as a going concern and a change in accounting principle) given upon their authority as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

This prospectus is part of a registration statement we filed with the SEC. This prospectus does not contain all of the information set forth in the registration statement and the exhibits to the registration statement.

For further information with respect to us and the securities we are offering under this prospectus, we refer you to the registration statement and the exhibits and schedules filed as a part of the registration statement. You should rely only on the information contained in this prospectus or incorporated by reference into this prospectus. We have not authorized anyone else to provide you with different information. We are not making an offer of these securities in any jurisdiction where the offer is not permitted. You should assume that the information contained in this prospectus, or any document incorporated by reference in this prospectus, is accurate only as of the date of those respective documents, regardless of the time of delivery of this prospectus or any sale of our securities.

We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public from commercial document retrieval services and over the Internet at the SEC’s website at www.sec.gov.

We maintain a website at www.toughbuilt.com. You may access our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act with the SEC free of charge at our website as soon as reasonably practicable after such material is electronically filed with, or furnished to, the SEC. The information contained in, or that can be accessed through, our website is not incorporated by reference into, and is not part of this prospectus.

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INDEX TO FINANCIAL STATEMENTS

Condensed Consolidated Balance Sheets at September 30, 2023 (unaudited) and December 31, 2022	F-2

Condensed Consolidated Statements of Operations for the Three and Nine Month Periods Ended September 30, 2023 and 2022 (unaudited)	F-3

Condensed Consolidated Statements of Changes In Stockholders’ Equity for the Three and Nine Month Periods Ended September 30, 2023 and 2022 (unaudited)	F-4

Condensed Consolidated Statements of Cash Flows for the Nine Month Periods Ended September 30, 2023 and 2022 (unaudited)	F-5

Notes to Condensed Consolidated Financial Statements (unaudited)	F-6

Report of Independent Registered Public Accounting Firm	F-27

Consolidated Balance Sheets as of December 31, 2022 and December 31, 2021	F-28

Consolidated Statements of Operations for the year ended December 31, 2022 and December 31, 2021	F-29

Consolidated Statements of Cash Flows for the year ended December 31, 2022 and December 31, 2021	F-31

Notes to Consolidated Financial Statements	F-32

F-1

TOUGHBUILT INDUSTRIES, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

	September 30,	December 31,
	2023	2022
	(UNAUDITED)
Assets
Current Assets
Cash	$1,834,305	$2,564,237
Accounts receivable, net	8,992,889	16,810,659
Inventory, net	28,070,889	40,365,286
Prepaid and other current assets	543,343	369,792
Total Current Assets	39,441,426	60,109,974
Other Assets
Property and equipment, net	18,904,135	17,500,383
Right-of-use asset	4,021,988	4,415,859
Other assets	2,165,301	1,890,780
Total Assets	$64,532,850	$83,916,996

Liabilities and Stockholders’ Equity
Current Liabilities
Accounts payable	$41,091,115	$29,671,272
Accrued expenses	4,461,713	3,010,914
Lease liability, current maturities	1,247,062	959,630
Short-term loan payable	707,625	973,583
Warrant and preferred investment option liabilities	5,740,899	16,116,273
Total Current Liabilities	53,248,414	50,731,672

Lease liability, net of current maturities	3,013,214	3,477,380
Total Liabilities	56,261,628	54,209,052

Stockholders’ Equity
Series C Preferred Stock, $0.0001 par value, 4,268 authorized, 0 issued and outstanding at September 30, 2023 and December 31, 2022	-	-
Series D Preferred Stock, $1,000 par value, 5,775 shares authorized, 0 issued and outstanding at September 30, 2023 and December 31, 2022	-	-
Series E Preferred Stock, $0.0001 par value, 15 authorized, 9 issued and outstanding at September 30, 2023 and December 31, 2022	-	-
Series F Preferred Stock, $0.0001 par value, 2,500 authorized, issued and outstanding at September 30, 2023 and December 31, 2022	-	-
Series G Preferred Stock, $0.0001 par value, 2,500 authorized, issued and outstanding at September 30, 2023 and December 31, 2022	-	-
Common stock, $0.0001 par value, 200,000,000 shares authorized, 567,926 and 216,600 shares issued and outstanding at September 30, 2023 and December 31, 2022, respectively	57	22
Additional paid-in capital	181,473,324	174,660,975
Accumulated deficit	(173,202,159)	(144,953,053)
Total Stockholders’ Equity	8,271,222	29,707,944
Total Liabilities and Stockholders’ Equity	$64,532,850	$83,916,996

The accompanying notes are an integral part of these condensed consolidated unaudited financial statements.

F-2

TOUGHBUILT INDUSTRIES, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(UNAUDITED)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022
Revenues, net of allowances
Metal goods	$12,754,504	$19,226,191	$30,475,518	$34,354,744
Soft goods	6,035,706	8,239,785	25,938,923	27,258,989
Electronic goods	1,839,997	2,779,275	3,308,045	3,739,918
Total revenues, net of allowances	20,630,207	30,245,251	59,722,486	65,353,651

Cost of Goods Sold
Metal goods	10,351,690	14,923,322	25,732,707	28,041,096
Soft goods	3,646,862	4,868,601	16,528,326	18,011,023
Electronic goods	1,718,681	2,536,171	3,150,236	3,432,832
Total cost of goods sold	15,717,233	22,328,094	45,411,269	49,484,951

Gross profit	4,912,974	7,917,157	14,311,217	15,868,700

Operating expenses
Selling, general and administrative expenses	12,572,066	14,676,135	42,618,510	45,106,976
Research and development	2,916,349	2,781,676	9,357,273	8,050,481
Total operating expenses	15,488,815	17,457,811	51,975,783	53,157,457

Loss from operations	(10,575,441)	(9,540,654)	(37,664,566)	(37,288,757)

Other income (expense)
Warrant issuance costs	(186,450)	(969,791)	(538,218)	(1,415,229)
Change in fair value of warrant and preferred investment option liabilities	3,033,537	19,065,297	17,761,007	23,111,029
Inducement expense	(6,373,353)	-	(6,373,353)	-
Interest expense	(146,867)	(548,422)	(1,433,975)	(640,603)
Total other income	(3,673,133)	17,547,084	9,415,461	21,055,197

Net income (loss)	(14,248,574)	8,006,430	(28,249,105)	(16,233,560)

Common stock deemed dividend	-	(7,467,200)	-	(7,467,200)

Net income (loss) attributable to common stockholders	$(14,248,574)	$539,230	$(28,249,105)	$(23,700,760)

Basic net income (loss) per share attributed to common stockholders	$(29.90)	$3.25	$(89.05)	$(352.3)
Basic weighted average common shares outstanding	481,508	167,268	317,904	67,326
Diluted net income (loss) per share attributed to common stockholders	$(29.90)	$1.95	$(89.05)	$(352.3)
Diluted weighted average common shares outstanding	481,508	304,405	317,904	67,326

The accompanying notes are an integral part of these condensed consolidated unaudited financial statements.

F-3

TOUGHBUILT INDUSTRIES, INC.

STATEMENTS OF CHANGES IN STOCKHOLDERS’ EQUITY

FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2023 AND 2022

(UNAUDITED)

	Series C Preferred Stock		Series D Preferred Stock		Series E Preferred Stock		Series F Preferred Stock		Series G Preferred Stock		Common Stock		Additional Paid-in	Accumulated	Total Stockholders’ Equity
	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount	Capital	Deficit	(Deficit)

Balance - January 1, 2022	-	$-	-	$-	9	$-	-	$-	-	$-	13,262	$1	$156,184,412	$(98,287,890)	$57,896,523
Adoption of lease guidance	-	-	-	-	-	-	-	-	-	-				97,310	97,310
Issuance of preferred stock	-	-	-	-	-	-	2,500	-	2,500	-			1,833,995	-	1,833,995
Stock based compensation expense	-	-	-	-	-	-	-	-	-	-			13,101	-	13,101
Net loss	-	-	-	-	-	-	-	-	-	-	-	-	-	(12,103,938)	(12,103,938)
Balance - March 31, 2022	-	$-	-	$-	9	$-	2,500	$-	2,500	$-	13,262	$1	$158,031,508	$(110,294,518)	$47,736,991
Issuance of common stock and warrants, net of issuance costs	-	-	-	-	-	-	-	-	-	-	48,583	5	1,849,067	-	1,849,072
Issuance of common stock upon exercise of warrants	-	-	-	-	-	-	-	-	-	-	23,834	2	6,358,397	-	6,358,399
Cashless warrants exercised	-	-	-	-	-	-	-	-	-	-	2,364	-	-	-	-
Repurchase of common stock warrants	-	-	-	-	-	-	-	-	-	-	-	-	(2,500,000)	-	(2,500,000)
Net Loss	-	-	-	-	-	-	-	-	-	-	-	-	-	(12,136,051)	(12,136,051)
Stock based compensation expense	-	-	-	-	-	-	-	-	-	-	-	-	13,101		13,101
Balance–June 30, 2022	-	$-	-	$-	9	$-	2,500	$-	2,500	$-	88,042	$9	$163,752,072	$(122,430,569)	$41,321,512
Cashless warrants exercised	-	-	-	-	-	-	-	-	-	-	15,386	2	(2)	-	-
Issuance of common stock and warrants, net of issuance costs	-	-	-	-	-	-	-	-	-	-	61,538	6	(1,293,333)	-	(1,293,327)
Issuance of common stock upon exercise of warrants	-	-	-	-	-	-	-	-	-	-	24,672	3	9,230,011	-	9,230,014
Net Income	-	-	-	-	-	-	-	-	-	-				539,230	539,230
Stock based compensation	-	-	-	-	-	-	-	-	-	-	-	-	13,101		13,101
Balance–September 30, 2022	-	$-	-	$-	9	$-	2,500	$-	2,500	$-	189,639	$19	$171,701,850	$(121,891,339)	$49,810,530

Balance–January 1, 2023	-	$-	-	$-	9	$-	2,500	$-	2,500	$-	216,600	$22	$174,660,975	$(144,953,053)	$29,707,944
Issuance of common stock from Prefunded Warrants											13,345	1	(1)	-	-
Stock based compensation expense	-	-	-	-	-	-	-	-	-	-	-	-	115,139	-	115,139
Net loss	-	-	-	-	-	-	-	-	-	-	-			(8,275,162)	(8,275,162
Balance - March 31, 2023	-	$-	-	$-	9	$-	2,500		$2,500	$-	229,945	$23	$174,776,113	$(153,228,215)	$21,547,921

Issuance of common stock, net of issuance costs	-	-	-	-	-	-	-	-	-	-	168,856	17	551,816	-	551,833
Stock based compensation expense	-	-	-	-	-	-	-	-	-	-	-	-	113,517	-	113,517
Net loss	-	-	-	-	-	-	-	-	-	-	-	-	-	(5,725,370)	(5,725,370)
Balance - June 30, 2023	-	$-	-	$-	9		$2,500		$2,500	$-	398,801	$40	$175,441,446	$(158,953,585)	$16,487,901

Issuance of common stock, net of issuance costs	-			-	-	-	-	-	-	-	163,383	16	5,824,164	-	5,824,180
Issuance of common stock, conversion of warrants	-	-	-	-	-	-	-	-	-	-	5,742	1	108,243	-	108,244
Stock based compensation expense	-	-	-	-	-	-	-	-	-	-	-	-	99,471	-	99,471
Net loss	-			-	-	-	-	-	-	-	-	-	-	(14,248,574)	(14,248,574)
Balance – September 30,2023	-	$-	-	$-	9		$2,500		$2,500	$-	567,926	$57	$181,473,324	$(173,202,159)	$8,271,222

The accompanying notes are an integral part of these condensed consolidated unaudited financial statements.

F-4

TOUGHBUILT INDUSTRIES, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(UNAUDITED)

	Nine Months Ended September 30,
	2023	2022
Cash flows from operating activities:
Net loss	$(28,249,105)	$(16,233,560)

Adjustments to reconcile from net loss to net cash used in operating activities:
Depreciation	4,088,358	3,103,204
Provision for credit losses	2,943,671	-
Stock-based compensation expense	328,127	39,303
Amortization of right-of-use asset	1,098,831	451,481
Warrant issuance costs	538,218	1,415,229
Loss on sale of property and equipment	-	15,806
Inducement expense	6,373,353	-
Change in fair value of warrant and preferred investment option liabilities	(17,761,007)	(23,111,029)
Changes in operating assets and liabilities
Accounts receivable, net	4,874,099	(5,223,695)
Inventory	12,294,396	(1,573,602)
Prepaid assets	(173,551)	(2,075,468)
Other assets	(274,520)	(940,469)
Accounts payable	9,240,985	13,263,112
Accrued expenses	1,450,799	1,037,768
Lease liability	(881,694)	(463,217)
Net cash used in operating activities	(4,109,040)	(30,295,137)

Cash flows from investing activities:
Proceeds from sale of property and equipment	-	50,000
Purchases of property and equipment	(3,313,252)	(7,113,646)
Net cash used in investing activities	(3,313,252)	(7,063,646)

Cash flows from financing activities:
Proceeds from exercise of warrants	-	5,978,067
Repurchase of common stock warrants	-	(2,500,000)
Proceeds from issuance of stock, net of costs	6,958,318	26,606,099
Proceeds from short-term loan payable	779,795	1,669,000
Repayments of short-term loan payable	(1,045,753)	(278,167)
Net cash provided by financing activities	6,692,360	31,474,999

Net decrease in cash	(729,932)	(5,883,784)
Cash, beginning of period	2,564,237	7,472,224
Cash, end of period	$1,834,305	$1,588,440

Supplemental disclosure of cash flow information:
Cash paid during the period for:
Interest	$1,433,976	$-
Income taxes	$-	$-

Supplemental disclosure of non-cash investing and financing activities:
Purchases of property and equipment in accounts payable	$2,178,858	$1,392,570
Initial value of lease liability	$704,960	$5,140,057
Initial fair value of warrants and preferred investment options	$9,916,393	$23,488,442
Repayment of short-term loan payable in exchange for new short-term loan payable	$1,601,205	$-
Derecognition of warrant liability upon conversion	$-	$9,610,346

The accompanying notes are an integral part of these condensed consolidated unaudited financial statements.

F-5

TOUGHBUILT INDUSTRIES, INC.

Notes to the Condensed Consolidated Financial Statements

September 30, 2023 and 2022

(Unaudited)

NOTE 1: NATURE OF OPERATIONS AND BASIS OF PRESENTATION

General

The unaudited condensed consolidated financial statements of ToughBuilt Industries, Inc. (“ToughBuilt” or the “Company”) as of September 30, 2023 and for the nine months ended September 30, 2023 and 2022 should be read in conjunction with the financial statements for the year ended December 31, 2022 included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2022, which was filed with the Securities Exchange Commission (“SEC”) on March 31, 2023 and can also be found on the Company’s website (www.toughbuilt.com). ToughBuilt was incorporated under the laws of the State of Nevada on April 9, 2012 under the name Phalanx, Inc., and on December 29, 2015, Phalanx, Inc. changed its name to ToughBuilt Industries, Inc.

On April 15, 2020, the Company effected a 1-for-10 reverse stock split (the “Reverse Split”) of its issued and outstanding common stock. As a result of the Reverse Split, each ten (10) shares of issued and outstanding prior to the Reverse Split were converted into (1) one share of common stock, with fractional shares resulting from the Reverse Split rounded up to the nearest whole number.

On April 25, 2022, the Company effected a 1-for-150 reverse stock split (the “2022 Reverse Split”) of its issued and outstanding common stock. As a result of the 2022 Reverse Split, each one hundred fifty shares (150) of issued and outstanding prior to the 2022 Reverse Split were converted into one (1) share of common stock. All share and per share numbers in the unaudited condensed consolidated financial statements and notes below have been revised retroactively to reflect the Reverse Split and the 2022 Reverse Split.

Nature of Operations

In these notes, the terms “we,” “our,” “ours,” “us,” “it,” “its,” “ToughBuilt,” and the “Company” refer to ToughBuilt Industries, Inc., a Nevada corporation, and its subsidiaries.

The Company designs and distributes tools and accessories to the home improvement community and the building industry. The Company aspires to augment brand loyalty in part from the enlightened creativity of its end users throughout the global tool market industry. The Company holds exclusive patents and licenses to develop, manufacture, market and distribute various home improvement and construction product lines for both Do-It-Yourself (“DIY”) and professional trade markets under the TOUGHBUILT® brand name.

TOUGHBUILT distributes products in the following categories, all designed and engineered in the United States and manufactured by third party vendors in China:

•	tool belts, tool bags and other personal tool organizer products;

•	complete line of knee pads for various construction applications; and

•	job site tools and material support products consisting of a full line of miter-saws and table saw stands, sawhorses/job site tables and roller stands.

F-6

Going Concern

The Company has incurred substantial operating losses since its inception. As reflected in the consolidated financial statements, the Company had an accumulated deficit of approximately $173.2 million at September 30, 2023, a net loss of approximately $28.2 million, and approximately $4.1 million of net cash used in operating activities for the nine  months ended September 30, 2023. The accompanying condensed consolidated financial statements have been prepared on a going concern basis, which contemplates the realization of assets and satisfaction of liabilities in the normal course of business. The financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts or the amounts and classification of liabilities that might result from the outcome of this uncertainty. The Company anticipates incurring additional losses until such time, if ever, that it can obtain marketing approval to sell, and then generate significant sales, of its technology that is currently in development. As such it is likely that additional financing will be needed by the Company to fund its operations and to develop and commercialize its technology. These factors raise substantial doubt about the Company’s ability to continue as a going concern for the next twelve months from issuance of this Quarterly Report on Form 10-Q. The Company will seek to obtain additional capital through the sale of debt or equity financings or other arrangements to fund operations; however, there can be no assurance that the Company will be able to raise needed capital under acceptable terms, if at all. The sale of additional equity may dilute existing stockholders and newly issued shares may contain senior rights and preferences compared to currently outstanding shares of common stock. Issued debt securities may contain covenants and limit the Company’s ability to pay dividends or make other distributions to stockholders.

Basis of Presentation

These interim condensed consolidated financial statements are unaudited and were prepared by the Company in accordance with generally accepted accounting principles in the United States of America (“GAAP”) and with the Securities and Exchange Commission’s (“SEC”) instructions to Form 10-Q and Article 10 of Regulation S-X.

The preparation of interim condensed consolidated financial statements requires management to make assumptions and estimates that impact the amounts reported. These interim condensed consolidated financial statements, reflect all adjustments, consisting of normal recurring accruals, necessary for a fair presentation of the Company’s results of operations, financial position and cash flows for the interim periods ended September 30, 2023 and 2022; however, certain information and footnote disclosures normally included in our audited annual financial statements, as included in the Company’s interim condensed consolidated financial statements on Form 10-Q, have been condensed or omitted pursuant to such SEC rules and regulations and accounting principles applicable for interim periods. It is important to note that the Company’s results of operations and cash flows for interim periods are not necessarily indicative of the results of operations and cash flows to be expected for a full fiscal year or any other interim period. The information included in this Quarterly Report on Form 10-Q should be read in connection with the financial statements and accompanying notes included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2022.

Principles of Consolidation

The condensed consolidated financial statements include the accounts of the Company and its wholly owned subsidiary, ToughBuilt Industries UK Limited. All intercompany balances and transaction are eliminated. Any foreign currency translation and transactions are de minimis to the condensed consolidated financial statements.

NOTE 2: SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Use of Estimates

The preparation of condensed consolidated financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the condensed consolidated financial statements and the reported amounts of revenues and expenses during the reporting period. The Company regularly evaluates estimates and assumptions related to the valuation and recognition of revenue, accounts and factored receivables, valuation of long-lived assets, accrued liabilities, notes payable, going concern assumptions, and deferred income tax asset valuation allowances. The Company bases its estimates and assumptions on current facts, historical experience and various other factors that it believes to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities and the accrual of costs and expenses that are not readily apparent from other sources. The actual results experienced by the Company may differ materially and adversely from the Company’s estimates. To the extent there are material differences between the estimates and the actual results, future results of operations will be affected.

F-7

Cash

The Company considers all highly liquid instruments with maturity of three months or less at the time of issuance to be cash equivalents. The Company did not have any cash equivalents at September 30, 2023 and December 31, 2022.

Accounts Receivable

Accounts receivable represent income earned from the sale of tools and accessories for which the Company has not yet received payment. Accounts receivable are recorded at the invoiced amount and adjusted for amounts management expects to collect from balances outstanding at period-end. The Company estimates the allowance for credit losses based on expected future uncollectible accounts receivable using forecasts of future economic conditions in addition to information about past events and current conditions. Management provides an allowance for credit losses based on the Company’s historical losses, specific customer circumstances, and general economic conditions. Periodically, management reviews accounts receivable and adjusts the allowance based on current circumstances and charges off uncollectible receivables when all attempts to collect have been exhausted and the prospects for recovery are remote. Recoveries are recognized when they are received. Actual collection losses may differ from our estimates and could be material to our financial position, results of operations, and cash flows. At September 30, 2023 and December 31, 2022, an allowance for credit losses of $2,050,917 and $2,918,869, respectively, was recorded.

The Company also has an agreement with a third party to be able to receive advance payments for certain accounts receivables, for a specified fee. Under this agreement, the respective customer will repay the third party within a predetermined term. Receivables transferred under this agreement generally meet the requirements to be accounted for as sales in accordance with Accounting Standards Codification (“ASC”) 860, “Transfers and Servicing.” ASC 860 requires that several conditions be met in order to present the transfer of accounts receivable as a sale. The Company has isolated the transferred (sold) assets and has the legal right to transfer its assets (accounts receivable). In addition, control has effectively been transferred.

Inventory

Inventory is valued at the lower of cost or net realizable value using the first-in, first-out method. The reported net value of inventory includes finished salable products that will be sold or used in future periods. The Company reserves for obsolete and slow-moving inventory. At September 30, 2023 and December 31, 2022, there were no reserves for obsolete and slow-moving inventory.

Property and Equipment

Property and equipment are recorded at cost, less accumulated depreciation. The Company provides for depreciation on a straight-line basis over the estimated useful lives of the assets which are as follows: furniture 5 years, computers 3 years, production equipment 5 years, auto 5 years, tooling and molds 3 years, application development 3 years and website design in progress 4 years. Leasehold improvements are amortized over the shorter of the lease term or the estimated useful life of the related assets when they are placed into service. The Company evaluates property and equipment for impairment periodically to determine if changes in circumstances or the occurrence of events suggest the carrying value of the asset or asset group may not be recoverable. Maintenance and repairs are charged to operations as incurred. Expenditures which substantially increase the useful lives of the related assets are capitalized.

F-8

Long-lived Assets

In accordance with ASC 360, “Property, Plant, and Equipment,” the Company tests long-lived assets or asset groups for recoverability when events or changes in circumstances indicate that their carrying amount may not be recoverable. Circumstances which could trigger a review include, but are not limited to: significant decreases in the market price of the asset; significant adverse changes in the business climate or legal factors; accumulation of costs significantly in excess of the amount originally expected for the acquisition or construction of the asset; current period cash flow or operating losses combined with a history of losses or a forecast of continuing losses associated with the use of the asset; and current expectation that the asset will more likely than not be sold or disposed of significantly before the end of its estimated useful life. Recoverability is assessed based on the carrying amount of the asset compared to the estimated future undiscounted cash flows expected to result from the use and the eventual disposal of the asset, as well as specific appraisal in certain instances. An impairment loss equal to the excess of the carrying value over the assets fair market value is recognized when the carrying amount exceeds the undiscounted cash flows. The impairment loss is recorded as an expense and a direct write-down of the asset. No impairment loss was recorded during the nine months ended September 30, 2023 and 2022.

Common Stock Purchase Warrants

The Company accounts for the common stock purchase warrants in accordance with the guidance contained in ASC 815-40, under which the warrants do not meet the criteria for equity treatment and must be recorded as liabilities. Accordingly, the Company classifies the warrants as liabilities at their fair value and adjusts the warrants to fair value in respect of each reporting period. This liability is subject to re-measurement at each balance sheet date until the warrants are exercised, and any change in fair value is recognized in the statements of operations.

Fair Value of Financial Instruments and Fair Value Measurements

The Company adheres to ASC 820, which defines fair value, establishes a framework for measuring fair value, and expands disclosures about fair value measurements. ASC 820 applies to reported balances that are required or permitted to be measured at fair value under existing accounting pronouncements; accordingly, the standard does not require any new fair value measurements of reported balances.

ASC 820 emphasizes that fair value is a market-based measurement, not an entity-specific measurement. Therefore, a fair value measurement should be determined based on the assumptions that market participants would use in pricing the asset or liability. As a basis for considering market participant assumptions in fair value measurements, ASC 820 establishes a fair value hierarchy that distinguishes between market participant assumptions based on market data obtained from sources independent of the reporting entity (observable inputs that are classified within Levels 1 and 2 of the hierarchy) and the reporting entity’s own assumptions about market participant assumptions (unobservable inputs classified within Level 3 of the hierarchy).

•	Level 1 inputs utilize quoted prices (unadjusted) in active markets for identical assets or liabilities that the Company could access.

•	Level 2 inputs are inputs other than quoted prices included in Level 1 that are observable for the asset or liability, either directly or indirectly. Level 2 inputs may include quoted prices for similar assets and liabilities in active markets, as well as inputs that are observable for the asset or liability (other than quoted prices), such as interest rates, foreign exchange rates, and yield curves that are observable at commonly quoted intervals.

•	Level 3 inputs are unobservable inputs for the asset or liability, which is typically based on an entity’s own assumptions, as there is little, if any, related market activity.

In instances where the determination of the fair value measurement is based on inputs from different levels of the fair value hierarchy, the level in the fair value hierarchy within which the entire fair value measurement falls is based on the lowest level input that is significant to the fair value measurement in its entirety. The Company’s assessment of the significance of a particular input to the fair value measurement in its entirety requires judgment and considers factors specific to the asset or liability.

F-9

The fair value of the Company’s warrant and preferred investment liability recorded in the Company’s financial statements was determined using a Black-Scholes valuation methodology and the quoted price of the Company’s common stock in an active market, a Level 3 measurement. Volatility was based on the actual market activity of the Company for the period in which the Company was public and its peer group for the remaining period. The expected life was based on the remaining contractual term of the warrants, and the risk-free interest rate was based on the implied yield available on U.S. Treasury Securities with a maturity equivalent to the warrants’ expected life.

The Company calculated the estimated fair value of warrants on the date of issuance and at each subsequent reporting date using the following assumptions:

	At September 30, 2023	At December 31, 2022
Risk-free interest rate	4.6% - 5.03%	4.06% - 4.32%
Contractual term	1.75- 5 years	1.75–4.75 years
Dividend yield	0%	0%
Expected volatility	136.77%– 155.63%	88%-99.5%

Level 3 Fair Value

Warrant and preferred investment option liability

The table below provides a reconciliation of the balances for the warrant and preferred investment option liability which is measured at fair value using significant unobservable inputs (Level 3):

Balance, January 1, 2022	$4,801,929
Fair Value of warrant and preferred investment option liability at issuance	33,098,789
Fair Value of warrant and preferred investment option liability upon exercise	(9,610,346)
Change in fair value of warrant and preferred investment option liability	(23,111,029)
Balance, September 30, 2022	$5,179,343

Balance, June 30, 2022	$2,960,853
Fair Value of warrant and preferred investment option liability at issuance	27,466,801
Fair Value of warrant and preferred investment option liability upon exercise	(6,183,014)
Change in fair value of warrant and preferred investment option liability	(19,065,297)
Balance, September 30, 2022	$5,179,343

Balance, January 1, 2023	$16,116,273
Fair Value of warrant and preferred investment option liability at issuance	9,916,393
Fair Value of warrant and preferred investment option liability at time of inducement	(2,530,760)
Change in fair value of warrant and preferred investment option liability	17,761,007)
Balance, September 30, 2023	$5,740,899

Balance, June 30, 2023	$4,985,287
Fair Value of warrant and preferred investment option liability at issuance	6,319,909
Fair Value of warrant and preferred investment option liability at time of inducement	(2,530,760)
Change in fair value of warrant and preferred investment option liability	(3,033,537)
Balance, September 30, 2023	$5,740,899

F-10

Revenue Recognition

The Company recognizes revenues when product is delivered to the customer, and the ownership is transferred. The Company’s revenue recognition policy is based on the revenue recognition criteria established under the Financial Accounting Standards Board–Accounting Standards Codification 606 “Revenue From Contracts With Customers” which has established a five-step process to govern contract revenue and satisfy each element as follows: (1) Identify the contract(s) with a customer; (2) identify the performance obligations in the contract; (3) determine the transaction price; (4) allocate the transaction price to the performance obligations in the contract; and (5) recognize revenue when or as you satisfy a performance obligation. The Company records the revenue once all the above steps are completed. See Note 8 for further information on revenue recognition.

Advertising

Advertising costs are expensed as incurred. Advertising expense totaled $138,060 and $514,615 for the three months ended September 30, 2023 and 2022, respectively. Advertising expense totaled $621,988 and $2,805,812 for the nine months ended September 30, 2023 and 2022, respectively.

Patents

Legal fees and similar costs incurred relating to patents are capitalized and are amortized over their estimated useful life once determined. Such costs amounted to $1,784,691 and $1,459,232 as of September 30, 2023 and December 31, 2022, respectively, and are included in other assets on the accompanying condensed consolidated balance sheets. Amortization is expected to commence during the fourth quarter of 2023.

Research and Development

Expenditures for research activities relating to patents and product development are charged to expense as incurred. Such expenditures amounted to $2,916,349, and $2,781,676 for the three months ended September 30, 2023 and 2022, respectively, and $9,357,273 and $8,050,481 for the nine months ended September 30, 2023 and 2022, respectively.

Income Taxes

The Company accounts for income taxes following the asset and liability method in accordance with ASC 740 “Income Taxes.” Under such method, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the condensed consolidated financial statement carrying amounts of existing assets and liabilities and their respective tax bases. The Company applies the accounting guidance issued to address the accounting for uncertain tax positions. This guidance clarifies the accounting for income taxes, by prescribing a minimum recognition threshold a tax position is required to meet before being recognized in the financial statements as well as provides guidance on derecognition, measurement, classification, interest and penalties, accounting in interim periods, disclosure and transition. The Company classifies interest and penalty expense related to uncertain tax positions as a component of income tax expense. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years that the asset is expected to be recovered or the liability settled. A valuation allowance is provided when it is more likely than not that some portion or all of a deferred tax asset will not be realized. The ultimate realization of deferred tax assets depends on the generation of future taxable income during the period in which related temporary differences become deductible. The Company considers the scheduled reversal of deferred tax liabilities, projected future taxable income and tax planning strategies in its assessment of a valuation allowance.

During 2020, the Coronavirus Aid, Relief and Economic Security Act (“CARES Act”) was passed, which temporarily removed 80% limitations on net operating loss carryforwards for the years 2019 and 2020.

The Company adopted FASB ASU 2019-12, “Income Taxes (Topic 740): Simplifying the Accounting of Income Taxes” (“ASU 2019-12”), as of January 1, 2021. ASU 2019-12 removes certain exceptions to the general principles in Topic 740 and clarifies and amends existing guidance to improve consistent application. The adoption of this guidance did not have a material impact on its financial statements.

F-11

Stock Based Compensation

The Company accounts for stock-based compensation in accordance with ASC 718-10, “Share-Based Payment,” which requires the measurement and recognition of compensation expense for all share-based payment awards made to employees and directors including employee stock options, restricted stock units and employee stock purchases based on estimated fair values. In addition, as of January 1, 2020, the Company adopted Accounting Standards Update (“ASU”) 2018-07, Compensation–Stock Compensation (Topic 718), Improvements to Nonemployee Share-Based Payment Accounting. This ASU simplified aspects of share-based compensation issued to non-employees by making the guidance consistent with accounting for employee share-based compensation. The adoption of this guidance did not have a material impact on the financial statements.

The Company estimates the fair value of stock options granted using the Black-Scholes option-pricing formula. This fair value is then amortized on a straight-line basis over the requisite service periods of the awards, which is generally the vesting period. The Company’s determination of fair value using an option-pricing model is affected by the stock price as well as assumptions regarding the number of highly subjective variables.

The Company estimates volatility based upon the historical stock price of the comparable companies and estimates the expected term for employee stock options using the simplified method for employees and directors and the contractual term. The risk-free rate is determined based upon the prevailing rate of United States Treasury securities with similar maturities.

The Company recognizes forfeitures as they occur rather than applying a prospective forfeiture rate in advance.

Leases

The Company accounts for its leases under ASC 842, Leases. Under this guidance, arrangements meeting the definition of a lease are classified as operating or financing leases and are recorded on the condensed consolidated balance sheet as both a right of use asset and lease liability, calculated by discounting fixed lease payments over the lease term at the rate implicit in the lease or the Company’s incremental borrowing rate which is consummate with the respective lease term. Lease liabilities are increased by interest and reduced by payments each period, and the right of use asset is amortized over the lease term. For operating leases, interest on the lease liability and the amortization of the right of use asset result in straight-line rent expense over the lease term.

In calculating the right of use asset and lease liability, the Company elects to combine lease and non-lease components as permitted under ASC 842. The Company excludes short-term leases having initial terms of 12 months or less from the new guidance as an accounting policy election and recognizes rent expense on a straight-line basis over the lease term.

Loss per Share

The Company computes net loss per share in accordance with ASC 260, “Earnings per Share.” ASC 260 requires presentation of both basic and diluted net earnings per share (“EPS”) on the face of the statement of operations. Basic EPS is computed by dividing loss available to common shareholders (numerator) by the weighted average number of shares outstanding (denominator) during the period. Diluted EPS gives effect to all dilutive potential common shares outstanding during the period using the treasury stock method and convertible preferred stock using the if-converted method. In computing diluted EPS, the average stock price for the period is used in determining the number of shares assumed to be purchased from the exercise of warrants, convertible preferred stock and convertible debentures. Diluted EPS excludes all dilutive potential shares if their effect is anti-dilutive.

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2023	2022	2023	2022
Net loss computation of basic and diluted net loss per common share:
Net income (loss) attributable to common stockholders	$(14,248,574)	$539,230	$(28,249,105)	$(23,700,760)

Basic and diluted net loss per share:
Basic net income (loss) per common share	$(29.90)	$3.25	$(89.05)	$(352.3)
Basic weighted average common shares outstanding	481,508	167,268	317,904	67,326
Diluted net income (loss) per common share	(29.90)	1.95	(89.05)	(352.3)
Diluted weighted average common shares outstanding	481,508	303,405	317,904	67,326

F-12

Potentially dilutive securities that are not included in the calculation of diluted net loss per share because their effect is anti-dilutive are as follows as of September 30, 2023 and 2022 (in common equivalent shares):

	September 30,
	2023	2022
Warrants and preferred investment options	525,269	136,115
Options and restricted stock units	20,789	21
Total anti-dilutive weighted average shares	546,058	136,136

Segment Reporting

The Company operates one reportable segment referred to as the tools segment. A single management team that reports to the Chief Executive Officer comprehensively manages the business. Accordingly, the Company does not have separately reportable segments.

Recent Accounting Pronouncements

As an emerging growth company, the Company has elected to use the extended transition period for complying with any new or revised financial accounting standards pursuant to Section 13(a) of the Securities and Exchange Act of 1934, as amended (the “Exchange Act”).

In June 2016 and subsequently amended in March 2022, the FASB issued ASC 326, Financial Instruments–Credit Losses (Topic 326): Measurements of Credit Losses on Financial Instruments (“ASC 326”), which replaces the existing incurred loss model with a current expected credit loss (“CECL”) model that requires consideration of a broader range of reasonable and supportable information to inform credit loss estimates. The Company would be required to use a forward-looking CECL model for accounts receivables, guarantees and other financial instruments. The Company adopted ASC 326 on January 1, 2023 and ASC 326 did not have a material impact on its financial statements.

NOTE 3: PROPERTY AND EQUIPMENT, NET

Property and equipment consist of the following:

	September 30, 2023	December 31, 2022
Office Construction Irvine	$4,975,451	$
Furniture	2,277,017		2,252,686
Computers	1,417,365		1,384,542
Production equipment	227,942		245,713
Tooling and molds	12,121,380		8,737,114
Auto	412,509		412,509
Application development	5,562,016		4,258,916
Website design	1,489,757		1,399,029
Steelbox	883,320		882,000
Leasehold improvements	747,879		5,058,790
Less: accumulated depreciation	(11,210,501)		(7,130,916)
Property and Equipment, net	$18,904,135		$17,500,383

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2023	2022	2023	2022
Depreciation expense	$1,479,582	$1,164,689	$4,088,358	$3,103,204

F-13

NOTE 4–LEASES

On January 3, 2017, the Company executed a non-cancellable operating lease for its principal office with the lease commencing February 1, 2017 for a five (5) year term. The Company paid a security deposit of $29,297. The lease required the Company to pay its proportionate share of direct costs estimated to be 22.54% of the total property, a fixed monthly direct cost of $6,201 for each month during the term of the lease, and monthly rental pursuant to the lease terms. This lease expired during February 2022.

In December 2019, the Company entered a lease for office space located at 8669 Research Drive,  Irvine, CA, 92618 to replace the Company’s then current corporate headquarters. The lease commenced on December 1, 2019 with no rent due until April 1, 2020. From April 1, 2020 through March 31, 2025, base rent is due on the first of each month in the amount of $25,200 escalating annually on December 1st of each year to $29,480 beginning December 1, 2023. The Company paid an initial amount of $68,128 comprising the rent for April 2020, a security deposit and the amount due for property taxes, insurance and association fees.

In addition, the Company entered into two leases for additional space in Irvine, CA. The leases commenced March 1, 2022 and June 1, 2022. Base rent is initially $16,250 and $48,379 with escalations contained in the lease through February 28, 2027 and May 31, 2027.

The Company also leases space in the United Kingdom. The lease expires January 1, 2027, with monthly payments of approximately $41,000.

Supplemental balance sheet information related to leases is as follows as of September 30, 2023:

Operating leases
Right-of-use assets, net	$4,021,988

Current liabilities	1,247,062
Non-current liabilities	3,013,214
Total operating lease liabilities	$4,260,276

Weighted Average Remaining Lease Term	3.34 years

Weighted Average Discount Rate	4%

As the leases do not provide an implicit rate, the Company used an incremental borrowing rate based on the information available at the lease commencement date in determining the present value of the lease payments, which is reflective of the specific term of the leases and economic environment of each geographic region.

Anticipated future lease costs are as follows:

For the years ending December 31,	Building leases
2023 (remaining)	$352,722
2024	1,481,667
2025	1,245,379
2026	1,211,105
2027	333,915
Total lease payments	4,624,788
Less: imputed interest	364,512
Present value of lease liabilities	$4,260,276

The Company recorded rent expense of $1,442,730 and $691,107 for the nine months ended September 30, 2023 and 2022, respectively. The Company recorded rent expense of $430,839 and $233,200 for the three months ended September 30, 2023 and 2022, respectively.

F-14

NOTE 5–COMMITMENTS AND CONTINGENCIES

Litigation Costs and Contingencies

From time to time, the Company may become involved in various lawsuits and legal proceedings, which arise in the ordinary course of business. Litigation is subject to inherent uncertainties, and an adverse result in these or other matters may arise from time to time that may harm our business. Other than as set forth below, management is currently not aware of any such legal proceedings or claims that could have, individually or in the aggregate, a material adverse effect on our business, financial condition, or operating results.

In the normal course of business, the Company incurs costs to hire and retain external legal counsel to advise it on regulatory, litigation and other matters. The Company expenses these costs as the related services are received. If a loss is considered and the amount can be reasonably estimated, the Company recognizes an expense for the estimated loss.

On October 7, 2022, one of our stockholders (the “2022 Plaintiff”), filed a shareholder derivative action against us, Michael Panosian, Joshua Keeler, Zareh Khachatoorian, Martin Galstyan, et. al. (collectively, the “2022 Defendants”) in the Eighth Judicial District Court of Nevada, Case No. A-22-859580-B. In the complaint, the 2022 Plaintiff alleged a breach of the applicable 2022 Defendants’ fiduciary duties of loyalty, good faith, and due care owed to us and our shareholders, by negligently, willfully, recklessly and/or intentionally failing to perform their fiduciary duties primarily in connection with our registered direct offering of 2,500 shares of Series F preferred stock and 2,500 shares of Series G preferred stock in February 2022 and subsequent 1-for-150 reverse stock split effected in April 2022. The 2022 Plaintiff claimed that the 2022 Plaintiff has suffered (i) monetary damages in excess of $10,000, and (ii) attorney fees and costs, and is entitled to reimbursement. The 2022 Plaintiff asked for the following relief (i) issuance of a preliminary injunction enjoining us and the Board from continued of their fiduciary duties; (ii) damages incurred by the plaintiff; (iii) for an accounting of our books and records; (iv) equity relief; and (v) reimbursements of attorney and courts fees and other related costs. We believe that the claims put forth by the 2022 Plaintiff are without merit and we intend to vigorously defend ourselves and the officers named in the complaint.

On June 22, 2023, PCS Properties 2, LLC (the “Plaintiff”) filed a first amended complaint in the Superior Court, State of California, County of Orange, Central Justice Center (Case No. 30-2023-01326779-CU-UD-CJC) against the Company.  In the complaint, the Plaintiff is suing the Company for Breach of the Company’s lease agreement, dated December 10, 2021 (the “Lease”), for the real property located at 8687 Research Drive, Suites 100, 150, 250, Irvine, CA 92618 (collectively, the “Premises”).  In Plaintiff alleges that the Company owes the Plaintiff rent in the estimated sum of $124,800 for the Premises, representing due rent through May 31, 2023 and is suing the following damages: (i) the unpaid rent, (ii) the rent for the balance of the term of the Lease (June 1, 2023 to May 31, 2027) in the minimum sum of $2,374,278, less any sums that the Company proves could be reasonably avoided and  (iii) all other amounts necessary to compensate Plaintiff for all the detriment proximately caused by the Company’s failure to perform its obligations under the Lease or which in the ordinary course of things would be likely to result therefrom, including but not limited to the cost of recovering possession of the Premises, expenses of reletting, including necessary renovation and alteration of the Premises, reasonable attorneys' fees, and that portion of any leasing commission paid by Plaintiff in connection with the Lease applicable to the unexpired term of the Lease, in an amount to be proved at trial or earlier hearing in this matter (iv) prejudgment interest at the maximum legal rate (v) reasonable attorney’s fees and court fees.  The Company is reviewing this matter with its real estate attorney and available legal options and strategies to resolve this matter with the Plaintiff. As of September 30, 2023, the range of loss is estimated to be between $250,000 and $500,000, and the Company has accrued $375,000 for any potential loss.

NOTE 6: SHORT-TERM LOAN PAYABLE

In July 2022, the Company entered into a short-term loan in the amount of $1,669,000. The loan originally matured July 2023 and bore interest at 7.99%, with monthly payments of both interest and principal. In February 2023, the Company entered into an amended short-term loan in the amount of $1,127,000 (“February Note”). As part of this new short-term loan, the Company received an additional $412,589. The loan matures November 2023 and bears interest at 9.49%, with monthly payments of both interest and principal. Subsequently in May 2023, the Company entered into a new short-term loan in the amount of $1,254,000 (“May Note”), part of which was used to pay off the February Note. Net proceeds from the May Note amounted to $367,206. The May Note matures in February 2024 and bears interest at 9.49%, with monthly payments of both interest and principal.

F-15

NOTE 7: STOCKHOLDERS’ EQUITY

On September 30, 2023 and December 31, 2022, the Company had 200,000,000 shares of common stock, and 4,268 shares of Series C preferred stock authorized, both with a par value of $0.0001 per share. On September 30, 2023 and December 31, 2022, the Company had 5,775 shares of Series D preferred stock, and 15 Series E Non-Convertible preferred stock authorized, with a par value of $1,000 and $0.0001 per share, respectively. In addition, on September 30, 2023 and December 31, 2022, the Company had 2,500 shares of Series F preferred stock and 2,500 shares of Series G preferred stock authorized, both with a par value of $0.0001 per share.

Common Stock and Preferred Stock

Series F Preferred Stock and Series G Preferred Stock S-3 Offering

On February 15, 2022, the Company entered into a Securities Purchase Agreement with certain institutional investors named therein pursuant to which the Company issued, in a registered direct offering an aggregate of $5,000,000 of preferred stock, split evenly among the 2,500 shares of Series F Convertible Preferred Stock, par value $0.0001 per share (“Series F Preferred Stock”), and 2,500 shares of Series G Convertible Preferred Stock, par value $0.0001 per share (“Series G Preferred Stock”). The Series F Preferred Stock and Series G Preferred Stock have a stated value of $1,000 per share and are convertible into common stock at any time after the date of issuance. The conversion rate, subject to adjustment as set forth in the Certificate of Designation, is determined by dividing the $1,000 stated value of the Series F Preferred Stock and Series G Preferred Stock by $30 (the “Conversion Price”) $1,950 (As adjusted for the 1 for-65 reverse stock split). The Conversion Price can be adjusted as set forth in the Certificate of Designation for stock dividends and stock splits or the occurrence of a fundamental transaction. The 2,500 shares of Series F Preferred Stock and 2,500 shares of Series G Preferred Stock are each convertible into 83,334 shares of common stock 1,282 (As adjusted for the 1 for -65 reverse stock split). The Series F Preferred Stock and Series G Preferred Stock and the underlying shares of common stock were offered pursuant to the Second Form S-3 (as defined above).

In a concurrent private placement, the Company also issued to such investors unregistered warrants to purchase up to an aggregate of 1,923 shares of the Company’s common stock, at an exercise price of $2,447.25 per share. The warrants are exercisable from April 15, 2022 until the fifth anniversary of the initial exercise date.

In consideration for serving as the placement agent in connection with the private placement, the Company paid  H.C. Wainwright & Co., LLC (“H.C. Wainwright”), the Company paid the H.C Wainwright a cash fee of 7% of the aggregate gross proceeds raised in the offering, plus a management fee equal to 0.5% of the gross proceeds raised in the offering and reimbursement of certain expenses and legal fees. The Company also issued H.C. Wainwright warrants to purchase up to 1,923 shares of common stock for $2,447.25 per share from April 15, 2022 until February 15, 2027.

The Series F Preferred Stock and Series G Preferred Stock have the following rights:

•	Entitled to dividends, on an as-if converted basis, equal to and in the same form as dividends actually paid on shares of common stock, when and if actually paid;

•	No voting rights, except for rights outlined in the Certificate of Designation;

•	Upon any liquidation, dissolution or winding up of the Company, whether voluntary or involuntary (a “Liquidation), the then holders of the Series F Preferred Stock and Series G Preferred Stock shall be entitled to receive out of the assets, whether capital or surplus, of the Company the same amount that a holder of common stock would receive if the Series F Preferred Stock and Series G Preferred Stock were fully converted (disregarding for such purposes any conversion limitations hereunder) to common stock which amounts shall be paid pari passu with all holders of common stock;

•	The Series F Preferred Stock and Series G Preferred Stock is convertible into common stock at any time after the date of issuance. The conversion rate, subject to adjustment as set forth in the Certificate of Designation, is determined by dividing the stated value of the Series F Preferred Stock and Series G Preferred Stock by $30 (the “Conversion Price”) $1,950 (As adjusted for the 1 for-65 reverse stock split). The Conversion Price can be adjusted as set forth in the Certificate of Designation for stock dividends and stock splits or the occurrence of a fundamental transaction; and

•	The Series F Preferred Stock and Series G Preferred Stock can be converted at the option of the holder at any time and from time to time after the date of issuance.

F-16

The Company received net proceeds of approximately $4,205,000 from the offering, after deducting the estimated offering expenses payable by the Company, including the placement agent fees. The total issuance costs amounted to $795,000 and the Company also recognized an initial fair value of warrants in the amount of $2,646,135. $275,130 of such issuance costs have been determined to be in connection with the warrants and have been expensed during 2022. As of September 30, 2023, there were 2,500 shares of Series F Preferred Stock and 2,500 shares of Series G Preferred Stock issued and outstanding.

July 2022 Unit and Prefunded Unit Registered S-1 Offering

On June 22, 2022, the Company completed a public offering (the “June 2022 Offering”) of (i) 772,157 (“Units”), each Unit consisting of 1/65th share of common stock, and one warrant to purchase 1/65th share of common stock (each, a “June 2022 Warrant”) at a price of $123.50 per Unit; and (ii) 2,385,738 prefunded units (“Prefunded Units”), each Prefunded Unit consisting of one Prefunded Warrant (a “Prefunded Warrant”) to purchase 1/65th share of common stock and one June 2022 Warrant, at a price of $1.8999 per Prefunded Unit.

Subject to certain ownership limitations described in the June 2022 Warrants, the June 2022 Warrants have an exercise price of $1.90 per share of common stock ($123.50 per share of common stock as adjusted for the 1-for-65 reverse stock split), are exercisable upon issuance and will expire five years from the date of issuance. The exercise price of the Warrants is subject to adjustment for stock splits, reverse splits, and similar capital transactions as described in the June 2022 Warrants. In connection with the Offering, the Company issued June 2022 Warrants to purchase an aggregate of 3,157,895 shares of common stock (48,583 shares of common stock as adjusted for the 1-for-65 reverse stock split).

Subject to certain ownership limitations described in the Prefunded Warrants, the Prefunded Warrants are immediately exercisable and may be exercised at a nominal consideration of $0.0001 per share of common stock any time until all of the Prefunded Warrants are exercised in full.

A holder will not have the right to exercise any portion of the June 2022 Warrants or the Prefunded Warrants if the holder (together with its affiliates) would beneficially own in excess of 4.99% (or, at the election of the holder, 9.99%) of the number of shares of common stock outstanding immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of the June 2022 Warrants or the Prefunded Warrants, respectively. However, upon notice from the holder to the Company, the holder may increase the beneficial ownership limitation, which may not exceed 9.99% of the number of shares of common stock outstanding immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of the June 2022 Warrants or the Prefunded Warrants, respectively, provided that any increase in the beneficial ownership limitation will not take effect until 61 days following notice to the Company.

As compensation to H.C. Wainwright for serving as the exclusive placement agent in connection with the offering, the Company paid H.C. Wainwright a cash fee of 7% of the aggregate gross proceeds raised in the June 2022 Offering, plus a management fee equal to 0.5% of the gross proceeds raised in the Offering and reimbursement of certain expenses and legal fees. The Company also issued H.C. Wainwright warrants to purchase up to 189,474 shares of common stock (the “Placement Agent Warrants”) (2,915 shares of common stock as adjusted for 1 for -65 reverse stock split). The Placement Agent Warrants have substantially the same terms as the June 2022 Warrants, except that the Placement Agent Warrants have an exercise price equal to $2.375 per share ($154.38 common stock as adjusted for 1-for-65 reverse stock split) and expire on the fifth anniversary from the date of the commencement of sales in the June 2022 Offering.

In connection with the June 2022 Offering, the Company entered into a Securities Purchase Agreement (the “Purchase Agreement”) with certain institutional investors on June 17, 2022. The Purchase Agreement contained customary representations and warranties and agreements of the Company and the Purchasers and customary indemnification rights and obligations of the parties.

The shares of Common Stock and June 2022 Warrants underlying the Units, the June 2022 Warrants and Prefunded Warrants underlying the Prefunded Units and the Placement Agent Warrants described above and the underlying shares of common stock were offered pursuant to the Registration Statement on Form S-1 (File No. 333-264930), as amended, which was declared effective by the Securities and Exchange Commission on June 17, 2022.

F-17

The Company received net proceeds of approximately $5,100,000 from the June 2022 Offering, after deducting the estimated June 2022 Offering expenses payable by the Company, including the Placement Agent fees, as well as including immediate exercises of June 2022 Warrants. The total issuance costs amounted to approximately $881,000 and the Company also recognized an initial fair value of warrants in the amount of $2,800,588. $170,308 of such issuance costs have been determined to be in connection with the June 2022 and have been expensed during the year ended December 31, 2022. In addition, the Company incurred $454,867 of equity related costs which have been netted with the net proceeds from the June 2022 Offering.

July 2022 Private Placement

On July 27, 2022, the Company consummated the closing of a private placement (the “ July 2022 Private Placement”), pursuant to the terms and conditions of the Securities Purchase Agreement, dated July 25, 2022 (the “July 2022 Purchase Agreement”), by and among the Company and certain purchasers named on the signature pages thereto (the “Purchasers”). At the closing of the July 2022 Private Placement, the Company issued (i) 700,000 shares of common stock (10,769 shares of common stock as adjusted for 1 for -65 reverse stock split); (ii) Prefunded Warrants (the “July 2022 Prefunded Warrants”) to purchase an aggregate of 3,300,000 shares of common stock (50,769 shares of common stock as adjusted for 1-for-65 reverse stock split), (iii) Series A Preferred Investment Options to purchase an aggregate of 4,000,000 shares of common stock (61,538 shares of common stock as adjusted for 1-for-65 reverse stock split) (the “Series A Preferred Investment Options”); and (iv) Series B Investment Options to purchase an aggregate of 4,000,000 shares of common stock (61,538 shares of common stock as adjusted for 1 for -65 reverse stock split) (the “Series B Preferred Investment Options,” and, collectively with the Shares, the Prefunded Warrants, and the Series A Preferred Investment Options, the “Securities”). The purchase price of each Share and associated Series A Preferred Investment Option and Series B Preferred Investment Option was $5.00 ($325 as adjusted for 1-for -65 reverse stock split) and the purchase price of each Prefunded Warrant and associated Series A Preferred Investment Option and Series B Preferred Investment Option was $4.9999 ($324.99 as adjusted for 1-for -65 reverse stock split).

As compensation to H.C. Wainwright in consideration for serving as the placement agent in connection with the July 2022 Offering, the Company issued H.C. Wainwright preferred investment options to purchase up to 240,000 shares of common stock (3,692 shares of common stock as adjusted for 1-for -65 reverse stock split) (“July 2022 Placement Options”). The July 2022 Placement Options have substantially the same terms as the Series A Preferred Investment Options, except that the July 2022 Placement Options have an exercise price equal to $6.25 per share of common stock ($406.25 per share of common stock as adjusted for 1-for-65 reverse stock split) and expire on the third anniversary from the date of the commencement of sales in the July 2022 Offering.

The Company received net proceeds of approximately $18,200,000 from the July 2022 Offering, after deducting the estimated July 2022 Offering expenses payable by the Company. The total issuance costs amounted to approximately $1,800,150 and the Company also recognized an initial fair value of the Series A and B Preferred Investment Options in the amount of $27,466,800. $969,791 of such issuance costs have been determined to be in connection with the Series A and Series B Preferred Investment Options and have been expensed during the nine months ended September 30, 2022. The Company recognized common stock deemed dividends in the amount of $7,467,200 which resulted from the excess initial fair value of the Series A and B Preferred Investment Options issued. In addition, the Company incurred $454,867 of equity related costs which have been netted with the net proceeds from the July 2022 Offering.

November 2022 Private Placement

On November 17, 2022, the Company consummated the closing of a private placement (the “November 2022 Private Placement”), pursuant to the terms and conditions of the Securities Purchase Agreement, dated November 15, 2022 (the “November 2022 Purchase Agreement”), by and among the Company and certain purchasers named on the signature pages thereto (the “Purchasers”). At the closing of the November 2022 Private Placement, the Company issued (i) 982,466 shares of common stock (15,115 shares of common stock as adjusted for the 1-for-65 reverse stock split) (the “Shares”); (ii) Prefunded Warrants (the “November 2022 Prefunded Warrants”) to purchase an aggregate of 1,637,445 shares of common stock (25,191 shares of common stock as adjusted for the 1-for-65 reverse stock split), (iii) Series C Preferred Investment Options to purchase an aggregate of 10,619,911 shares of common stock (163,383 shares of common stock as adjusted for the 1-for-65 reverse stock split) (the “Series C Preferred Investment Options”) collectively with the Shares, the Prefunded Warrants, and the Series C Preferred Investment Options, the “Securities”). The purchase price of each Share and associated Series C Preferred Investment Option was $2.862592 ($186.07 as adjusted for the 1-for-65 reverse stock split) and the purchase price of each Prefunded Warrant and associated Series C Preferred Investment Option was $2.862592).

In connection with the offering, the investors in the private placement agreed to cancel preferred investment options to purchase up to an aggregate of 8,000,000 shares of common stock (123,077 shares of common stock as adjusted for the 1-for-65 reverse stock split) of the Company which were previously issued to the investors in July 2022.

F-18

As compensation to H.C. Wainwright in consideration for serving as the exclusive placement agent in connection with the November 2022 Offering, the Company issued H.C. Wainwright preferred investment options to purchase up to 157,195 shares of common stock (2,418 shares of common stock as adjusted for the 1-for-65 reverse stock split) (“November 2022 Placement Options”). The November 2022 Placement Options have substantially the same terms as the Series C Preferred Investment Options, except that the November 2022 Placement Options have an exercise price equal to $3.578365 per share ($232.59 per share as adjusted for the 1- for-65 reverse stock split) and expire on the third anniversary from the date of the commencement of sales in the November 2022 Offering.

The Company received net proceeds of approximately $6,400,000 from the November 2022 Offering, after deducting the estimated November 2022 Offering expenses payable by the Company. The total issuance costs amounted to approximately $1,124,149 and the Company also recognized an initial fair value of the Series C Preferred Investment Options in the amount of $4,589,108. $453,537 of such issuance costs have been determined to be in connection with the Series C Preferred Investment Options and have been expensed during the year ended December 31, 2022.

June 2023 Private Placement

On June 23, 2023, the Company completed a public offering (the “June 2023 Offering”) of (i) 6,089,025 shares of common stock (93,677 shares of common stock as adjusted for the 1-for-65 reverse stock split) (“June 2023 Common Share”), (ii) 4,886,586 Prefunded Warrants (the “June 2023 Prefunded Warrants”) to purchase 4,886,586 shares of common stock of the Company (75,178 shares of common stock as adjusted for the 1-for-65 reverse stock split) (the “June 2023 Prefunded Warrant Shares”); and (iii) 10,975,611 Series D warrants (the “Series D Common Warrants”) to purchase 168,856 shares of common stock of the Company (the “Series D Common Warrant Shares”). The offering price of each June 2023 Common Share and accompanying Series D Common Warrant was $0.41 ($26.65 as adjusted for the 1-for-65 reverse stock split) and the offering price of each Prefunded Warrant and accompanying Class D Common Warrant was $0.4099. The June 2023 Common Shares, June 2023 Prefunded Warrants, June 2023 Prefunded Warrant Shares, Series D Common Warrants and Series D Common Warrant Shares are collectively referred to herein as the “Securities.”

Subject to certain ownership limitations described in the Series D Common Warrants, the Series D Common Warrants have an exercise price of $0.29 per share of common stock ($18.85 per share of common stock as adjusted for the 1-for-65 reverse stock split), are exercisable upon issuance and will expire five years from the date of issuance. The exercise price of the Series D Common Warrants is subject to adjustment for stock splits, reorganizations, recapitalizations and similar capital transactions as described in the Series D Common Warrants.

Subject to certain ownership limitations described in the June 2023 Prefunded Warrants, the June 2023 Prefunded Warrants are immediately exercisable and may be exercised at a nominal consideration of $0.0001 per share of common stock at any time until all of the June 2023 Prefunded Warrants are exercised in full. A holder will not have the right to exercise any portion of the Series D Common Warrants or the June 2023 Prefunded Warrants if the holder (together with its affiliates) would beneficially own in excess of 4.99% (or, at the election of the holder, 9.99%) of the number of shares of common stock outstanding immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of the Series D Common Warrants or the June 2023 Prefunded Warrants, respectively. However, upon notice from the holder to the Company, the holder may increase the beneficial ownership limitation, which may not exceed 9.99% of the number of shares of common stock outstanding immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of the Series D Common Warrants or the June 2023 Prefunded Warrants, respectively, provided that any increase in the beneficial ownership limitation will not take effect until 61 days following notice to the Company. All of the June 2023 Prefunded Warrants were exercised as of September 30, 2023.

As compensation to H.C. Wainwright in consideration for serving as the placement agent in connection with the Offering, the Company paid H.C. Wainwright a cash fee of 7% of the aggregate gross proceeds raised in the Offering, plus a management fee equal to 0.5% of the gross proceeds raised in the Offering and reimbursement of certain expenses and legal fees. The Company also issued warrants to Wainwright (the “June 2023 Placement Agent Warrants”) to purchase up to 658,527 shares of common stock (10,131 shares of common stock as adjusted for the 1-for-65 reverse stock split) (the “June 2023 Placement Agent Warrant Shares”). The June 2023 Placement Agent Warrants have substantially the same terms as the Series D Common Warrants, except that the June 2023 Placement Agent Warrants have an exercise price equal to $0.5125 per share ($33.31 as adjusted for the 1-for-65 reverse stock split) ), and expire on the fifth anniversary from the date of the commencement of sales in the Offering.

The Company received net proceeds of approximately $3,800,000 from the June 2023 Offering, after deducting the estimated June 2023 Offering expenses payable by the Company. The total issuance costs amounted to approximately $703,450 and the Company also recognized an initial fair value of the Series D Common Warrants in the amount of $3,596,484. $351,768 of such issuance costs have been determined to be in connection with the Series D Common Warrants and have been expensed during the nine months ended September 30, 2023.

F-19

On August 14, 2023, the Company entered into an inducement offer letter agreement (the “Inducement Letter”) with certain holders (the “Holders”) of existing Series C preferred investment options (the “Existing Warrants”) to purchase shares of common stock of the Company. The Existing Warrants were issued on November 17, 2022 and had an exercise price of $2.356 per share ($153.14 per share as adjusted for the 1-for-65 reverse stock split) (the “August Transaction”).

Pursuant to the Inducement Letter, the Holders agreed to exercise for cash their Existing Warrants to purchase an aggregate of 10,619,911 shares of the Company’s common stock (163,383 shares of common stock as adjusted for the 1-for-65 reverse stock split) at a reduced exercise price of $0.3201 per share ($20.81 per share as adjusted for the 1-for-65 reverse stock split) in consideration for the Company’s agreement to issue new common stock purchase warrants (the “New Warrants”), as described below, to purchase up to 21,239,822 shares of the Company’s common stock (326,767 shares of common stock as adjusted for the 1-for-65 reverse stock split) (the “New Warrant Shares”). The Company expects to receive aggregate gross proceeds of approximately $3.4 million from the exercise of the Existing Warrants by the Holders, before deducting placement agent fees and other offering expenses payable by the Company.

The Company engaged the Placement Agent to act as its exclusive placement agent in connection with the transactions summarized above and has agreed to pay the Placement Agent a cash fee equal to 7.0% of the gross proceeds received from the Holders’ exercise of their Existing Warrants, as well as a management fee equal to 0.5% of the gross proceeds from the exercise of the Existing Warrants. Upon any exercise for cash of any New Warrants, the Company has agreed to pay the placement Agent a cash fee of 7.0% of the aggregate gross exercise price paid in cash with respect the exercise of the New Warrants, and a management fee of 0.5% of the aggregate gross exercise price paid in cash with respect to the New Warrants.

The Company has also agreed to reimburse the Placement Agent for its expenses in connection with the exercise of the Existing Warrants and the issuance of the New Warrants, up to $50,000 for fees and expenses of legal counsel and other out-of-pocket expenses, and agreed to pay the Placement Agent for non-accountable expenses in the amount of $25,000 and clearing fee of $15,950. The Company also agreed to issue to the Placement Agent or its designees warrants (the “Placement Agent Warrants”) to purchase (i) up to 637,195 shares of common stock (9,803 shares of common stock as adjusted for the 1-for-65 reverse stock split) (6% of the Existing Warrants being exercised) which will have the same terms as the New Warrants except the Placement Agent Warrants will have an exercise price equal to $0.4001 per share ($26.01 per share as adjusted for the 1-for-65 reverse stock split) (125% of the reduced exercise price of the Existing Warrants) and (ii) upon any exercise for cash of the New Warrants, that number of shares of common stock equal to 6.0% of the aggregate number of such shares of common stock underlying the New Warrants that have been exercised, which will have the same terms as the New Warrants except for an exercise price equal to $0.4001 per share ($26.01 per share as adjusted for the 1-for-65 reverse stock split). The closing of the transactions contemplated pursuant to the Inducement Letter on August 17, 2023 (the “Closing Date”), subject to satisfaction of customary closing conditions. The Company used the net proceeds of these transactions for general corporate and working capital purposes.

The resale of the shares of the Company’s common stock issuable upon exercise of the Existing Warrants are registered on an existing registration statement on Form S-1 (File No: 333-268537) declared effective by the SEC on December 2, 2022.

The Company also agreed to file a registration statement on Form S-3 (or other appropriate form if the Company is not then Form S-3 eligible) covering the resale of the New Warrant Shares issued or issuable upon the exercise of the New Warrants (the “Resale Registration Statement”), within 30 days of the Closing Date, and to have such Resale Registration Statement declared effective by the SEC within 90 days following the Closing Date. In the Inducement Letter, the Company agreed not to issue any shares of common stock or common stock equivalents or to file any other registration statement with the SEC (in each case, subject to certain exceptions) until 30 days after the Closing Date. The Company also agreed not to effect or agree to effect any variable rate transaction (as defined in the Inducement Letter) until one (1) year after the Closing Date (subject to an exception).

The Company received net proceeds of approximately $3,000,000, after deducting the offering expenses payable by the Company. The total issuance costs amounted to approximately $455,908 and the Company also recognized an initial fair value of the New Warrants in the amount of $6,319,909. $296,450 of such issuance costs have been determined to be in connection with the New Warrants and have been expensed during the nine months ended September 30, 2023. In addition, the Company recognized an inducement expense of $6,373,353 in connection with such transaction during the nine months ending September 30, 2023.

F-20

Warrants

October 2016 Private Placement–Placement  Agent Warrants

The Company issued an aggregate of 165 warrants to the placement agents to purchase 1/65th share of its common stock per warrant at an exercise price of $18,000 per share ($1,170,000 per share as adjusted for the 1-for-65 reverse stock split) for 32 warrants and $1,500 for 133 warrants. The warrants issued in its October 2016 Private Placement expired on October 17, 2021, and the warrants issued in its March 2018 Private Placement, May 2018 Private Placement and August 2018 Financing expire on September 4, 2023. The exercise price and number of shares of common stock or other securities issuable on exercise of such warrants are subject to customary adjustment in certain circumstances, including in the event of a stock dividend, recapitalization, reorganization, merger or consolidation of the Company.

As of September 30, 2023, 133 warrants issued to the placement agents at an exercise price of $1,500 ($97,500 as adjusted for the 1-for-65 reverse stock split) are outstanding and are currently exercisable. As of December 31, 2022, 133 warrants issued to the placement agents at an exercise price of $1,500 ($97,500 as adjusted for the 1-for-65 reverse stock split) and 9 at an exercise price of $18,000 ($1,170,000 as adjusted for the 1-for-65 reverse stock split) were outstanding and exercisable.

Class B Warrants

The holders of the Class B Warrants did not exercise any of their warrants during the nine months ended September 30, 2023. Class B Warrants have an exercise price of $18,000 per share ($1,170,000 per share as adjusted for the 1-for-65 reverse stock split) and shall expire between October 17, 2021 and May 15, 2023.

As of September 30, 2023 and December 31, 2022, the Company had 0 and 100, respectively, Class B Warrants issued and outstanding.

Series A Warrants and Series B Warrants

On January 24, 2019, the Company entered into an exchange agreement with two institutional investors pursuant to which these investors exercised Series A Warrants to purchase 283 shares of common stock (5 shares of common stock as adjusted for the 1-for-65 reverse stock split) of the Company’s common stock for total cash proceeds of $2,172,680 to the Company, net of costs of $159,958. The two investors also exchanged Series A Warrants to purchase 339 shares of common stock (5 of common stock as adjusted for the 1-for-65 reverse stock split) of its common stock into 339 shares of common stock (5 shares of common stock as adjusted for the 1-for-65 reverse stock split) of its common stock and received new warrants to purchase an aggregate of 6,220 shares of common stock (96 shares of common stock as adjusted for the 1-for-65 reverse stock split) of its common stock. These new warrants have terms substantially like the terms of the Company’s Series A Warrants, except that the per share exercise price of the new warrants is $5,505 ($357,825 as adjusted for the 1-for-65 reverse stock split), and the warrants are not exercisable until July 24, 2019, the six-month anniversary of the date of issuance. Each warrant expires on the fifth anniversary of the original issuance date.

As of September 30, 2023 and December 31, 2022, the Company had Series A Warrants to purchase 3,460 shares of common stock (53 shares of common stock as adjusted for the 1-for-65 reverse stock split) issued and outstanding.

2020 Offering Warrants

In the January 28, 2020 public offering, the Company sold 329,667 warrants (each exercisable into 1/20th of a share of common stock for a total of 16,483 shares of common stock (254 shares of common stock as adjusted for the 1-for-65 reverse stock split). In the June 2, 2020 public offering, the Company sold 138,000 warrants (each exercisable into 1/65th share of common stock for a total of 138,000 shares of common stock (2,123 shares of common stock as adjusted for the 1-for-65 reverse stock split). Each warrant expires on the fifth anniversary of the original issuance date.

As of September 30, 2023 and December 31, 2022, the Company had 2020 Offering Warrants to purchase 102,450 shares of common stock (1,576 shares of common stock as adjusted for the 1-for-65 reverse stock split) issued and outstanding.

2021 Offering Warrants

In the July 11, 2021 offering, the Company sold 153,433 warrants (each exercisable into 1/65th share of common stock) at an exercise price equal to $121.50 per share of common stock ($7,897.50 per share of common stock as adjusted for the 1-for-65 reverse stock split) ), and are immediately exercisable until the fifth anniversary of the date of issuance. In connection with the offering the Company issued to the Placement Agent or its designees warrants to purchase an aggregate of 18,412 shares of its common stock (283 of common stock as adjusted for the 1-for-65 reverse stock split) at an exercise price equal to 125% of the offering price in the offering, or $162.94 ($10,591.10 as adjusted for the 1-for-65 reverse stock split) (the “2021 Placement Agent Warrants”). The 2021 Placement Agent Warrants are immediately exercisable until the fifth anniversary of the commencement of sales of the offering.

As of September 30, 2023 and December 31, 2022, the Company had 153,433 and 18,412, 2021 Offering Warrants and 2021 Placement Agent Warrants, respectively, issued and outstanding. The total fair value of such warrants amounted to $1,185 and $19,751 as of September 30, 2023 and December 31, 2022, respectively, and is included in warrant and preferred investment option liabilities on the accompanying condensed consolidated balance sheets.

F-21

Warrant Exchange

On November 20, 2020, the Company and the investor entered into an exchange agreement and issued a warrant to purchase up to an aggregate of 3,833 shares of common stock (59 of common stock as adjusted for the 1-for-65 reverse stock split) of the Company’s common stock for $150 per share ($9,750 per share as adjusted for the 1-for-65 reverse stock split) which expires on August 20, 2024. As of December 31, 2021, such warrant was outstanding. In accordance with the underlying agreement, in connection with the Company’s offering of Series F Preferred Stock, Series G Preferred Stock and the warrants on February 15, 2022, the warrant was adjusted to purchase an aggregate of 76,667 shares of common stock (1,180 shares of common stock as adjusted for the 1-for-65 reverse stock split) of the Company’s common stock for $0.05 per share ($3.25 per share as adjusted for the 1-for-65 reverse stock split). On June 8, 2022, the Company and the investor entered into a warrant repurchase agreement to repurchase the warrant for $2,500,000.

2022 Offering Warrants

On February 15, 2022, in connection with the Company’s offer and sale of 2,500 shares of Series F Preferred Stock and 2,500 shares of Series G Preferred Stock, the Company sold 125,000 warrants (each exercisable into 1/65th share of common stock) at an exercise price equal to $37.65 per share ($2,447.25 per share as adjusted for the 1-for-65 reverse stock split). The warrants are exercisable from July 15, 2022 until the fifth anniversary of the initial exercise date. In consideration for serving as the placement agent connection with the offering, the Company issued Wainwright warrants to purchase an aggregate of 10,000 shares of common stock (154 shares of common stock as adjusted for the 1-for-65 reverse stock split) at an exercise price equal to $7.50 per share (the “2022 Placement Agent Warrants”) ($487.50 per share as adjusted for the 1-for-65 reverse stock split). The 2022 Placement Agent Warrants are exercisable from July 15, 2022 until February 15, 2027.

As of September 30, 2023 and December 31, 2022, the Company had 125,000 and 10,000. 2022 Offering Warrants and 2022 Placement Agent Warrants, respectively, issued and outstanding. The total fair value of such warrants amounted to $3,915 and $81,775 as of September 30, 2023 and December 31, 2022, respectively, and is included in warrant and preferred investment option liabilities on the accompanying condensed consolidated balance sheets.

June 2022 Offering Warrants

In the June 2022 Offering, the Company sold 3,157,895 warrants (each exercisable into 1/65th share of common stock) at an exercise price equal to $1.90 per share ($123.50 per share as adjusted for the 1-for-65 reverse stock split), and are immediately exercisable until the fifth anniversary of the date of issuance. In connection with the offering, the Company issued to the Placement Agent or its designees warrants to purchase an aggregate of 189,474 shares of common stock (2,915 shares of common stock as adjusted for the 1-for-65 reverse stock split) at an exercise price equal of $2.375 (the “June 2022 Placement Agent Warrants”) ($154.38 as adjusted for the 1-for-65 reverse stock split). The June 2022 Placement Agent Warrants are immediately exercisable until the fifth anniversary of the commencement of sales of the offering. Immediately following the June 2022 Offering, 3,152,895 of the June 2022 Warrants were exercised.

As of September 30, 2023 and December 31, 2022, the Company had 5,000 and 189,474, June 2022 Offering Warrants and June 2022 Placement Agent Warrants issued and outstanding, respectively. The total fair value of such warrants amounted to $20,255 and $333,605 as of September 30, 2023 and December 31, 2022, respectively, and is included in warrant and preferred investment option liabilities on the accompanying condensed consolidated balance sheets.

July 2022 Preferred Investment Options

In the July 2022 Offering, the Company sold Series A Preferred Investment Options to purchase an aggregate of 4,000,000 shares of common stock (61,538 as adjusted for the 1-for-65 reverse stock split) (the “Series A Preferred Investment Options”); and Series B Preferred Investment Options to purchase an aggregate of 4,000,000 shares of common stock (61,538 as adjusted for the 1-for-65 reverse stock split) (the “Series B Preferred Investment Options”). The Series A and B Preferred Investment Options have an exercise price equal to $5 ($325 as adjusted for the 1-for-65 reverse stock split), and immediately exercisable until the third and second anniversary, respectively, of the commencement of sales of the offering. In connection for serving as the placement agent in connection with the July 2022 Offering, the Company H.C. Wainwright & Co., LLC  preferred investment options to purchase up to 240,000 shares of common stock (3,692 shares of common stock as adjusted for the 1-for-65 reverse stock split) (“July 2022 Placement Options”). The July 2022 Placement Options have substantially the same terms as the Series A Preferred Investment Options, except that the July 2022 Placement Options have an exercise price equal to $6.25  per share of common stock ($406.25 per share of common stock as adjusted for the 1-for-65 reverse stock split) per share and expire on the third anniversary from the date of the commencement of sales in the July 2022 Offering.

In connection with the November 2022 Private Placement, the investors in the private placement agreed to cancel the Series A Preferred Investment Options and Series B Preferred Investment Options to purchase up to an aggregate of 8,000,000 shares of our common stock (123,077 shares of common stock as adjusted for the 1-for-65 reverse stock split) which were previously issued to the investors in July 2022. As of September 30, 2023 and December 31, 2022, the Company had 240,000 July 2022 Options issued and outstanding respectively. The total fair value of such securities amounted to $7,440 and $173,673 as September 30, 2023 and December 31, 2022, respectively, and is included in warrant and preferred investment option liabilities on the accompanying condensed consolidated balance sheets.

F-22

November 2022 Preferred Investment Options

In the November 2022 Offering, the Company sold Series C Preferred Investment Options to purchase an aggregate of 10,619,911 shares of common stock (163,383 shares of common stock as adjusted for the 1-for-65 reverse stock split) (the “Series C Preferred Investment Options”). The 10,619,911 Series C Preferred Investment Options includes the 8,000,000 of cancelled Series A and Series B Preferred Investment Options.

The Series C Preferred Investment Options have an exercise price equal to $2.356 ($153.14 as adjusted for the 1-for-65 reverse stock split), and immediately exercisable until the third anniversary of the commencement of sales of the offering. In consideration for serving as the placement agent in connection with the November 2022 Offering, the Company issued H.C. Wainwright & Co., LLC preferred investment options to purchase up to 157,195 shares of common stock (2,418 shares of common stock as adjusted for the 1-for-65 reverse stock split) (“November 2022 Placement Options”). The November 2022 Placement Options have substantially the same terms as the Series C Preferred Investment Options, except that the November 2022 Placement Options have an exercise price equal to $3.578365 per share ($232.59 per share as adjusted for the 1-for-65 reverse stock split) and expire on the third anniversary from the date of the commencement of sales in the November 2022 Offering.

During the nine months ended September 30, 2023, 10,619,911 Series C Preferred Investment Options were exercised in connection with the August 2023 transaction described above. As of September 30, 2023 and December 31, 2022, the Company had  157,195 and 10,777,106, Series C Preferred Investment Options and July 2022 Options, respectively, issued and outstanding. The total fair value of such securities amounted to $8,803 and $15,507,651 as of September 30, 2023 and December 31, 2022, respectively, and is included in warrant and preferred investment option liabilities on the accompanying condensed consolidated balance sheets.

June 2023 Offering Warrants

In the June 2023 Offering, the Company sold Series D Common Warrants to purchase an aggregate of 10,975,611 shares of common stock (the “Series D Offering Warrants”) (168,856 shares of common stock as adjusted for the 1-for-65 reverse stock split).

The Series D Offering Warrants have an exercise price equal to $0.29 per share of common stock ($18.85 per share of common stock as adjusted for the 1-for-65 reverse stock split), and immediately exercisable until the fifth anniversary of the commencement of sales of the offering. In consideration for serving as the placement agent in connection with the June 2023 Offering, the Company issued Wainwright warrants  to purchase up to 658,527 shares of common stock (10,131 shares of common stock as adjusted for the 1-for-65 reverse stock split) (“June 2023 Placement Warrants”). The June 2023 Placement Warrants have substantially the same terms as the Series D Offering Warrants, except that the June 2023 Placement Warrants have an exercise price equal to $0.5125 per share ($33.31 per shares of common stock as adjusted for the 1-for-65 reverse stock split).

As of September 30, 2023, the Company had 11,260,880, Series D Offering Warrants and June 2023 Placement Warrants issued and outstanding. The total fair value of such securities amounted to $1,960,243 as of September 30, 2023 and is included in warrant and preferred investment option liabilities on the accompanying condensed consolidated balance sheets.

August 2023 Series C Preferred Investment Options Reset and Warrants

On August 17, 2023, the Company issued in a private placement, common stock purchase warrants (the “New Warrants”) to purchase up to 21,239,822 shares the Company’s common stock (326,766 shares of common stock as adjusted for the 1-for-65 reverse stock split) (the “New Warrant Shares”) to certain holders of the Company’s then existing Series C preferred investment options (the “Series C Preferred Investment Options”) issued to such investors in the Company’s November 2022 Private Placement discussed above. The New Warrants were issued pursuant to an Inducement Offer Letter Agreement, dated August 14, 2023, between the Company and the investors pursuant to which the Company agreed to reduce the original exercise price of the Series C Preferred Investment Options from $2.356 per share ($153.14 per share as adjusted for the 1-for-65 reverse stock split) to $0.3201 ($20.81 per share as adjusted for the 1-for-65 reverse stock split) in exchange for the investors’ agreeing to exercise their Series C Preferred Investment Options for cash on or before 10:00 p.m. on August 14, 2023. All of the Series C Preferred Investment Options were exercised before the deadline.

On August 15, 2023, the Company filed a prospectus supplement pursuant to the Company’s registration statement on Form S-1 (File No. 333-268537) declared effective by the SEC on December 2, 2022  therein registering the securities issued by the Company in the November 2022 Private Placement, including the Series C Preferred Investment Options and the shares of common stock issuable thereunder, to reflect the reduced exercise price of the Series C Preferred Investment Options.

Each New Warrant is exercisable for $0.3201 per share of common stock ($20.81 per share of common stock as adjusted for the 1-for-65 reverse stock split) (subject to adjustment for stock splits, reorganizations and recapitalizations) immediately upon issuance until the fifth anniversary from the date of the issuance date. If at the time of exercise of the New Warrants there is no effective registration statement registering, or the prospectus contained therein is not available for the resale of the New Warrant Shares, the New Warrants may be exercised in whole or in part by means of a “cashless exercise.”  On August 24, 2023, the Company filed a registration statement on Form S-3 (File No. 333-274189) to register the New Warrant Shares. The registration statement was declared effective by the SEC on September 1, 2023.

In consideration for serving as the placement agent in connection with the August 2023 Transaction, the Company paid H.C. Wainwright & Co., LLC (the “Placement Agent”), the Company paid pay the Placement Agent a cash fee equal to 7.0% of the gross proceeds received from the Holders’ exercise of their Series C Preferred Investment Options, as well as a management fee equal to 0.5% of the gross proceeds from the exercise of the Series C Preferred Options.  Also, upon any exercise for cash of any New Warrants, the Company has agreed to pay the Placement Agent a cash fee of 7.0% of the aggregate gross exercise price paid in cash with respect the exercise of the New Warrants, and a management fee of 0.5% of the aggregate gross exercise price paid in cash with respect to the New Warrants. also reimbursed the Placement Agent for its expenses in connection with the exercise of the Series C Preferred Investment Options and the issuance of the New Warrants, $50,000 for fees and expenses of legal counsel and other out-of-pocket expenses, and non-accountable expenses in the amount of $25,000 and clearing fee of $15,950.  The Company also (i) issued the Placement Agent warrants (the “Placement Agent Warrants”) to purchase up to 637,195 shares of common stock (9,803 shares of common stock as adjusted for the 1-for-65 reverse stock split) of common stock (6% of the Series C Preferred Investment Options exercised) which have the same terms as the New Warrants except the Placement Agent Warrants for $0.4001 per share ($26.01 per share as adjusted for the 1-for-65 reverse stock split) (125% of the reduced exercise price of the Series C Preferred Investment Options) and (ii) agreed to issue the Placement Agent additional Placement Agent Warrant exercisable for that number of shares of common stock equal to 6.0% of the aggregate number of such shares of common stock underlying the New Warrants that have been exercised, which will have the same terms as the New Warrants except for an exercise price equal to $0.4001 per share ($26.01 per share as adjusted for the 1-for-65 reverse stock split).

The Company received net proceeds of approximately $2.9 million from the exercise of the Series C Preferred Investment Options, after deducting commissions and expenses payable by the Company. The Company used the net proceeds for general corporate and working capital purposes.

F-23

Equity Incentive Plans

The 2016 Equity Incentive Plan

The 2016 Equity Incentive Plan (the “2016 Plan”) was adopted by the board of directors and approved by the shareholders on July 6, 2016. The awards per 2016 Plan may be granted through July 5, 2026 to the Company’s employees, consultants, directors and nonemployee directors provided such consultants, directors and nonemployee directors render good faith services not in connection with the offer and sale of securities in a capital-raising transaction. The maximum number of shares of our common stock that may be issued under the 2016 Plan is 83 shares of common stock (2 shares of common stock as adjusted for the 1-for-65 reverse stock split), which amount will be (a) reduced by awards granted under the 2016 Plan, and (b) increased to the extent that awards granted under the 2016 Plan are forfeited, expire or are settled for cash (except as otherwise provided in the 2016 Plan). No employee will be eligible to receive more than 83 shares of common stock (2 shares of common stock as adjusted for the 1-for-65 reverse stock split), in any calendar year under the 2016 Plan pursuant to the grant of awards.

On January 3, 2017, the board of directors of the Company approved and granted to the President/Chief Executive Officer of the Company, an option to purchase 83 shares of the Company’s common stock (2 shares of common stock as adjusted for the 1-for-65 reverse stock split), (“Option”) under the Company’s 2016 Plan. The Option will have an exercise price that is no less than $15,000.00 per share ($975,000 s as adjusted for the 1-for-65 reverse stock split), and will vest over four (4) years, with 25% of the total number of shares subject to the Option vesting on the one (1) year anniversary of the date of grant and, the remainder vesting in equal installments on the last day of each of the thirty-six (36) full calendar months thereafter. Vesting will depend on the Officer’s continued service as an employee with the Company and will be subject to the terms and conditions of the 2016 Plan and the written stock option agreement governing the Option. As of September 30, 2023, there was no unrecognized compensation expense.

The 2018 Equity Incentive Plan

Effective July 1, 2018, the board of directors and the stockholders of the Company approved and adopted the Company’s 2018 Equity Incentive Plan (the “2018 Plan”). The 2018 Plan supplements, and does not replace, the existing 2016 Equity Incentive Plan. Awards may be granted under the 2018 Plan through September 30, 2023 to the Company’s employees, officers, consultants, and nonemployee directors. The maximum number of shares of our common stock that may be issued under the 2018 Plan is 625 shares of common stock (10 shares of common stock as adjusted for the 1-for-65 reverse stock split), which amount will be (a) reduced by awards granted under the 2018 Plan, and (b) increased to the extent that awards granted under the 2018 Plan are forfeited, expire or are settled for cash (except as otherwise provided in the 2018 Plan).

On April 4, 2020, the Company granted 350 restricted stock units to two officers of the Company. These units have the following vesting term: 33% on January 1, 2021, 34% on January 1, 2022 and 33% on January 1, 2023. The fair value of these units as of the grant date was $144,110 based on the closing price of the Company’s stock.

As of September 30, 2023, there was no unrecognized compensation expense.

The 2022 Equity Incentive Plan

Effective September 21, 2022, the board of directors and the stockholders of the Company approved and adopted the Company’s 2022 Equity Incentive Plan (the “2022 Plan”). The 2022 Plan supplements, and does not replace, the existing 2016 or 2018 Equity Incentive Plan. Awards may be granted under the 2022 Plan through 2032 to the Company’s employees, officers, consultants, and nonemployee directors. The maximum number of shares of our common stock that may be issued under the 2022 Plan is 1,350,000 shares of common stock (20,769 shares of common stock as adjusted for the 1-for-65 reverse stock split) which amount will be (a) reduced by awards granted under the 2022 Plan, and (b) increased to the extent that awards granted under the 2022 Plan are forfeited, expire or are settled for cash (except as otherwise provided in the 2022 Plan).

On December 28, 2022, the Company granted 1,350,000 stock options to management and employees of the Company. 900,000 of such stock options have the following vesting term: 50% vest upon the grant date, and the remaining vest in equal installments on the last day of each of the following thirty-six months. The remaining stock options have the following vesting term: in equal installments on the last day of each of the following forty-eight months. The fair value of these units as of the grant date was $2,003,130 based on the closing price of the Company’s stock. As of September 30, 2023, there was $969,256 of unrecognized compensation expense.

The Company recorded compensation expense of $99,471 for the three months ended September 30, 2023, and $328,127 for the nine months ended September 30, 2023.

F-24

NOTE 8: REVENUE RECOGNITION AND RESERVE FOR SALES RETURNS AND ALLOWANCES

The Company’s contracts with customers only include one performance obligation (i.e., sale of the Company’s products). Revenue is recognized in the gross amount at a point in time when delivery is completed and control of the promised goods is transferred to the customers. Revenue is measured as the amount of consideration the Company expects to be entitled to in exchange for those goods. The Company’s contracts do not involve financing elements as payment terms with customers are less than one year. Further, because revenue is recognized at the point in time goods are sold to customers, there are no contract asset or contract liability balances. The Company does not disclose remaining performance obligations related to contracts with durations of one year or less as allowed by the practical expedient applicable to such contracts.

The Company disaggregates its revenues by major geographic region. See Note 9, Concentrations, Geographic Data, and Sales by Major Customers, for further information.

The Company accounts for fees paid to Amazon for products sold through its Amazon Stores as operating expense.

The Company offers various discounts, pricing concessions, and other allowances to customers, all of which are considered in determining the transaction price. Certain discounts and allowances are fixed and determinable at the time of sale and are recorded at the time of sale as a reduction in revenue. Other discounts and allowances can vary and are determined at management’s discretion (variable consideration). Specifically, the Company occasionally grants discretionary credits to facilitate markdowns and sales of slow-moving merchandise and consequently accrues an allowance based on historic credits and management estimates. Further, the Company allows sales returns, and consequently records a sales return allowance based upon historic return amounts and management estimates. These allowances (variable consideration) are estimated using the expected value method and are recorded at the time of sale as a reduction to revenue. The Company adjusts its estimate of variable consideration at least quarterly or when facts and circumstances used in the estimation process may change. The variable consideration is not constrained as the Company has sufficient history on the related estimates and does not believe there is a risk of significant revenue reversal.

The Company also participates in cooperative advertising arrangements with some customers, whereby it allows a discount from invoiced product amounts in exchange for customer purchased advertising that features the Company’s products. Generally, these allowances range from 2% to 5% of gross sales and are generally based upon product purchases or specific advertising campaigns. Such allowances are accrued when the related revenue is recognized. These cooperative advertising arrangements provide a distinct benefit and fair value and are accounted for as direct selling expenses.

Sales commissions are expensed when incurred as the related revenue is recognized at a point in time and therefore, the amortization period is less than one year. As a result, these costs are recorded as direct selling expenses, as incurred.

The Company has also elected to adopt the practical expedient related to shipping and handling fees which allows the Company to account for shipping and handling activities that occur after control of the related good transfers as fulfillment activities instead of assessing such activities as performance obligations. Therefore, shipping and handling activities are considered part of the Company’s obligation to transfer the products and therefore are recorded as direct selling expenses, as incurred.

The Company’s reserve for sales returns and allowances amounted to $407,246 as of September 30, 2023 and December 31, 2022.

NOTE 9: CONCENTRATIONS

Concentration of Customers

The Company sold its products to two customers that account approximately 66% (51% and 15%) of the total revenues for the three months ended September 30, 2023. The Company sold its products to two customers that account approximately 66% (51%, and 15%) of the total revenues for the three months ended September 30, 2022.

F-25

The Company sold its products to one customer that account approximately 51% of the total revenues for the nine months ended September 30, 2023. The Company sold its products to two customers that account approximately 74% (63%, and 11%) of the total revenues for the nine months ended September 30, 2022.

Two customers accounted for 49% and 56% of the total accounts receivable balance due to the Company at September 30, 2023 and December 31, 2022, respectively.

Concentration of Suppliers

The Company purchased products from three vendors for the three months ended September 30, 2023 that accounted for approximately 55% (20%, 20% and 16%) of its total cost of goods sold. The Company purchased products from three vendors for the three months ended September 30, 2022 that accounted for approximately 35% (12%, 12%, and 11%) of its total cost of goods sold.

The Company purchased products from one vendor for the nine months ended September 30, 2023 that accounted for approximately 26% of its total cost of goods sold. The Company purchased products from three vendors for the nine months ended September 30, 2022 that accounted for approximately 15% (5%, 5%, and 4%) of its total cost of goods sold.

Concentration of Credit Risk

The Company maintains its cash in bank and financial institution deposits that at times may exceed federally insured limits. The Company has not experienced any losses in such accounts through September 30, 2023 and 2022. The Company’s bank balances exceeded FDIC insured amounts at times during the nine months ended September 30, 2023 and 2022, respectively. At September 30, 2023 and December 31, 2022, the Company’s bank balance exceeded the FDIC insured amounts by $1,553,890 and $2,314,237, respectively.

Geographic Concentration

For the three and nine months ended September 30, 2023 and 2022, respectively, the Company had the following geographic concentrations:

	Percentage of revenues for the Three Months Ended		Percentage of revenues for the Nine Months Ended
	September 30,		September 30,
	2023	2022	2023	2022
Canada	3%	2%	3%	3%
Europe	16%	4%	14%	5%
United States of America	79%	90%	81%	86%
Others	2%	4%	2%	6%

NOTE 10: SUBSEQUENT EVENTS

Management has evaluated subsequent events through the date which the condensed consolidated financial statements were issued noting that there were no items that would impact the accounting for events or transactions in the current period or require additional disclosures, except those described below.

On September 21, 2023, the Company’s board of directors declared a dividend of one one-thousandth (0.001) of a share of Series H Preferred Stock, par value $0.0001 per share (“Series H Preferred Stock”), for each outstanding share of the Company’s common stock to stockholders of record at 5:00 p.m. Eastern Time on October 2,  2023 (the “Record Date”).

On September 21, 2023, the Company filed a certificate of designation (the “Certificate of Designation”) with the Nevada Secretary of State therein establishing the Series H Preferred Stock and describing the rights, obligations and privileges of the Series H Preferred Stock.

The Series H Preferred Stock consists of 50,000 shares. Except as otherwise provided by the Company’s Amended and Restated Articles of Incorporation or Bylaws  or required by law, each share of Series H Preferred Stock entitles the holder thereof to 1,000,000 votes per share (and, for the avoidance of doubt, each fraction of a share of Series H Preferred Stock will have a ratable number of votes) exclusively with respect to (i) any proposal by the board to effect a reverse stock (the “Reverse Stock Split”); and (ii) any proposal to adjourn any meeting of shareholders called for the purpose of voting on Reverse Stock Split (the “Adjournment Proposal”). The Series H Preferred Stock is not entitled to vote on any other matter, except to the extent required under the NRS. All shares of Series H Preferred Stock that are not present in person or by proxy at any meeting of stockholders held to vote on the Reverse Stock Split and the Adjournment Proposal as of immediately prior to the opening of the polls at such meeting (the “Initial Redemption Time”) will automatically be redeemed in whole, but not in part, by the Company at the Initial Redemption Time without further action on the part of the Company or the holder of shares of Series H Preferred Stock (the “Initial Redemption”). Any outstanding shares of Series H Preferred Stock that have not been redeemed pursuant to an Initial Redemption shall be redeemed in whole, but not in part, (i) if such redemption is ordered by the Board in its sole discretion, automatically and effective on such time and date specified by the Board in its sole discretion or (ii) automatically upon the approval by the Company’s shareholders of the Reverse Stock Split at any meeting of the shareholders held for the purpose of voting on such proposal (the “Subsequent Redemption” and, together with the Initial Redemption, the “Redemptions” and each a “Redemption”). Each share of Series H Preferred Stock redeemed in any Redemption shall be redeemed in consideration for the right to receive an amount equal to One Cent ($0.01) in cash for each hundred (100) whole shares of Series H Preferred Stock that are “beneficially owned” by the “beneficial owner” (as such terms are defined below) thereof as of the applicable Redemption Time and redeemed pursuant to such Redemption, payable upon receipt by the Company of a written request submitted by the applicable holder to the corporate secretary of the Company (each a “Redemption Payment Request”) following the applicable Redemption Time.

The Series H Preferred Stock do not have conversion or exchange rights and is not entitled to receive dividends.  The Series H Preferred will rank senior to the common stock as to any distribution of assets upon a liquidation, dissolution or winding up of the Company, whether voluntarily or involuntarily (a “Dissolution”). Upon any Dissolution, each holder of outstanding shares of Series H Preferred Stock will be entitled to be paid out of the assets of the Company available for distribution to stockholders, prior and in preference to any distribution to the holders of common stock, an amount in cash equal to $0.01 per outstanding share of Series H Preferred Stock.

On December 21, 2023, ToughBuilt Industries, Inc., filed a Certificate of Amendment to the Company’s Amended and Restated Articles of Incorporation, as amended with the Secretary of State of Nevada to effect a 1-for-65 reverse stock split of the shares of the Company’s common stock, par value $0.0001 per share (the “Common Stock ”), issued and outstanding, effective as of 4:30 p.m. (New York time) on January 1, 2024, (the “ Reverse Stock Split ”). As previously reported by the Company, the Company held the Annual Stockholders’ Meeting on December 11, 2023 (the “Annual Meeting ”), at which meeting, the Company’s stockholders approved the amendment to the Company’s Amended and Restated Articles of Incorporation, as amended (the “Articles of Incorporation ”), to effect a reverse stock split of the Company’s Common Stock at a ratio in the range of 1-for-20 to 1-for-100, with such ratio to be determined by the Company’s board of directors (the “Board”) and included in a public announcement. Following the Annual Meeting, the Board determined to affect the Reverse Stock Split at a ratio of 1-for-65 and approved the corresponding final form of the Certificate of Amendment. The Reverse Stock Split will reduce the number of shares of Common Stock outstanding from 36,915,222 shares to approximately 567,926 shares. The number of authorized shares of Common Stock under the Articles of Incorporation will remain unchanged at 200 million (200,000,000) shares and the par value of the Common Stock will remain $0.0001 per share.

F-26

Report of Independent Registered Public Accounting Firm

To the Stockholders and Board of Directors of

ToughBuilt Industries, Inc.

Opinion on the Consolidated Financial Statements

We have audited the accompanying consolidated balance sheets of ToughBuilt Industries, Inc. (the “Company”) as of December 31, 2022 and 2021, the related consolidated statements of operations, shareholders’ equity, and cash flows for each of the two years in the period ended December 31, 2022, and the related notes (collectively referred to as the “financial statements”). In our opinion, the consolidated financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2022 and 2021, and the results of its operations and its cash flows for each of the two years in the period ended December 31, 2022, in conformity with accounting principles generally accepted in the United States of America.

Explanatory Paragraph–Going Concern

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As more fully described in Note 1, the Company has incurred significant losses and needs to raise additional funds to meet its obligations and sustain its operations. These conditions raise substantial doubt about the Company's ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 1. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Explanatory Paragraph–Change in Accounting Principle

As discussed in Note 2 to the consolidated financial statements, the Company changed its method of accounting for leases due the adoption of Financial Accounting Standards Board Accounting Standards ASC 2016-02, Leases (Topic 842), effective January 1, 2022, using the modified retrospective approach.

Basis for Opinion

These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s consolidated financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the consolidated financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the consolidated financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements. We believe that our audits provide a reasonable basis for our opinion.

/s/ Marcum LLP

Marcum LLP

We have served as the Company’s auditor since 2016.

Costa Mesa, California

March 31, 2023, except for Notes 2,6,8, and 12 which are dated January 26, 2024

F-27

TOUGHBUILT INDUSTRIES, INC.

Consolidated Balance Sheets

	December 31, 2022	December 31, 2021

Assets
Current Assets
Cash	$2,564,237	$7,472,224
Accounts receivable, net	16,810,659	18,179,933
Inventory	40,365,286	38,432,012
Prepaid and other current assets	369,792	786,036
Total Current Assets	60,109,974	64,870,205
Other Assets
Property and equipment, net	17,500,383	13,341,629
Right of use asset	4,415,859	-
Other assets	1,890,780	742,691
Total Assets	$83,916,996	$78,954,525
Liabilities and Shareholders’ Equity
Current Liabilities
Accounts payable	$29,671,272	$14,440,506
Accrued expenses	3,010,914	1,815,567
Short term lease liability	959,630	-
Short term loan payable	973,583	-
Warrant and preferred investment option liabilities	16,116,273	4,801,929
Total Current Liabilities	50,731,672	21,058,002
Long term lease liability	3,477,380
Total Liabilities	54,209,052	21,058,002

Shareholders’ Equity
Series C Preferred Stock, $0.0001 par value, 4,268 authorized, 0 issued and outstanding at December 31, 2022 and December 31, 2021	-	-
Series D Preferred Stock, $1,000 par value, 5,775 shares authorized, issued, and outstanding at December 31, 2022 and December 31, 2021	-	-
Series E Preferred Stock, $0.0001 par value, 15 authorized, 9 and 0 issued and outstanding at December 31, 2022 and December 31, 2021, respectively	-	-
Series F Preferred Stock, $0.0001 par value, 2,500 authorized, issued and outstanding at December 31, 2022, 0 authorized, issued and outstanding at December 31, 2021	-	-
Series G Preferred Stock, $0.0001 par value, 2,500 authorized, issued and outstanding at December 31, 2022, 0 authorized, issued and outstanding at December 31, 2021	-	-

Common stock, $0.0001 par value, 200,000,000 shares authorized, 216,600 and 13,262 shares issued and outstanding at December 31, 2022 and December 31, 2021, respectively	22	1
Additional paid-in capital	174,660,975	156,184,412
Accumulated deficit	(144,953,053)	(98,287,890)
Total Shareholders’ Equity	29,707,944	57,896,523
Total Liabilities and Shareholders’ Equity	$83,916,996	$78,954,525

The accompanying notes are an integral part of these consolidated financial statements.

F-28

TOUGHBUILT INDUSTRIES, INC.

Consolidated Statements of Operations

	For The Years Ended December 31,
	2022	2021
Revenues, net of allowances
Metal goods	$51,160,571	$26,835,410
Soft goods	38,301,113	40,030,219
Electronic goods	5,792,083	3,160,695
Total revenues, net of allowances	95,253,767	70,026,324

Cost of Goods Sold
Metal goods	40,434,106	22,606,173
Soft goods	24,413,884	27,302,847
Electronic goods	5,194,514	1,003,493
Total cost of goods sold	70,042,504	50,912,513

Gross profit	25,211,263	19,113,811

Operating expenses:
Selling, general and administrative expenses	66,189,907	51,434,180
Research and development	11,296,948	6,980,453
Total operating expenses	77,486,855	58,414,633

Loss from operations	(52,275,592)	(39,300,822)

Other income (expense)
Interest expense	(1,914,120)	(297,931)
Change in fair value of warrant liabilities	16,763,205	2,661,076
Warrant issuance cost	(1,868,766)	(588,221)
Total other income (expense)	12,980,319	1,774,924

Net loss	(39,295,273)	(37,525,898)

Common stock deemed dividend	(7,467,200)	-
Net loss attributable to common stockholders	$(46,762,473)	$(37,525,898)

Basic and diluted net loss per share attributed to common stockholders	$(460.85)	$(3,645.20)
Weighted Average Number of Shares Outstanding - Basic and Diluted	101,406	10,294

The accompanying notes are an integral part of these consolidated financial statements.

F-29

TOUGHBUILT INDUSTRIES, INC.

Consolidated Statements of Shareholders’ Equity

	Series C Preferred Stock		Series D Preferred Stock		Series E Preferred Stock		Series F Preferred Stock		Series G Preferred Stock		Common Stock		Additional Paid-in	Accumulated	Total Stockholders'
	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount	Capital	Deficit	Equity
Balance - January 1, 2021	-	$-	-	$-	-	-	-	-	-	-	4,505	$-	$80,108,045	$(60,761,992)	$19,346,053
Issuance of common stock upon conversion of warrants	-	-	-	-	-	-	-	-	-	-	555	-	5,412,540	-	5,412,540
Issuance of common stock for services	-	-	-	-	-	-	-	-	-	-	15	-	189,000	-	189,000
Issuance of common stock and warrants, net of issuance costs	-	-	-	-	-	-	-	-	-	-	8,186	1	70,229,279	-	70,229,280
Issuance of Series E Preferred Stock in connection with Exchange transaction	-	-	-	-	9	-	-	-	-	-	-	-	-	-	-
Stock based compensation expense	-	-	-	-	-	-	-	-	-	-	-	-	245,548	-	245,548
Net loss	-	-	-	-	-	-	-	-	-	-	-	-		(37,525,898)	(37,525,898)
Balance - December 31, 2021	-	$-	-	$-	9	-	-	-	-	-	13,262	1	156,184,412	(98,287,890)	57,896,523
Issuance of common stock and warrants, net of issuance costs	-	-	-	-	-	-	-	-	-	-	160,917	16	9,154,406	-	9,154,422
Issuance of preferred stock	-	-		-	-		2,500		2,500	-	-	-	1,833,995	-	1,833,995
Issuance of common stock upon exercise of warrants	-	-	-	-	-	-	-	-	-	-	24,672	3	9,230,011	-	9,230,014
Cashless warrants exercised	-	-	-	-	-	-	-	-	-	-	17,750	2	(2)	-	-
Repurchase of common stock warrants	-	-	-	-	-	-	-	-	-	-	-	-	(2,500,000)	-	(2,500,000)
Adoption of lease guidance	-	-	-	-	-	-	-	-	-	-	-	-	-	97,310	97,310
Stock based compensation expense	-	-	-	-	-	-	-	-	-	-	-	-	758,152	-	758,152
Net loss	-	-	-	-	-	-	-	-	-	-	-	-	-	(46,762,473)	(46,762,473)
Balance - December 31, 2022	-	-	-	-	9	-	2,500	-	2,500	-	216,600	22	174,660,975	(144,953,053)	29,707,944

The accompanying notes are an integral part of these consolidated financial statements.

F-30

TOUGHBUILT INDUSTRIES, INC.

Consolidated Statements of Cash Flows

	For The Year Ended December 31,
	2022	2021
Cash flows from operating activities:
Net loss	$(39,295,273)	$(37,525,898)
Adjustments to reconcile from net loss to net cash used in operating activities:
Depreciation	4,162,153	1,839,069
Provision for doubtful accounts	2,918,869	-
Stock-based compensation expense	758,152	245,548
Loss on sale of property and equipment	15,806	-
Amortization of capitalized contract costs	-	640,059
Amortization or right of use	713,958	-
Common stock issued for services	-	189,000
Change in fair value of warrant derivative	(16,763,205)	(2,661,076)
Loss on exchange transaction	-	-
Warrant issuance costs	1,868,766	588,221
Changes in operating assets and liabilities		-
Accounts receivable, net	(1,549,595)	(7,642,538)
Factor receivables, net	-	807,648
Inventory	(1,933,274)	(29,516,668)
Prepaid assets	416,244	(422,323)
Other assets	(1,148,089)	(614,969)
Accounts payable	11,943,821	6,672,358
Accrued expenses	1,302,897	1,217,092
Lease liability	(703,047)	-
Net cash used in operating activities	(37,291,817)	(66,184,477)

Cash flows from investing activities:
Proceeds from sale of equipment	50,000	-
Purchases of property and equipment	(5,099,768)	(11,300,828)
Net cash provided by (used in) investing activities	(5,049,768)	(11,300,828)

Cash flows from financing activities:
Proceeds from exercise of warrants	5,978,067	5,412,540
Proceeds from issuance of stock, net of costs	32,981,948	77,941,089
Repurchase of common stock warrants	(2,500,000)	-
Proceeds from loan payable	1,669,000	-
Repayments of loan payable	(695,417)	-
Repayments of factor loan payable	-	(590,950)
Repayments of Series D Preferred Stock	-	-
Net cash provided by financing activities	37,433,598	82,762,679

Net (decrease) increase in cash	(4,907,987)	5,277,374
Cash, beginning of period	7,472,224	2,194,850
Cash, end of period	$2,564,237	$7,472,224

Supplemental disclosure of cash flow information:
Cash paid during the period for:
Interest	$-	$-
Income taxes	$-	$-

Supplemental disclosure of non-cash investing and financing activities:
Purchase of property and equipment included in accounts payable	$3,424,416	$812,949
Initial value of lease liability	$5,140,057	$-
Initial fair value of warrants	$37,687,895	$7,463,005

The accompanying notes are an integral part of these consolidated financial statements.

F-31

TOUGHBUILT INDUSTRIES, INC.

Notes to Consolidated Financial Statements

December 31, 2022 and 2021

NOTE 1: NATURE OF OPERATIONS

Nature of Operations

In these notes, the terms “us,” “we,” “it,” “its,” “ToughBuilt,” the “Company” or “our” refer to ToughBuilt Industries, Inc. ToughBuilt was incorporated under the laws of the State of Nevada on April 9, 2012 under the name Phalanx, Inc., and on December 29, 2015, Phalanx, Inc. changed its name to ToughBuilt Industries, Inc.

The Company designs and distributes innovative and superior quality tools and accessories to the home improvement community and the building industry. The Company aspires to augment brand loyalty in part from the enlightened creativity of its end users throughout the global tool market industry. The Company holds exclusive licenses to develop, manufacture, market, and distribute various home improvement and construction product lines for both Do-It-Yourself and professional trade markets under the TOUGHBUILT® brand name.

TOUGHBUILT® distributes products in the following categories, all designed and engineered in the United States and manufactured by third party vendors in China:

●	tool belts, tool bags and other personal tool organizer products;

●	complete line of knee pads for various construction applications; and

●	jobsite tools and material support products consisting of a full line of miter-saws and table saw stands, sawhorses/job site tables and roller stands.

On April 15, 2020, the Company effected a 1-for-10 reverse stock split (the “Reverse Split”) of its issued and outstanding common stock. As a result of the Reverse Split, each ten shares of issued and outstanding prior to the Reverse Split were converted into one share of common stock, with fractional shares resulting from the Reverse Split rounded up to the nearest whole number.

On April 25, 2022, the Company effected a 1-for-150 reverse stock split (the “2022 Reverse Split”) of its issued and outstanding common stock. As a result of the 2022 Reverse Split, each one hundred fifty shares of issued and outstanding prior to the 2022 Reverse Split were converted into one share of common stock. All share and per share numbers in the unaudited condensed consolidated financial statements and notes below have been revised retroactively to reflect the Reverse Split and the 2022 Reverse Split.

Risk and Uncertainty Concerning COVID-19

In March 2020, the World Health Organization declared the outbreak of a novel coronavirus (COVID-19) as a pandemic which continues to spread throughout the United States and the world. We are currently monitoring the outbreak of COVID-19 and the related business and travel restrictions and changes to behavior intended to reduce its spread. All our Chinese facilities were temporarily closed for a period. Most of these facilities have been reopened. Depending on the progression of the outbreak, our ability to obtain necessary supplies and ship finished products to customers may be partly or completely disrupted globally. Also, our ability to maintain appropriate labor levels could be disrupted. If the coronavirus continues to progress, it could have a material negative impact on our results of operations and cash flow, in addition to the impact on its employees. Toughbuilt Industries, Inc., needs to develop new strategies, new practices, different methods and tools to succeed in this process. In order to get out of this process with damages, the Company needs to create a roadmap and act in line with its own strategy. At the end of this process, it is expected that digital business models and automation will no longer be among the targets of industrial organizations, but among their obligations. We have concluded that while it is reasonably possible that the virus could have a negative impact on the results of operations, the specific impact is not readily determinable as of the date of these consolidated financial statements. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

F-32

Going Concern

The Company has incurred substantial operating losses since its inception. As reflected in the consolidated financial statements, the Company had an accumulated deficit of approximately $145 million at December 31, 2022, a net loss of approximately $39.3 million, and approximately $37.3 million of net cash used in operating activities for the year ended December 31, 2022. The accompanying consolidated financial statements have been prepared on a going concern basis, which contemplates the realization of assets and satisfaction of liabilities in the normal course of business. The financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts or the amounts and classification of liabilities that might result from the outcome of this uncertainty. The Company anticipates incurring additional losses until such time, if ever, that it can obtain marketing approval to sell, and then generate significant sales, of its technology that is currently in development. As such it is likely that additional financing will be needed by the Company to fund its operations and to develop and commercialize its technology. These factors raise substantial doubt about the Company’s ability to continue as a going concern for the next twelve months from issuance of this Annual Report on Form 10-K. The Company will seek to obtain additional capital through the sale of debt or equity financings or other arrangements to fund operations; however, there can be no assurance that the Company will be able to raise needed capital under acceptable terms, if at all. The sale of additional equity may dilute existing stockholders and newly issued shares may contain senior rights and preferences compared to currently outstanding shares of common stock. Issued debt securities may contain covenants and limit the Company's ability to pay dividends or make other distributions to stockholders. If the Company is unable to obtain such additional financing, future operations would need to be scaled back or discontinued.

Basis of Presentation and Preparation

The accompanying consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”) and applicable rules and regulations of the United States Securities and Exchange Commission (“SEC”). The consolidated financial statements and accompanying notes are the representations of the Company’s management, who is responsible for their integrity and objectivity. In the opinion of the Company’s management, the consolidated financial statements reflect all adjustments, which are normal and recurring in nature, necessary for fair financial statement presentation.

Principles of Consolidation

The consolidated financial statements include the accounts of the Company and its wholly owned subsidiary, Toughbuilt Industries UK Limited. All intercompany balances and transactions are eliminated. Any foreign currency translation and transactions are de minimis to the consolidated financial statements.

NOTE 2: SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Use of Estimates

The preparation of consolidated financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting period. The Company regularly evaluates estimates and assumptions related recognition of revenue, valuation of accounts receivable, valuation of long-lived assets, going concern assumptions, warrant valuation, inventory reserve, and deferred income tax asset valuation allowances. The Company bases its estimates and assumptions on current facts, historical experience and various other factors that it believes to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities and the accrual of costs and expenses that are not readily apparent from other sources. The actual results experienced by the Company may differ materially and adversely from the Company’s estimates. To the extent there are material differences between the estimates and the actual results, future results of operations will be affected.

Cash and Cash Equivalents

The Company considers all highly liquid instruments with maturity of three months or less at the time of issuance to be cash equivalents. The Company did not have any cash equivalents at December 31, 2022 and 2021.

Accounts Receivable

Accounts receivable represent income earned from the sale of tools and accessories for which the Company has not yet received payment. Accounts receivable are recorded at the invoiced amount and adjusted for amounts management expects to collect from balances outstanding at period-end. The Company estimates the allowance for doubtful accounts based on an analysis of specific accounts and an assessment of the customer’s ability to pay, among other factors. At December 31, 2022, an allowance for doubtful accounts of $2,918,869 was recorded. As of December 31, 2021, no allowance for doubtful accounts was recorded.

F-33

The Company also has an agreement with a third party to be able to receive advance payments for certain accounts receivables, for a specified fee. Under this agreement, the respective customer will repay the third party within a predetermined term. Receivables transferred under this agreement generally meet the requirements to be accounted for as sales in accordance with Accounting Standards Codification (“ASC”) 860, “Transfers and Servicing.” ASC 860 requires that several conditions be met in order to present the transfer of accounts receivable as a sale. The Company has isolated the transferred (sold) assets and has the legal right to transfer its assets (accounts receivable). In addition, control has effectively been transferred.

Inventory

Inventory is valued at the lower of cost or net realizable value using the first-in, first-out method. The reported net value of inventory includes finished salable products that will be sold or used in future periods. The Company reserves for obsolete and slow-moving inventory. At December 31, 2022 and 2021, there were no reserves for obsolete and slow-moving inventory.

Property and Equipment

Property and equipment are recorded at cost, less accumulated depreciation. The Company provides for depreciation on a straight-line basis over the estimated useful lives of the assets which are as follows: furniture 5 years, computers 3 years, production equipment 5 years, auto 5 years, tooling and molds 3 years, application development 3 years and website design in progress 4 years. Leasehold improvements are amortized over the shorter of the lease term or the estimated useful life of the related assets when they are placed into service. The Company evaluates property and equipment for impairment periodically to determine if changes in circumstances or the occurrence of events suggest the carrying value of the asset or asset group may not be recoverable. Maintenance and repairs are charged to operations as incurred. Expenditures which substantially increase the useful lives of the related assets are capitalized.

Long-lived Assets

In accordance with ASC 360, “Property, Plant, and Equipment,” the Company tests long-lived assets or asset groups for recoverability when events or changes in circumstances indicate that their carrying amount may not be recoverable. Circumstances which could trigger a review include, but are not limited to: significant decreases in the market price of the asset; significant adverse changes in the business climate or legal factors; accumulation of costs significantly in excess of the amount originally expected for the acquisition or construction of the asset; current period cash flow or operating losses combined with a history of losses or a forecast of continuing losses associated with the use of the asset; and current expectation that the asset will more likely than not be sold or disposed of significantly before the end of its estimated useful life. Recoverability is assessed based on the carrying amount of the asset compared to the estimated future undiscounted cash flows expected to result from the use and the eventual disposal of the asset, as well as specific appraisal in certain instances. An impairment loss equal to the excess of the carrying value over the assets fair market value is recognized when the carrying amount exceeds the undiscounted cash flows. The impairment loss is recorded as an expense and a direct write-down of the asset. No impairment loss was recorded during the years ended December 31, 2022 and 2021.

F-34

Common Stock Purchase Warrants

The Company accounts for the common stock purchase warrants in accordance with the guidance contained in ASC 815-40, under which the Warrants do not meet the criteria for equity treatment and must be recorded as liabilities. Accordingly, the Company classifies the Warrants as liabilities at their fair value and adjusts the Warrants to fair value in respect of each reporting period. This liability is subject to re-measurement at each balance sheet date until the Warrants are exercised, and any change in fair value is recognized in the statements of operations.

Fair Value of Financial Instruments and Fair Value Measurements

The Company adheres to ASC 820 “Fair Value Measurement,” which defines fair value, establishes a framework for measuring fair value, and expands disclosures about fair value measurements. ASC 820 applies to reported balances that are required or permitted to be measured at fair value under existing accounting pronouncements; accordingly, the standard does not require any new fair value measurements of reported balances.

ASC 820 emphasizes that fair value is a market-based measurement, not an entity-specific measurement. Therefore, a fair value measurement should be determined based on the assumptions that market participants would use in pricing the asset or liability. As a basis for considering market participant assumptions in fair value measurements, ASC 820 establishes a fair value hierarchy that distinguishes between market participant assumptions based on market data obtained from sources independent of the reporting entity (observable inputs that are classified within Levels 1 and 2 of the hierarchy) and the reporting entity’s own assumptions about market participant assumptions (unobservable inputs classified within Level 3 of the hierarchy).

●	Level 1 inputs utilize quoted prices (unadjusted) in active markets for identical assets or liabilities that the Company has the ability to access.

●	Level 2 inputs are inputs other than quoted prices included in Level 1 that are observable for the asset or liability, either directly or indirectly. Level 2 inputs may include quoted prices for similar assets and liabilities in active markets, as well as inputs that are observable for the asset or liability (other than quoted prices), such as interest rates, foreign exchange rates, and yield curves that are observable at commonly quoted intervals.

●	Level 3 inputs are unobservable inputs for the asset or liability, which is typically based on an entity’s own assumptions, as there is little, if any, related market activity.

In instances where the determination of the fair value measurement is based on inputs from different levels of the fair value hierarchy, the level in the fair value hierarchy within which the entire fair value measurement falls is based on the lowest level input that is significant to the fair value measurement in its entirety. The Company’s assessment of the significance of a particular input to the fair value measurement in its entirety requires judgment and considers factors specific to the asset or liability.

There were no transfers in our out of Level 3 financial instruments during the years ending December 31, 2022 or 2021.

The fair value of the Company’s warrant liability recorded in the Company’s consolidated financial statements was determined using a Black-Scholes valuation methodology and the quoted price of the Company’s common stock in an active market, a Level 3 measurement. Volatility was based on the actual market activity of the Company for the period in which the Company was public and its peer group for the remaining period. The expected life was based on the remaining contractual term of the warrants, and the risk-free interest rate was based on the implied yield available on U.S. Treasury Securities with a maturity equivalent to the warrants’ expected life.

The Company calculated the estimated fair value of warrants on the date of issuance and at each subsequent reporting date using the following assumptions:

	For the Year Ended December 31, 2022	For the Year Ended December 31, 2021
Risk-free interest rate	4.06% - 4.32%	0.80% - 1.19%
Contractual term	1.75–4.75 years	4.54–5 years
Dividend yield	0%	0%
Expected volatility	88%-99.5%	56.27%- 88.3%

Warrant and preferred investment option liability

From time to time, the Company sells common stock warrants that are derivative instruments. The Company does not enter into speculative derivative agreements and does not enter into derivative agreements for the purpose of hedging risks.

The fair value of the warrant liability includes the estimated volatility and risk-free rate. The higher/lower the estimated volatility, the higher/lower the value of the debt conversion feature liability. The higher/lower the risk-free interest rate, the higher/lower the value of the debt conversion feature liability.

The table below provides a reconciliation of the beginning and ending balances for the warrant and preferred investment option liability which is measured at fair value using significant unobservable inputs (Level 3):

Balance, January 1, 2021	$-
Fair value of warrant liability at issuance	7,463,005
Change in the fair value of warrant liability	(2,661,076)
Balance, December 31, 2021	$4,801,929

Balance, January 1, 2022	$4,801,929
Fair value of warrant and preferred investment option liability at issuance	37,687,895
Fair value of warrant and preferred investment option liability upon exercise	(9,610,346)
Change in the fair value of warrant and preferred investment option liability	(16,763,205)
Balance, December 31, 2022	$16,116,273

F-35

Revenue Recognition

The Company recognizes revenues when product is delivered to the customer, and the ownership is transferred. The Company’s revenue recognition policy is based on the revenue recognition criteria established under the Financial Accounting Standards Board (“FASB”)–Accounting Standards Codification 606 “Revenue From Contracts With Customers” which has established a five-step process to govern contract revenue and satisfy each element is as follows: (1) identify the contract(s) with a customer; (2) identify the performance obligations in the contract; (3) determine the transaction price; (4) allocate the transaction price to the performance obligations in the contract; and (5) recognize revenue when or as you satisfy a performance obligation. The Company records the revenue once all the above steps are completed. See Note 10 for further information on revenue recognition.

Advertising

Advertising costs are expensed as incurred. Advertising expense totaled $4,680,366 and $9,626,374 for the years ending December 31, 2022 and 2021, respectively.

Patents

Legal fees and similar costs incurred relating to patents are capitalized and are amortized over their estimated useful life once determined. Such costs amounted to $1,459,232 and $615,439 as of December 31, 2022 and 2021, respectively, and are included in other assets on the accompanying consolidated balance sheet. Amortization is expected to commence during 2023.

Research and Development

Expenditures for research activities relating to patents and product development are charged to expense as incurred. Such expenditures amounted to $11,296,948 and $6,980,453 for the years ending December 31, 2022 and 2021, respectively.

Income Taxes

The Company accounts for income taxes following the asset and liability method in accordance with ASC 740 “Income Taxes.” Under such method, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the consolidated financial statement carrying amounts of existing assets and liabilities and their respective tax bases. The Company applies the accounting guidance issued to address the accounting for uncertain tax positions. This guidance clarifies the accounting for income taxes, by prescribing a minimum recognition threshold a tax position is required to meet before being recognized in the consolidated financial statements as well as provides guidance on derecognition, measurement, classification, interest and penalties, accounting in interim periods, disclosure and transition. The Company classifies interest and penalty expense related to uncertain tax positions as a component of income tax expense. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years that the asset is expected to be recovered or the liability settled. A valuation allowance is provided when it is more likely than not that some portion or all of a deferred tax asset will not be realized. The ultimate realization of deferred tax assets depends on the generation of future taxable income during the period in which related temporary differences become deductible. The Company considers the scheduled reversal of deferred tax liabilities, projected future taxable income and tax planning strategies in its assessment of a valuation allowance.

During 2020, the Coronavirus Aid, Relief and Economic Security Act (“CARES Act”) was passed, which temporarily removed 80% limitations on net operating loss carryforwards for the years 2019 and 2020.

The Company adopted FASB ASU 2019-12, “Income Taxes (Topic 740): Simplifying the Accounting of Income Taxes,” as of January 1, 2021. ASU 2019-12 removes certain exceptions to the general principles in Topic 740 and also clarifies and amends existing guidance to improve consistent application. The adoption of this guidance did not have a material impact on its consolidated financial statements.

Stock-Based Compensation

The Company accounts for stock-based compensation in accordance with ASC 718-10, “Share-Based Payment,” which requires the measurement and recognition of compensation expense for all share-based payment awards made to employees and directors including employee stock options, restricted stock units, and employee stock purchases based on estimated fair values. In addition, as of January 1, 2020, the Company adopted Accounting Standards Update (“ASU”) 2018-07, Compensation–Stock Compensation (Topic 718), Improvements to Nonemployee Share-Based Payment Accounting. This ASU simplified aspects of share-based compensation issued to non-employees by making the guidance consistent with accounting for employee share-based compensation. The adoption of this guidance did not have a material impact on the consolidated financial statements.

The Company estimates the fair value of stock options granted using the Black-Scholes option-pricing formula. This fair value is then amortized on a straight-line basis over the requisite service periods of the awards, which is generally the vesting period. The Company’s determination of fair value using an option-pricing model is affected by the stock price as well as assumptions regarding the number of highly subjective variables.

The Company estimates volatility based upon the historical stock price of the comparable companies and estimates the expected term for employee stock options using the simplified method for employees and directors and the contractual term. The risk-free rate is determined based upon the prevailing rate of United States Treasury securities with similar maturities.

The Company recognizes forfeitures as they occur rather than applying a prospective forfeiture rate in advance.

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Loss Per Share

The Company computes net loss per share in accordance with ASC 260, “Earnings per Share.” ASC 260 requires presentation of both basic and diluted net earnings per share (“EPS”) on the face of the statement of operations. Basic EPS is computed by dividing loss available to common shareholders (numerator) by the weighted average number of shares outstanding (denominator) during the period. Diluted EPS gives effect to all dilutive potential common shares outstanding during the period using the treasury stock method and convertible preferred stock using the if-converted method. In computing diluted EPS, the average stock price for the period is used in determining the number of shares assumed to be purchased from the exercise of warrants, options, and restricted stock units. Diluted EPS excludes all dilutive potential shares if their effect is anti-dilutive.

Potentially dilutive securities that are not included in the calculation of diluted net loss per share because their effect is anti-dilutive are as follows (in common equivalent shares):

	Year Ended
	December 31, 2022	December 31, 2021
Warrants and preferred investment options	178,840	4,336
Options and restricted stock units	20,789	21
Total anti-dilutive weighted average shares	199,629	4,357

Segment Reporting

The Company operates one reportable segment referred to as the tools segment. A single management team that reports to the Chief Executive Officer comprehensively manages the business. Accordingly, the Company does not have separately reportable segments.

Recent Accounting Pronouncements

As an emerging growth company, the Company has elected to use the extended transition period for complying with any new or revised financial accounting standards pursuant to Section 13(a) of the Securities Exchange Act of 1934, as amended.

In February 2016, the FASB issued ASU 2016-02, “Leases (Topic 842).” The objective of this update is to increase transparency and comparability among organizations by recognizing lease assets and lease liabilities on the balance sheet and disclosing key information about leasing arrangements. This ASU is effective for fiscal years beginning after December 15, 2021, and interim periods within fiscal years beginning after December 15, 2022, and is to be applied utilizing a modified retrospective approach. The Company adopted this guidance as of January 1, 2022, and it did not have a material impact on the Company’s stockholders’ equity balance as of January 1, 2022. Due to this adoption of this guidance, the Company now recorded a right-of-use asset and lease liability on its consolidated balance sheet.  As a result of the adoption of the new lease accounting guidance, the Company recognized on January 1, 2022 (a) a lease liability of $1,044,828, which represents the present value of the remaining lease payments of existing leases, discounted using the Company’s incremental borrowing rate of 4%, and (b) a right-of-use asset of $1,034,588, which represents the initial lease liability.

In August 2020, the FASB issued “ASU 2020-06, Debt with Conversion and Other Options (Subtopic 470-20) and Derivatives and Hedging—Contracts in Entity’s Own Equity (Subtopic 815-40)” (“ASU 2020-06”) which simplifies the accounting for convertible instruments. The guidance removes certain accounting models which separate the embedded conversion features from the host contract for convertible instruments. Either a modified retrospective method of transition or a fully retrospective method of transition was permissible for the adoption of this standard. Update No. 2020-06 is effective for fiscal years beginning after December 15, 2021, including interim periods within those fiscal years. The Company has adopted ASU 2020-06 as of January 1, 2022, and as a result no longer is required to analyze embedded conversion features for separation from its host contract in convertible instruments.

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NOTE 3: FACTOR RECEIVABLES, LETTERS OF CREDIT PAYABLE AND LOAN PAYABLE

In April 2013, the Company entered into a financing arrangement with a third-party purchase order financing company (the “Factor”), whereby the Company assigned to the Factor selected sales orders from its customers in exchange for opening a letter of credit (“LC”) with its vendors to manufacture its products. The Company paid an initial fixed fee of 5% of the cost of products it purchased from the vendor upon opening the LC, and 1% each 30 days thereafter, after the LC is funded by the Factor until such time as the Factor receives the payment from the Company’s customers. The factoring agreement provides for full recourse against the Company for factored accounts receivable that are not collected by the Factor for any reason, and the collection of such accounts receivable is fully secured by substantially all of the receivables of the Company. As of March 2021, the Company no longer factors its receivables.

NOTE 4: INVENTORY

Inventory consists of the following:

Description	December 31, 2022	December 31, 2021
Finished goods	$40,365,286	$38,432,012

NOTE 5: PROPERTY AND EQUIPMENT, NET

Property and equipment consist of the following:

	December 31, 2022	December 31, 2021
Furniture	$2,252,686	$1,066,219
Computers	1,384,542	1,038,154
Production equipment	245,713	245,713
Tooling and molds	8,737,114	6,390,962
Auto	412,509	635,542
Application development	4,258,916	2,398,919
Website design	1,399,029	814,733
Steelbox	882,000	882,000
Leasehold Improvements	5,058,790	2,862,079
Less: accumulated depreciation	(7,130,916)	(2,992,692)
Property and Equipment, net	$17,500,383	$13,341,629

Depreciation expense for the years ended December 31, 2022 and 2021, was $4,162,153 and $1,839,069, respectively.

NOTE 6–COMMITMENTS AND CONTINGENCIES

Leases

On January 3, 2017, the Company executed a non-cancellable operating lease for its principal office with the lease commencing February 1, 2017 for a five (5) year term. The Company paid a security deposit of $29,297. The lease required the Company to pay its proportionate share of direct costs estimated to be 22.54% of the total property, a fixed monthly direct cost of $6,201 for each month during the term of the lease, and monthly rental pursuant to the lease terms. This lease expired during February 2022.

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The Company entered a lease for office space at 8669 Research Drive, in Irvine, CA, which is to replace the current corporate headquarters. The lease commenced on December 1, 2019 with no rent due until April 1, 2020. From April 1, 2020 through March 31, 2025, base rent will be due on the first of each month in the amount of $25,200 escalating annually on December 1 of each year to $29,480 beginning December 1, 2023. The Company paid an initial amount of $68,128 comprising the rent for April 2020, a security deposit and the amount due for property taxes, insurance and association fees.

In addition, the Company entered into two leases for additional space, in Irvine, CA. The leases commenced March 1, 2022 and June 1, 2022. Base rent is initially $16,250 and $48,379 with escalations contained in the lease through February 28, 2027 and May 31, 2027.

Supplemental balance sheet information related to leases is as follows as of December 31, 2022:

Operating leases
Right-of-use assets, net	$4,415,859

Current liabilities	959,630
Non-current liabilities	3,477,380
Total operating lease liabilities	$4,437,010

Weighted Average Remaining Lease Term	4.01 years

Weighted Average Discount Rate	4%

As the leases do not provide an implicit rate, the Company used an incremental borrowing rate based on the information available at the lease commencement date in determining the present value of the lease payments, which is reflective of the specific term of the leases and economic environment of each geographic region.

Anticipated future lease costs are as follows:

For the years ending December 31,	Building leases
2023	$959,630
2024	1,271,436
2025	1,077,415
2026	1,013,237
2027	370,172
Total lease payments	4,691,890
Less: imputed interest	(254,880)
Present value of lease liabilities	$4,437,010

The Company recorded rent expense of $1,120,081 and $650,605 for the year ended December 31, 2022 and 2021, respectively.

Employment Agreements with Officers

Michael Panosian Employment Agreement

We entered into the Employment Agreement dated as of December 29, 2022 with Michael Panosian (the “Panosian Employment Agreement”). The Panosian Employment Agreement provides that Mr. Panosian will serve as our Chief Executive Officer, President, and Chair of the Board for a term beginning on December 29, 2022 and ending on December 29, 2025 (the “Initial Term”), with automatic one (1) year extensions unless notice not to renew is given by either party at least 90 days prior to the relevant end date.

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Pursuant to the Panosian Employment Agreement, Mr. Panosian will be entitled to: (i) an annual base salary of $650,000, which may be increased annually at the sole discretion of the Board; (ii) a potential annual target bonus of up to $350,000 payable in cash, which may be granted in the discretion of, and in an amount determined by the Compensation Committee and approved by the Board; (iii) a grant of 8,308 incentive stock options, pursuant to the 2022 Plan and also be eligible to receive annual long-term incentive awards from time to time under the 2022 Plan; (iv) participate in the Company’s health insurance plan offered to its employees; (v) participate in the Company’s 401(k) Plan; and (vi) reimbursement for all reasonable business expenses, including a $1,000 monthly automobile allowance. Any incentive-based compensation or award that Mr. Panosian receives will be subject to clawback by the Company as may be required by applicable law or, if applicable, any stock exchange listing requirement and on such basis as we determine.

In the event we terminate Mr. Panosian without “Cause” (as defined below) at any time with 90 days prior written notice, or Mr. Panosian resigns for “Good Reason” (as defined below), Mr. Panosian will be entitled to the following, provided that he executes a general waiver and release of claims: (i) an amount equal to 1.5 times the average of his base salary if terminated during the Initial Term, or an amount equal to one times the average of his then base salary; (ii) monthly payments for up to 12 months (and 18 months, if terminated during the Initial Term) of COBRA premiums for continued group health, dental and vision coverage; and (iii) the immediate vesting of all long-term incentive awards, that utilize time-based vesting.

In the event of Mr. Panosian’s termination by us with Cause or Mr. Panosian’s resignation without “Good Reason, Mr. Panosian will only be entitled to accrued and unpaid compensation and wages accrued prior to such date.

If, within one year following a Change of Control of the Company, Mr. Panosian’s employment is terminated involuntarily by us other than for Cause, death, or disability or by Mr. Panosian pursuant to a voluntary termination for Good Reason, and Mr. Panosian executes and does not revoke a general release of claims against us and our affiliates in a form acceptable to us, then we shall, in addition to any other earned but unpaid base salary and vacation pay due through the date of such termination, provide Mr. Panosian (i) an amount equal to two times his then prevailing base salary; (ii) immediate vesting of all incentive awards; and (iii) monthly payments for up to 18 months of COBRA premiums for continued group health, dental and vision coverage.

The Panosian Employment Agreement contains restrictive covenants prohibiting Mr. Panosian from disclosing our confidential information at any time, and has executed a Proprietary Information, Inventions Assignment and Nondisclosure Agreement.

Martin Galstyan Employment Agreement

We entered into the Employment Agreement dated as of December 29, 2022 with Martin Galstyan (the “Galstyan Employment Agreement”). The Galstyan Employment Agreement provides that Mr. Galstyan will serve as our Chief Financial Officer for a term beginning on December 29, 2022 and ending on December 29, 2025, with automatic one (1) year extensions unless notice not to renew is given by either party at least 90 days prior to the relevant end date.

Pursuant to the Galstyan Employment Agreement, Mr. Galstyan will be entitled to: (i) an annual base salary of $300,000, which may be increased annually at the sole discretion of the Board; (ii) a potential annual target bonus of up to $150,000 payable in cash, which may be granted in the discretion of, and in an amount determined by the Compensation Committee and approved by the Board; (iii) a grant of 1,731 incentive stock options, pursuant to the 2022 Plan, and also be eligible to receive annual long-term incentive awards from time to time under the 2022 Plan; (iv) participate in the Company’s health insurance plan offered to its employees; (v) participate in the Company’s 401(k) Plan; and (vi) reimbursement for all reasonable business expenses, including a $500 monthly automobile allowance. Any incentive-based compensation or award that Mr. Galstyan receives will be subject to clawback by the Company as may be required by applicable law or, if applicable, any stock exchange listing requirement and on such basis as we determine.

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In the event we terminate Mr. Galstyan without “Cause” (as defined below), or Mr. Galstyan resigns for “Good Reason” (as defined below), Mr. Galstyan will be entitled to the following, provided that he executes a general waiver and release of claim and does not revoke the release: (i) an amount equal to 6 months of his then base salary; (ii) monthly payments for up to 6 months of COBRA premiums for continued group health, dental and vision coverage, unless Mr. Galstyan starts receiving coverage under his subsequent employment; and (iii) continuation of his vesting schedule per the 2022 Plan, with three months for exercise of any vested option(s). If Mr. Galstyan’s employment is terminated by us following a Change of Control of the Company, Mr. Galstyan will be entitled to: (i) an amount equal to one times his then prevailing base salary; (ii) immediate vesting of all incentive awards; and (iii) monthly payments for up to 12 months of COBRA premiums for continued group health, dental and vision coverage.

In the event of Mr. Galstyan’s termination with Cause or Mr. Galstyan’s resignation without Good Reason, Mr. Galstyan shall only be entitled to accrued and unpaid compensation and wages accrued prior to such date.

If, within one year following a Change of Control of the Company, Mr. Galstyan’s employment is terminated involuntarily by us other than for Cause, death, or disability or by Mr. Galstyan pursuant to a voluntary termination for Good Reason, and Mr. Galstyan executes and does not revoke a general release of claims against us and our affiliates in a form acceptable to us, then we shall, in addition to any other earned but unpaid base salary and vacation pay due through the date of such termination, provide Mr. Galstyan (i) an amount equal to two times his then prevailing base salary; (ii) immediate vesting of all incentive awards; and (iii) monthly payments for up to 12 months of COBRA premiums for continued group health, dental and vision coverage.

The Galstyan Employment Agreement contains restrictive covenants prohibiting Mr. Galstyan from disclosing our confidential information at any time, and has executed a Proprietary Information, Inventions Assignment and Nondisclosure Agreement.

Joshua Keeler Employment Agreement

We entered into the Employment Agreement dated as of December 29, 2022 with Joshua Keeler (the “Keeler Employment Agreement”). The Keeler Employment Agreement provides that Mr. Keeler will serve as our Chief Design Officer for a term beginning on December 29, 2022 and ending on December 29, 2025, with automatic one (1) year extensions unless notice not to renew is given by either party at least 90 days prior to the relevant end date.

Pursuant to the Keeler Employment Agreement, Mr. Keeler will be entitled to: (i) an annual base salary of $475,000, which may be increased annually at the sole discretion of the Board; (ii) a potential annual target bonus of up to $150,000 payable in cash, which may be granted in the discretion of, and in an amount determined by the Compensation Committee and approved by the Board; (iii) a grant of 5,538 incentive stock options, pursuant to the 2022 Plan, and also be eligible to receive annual long-term incentive awards from time to time under the 2022 Plan; (iv) participate in the Company’s health insurance plan offered to its employees; (v) participate in the Company’s 401(k) Plan; and (vi) reimbursement for all reasonable business expenses, including a $750 monthly automobile allowance. Any incentive-based compensation or award that Mr. Keeler receives will be subject to clawback by the Company as may be required by applicable law or, if applicable, any stock exchange listing requirement and on such basis as we determine.

In the event we terminate Mr. Keeler without “Cause” (as defined below) with 90 days prior written notice, or Mr. Keeler resigns for “Good Reason” (as defined below), Mr. Keeler will be entitled to the following, provided that he executes a general waiver and release of claims: (i) an amount equal to 1.5 times the average of his base salary if terminated during the Initial Term, or an amount equal to one times the average of his then base salary; (ii) monthly payments for up to 12 months (and 18 months, if terminated during the Initial Term) of COBRA premiums for continued group health, dental and vision coverage; and (iii) the immediate vesting of all incentive awards, that utilize time-based vesting. If Mr. Keeler’s employment is terminated by us following a Change of Control of the Company, Mr. Keeler will be entitled to: (i) an amount equal to two times his then prevailing base salary; (i) immediate vesting of all incentive awards; and (iii) monthly payments for up to 18 months of COBRA premiums for continued group health, dental and vision coverage.

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In the event of Mr. Keeler’s termination by us with Cause or Mr. Keeler’s resignation without Good Reason, Mr. Keeler shall only be entitled to accrued and unpaid compensation and wages accrued prior to such date.

If, within one year following a Change of Control, Mr. Keeler’s employment is terminated involuntarily by us other than for Cause, death, or disability or by Mr. Keeler pursuant to a voluntary termination for Good Reason, and Mr. Keeler executes and does not revoke a general release of claims against us and our affiliates in a form acceptable to us, then we shall, in addition to any other earned but unpaid base salary and vacation pay due through the date of such termination, provide Mr. Keeler (i) an amount equal to two times his then prevailing base salary; (ii) immediate vesting of all incentive awards; and (iii) monthly payments for up to 18 months of COBRA premiums for continued group health, dental and vision coverage.

The Keeler Employment Agreement contains restrictive covenants prohibiting Mr. Keeler from disclosing our confidential information at any time, and has executed a Proprietary Information, Inventions Assignment and Nondisclosure Agreement.

Zareh Khachatoorian Employment Agreement

We entered into the Employment Agreement dated as of December 29, 2022 with Zareh Khachatoorian (the “Khachatoorian Employment Agreement” and, together with the Panosian Employment Agreement, the Galstyan Employment Agreement and the Khachatoorian Employment Agreement, the “Employment Agreements”). The Khachatoorian Employment Agreement provides that Mr. Khachatoorian will serve as our Chief Operating Officer and Secretary for a term beginning on December 29, 2022 and ending on December 29, 2025, with automatic one (1) year extensions unless notice not to renew is given by either party at least 90 days prior to the relevant end date.

Pursuant to the Khachatoorian Employment Agreement, Mr. Khachatoorian will be entitled to: (i) an annual base salary of $300,000, which may be increased annually at the sole discretion of the Board; (ii) a potential annual target bonus of up to $150,000 payable in cash, which may be granted in the discretion of, and in an amount determined by the Compensation Committee and approved by the Board; (iii) a grant of 1,731 incentive stock options, pursuant to the 2022 Plan, and also be eligible to receive annual long-term incentive awards from time to time under the 2022 Plan; (iv) participate in the Company’s health insurance plan offered to its employees; (v) participate in the Company’s 401(k) Plan; and (vi) reimbursement for all reasonable business expenses, including a $500 monthly automobile allowance. Any incentive-based compensation or award that Mr. Khachatoorian receives will be subject to clawback by the Company as may be required by applicable law or, if applicable, any stock exchange listing requirement and on such basis as we determine.

In the event we terminate Mr. Khachatoorian without Cause, or Mr. Khachatoorian resigns for Good Reason (each as defined in the Khachatoorian Employment Agreement), Mr. Khachatoorian will be entitled to the following, provided that he executes a general waiver and release of claim and does not revoke the release: (i) an amount equal to 6 months of his then base salary; (ii) monthly payments for up to 6 months of COBRA premiums for continued group health, dental and vision coverage, unless Mr. Khachatoorian starts receiving coverage under his subsequent employment; and (iii) continuation of his vesting schedule per the 2022 Plan, with three months for exercise of any vested option(s). If Mr. Khachatoorian’s employment is terminated by us following a Change of Control of the Company, Mr. Khachatoorian will be entitled to: (i) an amount equal to one times his then prevailing base salary; (ii) immediate vesting of all incentive awards; and (iii) monthly payments for up to 12 months of COBRA premiums for continued group health, dental and vision coverage.

In the event of Mr. Khachatoorian’s termination with Cause or Mr. Khachatoorian’s resignation without Good Cause, Mr. Khachatoorian shall only be entitled to accrued and unpaid compensation and wages accrued prior to such date.

If, within one year following a Change of Control of the Company, Mr. Khachatoorian’s employment is terminated involuntarily by us other than for Cause, death, or disability or by Mr. Khachatoorian pursuant to a voluntary termination for Good Reason, and Mr. Khachatoorian executes and does not revoke a general release of claims against us and our affiliates in a form acceptable to us, then we shall, in addition to any other earned but unpaid base salary and vacation pay due through the date of such termination, provide the Mr. Khachatoorian (i) an amount equal to two times his then prevailing base salary; (ii) immediate vesting of all incentive awards; and (iii) monthly payments for up to 12 months of COBRA premiums for continued group health, dental and vision coverage.

The Khachatoorian Employment Agreement contains restrictive covenants prohibiting Mr. Khachatoorian from disclosing our confidential information at any time, and has executed a Proprietary Information, Inventions Assignment and Nondisclosure Agreement.

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Litigation Costs and Contingencies

From time to time, the Company may become involved in various lawsuits and legal proceedings, which arise in the ordinary course of business. Litigation is subject to inherent uncertainties, and an adverse result in these or other matters may arise from time to time that may harm our business. Other than as set forth below, management is currently not aware of any such legal proceedings or claims that could have, individually or in the aggregate, a material adverse effect on our business, financial condition, or operating results.

In the normal course of business, the Company incurs costs to hire and retain external legal counsel to advise it on regulatory, litigation and other matters. The Company expenses these costs as the related services are received. If a loss is considered and the amount can be reasonably estimated, the Company recognizes an expense for the estimated loss.

On August 16, 2016, a plaintiff filed a complaint against Defendants ToughBuilt Industries, Inc. (the “Company”) and Michael Panosian in the Superior Court of California, County of Los Angeles, Case No. EC065533. The complaint alleges breach of oral contracts to pay the plaintiff for consulting and finder’s fees and to hire him as an employee. The complaint further alleged claims of fraud and misrepresentation relating to an alleged payment in exchange for stock in the Company. The complaint seeks unspecified monetary damages, declaratory relief, stock in the Company, and other relief according to proof.

On April 12, 2018, the court entered judgments of default against the Company and Mr. Panosian in the amounts of $7,080 and $235,542, plus awarding the plaintiff a 7% ownership interest in the Company (the “Judgments”). The plaintiff served notice of entry of the judgments on April 17, 2018 and the Company and Mr. Panosian received notice of the entry of the default judgments on April 19, 2018.

The Company and Panosian satisfied the judgments on September 14, 2018 by payment of $252,949 to the plaintiff and by issuing the plaintiff 2,509 shares of common stock (39 shares of common stock as adjusted for the 1-for-65 reverse stock split), of the Company. On October 18, 2018, the Company and Panosian filed a Notice of Appeal from the Order denying their motion for relief from the above-referenced default judgment.

On October 1, 2019, the Second Appellate District of the California Court of Appeal issued its opinion reversing the trial court’s order denying ToughBuilt’s motion for relief from the default judgment and directing the trial court to grant ToughBuilt’s motion for relief, including allowing Toughbuilt to file an Answer and contest the plaintiff’s claims.

The plaintiff was seeking damages and stock based on a breach of an alleged oral agreement. This case concluded in April 2022. The plaintiff was awarded $160,000 which was offset by a prior judgment against the plaintiff.

On October 7, 2022, one of our stockholders (the “2022 Plaintiff”), filed a shareholder derivative action against us, Michael Panosian, Joshua Keeler, Zareh Khachatoorian, Martin Galstyan, et. al. (collectively, the “2022 Defendants”) in the Eighth Judicial District Court of Nevada, Case No. A-22-859580-B. In the complaint, the 2022 Plaintiff alleged a breach of the applicable 2022 Defendants’ fiduciary duties of loyalty, good faith, and due care owed to us and our shareholders, by negligently, willfully, recklessly and/or intentionally failing to perform their fiduciary duties primarily in connection with our registered direct offering of 2,500 shares of Series F preferred stock and 2,500 shares of Series G preferred stock in February 2022 and subsequent 1-for-150 reverse stock split effected in April 2022. The 2022 Plaintiff claimed that the 2022 Plaintiff has suffered (i) monetary damages in excess of $10,000, and (ii) attorney fees and costs, and is entitled to reimbursement. The 2022 Plaintiff asked for the following relief (i) issuance of a preliminary injunction enjoining us and the Board from continued of their fiduciary duties; (ii) damages incurred by the plaintiff; (iii) for an accounting of our books and records; (iv) equity relief; and (v) reimbursements of attorney and courts fees and other related costs. We believe that the claims put forth by the 2022 Plaintiff are without merit and we intend to vigorously defend ourselves and the officers named in the complaint.

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NOTE 7: SHORT-TERM LOAN PAYABLE

In July 2022, the Company entered into a short-term loan in the amount of $1,669,000. The loan matures July 2023 and bears interest at 7.99%, with monthly payments of both interest and principal.

NOTE 8: STOCKHOLDERS’ EQUITY

At December 31, 2022 and December 31, 2021, the Company had 200,000,000 shares of common stock, and 4,268 shares of Series C preferred stock authorized, both with a par value of $0.0001 per share. In addition, as of December 30, 2022 and December 31, 2021, the Company had 5,775 shares of Series D preferred stock, and as of December 31, 2022 the Company had 15 Series E Non-Convertible preferred stock authorized, with a par value of $1,000 and $0.0001 per share. In addition, as of December 31, 2022, the Company had 2,500 shares of Series F preferred stock and 2,500 shares of Series G preferred stock authorized, both with a par value of $0.0001 per share.

Common Stock and Preferred Stock

At the Market (“ATM”) S-3 Offering

On January 23, 2021, the Company filed a prospectus supplement dated January 15, 2021 (the “ATM Prospectus Supplement”) to the shelf registration statement Form S-3 (File No. 333-251185) declared effective by the SEC on December 15, 2020 (the “First Form S-3”) for the offer and sale shares of common stock having an aggregate value of $8,721,746 from time to time through H.C. Wainwright & Co., LLC, as sales agent (“Wainwright”), pursuant to the At The Market Offering Agreement, dated December 7, 2020 (the “ATM Agreement”), between the Company and Wainwright. In January 2021, the Company raised approximately $16,200,000 through the sale of 99,748 shares of the Company’s common stock (1,535 shares of common stock as adjusted for the 1-for-65 reverse stock split).

Second ATM S-3 Offering

On February 2, 2021, the Company filed a second registration statement on Form S-3 (File No. 333-252630) containing a base prospectus covering the offering, issuance and sale by us of up to $100,000,000 of the Company’s common stock, preferred stock, warrants and units; and a sales agreement prospectus covering the offering, issuance and sale by us of up to a maximum aggregate offering price of $100,000,000 (which amount was included in the aggregate offering price set forth in the base prospectus) of the Company’s common stock that may be issued and sold under a second At The Market Offering Agreement, dated February 1, 2021, we entered into with Wainwright, as sales agent. The Second Form S-3 was declared effective by the SEC on February 8, 2021.

From February 2021 to July 2021, the Company sold an aggregate of 125,508 shares of common stock (1,931 shares of common stock as adjusted for the 1-for-65 reverse stock split) of common stock through Wainwright under the Second S-3 with net proceeds of $24,602,110, after deducting underwriting discounts and expense.

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Series E Preferred Stock

On March 26, 2021, the Company filed with the Nevada Secretary of State a certificate of designation therein establishing the Series E Preferred Stock consisting of fifteen (15) shares, and the Company issued nine (9) shares of such preferred stock to an institutional investor pursuant to an exchange agreement, dated November 20, 2020, between the Company and the investor.

The Series E Preferred Stock have the following rights:

•	Not entitled to dividends;

•	Voting rights, as outlined in the Certificate of Designation;

•	In the event of a voluntary or involuntary liquidation, dissolution, or winding up of the Company (collectively with a Deemed Liquidation, a “Liquidation”), the holders of Series E Preferred Stock then outstanding shall be entitled to be paid out of the assets of the Company available for distribution to its stockholders, before any payment shall be made to the holders of Junior Securities (as described in the Certification of Designation) by reason of their ownership thereof, an amount in cash equal to the aggregate Liquidation Value of all Series E Preferred Stock held by such holder, plus all unpaid accrued and accumulated dividends on all such Series E Preferred Stock (whether or not declared).

Registered Direct S-3 Offering

On July 11, 2021, the Company entered into a Securities Purchase Agreement, dated July 11, 2021, with several institutional and accredited investors pursuant to which the Company agreed to issue and sell in a registered direct offering an aggregate of 306,866 shares of common stock (4,721 shares of common stock as adjusted for the 1-for-65 reverse stock split) and warrants to purchase up to an aggregate of 153,433 shares of common stock (2,361 shares of common stock as adjusted for the 1-for-65 reverse stock split) at a combined offering price of $130.35 per share ($8,472.75 per share as adjusted for the 1-for-65 reverse stock split) and accompanying warrant, for gross proceeds of approximately $40 million.  The warrants have an exercise price equal to $121.50 per share ($7,897.50 per share as adjusted for the 1-for-65 reverse stock split) and are immediately exercisable until the fifth anniversary of the date of issuance. The net proceeds to the Company from the offering were $36,259,050, after deducting placement agent fees and expenses payable by the Company. The offering closed on July 14, 2021.

Pursuant to an engagement letter, dated July 10, 2021 (the “Engagement Letter”), with Wainwright, as the placement agent, the Company agreed to pay the placement agent a cash fee equal to 7.0% of the gross proceeds received in the offering and a management fee equal to 0.5% of the gross proceeds received in the offering. The Company also agreed to pay the placement agent $25,000 for non-accountable expenses, up to $50,000 for fees and expenses of legal counsel and other reasonable and customary out of-pocket expenses, and $15,950 for clearing fees. Also pursuant to the Engagement Letter, the Company, in connection with the offering, issued to the placement agent or its designees warrants to purchase an aggregate of 18,412 shares of its common stock (283 shares of common stock as adjusted for the 1-for-65 reverse stock split), (which represents 6.0% of the shares sold to investors in the offering) at an exercise price equal to 125% of the offering price in the offering, or $162.94 (the “Placement Agent Warrants”) ($10,591.10 as adjusted for the 1-for-65 reverse stock split),. The Placement Agent Warrants are immediately exercisable until the fifth anniversary of the commencement of sales of the offering.

The shares sold under the Securities Purchase Agreement, the issuance of the warrants and the Placement Agent Warrants, and the shares issuable pursuant to the warrants and the Placement Agent Warrants were offered and sold by through a prospectus supplement included in the Company’s Second Form S-3 (as defined above).

Series F Preferred Stock and Series G Preferred Stock S-3 Offering

On February 15, 2022, the Company entered into a Securities Purchase Agreement with certain institutional investors named therein pursuant to which the Company issued, in a registered direct offering an aggregate of $5,000,000 of Preferred Stock, split evenly among the 2,500 shares of Series F Convertible Preferred Stock, par value $0.0001 per share (“Series F Preferred Stock”), and 2,500 shares of Series G Convertible Preferred Stock, par value $0.0001 per share (“Series G Preferred Stock”). The Series F Preferred Stock and Series G Preferred Stock have a stated value of $1,000 per share and are convertible into common stock at any time after the date of issuance. The conversion rate, subject to adjustment as set forth in the Certificate of Designation, is determined by dividing the $1,000 stated value of the Series F Preferred Stock and Series G Preferred Stock by $1,950 (the “Conversion Price”). The Conversion Price can be adjusted as set forth in the Certificate of Designation for stock dividends and stock splits or the occurrence of a fundamental transaction.  The 2,500 shares of Series F Preferred Stock and 2,500 shares of Series G Preferred Stock are each convertible into 83,334 shares of common stock (1,282 shares of common stock as adjusted for the 1-for-65 reverse stock split). The Series F Preferred Stock and Series G Preferred Stock and the underlying shares of common stock were offered pursuant to the Second Form S-3 (as defined above).

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In a concurrent private placement, the Company also issued to such investors unregistered warrants to purchase up to an aggregate of 125,000 shares of the Company’s common stock (1,923 shares of common stock as adjusted for the 1-for-65 reverse stock split), at an exercise price of $37.65 per share ($2,447.25 per share as adjusted for the 1-for-65 reverse stock split). The warrants are exercisable from April 15, 2022 until the fifth anniversary of the initial exercise date.

As compensation to Wainwright in consideration for serving as the placement agent of the offering, the Company paid Wainwright a cash fee of 7% of the aggregate gross proceeds raised in the offering, plus a management fee equal to 0.5% of the gross proceeds raised in the offering and reimbursement of certain expenses and legal fees. The Company also issued to designees of Wainwright agent warrants to purchase up to 10,000 shares of common (154 shares of common stock as adjusted for the 1-for-65 reverse stock split) stock for $7.50 per share ($487.50 per share as adjusted for the 1-for-65 reverse stock split) from April 15, 2022 until February 15, 2027.

The Series F Preferred Stock and Series G Preferred Stock have the following rights:

•	Entitled to dividends, on an as-if converted basis, equal to and in the same form as dividends actually paid on shares of common stock, when and if actually paid;

•	No voting rights, except for rights outlined in the Certificate of Designation;

•	Upon any liquidation, dissolution or winding up of the Company, whether voluntary or involuntary (a “Liquidation), the then holders of the Series F Preferred Stock and Series G Preferred Stock shall be entitled to receive out of the assets, whether capital or surplus, of the Company the same amount that a holder of common stock would receive if the Series F Preferred Stock and Series G Preferred Stock were fully converted (disregarding for such purposes any conversion limitations hereunder) to common stock which amounts shall be paid pari passu with all holders of common stock;

•	The Series F Preferred Stock and Series G Preferred Stock is convertible into common stock at any time after the date of issuance. The conversion rate, subject to adjustment as set forth in the Certificate of Designation, is determined by dividing the stated value of the Series F Preferred Stock and Series G Preferred Stock by $1,950 (the “Conversion Price”). The Conversion Price can be adjusted as set forth in the Certificate of Designation for stock dividends and stock splits or the occurrence of a fundamental transaction; and

•	The Series F Preferred Stock and Series G Preferred Stock can be converted at the option of the holder at any time and from time to time after the date of issuance.

The Company received net proceeds of approximately $4,205,000 from the offering, after deducting the estimated offering expenses payable by the Company, including the placement agent fees.  The total issuance costs amounted to $795,000 and the Company also recognized an initial fair value of warrants in the amount of $2,646,135. $275,130 of such issuance costs have been determined to be in connection with the warrants and have been expensed during the nine months ended September 30, 2022.   As of September 30, 2022, there were 2,500 shares of Series F Preferred Stock and 2,500 shares of Series G Preferred Stock issued and outstanding.

Unit and Prefunded Unit Registered S-1 Offering

On June 22, 2022, the Company completed a public offering (the “June 2022 Offering”) of (i) 772,157 units (“Units”), each Unit consisting of 1/65th share of common stock, and one warrant to purchase 1/65th share of common stock (each, a “June 2022 Warrant”) at a price of $1.90 per Unit ($123.50 per Unit as adjusted for the 1-for-65 reverse stock split); and (ii) 2,385,738 prefunded units (“Prefunded Units”), each Prefunded Unit consisting of one Prefunded Warrant (a “Prefunded Warrant”) to purchase 1/65th share of common stock and one June 2022 Warrant, at a price of $1.8999 per Prefunded Unit ($123.49 per Prefunded Unit as adjusted for the 1-for-65 reverse stock split).

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Subject to certain ownership limitations described in the June 2022 Warrants, the June 2022 Warrants have an exercise price of $1.90 per share of common stock ($123.50 per share of common stock as adjusted for the 1-for-65 reverse stock split), are exercisable upon issuance and will expire five years from the date of issuance. The exercise price of the Warrants is subject to adjustment for stock splits, reverse splits, and similar capital transactions as described in the June 2022 Warrants. In connection with the Offering, the Company issued June 2022 Warrants to purchase an aggregate of 3,157,895 shares of common stock (48,583 shares of common stock as adjusted for the 1-for-65 reverse stock split).

Subject to certain ownership limitations described in the Prefunded Warrants, the Prefunded Warrants are immediately exercisable and may be exercised at a nominal consideration of $0.0001 per share of common stock any time until all of the Prefunded Warrants are exercised in full.

A holder will not have the right to exercise any portion of the June 2022 Warrants or the Prefunded Warrants if the holder (together with its affiliates) would beneficially own in excess of 4.99% (or, at the election of the holder, 9.99%) of the number of shares of common stock outstanding immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of the June 2022 Warrants or the Prefunded Warrants, respectively. However, upon notice from the holder to the Company, the holder may increase the beneficial ownership limitation, which may not exceed 9.99% of the number of shares of common stock outstanding immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of the June 2022 Warrants or the Prefunded Warrants, respectively, provided that any increase in the beneficial ownership limitation will not take effect until 61 days following notice to the Company.

As compensation to Wainwright, as the exclusive placement agent in connection with the Offering, the Company paid Wainwright a cash fee of 7% of the aggregate gross proceeds raised in the June 2022 Offering, plus a management fee equal to 0.5% of the gross proceeds raised in the Offering and reimbursement of certain expenses and legal fees. The Company also issued to designees of the Wainwright warrants to purchase up to 189,474 shares of common stock (2,915 shares of common stock as adjusted for the 1-for-65 reverse stock split) (the “Placement Agent Warrants”). The Placement Agent Warrants have substantially the same terms as the June 2022 Warrants, except that the Placement Agent Warrants have an exercise price equal to $2.375 per share ($154.38 per share as adjusted for the 1-for-65 reverse stock split) and expire on the fifth anniversary from the date of the commencement of sales in the June 2022 Offering.

In connection with the June 2022 Offering, the Company entered into a Securities Purchase Agreement (the “Purchase Agreement”) with certain institutional investors on June 17, 2022. The Purchase Agreement contained customary representations and warranties and agreements of the Company and the Purchasers and customary indemnification rights and obligations of the parties.

The shares of Common Stock and June 2022 Warrants underlying the Units, the June 2022 Warrants and Prefunded Warrants underlying the Prefunded Units and the Placement Agent Warrants described above and the underlying shares of common stock were offered pursuant to the Registration Statement on Form S-1 (File No. 333-264930), as amended, which was declared effective by the Securities and Exchange Commission on June 17, 2022.

The Company received net proceeds of approximately $5,100,000 from the June 2022 Offering, after deducting the estimated June 2022 Offering expenses payable by the Company, including the Placement Agent fees, as well as including immediate exercises of June 2022 Warrants. The total issuance costs amounted to approximately $881,000 and the Company also recognized an initial fair value of warrants in the amount of $2,800,588. $170,308 of such issuance costs have been determined to be in connection with the June 2022 and have been expensed during the nine months ended September 30, 2022. In addition, the Company incurred $454,867 of equity related costs which have been netted with the net proceeds from the June 2022 Offering.

On July 27, 2022, the Company consummated the closing of a private placement (the “ July 2022 Private Placement”), pursuant to the terms and conditions of the Securities Purchase Agreement, dated July 25, 2022 (the “July 2022 Purchase Agreement”), by and among the Company and certain purchasers named on the signature pages thereto (the “Purchasers”). At the closing of the July 2022 Private Placement, the Company issued (i) 700,000 shares of common stock (10,769 shares of common stock as adjusted for the 1-for-65 reverse stock split) (the “Shares”); (ii) Prefunded Warrants (the “July 2022 Prefunded Warrants”) to purchase an aggregate of 3,300,000 shares of common stock (50,769 shares of common stock as adjusted for the 1-for-65 reverse stock split),, (iii) Series A Preferred Investment Options to purchase an aggregate of 4,000,000 shares of common stock (61,538 shares of common stock as adjusted for the 1-for-65 reverse stock split), (the “Series A Preferred Investment Options”); and (iv) Series B Preferred Investment Options to purchase an aggregate of 4,000,000 shares of common stock (61,538 shares of common stock as adjusted for the 1-for-65 reverse stock split) (the “Series B Preferred Investment Options,” and, collectively with the Shares, the Prefunded Warrants, and the Series A Preferred Investment Options, the “Securities”). The purchase price of each Share and associated Series A Preferred Investment Option and Series B Preferred Investment Option was $5.00 ($325 as adjusted for the 1-for -65 reverse stock split) and the purchase price of each Prefunded Warrant and associated Series A Preferred Investment Option and Series B Preferred Investment Option was $4.9999.

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As compensation to Wainwright, as the exclusive placement agent in connection with the July 2022 Offering, the Company also issued to designees of the Wainwright preferred investment options to purchase up to 240,000 shares of common stock (3,693 shares of common stock as adjusted for the 1-for-65 reverse stock split) (“July 2022 Placement Options”). The July 2022 Placement Options have substantially the same terms as the Series A Preferred Investment Options, except that the July 2022 Placement Options have an exercise price equal to $6.25 per share ($406.25 per share) and expire on the third anniversary from the date of the commencement of sales in the July 2022 Offering.

The Company received net proceeds of approximately $18,200,000 from the July 2022 Offering, after deducting the estimated July 2022 Offering expenses payable by the Company. The total issuance costs amounted to approximately $1,800,150 and the Company also recognized an initial fair value of the Series A and B Preferred Investment Options in the amount of $27,466,800. $969,791 of such issuance costs have been determined to be in connection with the Series A and Series B Preferred Investment Options and have been expensed during the year ended December 31, 2022. The Company recognized common stock deemed dividends in the amount of $7,467,200 which resulted from the excess initial fair value of the Series A and B Preferred Investment Options issued. In addition, the Company incurred $454,867 of equity related costs which have been netted with the net proceeds from the July 2022 Offering.

On November 17, 2022, the Company consummated the closing of a private placement (the “ November 2022 Private Placement”), pursuant to the terms and conditions of the Securities Purchase Agreement, dated November 15, 2022 (the “November 2022 Purchase Agreement”), by and among the Company and certain purchasers named on the signature pages thereto (the “Purchasers”). At the closing of the November 2022 Private Placement, the Company issued (i) 982,466 shares of common stock (15,115 shares of common stock as adjusted for the 1-for-65 reverse stock split) (the “Shares”); (ii) Prefunded Warrants (the “November 2022 Prefunded Warrants”) to purchase an aggregate of 1,637,445 shares of common stock (25,192 shares of common stock as adjusted for the 1-for-65 reverse stock split) , (iii) Series C Preferred Investment Options to purchase an aggregate of 10,619,911 shares of common stock (163,383 shares of common stock as adjusted for the 1-for-65 reverse stock split) (the “Series C Preferred Investment Options”) collectively with the Shares, the Prefunded Warrants, and the Series C Preferred Investment Options, the “Securities”). The purchase price of each Share and associated Series C Preferred Investment Option was $2.862592 ($186.07 as adjusted for the 1-for-65 reverse stock split) and the purchase price of each Prefunded Warrant and associated Series C Preferred Investment Option was $2.862592.

In connection with the offering, the investors in the private placement agreed to cancel preferred investment options to purchase up to an aggregate of 8,000,000 shares of common stock (123,077 shares of common stock as adjusted for the 1-for-65 reverse stock split) of the Company which were previously issued to the investors in July 2022.

As compensation to Wainwright, as the exclusive placement agent in connection with the November 2022 Offering, the Company also issued to designees of the Wainwright preferred investment options to purchase up to 157,195 shares of common stock (2,418 shares of common stock as adjusted for the 1-for-65 reverse stock split) (“November 2022 Placement Options”). The November 2022 Placement Options have substantially the same terms as the Series C Preferred Investment Options, except that the November 2022 Placement Options have an exercise price equal to $3.578365 per share ($232.59 per share as adjusted for the 1-for-65 reverse stock split) and expire on the third anniversary from the date of the commencement of sales in the November 2022 Offering.

The Company received net proceeds of approximately $6,400,000 from the November 2022 Offering, after deducting the estimated November 2022 Offering expenses payable by the Company. The total issuance costs amounted to approximately $1,124,149 and the Company also recognized an initial fair value of the Series C Preferred Investment Options in the amount of $4,589,108. $453,537 of such issuance costs have been determined to be in connection with the Series C Preferred Investment Options and have been expensed during the year ended December 31, 2022.

Warrants

Placement Agent Warrants

The Company issued an aggregate of 165 warrants to the placement agents to purchase 1/65th share of its common stock per warrant at an exercise price of $18,000 per share ($1,170,000 per share as adjusted for the 1-for-65 reverse stock split) per share for 32 warrants and $1,500 for 133 warrants. The warrants issued in its October 2016 Private Placement expired on October 17, 2021, and the warrants issued in its March 2018 Private Placement, May 2018 Private Placement and August 2018 Financing expire on September 4, 2023. The exercise price and number of shares of common stock or other securities issuable on exercise of such warrants are subject to customary adjustment in certain circumstances, including in the event of a stock dividend, recapitalization, reorganization, merger or consolidation of the Company.

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As of December 31, 2022 and 2021, 133 warrants to the placement agents at an exercise price of $1,500 per share ($97,500 per share as adjusted for the 1-for-65 reverse stock split) and 9 warrants at an exercise price of $18,000 per share ($1,170,000 per share as adjusted for the 1-for-65 reverse stock split) are outstanding and are currently exercisable.

Class B Warrants

The holders of the Class B Warrants did not exercise any of their warrants during the year ended  December 31, 2022. Class B Warrants have an exercise price of $1,170,000 per share and shall expire between October 17, 2021, and May 15, 2023.

As of December 31, 2022, and 2021, the Company had 100 Class B Warrants issued and outstanding.

Series A Warrants and Series B Warrants

On January 24, 2019, the Company entered into an exchange agreement with two institutional investors pursuant to which these investors exercised Series A Warrants to purchase 283 shares of commons stock (4 share of common stock as adjusted for the 1-for-65 reverse stock split) for total cash proceeds of $2,172,680 to the Company, net of costs of $159,958. The two investors also exchanged Series A Warrants to purchase 339 shares of common stock (5 shares of common stock as adjusted for the 1-for-65 reverse stock split) into 339 shares of common stock (5 shares of common stock as adjusted for the 1-for-65 reverse stock split) and received new warrants to purchase an aggregate of 6,220 shares of common stock (96 shares of common stock as adjusted for the 1-for-65 reverse stock split). These new warrants have terms substantially like the terms of the Company’s Series A Warrants, except that the per share exercise price of the new warrants is $5,505 per share ($357,825 per share as adjusted for the 1-for-65 reverse stock split), and the warrants were not exercisable until July 24, 2019, the six-month anniversary of the date of issuance. Each warrant expires on the fifth anniversary of the original issuance date.

As of December 31, 2022, and 2021, the Company had 3,460 Series A issued and outstanding.

2020 Offering Warrants

In the January 28, 2020, public offering, the Company sold 329,667 warrants (each exercisable into 1/20th of a share of common stock for a total of 16,483 shares of common stock (254 as adjusted for the 1-for-65 reverse stock split). In the June 2, 2020, public offering, the Company sold 138,000 warrants (each exercisable into 1/65th share of common stock for a total of 138,000 shares of common stock (2,123 as adjusted for the 1-for-65 reverse stock split). Each warrant expires on the fifth anniversary of the original issuance date. During the three months ended September 30, 2022, 0 warrants were converted to common stock.

As of December 31, 2022, and 2021, the Company had 102,450 2020 Offering Warrants issued and outstanding.

2021 Offering Warrants

In the July 11, 2021, offering, the Company sold 153,433 warrants) (each exercisable into 1/65th share of common stock) at an exercise price equal to $121.50 per share ($7,898 per share as adjusted for the 1-for-65 reverse stock split), and are immediately exercisable until the fifth anniversary of the date of issuance. In connection with the offering the Company issued to the Placement Agent or its designees warrants to purchase an aggregate of 18,412 shares of common stock (283 shares of common stock as adjusted for the 1-for-65 reverse stock split) at an exercise price equal to 125% of the offering price in the offering, or $162.94 per share ($10,591 per share as adjusted for the 1-for-65 reverse stock split) (the “2021 Placement Agent Warrants”). The 2021 Placement Agent Warrants are immediately exercisable until the fifth anniversary of the commencement of sales of the offering.

As of December 31, 2022 and December 31, 2021, the Company had 153,433 and 18,412, 2021 Offering Warrants and 2021 Placement Agent Warrants, respectively, issued and outstanding. The total fair value of such warrants amounted to $19,751 and $4,801,929 as of December 31, 2022 and December 31, 2021, respectively, and is included in warrant and preferred investment option liabilities on the accompanying condensed consolidated balance sheets.

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Exchange

On November 20, 2020, the Company and the investor entered into an exchange agreement and issued a warrant to purchase up to an aggregate of 3,833 shares of common stock (59 shares of common stock as adjusted for the 1-for-65 reverse stock split) for $150 per share ($9,750 per share as adjusted for the 1-for-65 reverse stock split) which expires on August 20, 2024. As of December 31, 2021, such warrant was outstanding. In accordance with the underlying agreement, in connection with the Company’s offering of Series F Preferred Stock, Series G Preferred Stock and the warrants on February 15, 2022, the warrant was adjusted to purchase an aggregate of 76,667 shares of the Company’s common stock  (1,180 shares of common stock as adjusted for the 1-for-65 reverse stock split) for $0.05 per share ($3.25 per share as adjusted for the 1-for-65 reverse stock split). On June 8, 2022, the Company and the investor entered into a warrant repurchase agreement to repurchase the warrant for $2,500,000.

2022 Offering Warrants

On February 15, 2022, in connection with the Company’s offer and sale of 2,500 shares of Series F Preferred Stock and 2,500 shares of Series G Preferred Stock, the Company sold 125,000 warrants (each exercisable into 1/65th share of common stock) at an exercise price equal to $37.65 per share ($2,447.25 per share as adjusted for the 1-for-65 reverse stock split) per share. The warrants are exercisable from July 15, 2022 until the fifth anniversary of the initial exercise date. In connection with the offering, the Company issued to the designees of Wainwright, for serving as the placement agent of the offering, warrants to purchase an aggregate of 10,000 shares of common stock (153 shares of common stock as adjusted for the 1-for-65 reverse stock split) at an exercise price equal to $7.50 per share (the “2022 Placement Agent Warrants”)($487.50 per share as adjusted for the 1-for-65 reverse stock split). The 2022 Placement Agent Warrants are exercisable from July 15, 2022 until February 15, 2027.

As of December 31, 2022, the Company had 125,000 and 10,000 2022 Offering Warrants and 2022 Placement Agent Warrants, respectively, issued and outstanding The total fair value of such warrants amounted to $2,646,135 and $81,775 as of the date of issuance and December 31, 2022, respectively, and is included in warrant and preferred investment option liabilities on the accompanying condensed consolidated balance sheets.

June 2022 Offering Warrants

In the June 2022 Offering, the Company sold 3,157,895 warrants (each exercisable into 1/65th share of common stock) at an exercise price equal to $1.90 per share ($123.50 per share as adjusted for the 1-for-65 reverse stock split), and are immediately exercisable until the fifth anniversary of the date of issuance. In connection with the offering, the Company issued to the Placement Agent or its designees warrants to purchase an aggregate of 189,474 shares of common stock (2,915 of common stock as adjusted for the 1-for-65 reverse stock split) at an exercise price equal of $2.375 per share (the “June 2022 Placement Agent Warrants”) ($154.38 per share as adjusted for the 1-for-65 reverse stock split). The June 2022 Placement Agent Warrants are immediately exercisable until the fifth anniversary of the commencement of sales of the offering. Immediately following the June 2022 Offering, 3,152,895 of the June 2022 Warrants were exercised.

As of December 31, 2022, the Company had 5,000 and 189,474, June 2022 Offering Warrants and June 2022 Placement Agent Warrants, respectively. The total fair value of such warrants amounted to $2,985,853 and $333,605 as of the date of issuance and December 31, 2022, respectively, and is included in warrant and preferred investment option liabilities on the accompanying condensed consolidated balance sheets.

July 2022 Preferred Investment Options

In the July 2022 Offering, the Company sold Series A Preferred Investment Options to purchase an aggregate of 4,000,000 shares of common stock (the “Series A Preferred Investment Options”)(61,538 shares of common stock as adjusted for the 1-for-65 reverse stock split); and Series B Preferred Investment Options to purchase an aggregate of 4,000,000 shares of common stock (the “Series B Preferred Investment Options”) (61,538 shares of common stock as adjusted for the 1-for-65 reverse stock split). The Series A and B Preferred Investment Options have an exercise price equal to $5 per share of common stock ($325 per share of common stock), and immediately exercisable until the third and second anniversary, respectively, of the commencement of sales of the offering. In connection with the July 2022 Offering, the Company also issued to designees of the Wainwright preferred investment options to purchase up to 240,000 shares of common stock (“July 2022 Placement Options”) (3,692 shares of common stock as adjusted for the 1-for-65 reverse stock split). The July 2022 Placement Options have substantially the same terms as the Series A Preferred Investment Options, except that the July 2022 Placement Options have an exercise price equal to $6.25 per share ($406.25 per share as adjusted for the 1-for-65 reverse stock split) and expire on the third anniversary from the date of the commencement of sales in the July 2022 Offering.

In connection with the November 2022 Private Placement, the investors in the private placement agreed to cancel the Series A Preferred Investment Options and Series B Preferred Investment Options to purchase up to an aggregate of 8,000,000 shares of common stock (123,077 per share of common stock as adjusted for the 1-for-65 reverse stock split) which were previously issued to the investors in July 2022. As of December 31, 2022, the Company had 240,000 July 2022 Options issued and outstanding, respectively. The total fair value of such securities amounted to $27,466,800 and $173,673 as of the date of issuance and December 31, 2022, respectively, and is included in warrant and preferred investment option liabilities on the accompanying condensed consolidated balance sheets.

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November 2022 Preferred Investment Options

In the November 2022 Offering, the Company sold Series C Preferred Investment Options to purchase an aggregate of 10,619,911 shares of common stock (the “Series C Preferred Investment Options”) (163,383 shares of common stock as adjusted for the 1-for-65 reverse stock split). The 10,619,911 Series C Preferred Investment Options includes the 8,000,000 of canceled Series A and Series B Preferred Investment Options. The Series C Preferred Investment Options have an exercise price equal to $2.356 per share ($153.14 per share as adjusted for the 1-for-65 reverse stock split) and immediately exercisable until the third anniversary of the commencement of sales of the offering. In connection with the November 2022 Offering, the Company also issued to designees of the Wainwright preferred investment options to purchase up to 157,195 shares of common stock (“November 2022 Placement Options”) (2,418 shares of common stock as adjusted for the 1-for-65 reverse stock split). The November 2022 Placement Options have substantially the same terms as the Series C Preferred Investment Options, except that the November 2022 Placement Options have an exercise price equal to $3.578365 per share ($232.59 per share as adjusted for the 1-for-65 reverse stock split) and expire on the third anniversary from the date of the commencement of sales in the November 2022 Offering.

As of December 31, 2022, the Company had 10,619,911 Series C Preferred Investment Options and July 2022 Options issued and outstanding. The total fair value of such securities amounted to $4,589,108 and $15,507,651 as of the date of issuance and December 31, 2022, respectively, and is included in warrant and preferred investment option liabilities on the accompanying condensed consolidated balance sheets. The initial fair value of $4,589,108 relates to the new 2,619,911 Series C Preferred Investments Options and does not include the initial fair value of the original 8,000,000 Series A and Series B Preferred Investment Options.

Equity Incentive Plans

The 2016 Equity Incentive Plan

The 2016 Equity Incentive Plan (the “2016 Plan”) was adopted by the Board and approved by the stockholders on July 6, 2016. The awards per the 2016 Plan may be granted through July 5, 2026 to the Company’s employees, consultants, directors and nonemployee directors provided such consultants, directors and nonemployee directors render good faith services not in connection with the offer and sale of securities in a capital-raising transaction. As of December 31, 2021, the maximum number of shares of our common stock that may be issued under the 2016 Plan is 200,000 shares of common stock (3,077 of common stock as adjusted for the 1-for-65 reverse stock split), which amount will be (a) reduced by awards granted under the 2016 Plan, and (b) increased to the extent that awards granted under the 2016 Plan are forfeited, expire or are settled for cash (except as otherwise provided in the 2016 Plan). No employee will be eligible to receive more than 12,500 shares of common stock (192 shares of common stock as adjusted for the 1-for-65 reverse stock split) in any calendar year under the 2016 Plan pursuant to the grant of awards.

On January 3, 2017, the Board approved and granted to the President/Chief Executive Officer of the Company, an option to purchase 12,500 shares of common stock (192 shares of common stock as adjusted for the 1-for-65 reverse stock split)(“Option”) under the Company’s 2016 Plan. The Option will have an exercise price that is no less than $100.00 per share ($6,500 as adjusted for the 1-for-65 reverse stock split), and will vest over four (4) years, with 25% of the total number of shares subject to the Option vesting on the one (1) year anniversary of the date of grant and, the remainder vesting in equal installments on the last day of each of the thirty-six (36) full calendar months thereafter. Vesting will depend on the Officer’s continued service as an employee with the Company and will be subject to the terms and conditions of the 2016 Plan and the written stock option agreement governing the Option. As of December 31, 2018, the Company estimated the fair value of the options using the Black-Scholes option-pricing model was $448,861. The Company recorded compensation expense of $112,315 for the year ending December 31, 2020. The key valuation assumptions used consist, in part, of the price of the Company’s common stock of $3.060 at the issuance date; a risk-free interest rate of 1.72% and the expected volatility of the Company’s common stock of 315.83% (estimated based on the common stock of comparable public entities). As of December 31, 2022, there was no unrecognized compensation expense.

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The 2018 Equity Incentive Plan

Effective July 1, 2018, the Board of Directors and the stockholders of the Company approved and adopted the Company’s 2018 Equity Incentive Plan (the “2018 Plan”). The 2018 Plan supplements, and does not replace, the existing 2016 Equity Incentive Plan. Awards may be granted under the 2018 Plan through September 30, 2023 to the Company’s employees, officers, consultants, and nonemployee directors. The maximum number of shares of our common stock that may be issued under the 2018 Plan is 625 shares of common stock (10 shares of common stock as adjusted for the 1-for-65 reverse stock split), which amount will be (a) reduced by awards granted under the 2018 Plan, and (b) increased to the extent that awards granted under the 2018 Plan are forfeited, expire or are settled for cash (except as otherwise provided in the 2018 Plan).

On April 4, 2020, the Company granted 604 restricted stock units to two officers of the Company. These units have the following vesting term: 33% on January 1, 2021, 34% on January 1, 2022 and 33% on January 1, 2023. The fair value of these units as of the grant date was $144,110 based on the closing price of the Company’s stock.

As of December 31, 2022, there was no unrecognized compensation expense.

The 2022 Equity Incentive Plan

Effective September 21, 2022, the Board of Directors and the stockholders of the Company approved and adopted the Company’s 2022 Equity Incentive Plan (the “2022 Plan”). The 2022 Plan supplements, and does not replace, the existing 2016 or 2018 Equity Incentive Plan. Awards may be granted under the 2022 Plan through 2032 to the Company’s employees, officers, consultants, and nonemployee directors. The maximum number of shares of our common stock that may be issued under the 2022 Plan is 1,350,000 shares of common stock (20,769 shares of common stock as adjusted for the 1-for-65 reverse stock split), which amount will be (a) reduced by awards granted under the 2022 Plan, and (b) increased to the extent that awards granted under the 2022 Plan are forfeited, expire or are settled for cash (except as otherwise provided in the 2022 Plan).

On December 28, 2022, the Company granted 1,350,000 stock options to management and employees of the Company. 900,000 of such stock options have the following vesting term: 50% vest upon the grant date, and the remaining vest in equal installments on the last day of each of the following thirty-six months. The remaining stock options have the following vesting term: in equal installments on the last day of each of the following thirty-six months. The fair value of these units as of the grant date was $2,003,130 based on the closing price of the Company’s stock. As of December 31, 2022, there was $1,297,382 of unrecognized compensation expense.

The Company recorded compensation expense of $758,151 and $245,548, for the years ending December 31, 2022 and 2020, respectively.

NOTE 9: INCOME TAX

Income tax expense for the years ended December 31, 2022 and 2021 is summarized as follows.

	December 31, 2022	December 31, 2021
Deferred:
Federal	$(11,457,628)	$(8,581,566)
State	(3,810,261)	(2,853,820)
Change in valuation allowance	15,267,889	11,435,386
Income tax expense (benefit)	$-	$-

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The following is a reconciliation of the provision for income taxes at the U.S. federal income tax rate to the income taxes reflected in the Statement of Operations:

	December 31, 2022	December 31, 2021
Book income (loss)	21.00%	21.00%
State taxes	6.98	6.98%
Change in the fair value of warrant derivative	11.80%	2.02%
Other permanent items	2.49%	1.47%
Valuation allowance	(42.2)%	(31.51)%
Tax expense at actual rate	-	-

The tax effects of temporary differences that gave rise to significant portions of deferred tax assets and liabilities at December 31, 2022 and 2021 are as follows:

	December 31, 2022	December 31, 2021
Deferred tax assets:
Net operating loss carryforward	$37,803,576	$25,466,331
Depreciation	(961,977)	(827,012)
Deferred rent	-	(8,267)
Research and development	2,845,164	-
Stock-based compensation	669,382	457,224
Total gross deferred tax assets	40,356,145	25,088,276
Less: valuation allowance	(40,356,145)	(25,088,276)
Net deferred tax assets	$-	$-

Deferred income taxes are provided for the tax effects of transactions reported in the consolidated financial statements and consist of deferred taxes related primarily to differences between the bases of certain assets and liabilities for financial and tax reporting. The deferred taxes represent the future tax return consequences of those differences, which will either be deductible or taxable when the assets and liabilities are recovered or settled.

Section 382 of the Internal Revenue Code (“Section 382”), imposes limitations on a corporation’s ability to utilize its Net Operating Losses (“NOLs”) if it experiences an “ownership change.” In general terms, an ownership change may result from transactions increasing the ownership percentage of certain stockholders in the stock of the corporation by more than 50% over a three-year period. In the event of an ownership change, utilization of the NOLs would be subject to an annual limitation under Section 382 determined by multiplying the value of the Company’s stock at the time of the ownership change by the applicable long-term tax-exempt rate. The Company has not completed a Section 382 study at this time; however, should a study be completed certain NOLs may be subject to such limitations. Any future annual limitation may result in the expiration of NOLs before utilization.

As of December 31, 2022, the Company had approximately $132,900,000 of federal net operating loss (“NOL”) carryforwards that may be available to offset future taxable income. As of that date, approximately $10,800,000 of federal net operating losses will expire in various amounts between 2035 and 2037. The remaining federal NOL have no expiration. The Company also had approximately $132,900,000 of state NOLs that begin to expire in 2035. The Company has recorded a 100% valuation allowance on the deferred tax assets due to the uncertainty of its realization. The net change in the valuation allowance for the years ended December 31, 2022 and 2021 was an increase of $15,267,889 and $11,435,386, respectively.

In the ordinary course of business, the Company’s income tax returns are subject to examination by various taxing authorities. Such examinations may result in future tax and interest assessment by these taxing authorities. Accordingly, the Company believes that it is more likely than not that it will realize the benefits of tax positions it has taken in its tax returns or for the amount of any tax benefit that exceeds the cumulative probability threshold in accordance with FASB ASC 740. Differences between the estimated and actual amounts determined upon ultimate resolution, individually or in the aggregate, are not expected to have a material adverse effect on the Company’s financial position. The Company believes its tax positions are all highly certain of being upheld upon examination. As such, the Company has not recorded a liability for unrecognized tax benefits. The Company is no longer subject to the U.S. federal and state income tax examination to the extent the net operating losses are carried forward and impact a year that is open to examination by the authorities. The Company’s income tax returns for the years 2017-2019 are subject to examination.

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NOTE 10: REVENUE RECOGNITION AND RESERVE FOR SALES RETURNS AND ALLOWANCES

The Company’s contracts with customers only include one performance obligation (i.e., sale of the Company’s products). Revenue is recognized in the gross amount at a point in time when delivery is completed and control of the promised goods is transferred to the customers. Revenue is measured as the amount of consideration the Company expects to be entitled to in exchange for those goods. The Company’s contracts do not involve financing elements as payment terms with customers are less than one year. Further, because revenue is recognized at the point in time goods are sold to customers, there are no contract asset or contract liability balances. The Company does not disclose remaining performance obligations related to contracts with durations of one year or less as allowed by the practical expedient applicable to such contracts.

The Company disaggregates its revenues by major geographic region. See Note 11, Concentrations, Geographic Data, and Sales by Major Customers, for further information.

The Company accounts for fees paid to Amazon for products sold through its Amazon Stores as operating expense.

The Company offers various discounts, pricing concessions, and other allowances to customers, all of which are considered in determining the transaction price. Certain discounts and allowances are fixed and determinable at the time of sale and are recorded at the time of sale as a reduction to revenue. Other discounts and allowances can vary and are determined at management’s discretion (variable consideration). Specifically, the Company occasionally grants discretionary credits to facilitate markdowns and sales of slow-moving merchandise, and consequently accrues an allowance based on historic credits and management estimates. Further, the Company allows sales returns, consequently records a sales return allowance based upon historic return amounts and management estimates. These allowances (variable consideration) are estimated using the expected value method and are recorded at the time of sale as a reduction to revenue. The Company adjusts its estimate of variable consideration at least quarterly or when facts and circumstances used in the estimation process may change. The variable consideration is not constrained as the Company has sufficient history on the related estimates and does not believe there is a risk of significant revenue reversal.

The Company also participates in cooperative advertising arrangements with some customers, whereby it allows a discount from invoiced product amounts in exchange for customer purchased advertising that features the Company’s products. Generally, these allowances range from 2% to 5% of gross sales and are generally based upon product purchases or specific advertising campaigns. Such allowances are accrued when the related revenue is recognized. These cooperative advertising arrangements provide a distinct benefit and fair value, and are accounted for as direct selling expenses.

Sales commissions are expensed when incurred as the related revenue is recognized at a point in time and therefore, the amortization period is less than one year. As a result, these costs are recorded as direct selling expenses, as incurred.

The Company has also elected to adopt the practical expedient related to shipping and handling fees which allows the Company to account for shipping and handling activities that occur after control of the related good transfers as fulfillment activities instead of assessing such activities as performance obligations. Therefore, shipping and handling activities are considered part of the Company’s obligation to transfer the products and therefore are recorded as direct selling expenses, as incurred.

During the year ended December 31, 2020, the Company incurred costs to obtain a contract. Such costs amounted to $853,412. The Company expected to recover those costs through future revenue during the period of the contract. The Company was amortizing these costs over one year, which was the stated term of the contract. The total amount was amortized as of December 31, 2021.

The Company’s reserve for sales returns and allowances amounted to $13,000 as of December 31, 2022 and December 31, 2021.

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NOTE 11: CONCENTRATIONS, GEOGRAPHIC DATA, AND SALES BY MAJOR CUSTOMERS

Concentration of Customers

The Company sold its products to two customers that account for approximately 67% (53% and 14%) of the total revenues for the year ended December 31, 2022. The Company sold its products to two customers that accounted for approximately 53% (15% and 38%) of the total revenues for the years ended December 31, 2021. Two customers accounted for 56% and 45% of the total accounts receivable balance due to the Company at December 31, 2022 and 2021, respectively.

Concentration of Suppliers

The Company purchased products from three vendors for the year ended December 31, 2022 that accounted for approximately 35% (13%, 12% and 11%) of its total cost of   goods sold.

The Company purchased products from two vendors for the year ended December 31, 2021 that accounted for approximately 51% (32% and 19%) of its total cost of   goods sold.

Concentration of Credit Risk

The Company maintains its cash in bank and financial institution deposits that at times may exceed federally insured limits. The Company has not experienced any losses in such accounts through December 31, 2022. The Company’s bank balances exceeded FDIC insured amounts at times during the years ended December 31, 2022 and 2021, respectively. At December 31, 2022 and 2021, the Company’s bank balance exceeded the FDIC insured amounts by $2,314,237 and $7,222,224, respectively.

Geographic Concentration

Geographical distribution of net revenue consisted of the following for the years ended December 31, 2022 and 2021, respectively, as follows:

	For the Year Ended December 31,
	2022	2021
Canada	3%	4%
Europe	9%	11%
USA	87%	82%
Other	1%	3%

NOTE 12: SUBSEQUENT EVENTS

The Company evaluated subsequent events through the date of the filing of this Annual Report on Form 10-K with the SEC, to ensure that this filing includes appropriate disclosures of events both recognized in the consolidated financial statements as of December 31, 2022, and events which occurred subsequent to December 31, 2022 but were not recognized in the consolidated financial statements. The Company has determined that there were no subsequent events which required recognition, adjustment to or disclosure in the consolidated financial statements.

On December 21, 2023, ToughBuilt Industries, Inc., filed a Certificate of Amendment to the Company’s Amended and Restated Articles of Incorporation, as amended with the Secretary of State of Nevada to effect a 1-for-65 reverse stock split of the shares of the Company’s common stock, par value $0.0001 per share (the “Common Stock ”), issued and outstanding, effective as of 4:30 p.m. (New York time) on January 1, 2024, (the “ Reverse Stock Split ”). As previously reported by the Company, the Company held the Annual Stockholders’ Meeting on December 11, 2023 (the “Annual Meeting ”), at which meeting, the Company’s stockholders approved the amendment to the Company’s Amended and Restated Articles of Incorporation, as amended (the “Articles of Incorporation ”), to effect a reverse stock split of the Company’s Common Stock at a ratio in the range of 1-for-20 to 1-for-100, with such ratio to be determined by the Company’s board of directors (the “Board”) and included in a public announcement. Following the Annual Meeting, the Board determined to affect the Reverse Stock Split at a ratio of 1-for-65 and approved the corresponding final form of the Certificate of Amendment. The Reverse Stock Split will reduce the number of shares of Common Stock outstanding from 36,915,222 shares to approximately 567,926 shares. The number of authorized shares of Common Stock under the Articles of Incorporation will remain unchanged at 200 million (200,000,000) shares and the par value of the Common Stock will remain $0.0001 per share.

F-55

Up to 776,398 Shares of Common Stock

Up to 776,398 Prefunded Warrants to Purchase up to 776,398 Shares of Common Stock

Up to 776,398 Series F Common Warrants to Purchase up to 776,398 Shares of Common Stock

Placement Agent Warrants to Purchase up to 46,584 Shares of Common Stock

(and Shares of Common Stock underlying the Series F Common Warrants, Prefunded Warrants and Placement Agent Warrants)

ToughBuilt Industries, Inc.

PRELIMINARY PROSPECTUS

______________

The date of this prospectus is , 2024.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution.

The following table sets forth the costs and expenses, other than placement agent fees and commissions, payable by us in connection with the sale and distribution of the securities being registered. All of the amounts shown are estimates, except for the Securities and Exchange Commission (“SEC”) registration fee and the Financial Industry Regulatory Authority (“FINRA”) filing fee:

	Amount
SEC registration fee	$4,595	*
FINRA filing fee	7,500	**
Legal fees and expenses	200,000
Accounting fees and expenses	10,000
Miscellaneous	50,000	**
Total expenses	$272,095	**

*Previously Paid

**Estimated

Item 14. Indemnification of Directors and Officers.

Our Articles of Incorporation, as amended, and Bylaws provide that, to the fullest extent permitted by the laws of the State of Nevada, any of our officers or directors who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he or she is or was or has agreed to serve at our request as one of our directors, officers, employees or agents, or while serving as our director or officer, is or was serving or has agreed to serve at our request as a director, officer, employee or agent (which, for purposes hereof, shall include a trustee, partner or manager or similar capacity) of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, or by reason of any action alleged to have been taken or omitted in such capacity. For the avoidance of doubt, the foregoing indemnification obligation includes, without limitation, claims for monetary damages against the indemnitee to the fullest extent permitted under Section 78.7502 of the NRS as in existence on the date hereof.

The indemnification provided shall be from and against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the indemnitee or on the indemnitee’s behalf in connection with such action, suit or proceeding and any appeal therefrom, but shall only be provided if the indemnitee acted in good faith and in a manner the indemnitee reasonably believed to be in or not opposed to our best, and, with respect to any criminal action, suit or proceeding, had no reasonable cause to believe the indemnitee’s conduct was unlawful.

In the case of any threatened, pending or completed action or suit by or in the right of the Company to procure a judgment in its favor by reason of the fact that he or she is or was our director, officer, employee or agent, or while serving as our director or officer, is or was serving or has agreed to serve at our request as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, no indemnification shall be made in respect of any claim, issue or matter as to which the indemnitee shall have been adjudged to be liable to us unless, and only to the extent that, the Nevada courts or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, the indemnitee is fairly and reasonably entitled to indemnity for such expenses which the Nevada courts or such other court shall deem proper.

The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that he or she did not act in good faith and in a manner which indemnitee reasonably believed to be in or not opposed to our best interests, and, with respect to any criminal action or proceeding, had reasonable cause to believe that the indemnitee’s conduct was unlawful.

To the extent that indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling our Company pursuant to the foregoing provisions, we have been informed that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable. If a claim for indemnification against such liabilities (other than the payment by us of expenses incurred or paid by a director, officer or controlling person of our company in the successful defense of any action, suit or proceeding) is asserted by any of our directors, officers or controlling persons in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by us is against public policy as expressed in the Securities Act and will be governed by the final adjudication of that issue.

Item 15. Recent Sales of Unregistered Securities.

August 2023 Reset of Series C Preferred Investment Exercise Price and Issuance of Series E Common Warrants.

On August 17, 2023, we issued an aggregate of 21,239,822 warrants (326,767 warrants as adjusted for the 1-for-65 reverse stock split) to the holders of our Series C preferred investment option issued in the November 2022 private placement discussed below. Each warrant is exercisable for $0.3201 per share ($20.80 per share as adjusted for the 1-for-65 reverse stock split) immediately upon issuance and expires on the fifth anniversary of the issuance date. The exercise price and number of shares of common stock issuable upon exercise of the Series E Common Warrants is subject to appropriate adjustment in the event of stock dividends, stock splits, subsequent rights offerings, pro rate distributions, reorganizations, or similar events affecting the Company’s common stock and the exercise price. If, at the time a holder exercises its Series E Common Warrants, a registration statement registering the resale of the Series E Common Warrant Shares by the holder under the Securities Act is not then effective or available, then in lieu of making the cash payment otherwise contemplated to be made to the Company upon such exercise in payment of the aggregate exercise price, the holder may elect instead to receive upon such exercise (either in whole or in part) the net number of shares of common stock determined according to a formula set forth in the Series E Common Warrants.

We also issued the placement agent warrants to purchase 637,195 shares of common stock (9,803 shares of common stock as adjusted for the 1-for-65 reverse stock split) on the same terms as the Series E Common Warrants except for an exercise price equal to $0.4001 per share ($26.00 per share as adjusted for the 1-for-65 reverse stock split).

The shares and warrants were offered pursuant to the exemption provided in Section 4(a)(2) under the Securities Act promulgated thereunder. The use of proceeds was for general working capital purposes.

November 2022 Private Placement

On November 17, 2022, we issued (i) 982,466 shares of common stock (15,115 shares of common stock as adjusted for the 1-for-65 reverse stock split); (ii) Prefunded Warrants to purchase an aggregate of 1,637,445 shares of common stock (25,192 shares of common stock); and (iii) Series C preferred investment options to purchase 10,619,911 shares of common stock (163,382 of common stock as adjusted for the 1-for-65 reverse stock split). The purchase price of each share and associated Series C preferred investment option was $2.862592 ($186.07 as adjusted for the 1-for-65 reverse stock split) and the purchase price of each Prefunded Warrant and associated preferred investment option was $2.862592 ($186.07 as adjusted for the 1-for-65 reverse stock split).

We also issued the placement agent a warrant to purchase 157,195 shares of common stock (2,418 shares of common stock as adjusted for the 1-for-65 reverse stock split). The placement agent preferred investment options are in substantially the same form as the Series C preferred investment options, except that the exercise price is approximately $3.578365 per share ($232.59 per share as adjusted for the 1-for-65 reverse stock split).

The shares, Prefunded Warrants, Series C preferred investment options and warrants issued to the placement agent were issued pursuant to the exemptions provided in Section 4(a)(2) under the Securities Act and/or Rule 506(b) of Regulation D promulgated thereunder.

July 2022 Private Placement

On July 27, 2022, we completed a private placement of (i) 700,000 shares of common stock (10,769 shares of common stock as adjusted for the 1-for-65 reverse stock split), (ii) 3,300,000 Prefunded Warrants (50,769 Prefunded Warrants as adjusted for the 1-for-65 reverse stock split); (iii) 4,000,000 Series A preferred investment options (61,538 Series A preferred investment options as adjusted for the 1-for-65 reverse stock split); and (iv) 4,000,000 Series B preferred investment options (61,538 Series B preferred investment options as adjusted for the 1-for-65 reverse stock split). The purchase price of each share of common stock and associated Series A preferred investment option and Series B preferred investment option was $5.00 ($325 as adjusted for the 1-for-65 reverse stock split) and the purchase price of each Prefunded Warrant and associated Series A preferred investment option and Series B preferred investment option was $4.9999 ($324.99 as adjusted for the 1-for-65 reverse stock split).

Subject to certain beneficial ownership limitations, each (i) Prefunded Warrant was exercisable for $0.0001 per share of common stock until all of the Prefunded Warrants were exercised in full; (ii) Series A preferred investment option was exercisable for one share of common stock for $5.00 per share ($325 as adjusted for the 1-for-65 reverse stock split) until the third anniversary date of the issuance date; and (iii) Series B preferred investment option was exercisable for one share of common stock for $5.00 per share ($325 as adjusted for the 1-for-65 reverse stock split) until the second anniversary date of the issuance date. The preferred warrants are exercisable on a “cashless” basis. The Series A and Series B preferred investment options are exercisable on a “cashless basis” if there is no effective registration for the underlying shares of common stock.

In consideration for their services, we issued the placement agent warrants to purchase up to an aggregate of 240,000 shares of common stock (3,692 shares of common stock as adjusted for the 1-for-65 reverse stock split) for $6.25 per share ($406.25 per share as adjusted for the 1-for-65 reverse stock split) until July 24, 2025.

The Series A and Series B preferred investment options were canceled in connection with the November 2022 private placement discussed above.

The placement shares and warrants were offered pursuant to the exemptions provided in Section 4(a)(2) under the Securities Act and/or Rule 506(b) of Regulation D promulgated thereunder. The use of proceeds was for general working capital purposes.

February 2022 Offering

In connection with our registered direct offering of Series F Preferred Stock and Series G Preferred Stock on February 15, 2022, we issued such investors unregistered warrants (the “Investor Warrants”) to purchase up to an aggregate of 125,000 shares of our common stock (1,923 shares of common stock as adjusted for the 1-for-65 reverse stock split), at an exercise price of $37.65 per share ($2,447.25 per share as adjusted for the 1-for-65 reverse stock split). As part of their compensation, we also issued the placement agent warrants to purchase 10,000 shares of common stock (154 shares of common stock as adjusted for the 1-for-65 reverse stock split) for $37.50 per share ($2447.25 per share as adjusted for the 1-for-65 reverse stock split), subject to adjustments for stock splits, recapitalizations and reorganizations, until February 15, 2027 (the “Placement Agent Warrants”).

We issued the Investor warrants and the Placement Agent Warrants pursuant to the exemption from the registration requirements of the Securities Act available under Section 4(a)(2) of Regulation D promulgated thereunder. The Company used the net proceeds of the offering for general working capital purposes.

Item 16. Exhibits and Financial Statement Schedules.

(a)	Exhibits: Reference is made to the Exhibit Index following the signature pages hereto, which Exhibit Index is hereby incorporated into this Item.

(b)	Financial Statement Schedules: All schedules are omitted because the required information is inapplicable, or the information is presented in the financial statements and the related notes.

Item 17. Undertakings.

(1)	The undersigned registrant hereby undertakes:

(a)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

(2)	That, for the purpose of determining any liability under the Securities Act, each such post- effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant hereby undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424 (§ 230.424 of this chapter);

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(5)	The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(6)	The undersigned registrant hereby undertakes that:

(a)	For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance on Rule 430A and contained in a form of prospectus filed by the undersigned registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective; and

(b)	For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(7)	Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

EXHIBIT INDEX

Exhibit No.:	Description of Exhibit:	Previously Filed and Incorporated by Reference herein:	Date Filed:
1.1	At The Market Offering Agreement, dated December 7, 2020, between ToughBuilt Industries, Inc. and H.C. Wainwright & Co., LLC	Exhibit 1.1 to Registration Statement on Form S-3 (File No. 333-251185)	December 7, 2020
1.2	At The Market Offering Agreement, dated February 1, 2021, between ToughBuilt Industries, Inc. and H.C. Wainwright & Co., LLC	Exhibit 1.1 to Registration Statement on Form S-3 (File No: 333-252630)	February 2, 2021
3.1	Articles of Incorporation, dated April 9, 2012	Exhibit 3.1 to Registration Statement on Form S-1	July 9, 2018
3.1.2	Certificate of Amendment, dated December 29, 2015	Exhibit 3.1 to Registration Statement on Form S-1	July 9, 2018
3.1.3	Certificate of Change Pursuant to NRS 78.209, dated October 5, 2016	Exhibit 3.1 to Registration Statement on Form S-1	July 9, 2018
3.1.4	Certificate of Change Pursuant to NRS 78.209, dated September 13, 2018	Exhibit 3.4 to Registration Statement on Form S-1/A	September 19, 2018
3.1.5	Certificate of Designation of Class B Convertible Preferred Stock, dated October 5, 2016	Exhibit 3.3 to Registration Statement on Form S-1	July 9, 2018
3.1.6	Certificate of Amendment to the Certificate of Incorporation, dated January 17, 2020	Exhibit 3.1 to Current Report on Form 8-K	January 17, 2020
3.1.7	Certificate of Designation of Series E Non-Convertible Preferred Stock dated as of March 26, 2021	Exhibit 3.1 to Current Report on Form 8-K	April 1, 2021
3.1.8	Certificate of Designation of Series F Convertible Preferred Stock dated as of February 15, 2022	Exhibit 3.1 to Current Report on Form 8-K	February 17, 2022
3.1.9	Certificate of Designation of Series G Convertible Preferred Stock dated as of February 15, 2022	Exhibit 3.2 to Current Report on Form 8-K	February 17, 2022
3.1.10	Certificate of Amendment to the Articles of Incorporated, dated as of April 22, 2022	Exhibit 3.1 to Current Report on Form 8-K	April 22, 2022
3.1.11	Certificate of Designation of Series H Preferred Stock dated September 21, 2023	Exhibit 3.1.11 to Form S-1 (File No.: 333-267008)	December 13, 2023
3.2	Amended and Restated Bylaws, dated July 6, 2016	Exhibit 3.2 to Registration Statement on Form S-1	July 9, 2018
3.2.1	Amendment to Amended and Restated Bylaws of ToughBuilt Industries, Inc., effective as of October 6, 2022	Exhibit 10.1 to Current Report on Form 8-K	October 7, 2022
4.1	Warrant, dated November 20, 2020	Exhibit 4.1 to Current Report on Form 8-K	November 23, 2020
4.2	Form of Common Warrant dated as of July 14, 2021	Exhibit 4.1 to Current Report on Form 8-K	July 14, 2021
4.3	Form of Placement Agent Warrant dated as of July 14, 2021, issued by ToughBuilt Industries, Inc. to H.C. Wainwright & Co., LLC	Exhibit 4.2 to Current Report on Form 8-K	July 14, 2021
4.4	Form of Common Warrant dated as of February 15, 2022, issued by ToughBuilt Industries, Inc. to certain purchasers	Exhibit 4.1 to Current Report on Form 8-K	February 17, 2022
4.5	Form of Placement Agent Warrant dated as of February 15, 2022, issued by ToughBuilt Industries, Inc. to H.C. Wainwright & Co., LLC	Exhibit 4.2 to Current Report on Form 8-K	February 17, 2022
4.6	Form of Warrant	Exhibit 4.6 to Registration Statement on Form S-1	May 13, 2022
4.7	Form of Pre-funded Warrant	Exhibit 4.7 to Registration Statement on Form S-1	May 13, 2022
4.8	Form of Placement Agent Warrant	Exhibit 4.8 to Registration Statement on Form S-1	May 13, 2022
4.9	Form of Warrant	Exhibit 4.1 to Form 8-K	June 23, 2022
4.10	Form of Pre-funded Warrant	Exhibit 4.2 to Form 8-K	June 23, 2022
4.11	Form of Placement Agent Warrant	Exhibit 4.3 to Form 8-K	June 23, 2022
4.12	Form of Pre-funded Common Stock Purchase Warrant	Exhibit 4.1 to Form 8-K	July 27, 2022
4.13	Form of Preferred Investment Option	Exhibit 4.2 to Form 8-K	July 27, 2022
4.14	Form of Series B Preferred Investment Option	Exhibit 4.3 to Form 8-K	July 27, 2022
4.15	Form of Placement Agent Preferred Investment Option	Exhibit 4.4 to Form 8-K	July 27, 2022
4.15	Form of Pre-funded Warrant, dated November 17, 2022	Exhibit 4.1 to Form 8-K	November 18, 2022
4.16	Form of Series C Preferred Investment Option, dated November 17, 2022	Exhibit 4.2 to Form 8-K	November 18, 2022
4.17	Form of Placement Agent Preferred Investment Option	Exhibit 4.3 to Form 8-K	November 18, 2022
4.18	Form of Series D Common Warrant	Exhibit 4.18 to Form S-1/A (File No. 333-271181)	June 16, 2023
4.19	Form of Pre-funded Warrant	Exhibit 4.19 to Form S-1/A (File No. 333-271181)	June 16, 2023
4.20	Form of Series E Warrant	Exhibit 4.1 to Form 8-K	August 15, 2023
4.21	Form of Prefunded Warrant issued in this offering	Exhibit 4.21 to Form S-1/A (File No. 333- 276008)	January 26, 2024
4.22	Form of Series F Common Warrant issued in this offering	Exhibit 4.22 to Form S-1/A (File No. 333- 276008)	January 26, 2024
4.23*	Form of Placement Agent Warrant issued in this offering
5.1*	Opinion of Sichenzia Ross Ference Carmel LLP
10.1#	Employment Agreement dated as of January 3, 2017 by and between ToughBuilt Industries, Inc. and Michael Panosian	Exhibit 10.3 to Registration Statement on Form S-1	July 9, 2018
10.2#	Employment Agreement dated as of January 3, 2017 by and between ToughBuilt Industries, Inc. and Zareh Khachatoorian	Exhibit 10.4 to Registration Statement on Form S-1	July 9, 2018

10.3#	Employment Agreement dated as of January 3, 2017 by and between ToughBuilt Industries, Inc. and Josh Keeler	Exhibit 10.6 to Registration Statement on Form S-1	July 9, 2018
10.4#	Exchange Agreement, dated November 20, 2020, between ToughBuilt Industries, Inc. and the Investor	Exhibit 10.1 to Current Report on Form 8-K	November 23, 2020
10.5	Form of Securities Purchase Agreement dated as of July 11, 2021, by and between ToughBuilt Industries, Inc. and certain purchasers	Exhibit 10.1 to Current Report on Form 8-K	July 14, 2021
10.6	Form of Securities Purchase Agreement dated as of February 15, 2022, by and between ToughBuilt Industries, Inc. and certain purchasers	Exhibit 10.1 to Current Report on Form 8-K	February 17, 2022
10.7	Form of Letter Agreement dated as of February 18, 2022, between ToughBuilt Industries, Inc. and the purchasers pursuant to the Securities Purchase Agreement dated as of February 15, 2022	Exhibit 10.1 to Current Report on Form 8-K	February 23, 2022
10.8	Form of Lock-up Agreement	Exhibit 10.9 to Registration Statement on Form S-1	May 13, 2022
10.9	Warrant Repurchase Agreement, June 8, 2022, between ToughBuilt Industries, Inc. and Alto Opportunity Master Fund, Spc – Segregated Master Portfolio B	Exhibit 10.1 to Current Report on Form 8-K	June 9, 2022
10.10	Form of Securities Purchase Agreement, dated June 17, 2022	Exhibit 10.1 to Form 8-K	June 22, 2022
10.11	Form of Securities Purchase Agreement, dated as of July 25, 2022, by and among the Company and the Purchasers.	Exhibit 10.1 to Form 8-K	July 27, 2022
10.12	Form of Registration Rights Agreement, dated as of July 25, 2022, by and among the Company and the Purchasers.	Exhibit 10.2 to Form 8-K	July 27, 2022
10.13	Form of Securities Purchase Agreement, dated as of November 15, 2022, by and among the Company and the Purchasers.	Exhibit 10.1 to Form 8-K	November 18, 2022
10.14	Form of Registration Rights Agreement, dated as of November 15, 2022, by and among the Company and the Purchasers.	Exhibit 10.2 to Form 8-K	November 18, 2022
10.15#	Executive Employment Agreement, dated December 29, 20022, between ToughBuilt Industries, Inc., and Michael Panosian	Exhibit 10.1 to Form 8-K	January 4, 2023

10.16#	Executive Employment Agreement, dated December 29, 2022, between ToughBuilt Industries, Inc., and Josh Keeler	Exhibit 10.2 to Form 8-K	January 4, 2023
10.17#	Executive Employment Agreement, dated December 29, 2022, between ToughBuilt Industries, Inc., and Martin Galstyan	Exhibit 10.3 to Form 8-K	January 4, 2023
10.18#	Executive Employment Agreement, dated December 29, 2022, between ToughBuilt Industries, Inc., and Zareh Khachatoorian	Exhibit 10.4 to Form 8-K	January 4, 2023
10.19#	2016 Equity Incentive Plan	Exhibit 4.7 to Form S-1/A	May 19, 2020
10.20#	2018 Equity Incentive Plan	Exhibit 4.11 to Form S-1/A	May 19, 2020
10.21#	2022 Equity Incentive Plan	Exhibit 4.1 to Form S-8	December 20, 2022
10.22	Form of Securities Purchase Agreement	Exhibit 10.22 to Form S-1/A (File No: 333-271181)	June 16, 2023
10.23	Inducement Letter, dated August 15, 2023	Exhibit 10.1 to Form 8-K	August 15, 2023
10.24	Form of Securities Purchase Agreement in this offering	Exhibit 10.24 to Form S-1/A (File No. 333- 276008)	January 26, 2024
21.1	List of Subsidiaries	Exhibit 21.1 to Annual Report on Form 10-K	April 18, 2022
23.1*	Consent of Marcum LLP
23.2*	Consent of Sichenzia Ross Ference Carmel LLP (included in Exhibit 5.1)
24.1	Power of Attorney (included on Signature Page hereto)	Exhibit 24.1 to Form S-1 (File No. 333-267008)	December 13, 2023
99.1	Audit Committee Charter	Exhibit 99.1 to Registration Statement on Form S-1	July 9, 2018
99.2	Compensation Committee Charter	Exhibit 99.2 to Registration Statement on Form S-1	July 9, 2018
99.3	Nominating and Corporate Governance Committee Charter	Exhibit 99.3 to Registration Statement on Form S-1	July 9, 2018
99.4	Whistleblower Policy	Exhibit 99.4 to Registration Statement on Form S-1	July 9, 2018
107*	Filing Fee Table

#	Management contract or compensatory plan.

*	Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Irvine, State of California, on the 8th day of February 2024.

TOUGHBUILT INDUSTRIES, INC.

/s/ Michael Panosian
Name: Michael Panosian
Title: President, Chief Executive Officer and Chairman of the Board of Directors
(Principal Executive Officer)

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Michael Panosian	President, Chief Executive Officer and Chairman of the Board of Directors (Principal Executive Officer)	February 9, 2024
Michael Panosian

/s/ Martin Galstyan	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	February 9, 2024
Martin Galstyan

*	Director	February 9, 2024
Josh Keeler

*	Director	February 9, 2024
Robert Faught

*	Director	February 9, 2024
Linda Moossaian

*	Director	February 9, 2024
Chris Homeister

*/s/ Michael Panosian
Michael Panosian
Attorney-in-Fact